    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 2002.
                                                     REGISTRATION NO.    -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                 OM GROUP, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                             2810                            52-1736882
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)     Classification Code Number)            Identification No.)

                             ---------------------

                    CO-REGISTRANTS AND SUBSIDIARY GUARANTORS

OMG Americas, Inc.                        Ohio      3351    34-1604066
OMG Fidelity, Inc.                      Delaware    2899    22-1868459
OMG Jett, Inc.                            Ohio      5329    18-4632016
SCM Metal Products, Inc.                Delaware    3311    51-0286842
OM Holdings, Inc.                       Delaware    5512    34-1919418
OMG KG Holdings, Inc.                   Delaware    5512    34-1963635
OMG Michigan, Inc.                      Delaware    5513    34-1964309
dmc(2) Electronic Components            Delaware    3469    51-0397631
  Corporation

       OM Group, Inc.               OMG Americas, Inc.            OMG Fidelity, Inc.              OMG Jett, Inc.
50 Public Square, Suite 3500         811 Sharon Drive          470 Frelinghuysen Avenue    50 Public Square, Suite 3500
    Cleveland, Ohio 44113          Westlake, Ohio 44145        Newark, New Jersey 07114       Cleveland, Ohio 44113
        216.781.0083                   440.808.2950                  973.242.4110                  216.781.0083

  SCM Metal Products, Inc.          OM Holdings, Inc.           OMG KG Holdings, Inc.
      101 Bridge Street        50 Public Square, Suite 3500  50 Public Square, Suite 3500
Johnstown, Pennsylvania 15902     Cleveland, Ohio 44113         Cleveland, Ohio 44113
        814.533.7800                   216.781.0083                  216.781.0083

             OMG Michigan, Inc.                 dmc(2) Electronic Components Corporation
            2347 Commercial Drive                           1300 Marrows Road
        Auburn Hills, Michigan 48326                     Newark, Delaware 19711
                248.340.1040                                  302.456.6232

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                   JAMES M. MATERNA                                               COPY TO:
                CHIEF FINANCIAL OFFICER                                  JEFFREY J. MARGULIES, ESQ.
                    OM GROUP, INC.                                    SQUIRE, SANDERS & DEMPSEY L.L.P.
             50 PUBLIC SQUARE, SUITE 3500                                      4900 KEY TOWER
              CLEVELAND, OHIO 44113-2204                                      127 PUBLIC SQUARE
                    (216) 781-0083                                       CLEVELAND, OHIO 44114-1304
                                                                               (216) 479-8500

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS             AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
  OF SECURITIES TO BE REGISTERED        REGISTERED            SHARE(1)             PRICE(1)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
9 1/4% Senior Subordinated Notes
  due 2011........................     $400,000,000             100%             $400,000,000          $36,800(2)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2) Covered by existing credit from previous payment of registration fees.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                               OFFER TO EXCHANGE

                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2011
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                              FOR ALL OUTSTANDING
                   9 1/4% SENIOR SUBORDINATED NOTES DUE 2011
             ($400 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                                       OF

                                     [LOGO]

                                 OM GROUP, INC.

                (All Notes Guaranteed by Subsidiary Guarantors)

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
 _______ , 2002, UNLESS EXTENDED.

     - The exchange notes are being registered with the Securities and Exchange Commission and are being offered in exchange for the original notes that were previously issued in an offering exempt from the registration requirements under the federal securities laws. The terms of the exchange offer are summarized below and more fully described in this prospectus.

     - We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

     - The terms of the exchange notes will be substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original notes will not apply to the exchange notes.

     - Our wholly-owned domestic subsidiaries guaranteed the original notes and will guarantee the exchange notes.

     - We will not receive any proceeds from the exchange offer.

                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF THE RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING ORIGINAL NOTES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is  _______ , 2002.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
FORWARD-LOOKING STATEMENTS............     i
WHERE YOU CAN FIND MORE INFORMATION...    ii
NOTICE TO NEW HAMPSHIRE RESIDENTS.....    ii
INDUSTRY AND MARKET DATA..............    ii
PROSPECTUS SUMMARY....................     1
RISK FACTORS..........................    14
THE TRANSACTIONS......................    22
USE OF PROCEEDS.......................    26
CAPITALIZATION........................    26
SELECTED HISTORICAL FINANCIAL DATA....    27
THE EXCHANGE OFFER....................    28
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.......................    36
BUSINESS..............................    44
MANAGEMENT............................    57
SECURITY OWNERSHIP OF DIRECTORS,
  OFFICERS AND CERTAIN BENEFICIAL
  OWNERS..............................    64

                                        PAGE
                                        ----
RELATED PARTY TRANSACTIONS............    66
DESCRIPTION OF THE CREDIT
  FACILITIES..........................    67
DESCRIPTION OF THE NOTES..............    69
UNITED STATES FEDERAL INCOME TAX
  CONSEQUENCES........................   108
PLAN OF DISTRIBUTION..................   111
NOTICE TO CANADIAN RESIDENTS..........   112
LEGAL MATTERS.........................   113
EXPERTS...............................   113
INDEX TO UNAUDITED PRO FORMA CONDENSED
  COMBINED FINANCIAL STATEMENTS.......   P-1
INDEX TO OM GROUP, INC. FINANCIAL
  STATEMENTS..........................   F-1
INDEX TO DMC(2) DEGUSSA METALS
  CATALYSTS CERDEC AG FINANCIAL
  STATEMENTS..........................   A-1

                               ------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY NOT BE ACCURATE AFTER THE DATE OF THIS DOCUMENT.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that we believe may be "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that are difficult to predict, may be beyond our control and could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in this prospectus, including immediately below and as described under "Risk Factors." You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements included in this document are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise.

     Important facts that may affect our expectations, estimates or projections include:

     - the price and supply of raw materials, particularly cobalt, copper, nickel, platinum, palladium, rhodium, gold and silver;

     - the demand for metal-based specialty chemicals and products in our markets;

     - the effect of non-currency risks of investing in and conducting operations in foreign countries, including political, social, economic and regulatory factors;

     - the effects of the substantial debt we have incurred in connection with our acquisition of the operations of dmc(2) and our ability to refinance or repay that debt; and

     - the effect of fluctuations in currency exchange rates on our international operations.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference rooms at the following locations:

Public Reference Room   Northeast Regional Office  Chicago Regional Office
450 Fifth Street, N.W.  233 Broadway               Citicorp Center
Room 1024               New York, NY 10279         500 West Madison Street, Suite 1400
Washington, D.C. 20549                             Chicago, Illinois 60661-2511

     Please call the SEC at 1-800-SEC-0330 for further information on the operations of the public reference rooms. Our SEC filings also are available to the public at the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol "OMG" and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE's offices at 20 Broad Street, New York, New York 10005.

     We have filed a registration statement on Form S-4, of which this prospectus is a part, covering the exchange notes offered by this prospectus. As allowed by SEC rules, this prospectus does not contain all the information set forth in the registration statement and the related exhibits and financial statements. We refer you to the registration statement, and the related exhibits and financial statements for further information. This prospectus is qualified in its entirety by such other information.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                            INDUSTRY AND MARKET DATA

     Industry and market data used throughout this offering circular were obtained through our research, surveys and studies conducted by third parties and industry and general publications. We have not independently verified market and industry data from third-party sources. While we believe our internal surveys are reliable and market definitions are appropriate, neither these surveys nor these definitions have been verified by any independent sources.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the exchange notes we are offering in the exchange offer, as well as information regarding our business and detailed financial data. Financial information we designate as "pro forma" gives effect to the original notes offering and to the transactions described under "The Transactions" as if they had occurred on the first day of the periods specified as relates to statement of operations data and gives effect to the original notes offering as if it had occurred on September 30, 2001 as relates to balance sheet data. We encourage you to read this entire prospectus and other documents to which we refer.

                              ABOUT OM GROUP, INC.

OVERVIEW

     We are a leading, vertically integrated international producer and marketer of value-added, metal-based specialty chemicals and related materials. We apply proprietary technology to a wide variety of raw material feedstocks to manufacture, market and supply more than 625 different product offerings to more than 1,700 customers in over 30 industries. Our products typically represent a small portion of the customer's total manufacturing or processing costs and are often essential ingredients for superior product performance. For the twelve months ended September 30, 2001, on a pro forma basis, our net sales were $6,227.2 million and our net income before interest, taxes, depreciation and amortization (EBITDA) was $287.2 million.

     We believe we are the world's leading producer of cobalt-based specialty chemicals and a leading producer of nickel-based specialty chemicals and platinum group metal catalysts and products. During 2000, on a pro forma basis, and excluding net sales of our Metal Management segment, we derived approximately 64% of our net sales from customers in Europe, 25% from customers in the Americas and 11% from customers in Asia-Pacific. We operate 36 manufacturing facilities worldwide, including 14 in the Americas, 12 in Europe, 8 in Asia-Pacific and 2 in Africa, and employ approximately 5,200 employees in 24 countries.

     Our business is conducted through three segments: Base Metal Chemistry, Precious Metal Chemistry and Metal Management.

                                               OM GROUP

                   --------------------------------------------------------------------------------
                   BASE METAL                  PRECIOUS METAL              METAL
                   CHEMISTRY                   CHEMISTRY                   MANAGEMENT

(DOLLARS IN MILLIONS)
     NET SALES (1)            $887.7                    $  1,666.8                  $  3,889.1
                              ------                    ----------                  ----------
     EBITDA (1)               $176.6                    $     31.1                  $     26.3
                              ------                    ----------                  ----------

---------------

(1) Pro forma for the year ended December 31, 2000

     Our BASE METAL CHEMISTRY segment develops, processes, manufactures and markets specialty chemicals, powders and related products from various base metals. We emphasize products that leverage our production capabilities and bring value to our customers through superior product performance. These products frequently are essential components in chemical and industrial processes where they facilitate a chemical or physical reaction and/or enhance the physical properties of end-products. Our base metal chemistry products can be found in a variety of applications for catalysts, coatings, colorants, hard metal tools, jet engines, lubricants, fuel and petroleum additives, magnetic media, metal finishing agents, petrochemicals, plastics, printed circuit boards, rechargeable batteries, stainless steel, super alloys and tires. In 2000, we sold these products to over 1,500 customers serving more than 30 industries. Specific examples of applications using our base metal chemistry products include the following:

     - RECHARGEABLE BATTERIES -- battery-grade mixed metal oxides, low sodium cobalt oxides, cobalt lithium dioxides and spherical nickel hydroxides improve electrical conductivity and extend battery life between charges;

     - HARD METAL TOOLS -- extra-fine cobalt and tungsten powders enhance strength and durability of diamond-cutting tools and microtools for printed circuit boards and construction applications;

     - PETROCHEMICALS -- cobalt catalysts remove impurities from oil before refining in order to reduce pollutants;

     - PLASTICS -- nontoxic mixed-metal, phenol-free stabilizers boost flexibility and allow greater use of polyvinyl chloride in medical applications; and

     - COLORANTS -- cobalt oxides provide color for pigments, earthenware and glass.

     We use more than 15 metals as raw materials in this segment, with the most widely used metals being cobalt, nickel and copper. Our base metal chemistry products are generally categorized as organics (produced by reacting metals with organic acids), inorganics (produced by reacting metals with inorganic acids), powders (produced by chemical reactions using heat and/or water-based technologies) and metals (produced by refining metal feedstock). These products are sold in various forms such as solutions, crystals, powders, cathodes and briquettes.

     Our PRECIOUS METAL CHEMISTRY segment develops, produces and markets specialty chemicals and materials, predominantly from precious metals such as platinum, palladium, rhodium, gold and silver. We also offer a variety of refining and processing services to users of precious metals. Our precious metal chemistry products are used in a variety of applications for automotive catalysts, fuel cells and fuel processing catalysts, chemical catalysts, electronics packaging and electroplating products, jewelry and glass manufacturing for high-definition televisions. In 2000, on a pro forma basis, we sold these products to over 200 customers serving more than a dozen industries. Specific examples of applications using our precious metal chemistry products include the following:

     - AUTOMOTIVE CATALYSTS -- platinum group metal, or PGM, catalysts reduce toxic emissions of internal combustion engines in order to meet increasingly strict environmental legislation for a wide range of fuels, including gasoline, diesel, natural gas and alternate fuels;

     - FUEL CELLS -- PGM-based catalysts for membrane electrode assemblies and fuel processing catalysts increase the efficiency of fuel cells and fuel processing systems; and

     - ELECTRONICS -- silver-based, hermetic sealing materials and ball-grid arrays used in packaging of microelectronic components enable a large number of interconnections and provide package integration.

     Our METAL MANAGEMENT segment acts as a metal sourcing and trading operation for our other businesses and for our customers, primarily procuring precious metals. The Metal Management segment centrally manages metal purchases and sales by providing the necessary precious metal liquidity, financing and hedging for our other businesses.

STRATEGY

     TARGET HIGH GROWTH APPLICATIONS AND VALUE-ADDED PRODUCTS. We target applications that we believe have high growth and high margin potential for our products. For example, we have targeted the growing rechargeable battery and nickel catalyst markets through our acquisition of a nickel refinery in Harjavalta, Finland in April 2000. This acquisition has provided us with a solid base from which to vertically integrate production of nickel chemicals and powders. Other examples of value-added products used in targeted applications include stainless steel powders for automotive pressed metal parts, cobalt salts and powders for rechargeable batteries used in laptop computers and mobile phones, PGM-based catalysts for membrane electrode assemblies and fuel processing catalysts for fuel cells used in stationary and mobile applications.

     APPLY METAL TECHNOLOGY TO MEET CUSTOMER NEEDS AND DEVELOP NEW PRODUCTS. We are focused on increasing sales of value-added products through our emphasis on research, technology and customer service. For example, we have increased our sales of cobalt extra-fine powders and created new market opportunities in tungsten powders by applying our recycling technology to the needs of our customers in the hard metal tool industry. We also have developed several products, such as electroless nickel-gold for printed circuit boards, through continued responsiveness to customer needs and through joint product development efforts.

     Through our acquisition of the dmc(2) operations, we have obtained leading technology positions in the development of fuel cell components and automotive catalysts. For example, the flexibility derived from advances in catalyst technology has enabled us to significantly grow the North American sales of the dmc(2) operations by providing customers with automotive catalyst solutions based on multiple precious metals. These new technologies allow our customers the flexibility to choose the most advantageous or cost-effective catalyst solution.

     CONTINUE TO IMPROVE OUR COST POSITION. We have undertaken several initiatives to improve the leading cost positions we have developed in nickel and cobalt procurement and processing as a result of our vertical integration strategy. Our majority-owned Big Hill smelter facility, which we expect to reach full-scale production by mid-year 2002, will expand our base of long-term, low-cost cobalt and copper raw material feedstocks. The conversion of our Harjavalta, Finland nickel refinery from the processing of commodity products to higher value-added products is designed to result in the cost-efficient, vertically integrated production of nickel inorganics and powders. We intend to continue to improve our cost positions in our other product lines as we begin to integrate base metal and precious metal separation and processing technologies.

     INTEGRATE DMC(2) BUSINESS AND CAPITALIZE ON ACQUISITION-RELATED OPPORTUNITIES. As part of our plan to integrate the dmc(2) business with our other operations, we are focused on combining the best practices of each organization to drive top-line growth, increase manufacturing efficiency and leverage our common technology platforms. The acquisition of the dmc(2) operations will allow us to:

     - use our combined experience and technical expertise in base metal and precious metal chemistry to develop new products and improve processing technology;

     - use the combined strength of our respective sales forces to drive growth of precious metal chemistry products in North America, accelerate the growth of our base metal chemistry products in Europe and enhance our presence in Asia;

     - cross-sell products to existing customers that have both base metal and precious metal chemistry needs; and

     - enhance our metal management operation by integrating the expertise and scale of our base metal and precious metal procurement capabilities.

COMPETITIVE STRENGTHS

     LEADERSHIP POSITION IN EACH OF OUR CORE PRODUCTS. We believe that as a result of our high quality products, technological capabilities and focus on providing customer service and support, we have achieved leading market positions in the production of metal-based specialty chemicals, materials and powders. We believe we are the world's leading producer, refiner and marketer of cobalt and a leading worldwide producer of cobalt organics, cobalt inorganics, cobalt powders, nickel inorganics, copper powders, automotive catalysts and PGM compounds.

     DIVERSE GEOGRAPHIC AND CUSTOMER BASE. Following our recent acquisition of the operations of dmc(2), we offer more than 625 products to over 1,700 customers in over 30 industries, including automotive, chemicals, electronics, industrial products and stainless steel. The diversity of the metals used in our products and our worldwide presence are reflected in the following charts:

2000 PRO FORMA PRODUCT SALES                                  2000 PRO FORMA SALES
BY METAL CONTAINED (1)                                        BY GEOGRAPHY (1)(2)

                                              Percent                                                       Percent
                                              -------                                                       -------
Precious Metals.............................    65%           Americas....................................    25%
Copper......................................     4%           Asia-Pacific................................    11%
Nickel......................................    16%           Europe......................................    64%
Cobalt......................................    11%
Other Base Metals...........................     4%

---------------

(1) Excludes net sales of the Metal Management segment

(2) Sales based on customer location

     TECHNOLOGICAL LEADERSHIP. Our research and new product development program is an integral part of our business. New products introduced in the last five years, including new chemical formulations and new concentrations of components, accounted for over 20% of our pro forma 2000 net sales (excluding net sales of the Metal Management segment). Examples of new products that we have developed and introduced to the marketplace over the last five years include the following:

     - an electroless nickel-gold process used in printed circuit boards to increase performance and improve product yields;

     - stainless steel powders used in automotive metal parts to prevent corrosion;

     - cobalt catalysts used in air bags to provide safety and enhance performance; and

     - automotive catalysts used in diesel and gasoline direct-injection engines to improve emission control.

     LEADING RAW MATERIAL SOURCING AND PRODUCTION CAPABILITY. We believe we are the leading producer, refiner and marketer of cobalt and the fifth largest producer of nickel in the world as a result, in part, of our vertical integration strategy. We also believe we are among the world's largest processors of PGMs. Our leading industry positions and long-term relationships with our suppliers provide us with reliable sources of key raw materials. Our major manufacturing plants, all of which have received ISO 9002 certification, are capable of efficiently producing a broad range of metals, specialty chemicals and powders. Our leading refining and metal separation capabilities give us the flexibility to work with a variety of raw materials, including low-grade feedstocks such as slag, concentrates and recycled materials, and transform them into high-quality finished products. The ability to refine and recycle these materials enables us to source many grades of feedstocks at competitive prices and offer recycling services to our customers, giving us a significant advantage in the marketplace. Through our Metal Management segment, we are one of the world's leading precious metals sourcing businesses.

     EXPERIENCED AND INCENTIVIZED MANAGEMENT TEAM. Our senior management team has an average of over twenty years experience in the chemical industry. Led by Chairman and Chief Executive Officer James P. Mooney, President and Chief Operating Officer Edward "Bud" Kissel and Chief Financial Officer James M. Materna, we have consistently delivered strong operating and financial performance. Our senior management team also has significant experience in executing and integrating acquisitions. Since our initial public offering in 1993, we have successfully integrated eleven acquisitions. Our management team collectively holds approximately 6% of our common shares on a fully diluted basis, with a significant number of these shares issuable under stock option programs.

                              RECENT DEVELOPMENTS

ACQUISITION OF DMC(2) OPERATIONS AND SALE OF BUSINESSES TO FERRO

     On August 10, 2001, we acquired all of the operations of dmc(2) Degussa Metals Catalysts Cerdec AG from Degussa AG for E1,200.0 million, or approximately $1,072.0 million based on the exchange rate at closing. dmc(2) was a worldwide provider of metal-based functional materials for a wide variety of high-growth end markets and was a leading producer of PGM catalysts and products. On September 7, 2001, we sold the Electronic Materials and Cerdec divisions of dmc(2) to Ferro Corporation for approximately $525.5 million.

AMENDMENT TO CREDIT FACILITIES AND ISSUANCE OF BRIDGE NOTES

     On August 10, 2001, we amended and restated our existing senior secured credit facilities to fund the acquisition of the dmc(2) operations, reduce certain borrowings under our existing revolving credit facility and provide for our ongoing working capital and other financing requirements. The amended credit facilities include $325.0 million in aggregate revolving credit facility commitments and $985.0 million in term loans. We repaid $350.0 million of the term loans with proceeds from the sale of the dmc(2) divisions to Ferro and permanently reduced the related commitment under the credit facilities.

     In connection with the acquisition of the dmc(2) operations, we also issued $550.0 million of senior subordinated bridge notes. We repaid $173.0 million of the bridge notes with proceeds from the sale of the dmc(2) divisions to Ferro. We repaid the remaining amounts outstanding under the bridge notes with the proceeds from the offering of original notes.

     The acquisition of the dmc(2) operations, the sale of the dmc(2) divisions to Ferro, the amendments to the credit facilities and the issuance of bridge notes are collectively referred to in this offering circular as the "Transactions."

EQUITY OFFERING

     On January 24, 2002, we issued 4,025,000 shares of our common stock with an aggregate offering price of approximately $237.5 million. We used the net proceeds of approximately $225.7 million from that offering to repay outstanding debt under our credit facilities.

OTHER ACQUISITIONS

     On December 21, 2001, we acquired the metal organics business of Rhodia Holdings Limited, including two manufacturing facilities in Bethlehem, Pennsylvania and Manchester, England. The acquisition complements our existing Base Metal Chemistry segment product offerings. We financed the acquisition with debt incurred under our credit facilities.

     On December 27, 2001, we acquired the mineral rights and chemical processing capabilities of Centaur Mining and Exploration Ltd.'s Cawse operation in Western Australia. This will provide us with approximately 8,000 tonnes per annum of nickel feedstock and approximately 800 tonnes per annum of cobalt feedstock. We funded the acquisition with debt incurred under our credit facilities.

     The aggregate purchase price of these other acquisitions was approximately $46.0 million.

2001 RESULTS

     We recently announced our unaudited financial results for the fourth quarter and full year 2001. Net sales, income from operations, net income and net income per share for those periods of 2000 and 2001 were as follows:

                                                   THREE MONTHS ENDED
                                                      DECEMBER 31,        YEAR ENDED DECEMBER 31,
                                                  ---------------------   -----------------------
                                                    2000        2001        2000         2001
                                                  --------   ----------   ---------   -----------
                                                       (UNAUDITED)                    (UNAUDITED)
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.......................................  $232,552   $1,081,892   $887,743    $2,367,399
Income from operations..........................    37,011       49,597    138,493       173,512
Income before extraordinary item................    19,295       19,969     71,500        80,240
Extraordinary item..............................        --       (4,600)        --        (4,600)
Net income......................................    19,295       15,369     71,500        75,640
Diluted earnings, net income per share
  Income before extraordinary item..............      0.79         0.81       2.95          3.28
  Extraordinary item............................        --        (0.18)        --         (0.19)
  Net income....................................      0.79         0.63       2.95          3.09

     The primary reason for the increases in our net sales, income from operations and net income for 2001 was our acquisition on August 10, 2001 of the operations of dmc(2) Degussa Metals Catalysts Cerdec AG, which added precious metal chemistry and metal management businesses to our existing base metal chemistry business.

     Our base metal chemistry segment, which includes our cobalt, nickel, copper and other base metal manufacturing businesses, was negatively affected by the global economic weakness that occurred during 2001 and particularly during the fourth quarter of 2001. This economic weakness resulted in lower volumes across many of the industries we serve, as well as lower metal prices that led to lower cobalt refining profits. For the fourth quarter of 2001, net sales for this segment were $166 million and operating profits were $35 million, which were decreases of 28.6% and 18.7%, respectively, from the 2000 fourth quarter.

     Our precious metal chemistry segment, which includes our platinum group and other precious metals manufacturing businesses, was positively affected in the fourth quarter of 2001 by strong sales of auto catalysts in North America and Europe. For the fourth quarter of 2001, net sales for this segment were $341 million and operating profits were $17.5 million.

     Our metal management segment, which includes our metal sourcing and trading businesses that support our manufacturing businesses and our customers, had net sales of $575 million and operating profits of $4.9 million for the fourth quarter of 2001. The results of this segment for the 2001 fourth quarter reflect normal levels of precious metal market activity in support of our customers and our precious metal manufacturing business.

                               THE EXCHANGE OFFER

     On December 12, 2001, we completed the private offering of $400.0 million aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2011. As part of that offering of original notes, we agreed to undertake an exchange offer for the original notes. The following summary contains basic information about that exchange offer. It may not contain all the information that is important to you. For a more complete understanding of the exchange offer, we encourage you to read this entire prospectus and the other documents to which we refer.

Securities Offered............   $400.0 million aggregate principal amount of
                                 new 9 1/4% Senior Subordinated Notes due 2011, which have been registered under the Securities
                                 Act. The form and terms of these exchange notes are identical in all material respects to those of the original notes. The exchange notes, however, will not contain transfer restrictions and registration rights applicable to the original notes.

The Exchange Offer............   We are offering to exchange $1,000 principal
                                 amount of our new 9 1/4% Senior Subordinated
                                 Notes due 2011, which have been registered under the Securities Act, for $1,000 principal amount of our outstanding 9 1/4% Senior
                                 Subordinated Notes due 2011.

                                 In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there is $400.0 million in aggregate principal amount of original notes outstanding.

Expiration Date...............   12:00 midnight, New York City time, on
                                           , 2002 unless we extend the
                                 expiration date.

Accrued Interest on the
Exchange Notes and Original
  Notes.......................   The exchange notes will bear interest from the
                                 most recent date to which interest has been paid on the original notes, or if no interest has been paid on the original notes, from the date of issue of the original notes.

Conditions to the Exchange
Offer.........................   The exchange offer is subject to customary
                                 conditions. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes. See "The Exchange Offer --
                                 Conditions to the Exchange Offer" for more information regarding conditions to the exchange offer.

Procedures for Tendering
Original Notes................   Except as described under the heading "The
                                 Exchange Offer -- Guaranteed Delivery
                                 Procedures," a tendering holder must, on or prior to the expiration date:

                                 - transmit a properly completed and duly
                                   executed letter of transmittal, together with all other documents required by the letter of transmittal, to The Bank of New York at the address listed in this prospectus; or

                                 - if original notes are tendered in accordance
                                   with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the exchange agent at the address listed in this prospectus.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering."

Special Procedures for
Beneficial Holders............   If you are the beneficial holder of original
                                 notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender original notes in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf.
                                 See "The Exchange Offer -- Procedures for
                                 Tendering."

Guaranteed Delivery
Procedures....................   If you wish to tender your original notes and
                                 you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your original notes by following the guaranteed delivery procedures under the heading "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights.............   Tenders of original notes may be withdrawn at
                                 any time before 12:00 midnight, New York City time, on the expiration date.

Acceptance of Original Notes
and Delivery of Exchange
  Notes.......................   Subject to the conditions stated under the
                                 heading "The Exchange Offer -- Conditions to the Exchange Offer," we will accept for exchange any and all original notes that are properly tendered in the exchange offer before 12:00 midnight, New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date.
                                 See "The Exchange Offer -- Terms of the
                                 Exchange Offer."

United States Federal Income
Tax Considerations............   We believe that your exchange of original notes
                                 for exchange notes in the exchange offer will not result in any gain or loss to you for U.S.
                                 federal income tax purposes. See "United States
                                 Federal Income Tax Considerations."

Exchange Agent................   The Bank of New York is serving as exchange
                                 agent in connection with the exchange offer.
                                 The address and telephone number of the
                                 exchange agent are listed under the heading
                                 "The Exchange Offer -- Exchange Agent."

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of exchange notes in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of Proceeds."

                               THE EXCHANGE NOTES

     The form and terms of the exchange notes and the original notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the original notes will not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture. Where we refer to "notes" in this prospectus, we are referring to both the original notes and the exchange notes.

Issuer........................   OM Group, Inc.

Exchange Notes Offered........   $400.0 million aggregate principal amount of
                                 9 1/4% Senior Subordinated Notes due 2011.

Maturity Date.................   December 15, 2011.

Interest......................   9 1/4% per annum, payable semiannually in
                                 arrears on June 15 and December 15, commencing
                                 June 15, 2002.

Subsidiary Guarantees.........   The original notes are, and the exchange notes
                                 will be, jointly and severally guaranteed on a senior subordinated unsecured basis by all of our existing and future wholly owned domestic subsidiaries.

Ranking.......................   The original notes and the related subsidiary
                                 guarantees rank, and the exchange notes and the related subsidiary guarantees will rank:

                                 - junior to all of our and the guarantors'
                                   existing and future senior indebtedness and secured indebtedness, including any borrowings under our credit facilities;

                                 - equally with any of our and the guarantors'
                                   future senior subordinated indebtedness, including trade payables;

                                 - senior to any of our and the guarantors'
                                   future subordinated indebtedness; and

                                 - effectively junior to all of the liabilities
                                   of our subsidiaries that have not guaranteed the notes.

                                 At September 30, 2001, on a pro forma basis giving effect to the original notes offering, the original notes and the related guarantees would have ranked junior to:

                                 - $850.1 million of senior secured
                                   indebtedness; and

                                 - $688.9 million of liabilities, including
                                   trade payables but excluding intercompany obligations, of our non-guarantor subsidiaries.

Optional Redemption...........   We may redeem any of the notes at any time on
                                 or after December 15, 2006, in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.

                                 In addition, we may redeem up to 35% of the aggregate principal amount of notes on or prior to December 15, 2004 with the net proceeds of equity offerings. If such redemption is prior to April 12, 2002, the redemption price will be 104% of the principal amount of notes redeemed. Thereafter, the redemption price will be 109.250% of the principal amount of notes redeemed.

Change of Control.............   Upon a change of control, as defined in
                                 "Description of the Notes," we will have the option, at any time prior to December 15, 2006, to redeem all of the notes at a redemption price equal to 100% of their principal amount plus the "applicable premium," as defined in "Description of the Notes," together with accrued and unpaid interest. If a change of control occurs and we do not exercise our option to redeem the notes, we will be required to make an offer to purchase the notes. The purchase price would equal 101% of the principal amount of the notes on the date of purchase, plus accrued and unpaid interest to the date of repurchase.

Certain Covenants.............   The indenture contains covenants that, among
                                 other things, limit our ability and the ability of our restricted subsidiaries to:

                                 - incur additional indebtedness;

                                 - create liens;

                                 - engage in sale-leaseback transactions;

                                 - pay dividends or make other equity
                                   distributions;

                                 - issue redeemable preferred stock, in our
                                   case, or issue capital stock, in the case of our subsidiaries;

                                 - make investments;

                                 - sell assets;

                                 - engage in transactions with affiliates; and

                                 - effect a consolidation or merger.

                                 These limitations are subject to a number of important qualifications and exceptions. For more details, see "Description of the Notes -- Certain Covenants."

Resales.......................   Based on interpretations by the staff of the
                                 SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

                                 - you are acquiring the exchange notes in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate and have no arrangement or
                                   understanding with any person to participate, in a distribution of the exchange notes; and

                                 - you are not an "affiliate" of ours.

                                 If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

                                 - you cannot rely on the applicable
                                   interpretations of the staff of the SEC; and

                                 - you must comply with the registration
                                   requirements of the Securities Act in
                                   connection with any resale transaction.

                                 Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange notes.

                                 Furthermore, any broker-dealer that acquired any of its original notes directly from us:

                                 - may not rely on the applicable
                                   interpretations of the staff of the SEC
                                   contained in Exxon Capital Holdings Corp.,
                                   SEC no-action letter (May 13, 1988); Morgan,
                                   Stanley & Co. Inc., SEC no-action letter
                                   (June 5, 1991); and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

                                 - must also be named as a selling noteholder in
                                   connection with the registration and
                                   prospectus delivery requirements of the
                                   Securities Act relating to any resale
                                   transaction.

                                  RISK FACTORS

     See "Risk Factors" immediately following this summary for a discussion of risks that should be considered by holders prior to tendering original notes in the exchange offer.

                             ADDITIONAL INFORMATION

     Our principal executive offices are located at 50 Public Square, Suite 3500, Cleveland, Ohio 44113 and our telephone number is (216) 781-0083.

     The principal executive offices and telephone numbers of our subsidiary guarantors are as follows:

     OMG Americas, Inc.             OMG Fidelity, Inc.              OMG Jett, Inc.
      811 Sharon Drive           470 Frelinghuysen Avenue    50 Public Square, Suite 3500
    Westlake, Ohio 44145         Newark, New Jersey 07114       Cleveland, Ohio 44113
       (440) 808-2950                 (973) 242-4110                (216) 781-0083


  SCM Metal Products, Inc.          OM Holdings, Inc.           OMG KG Holdings, Inc.
      101 Bridge Street        50 Public Square, Suite 3500  50 Public Square, Suite 3500
Johnstown, Pennsylvania 15902     Cleveland, Ohio 44113         Cleveland, Ohio 44113
       (814) 533-7800                 (216) 781-0083                (216) 781-0083

                                      dmc(2) Electronic Components
        OMG Michigan, Inc.                    Corporation
      2347 Commercial Drive                1300 Marrows Road
   Auburn Hills, Michigan 48326          Newark, Delaware 19711
          (248) 340-1040                     (302) 456-6232

     SUMMARY CONSOLIDATED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

     The following table displays our summary financial data for the periods ended and as of the dates indicated. We derived the historical data for the years ended 1998, 1999 and 2000 from our audited consolidated financial statements. We derived the historical data for the nine-month periods ended September 30, 2000 and 2001 from our unaudited consolidated financial statements, which include all adjustments, consisting of normal recurring accruals, that management considers necessary for a fair presentation of the financial position and results of operations for these periods. The historical data for the results of operations for the nine months ended September 30, 2001 are not necessarily indicative of results that may be expected for any other interim period or for the full year ending December 31, 2001. The summary unaudited pro forma income statement data give effect to the Transactions and the use of proceeds from the offering of original notes as if they occurred on the first day of the periods specified. The summary unaudited pro forma balance sheet data give effect to the offering of original notes as if it had occurred on September 30, 2001. See "Index to Unaudited Pro Forma Combined Condensed Financial Statements." The summary financial data should be read in conjunction with "Use of Proceeds," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements (and related notes) of OM Group, Inc., or "OMG", contained elsewhere in this prospectus. The pro forma financial data are not intended to represent our results of operations or financial position had the offering of original notes and the Transactions been completed as of the first day or the last day of the periods specified or to project our results of operations or financial condition for any future period or date.

                                                   HISTORICAL                                PRO FORMA
                                -------------------------------------------------   ----------------------------
                                                               NINE MONTHS ENDED                    NINE MONTHS
                                  YEAR ENDED DECEMBER 31,        SEPTEMBER 30,       YEAR ENDED        ENDED
                                ---------------------------   -------------------   DECEMBER 31,   SEPTEMBER 30,
                                 1998      1999      2000      2000       2001          2000           2001
                                -------   -------   -------   -------   ---------   ------------   -------------
                                                                  (UNAUDITED)               (UNAUDITED)
                                                      (DOLLARS IN MILLIONS, EXCEPT RATIOS)
INCOME STATEMENT DATA:
Net sales.....................  $ 521.2   $ 507.0   $ 887.7   $ 655.2   $ 1,285.5     $6,443.6       $4,605.7
Cost of products sold.........    376.3     347.5     673.9     501.0     1,067.4      6,046.1        4,280.5
                                -------   -------   -------   -------   ---------     --------       --------
Gross profit..................    144.9     159.5     213.8     154.2       218.1        397.5          325.2
Selling, general and
  administrative expenses.....     58.0      60.8      75.4      52.7        94.2        220.6          159.4
                                -------   -------   -------   -------   ---------     --------       --------
Income from operations........     86.9      98.7     138.4     101.5       123.9        176.9          165.8
Interest expense, net.........    (15.4)    (18.9)    (37.4)    (26.8)      (37.9)       (82.6)         (66.6)
Other income (expense), net...     (0.2)      0.5      (1.1)     (0.6)       (1.4)        (6.8)           2.4
                                -------   -------   -------   -------   ---------     --------       --------
Income before income taxes....     71.3      80.3      99.9      74.1        84.6         87.5          101.6
Income taxes..................     22.9      24.5      28.4      21.9        24.3         24.0           26.5
                                -------   -------   -------   -------   ---------     --------       --------
Net income....................  $  48.4   $  55.8   $  71.5   $  52.2   $    60.3     $   63.5       $   75.1
                                =======   =======   =======   =======   =========     ========       ========
RATIO OF EARNINGS TO FIXED
  CHARGES (1).................      5.0x      3.8x      2.7x      2.6x        2.8x
OTHER DATA:
EBITDA (2)....................  $ 112.1   $ 126.1   $ 176.6   $ 130.2   $   166.4     $  234.0       $  226.5
Cash flow from operations.....     (1.1)     12.4   $  81.0      45.6        16.6           --             --
Depreciation and
  amortization................  $  25.4   $  26.9   $  39.3   $  29.3   $    43.9     $   63.9       $   58.3
Capital expenditures..........     91.9      70.2      55.0      33.6        63.3         91.0           92.0
Interest expense, net of
  interest income.............                                                            82.6           66.6
Ratio of EBITDA to interest
  expense, net................                                                             2.8x           3.4x
PRO FORMA DATA:
LTM EBITDA (3)................                                                                       $  287.2
Ratio of net debt to LTM
  EBITDA (4)..................                                                                            4.3x

                                                                                              UNAUDITED AS OF
                                                                                               SEPTEMBER 30,
                                              AS OF DECEMBER 31,        AS OF SEPTEMBER 30,         2001
                                         ----------------------------   -------------------   ----------------
                                          1998      1999       2000       2000       2001        PRO FORMA
                                         ------   --------   --------   --------   --------   ----------------
                                                                            (UNAUDITED)
                                                         (DOLLARS IN MILLIONS, EXCEPT RATIOS)
BALANCE SHEET DATA:
Cash and cash equivalents..............  $  7.8   $    9.4   $   13.5   $   15.7   $   36.4       $   36.4
Working capital, net (5)...............   294.9      359.1      411.8      466.5      974.7          974.7
Total assets...........................   870.7    1,012.5    1,357.5    1,307.9    2,578.1        2,589.1
Total debt (including current
  portion).............................   312.1      384.9      571.9      583.6    1,269.2        1,280.2
Stockholders' equity...................   404.1      449.2      506.1      489.5      557.0          557.0

---------------

(1) The ratio of earnings to fixed charges is computed by dividing earnings available for fixed charges by fixed charges. Earnings available for fixed charges consist of earnings before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortized capitalized expenses related to indebtedness, and the portion of operating lease rental expense that represents the interest factor.

(2) EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA and related credit statistics because we understand these data are used by some investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and, therefore, EBITDA as presented for us may not be comparable to EBITDA reported by other companies. See the audited consolidated financial statements and related notes included elsewhere in this prospectus for the cash used in and provided by operating activities.

(3) Represents pro forma EBITDA for the twelve months ended September 30, 2001.

(4) Net debt is long-term debt, including the current portion of long-term debt, less cash and cash equivalents after giving pro forma effect to the offering of original notes.

(5) Working capital, net is defined as current assets excluding cash and cash equivalents minus current liabilities excluding short-term debt and the current portion of long-term debt.

                                  RISK FACTORS

     You should consider carefully the following risk factors, in addition to the other information contained in this prospectus, before tendering your original notes.

RISKS RELATING TO OUR BUSINESS

WE INCURRED SUBSTANTIAL INDEBTEDNESS IN CONNECTION WITH THE ACQUISITION OF THE DMC(2) OPERATIONS, AND OUR INDEBTEDNESS COULD RESTRICT OUR OPERATIONS AND MAKE US MORE VULNERABLE TO ADVERSE ECONOMIC CONDITIONS.

     As a result of the Transactions and the original notes offering, we have substantial indebtedness and significant debt service and other obligations. As of September 30, 2001, and for the twelve months then ended, on a pro forma basis, we had total debt, stockholders' equity and EBITDA as follows:

                                                              (DOLLARS IN MILLIONS)
Total debt..................................................        $1,280.2
Stockholders' equity........................................           557.0
EBITDA......................................................           287.2

We also may have significant post-closing obligations in connection with the acquisition of the dmc(2) operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Our high level of debt and debt service requirements could have important consequences for our business. For example, it could:

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and research and development efforts, and for other general corporate purposes;

     - limit our ability to obtain additional funds for working capital, capital expenditures, acquisitions and general corporate purposes;

     - increase our vulnerability to interest rate increases to the extent our variable-rate debt is not effectively hedged;

     - restrict our ability to dispose of assets or to pay cash dividends on, or repurchase, preferred or common stock;

     - increase our vulnerability to adverse economic and industry conditions and competition;

     - limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

     - place us at a competitive disadvantage compared to our competitors that have less debt.

Any of the foregoing consequences could have a material adverse effect on us.

     Our ability to make principal and interest payments, or to refinance our indebtedness, including the notes, depends on our future performance. Our future performance is, to a certain extent, subject to economic, financial, competitive and other factors beyond our control. We cannot guarantee that our business will generate sufficient cash flow from operations in the future to service our debt and fund necessary capital expenditures. If we are unable to generate sufficient cash flow, we may be required to refinance all or a portion of our existing debt, including the notes, sell assets or obtain additional financing. We cannot guarantee that any refinancing or sale of assets or additional financing would be possible on terms reasonably favorable to us, or at all. Some of our competitors currently operate on a less leveraged basis and may have greater operating and financial flexibility.

WE MAY INCUR MORE DEBT, WHICH COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The credit facilities and the indenture for the notes will limit us from incurring additional indebtedness but will not fully prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify. See "Capitalization," "Selected Historical Financial Data" and "Description of the Credit Facilities."

THE OPERATING AND FINANCIAL RESTRICTIONS IMPOSED BY OUR DEBT AGREEMENTS, INCLUDING OUR CREDIT FACILITIES AND THE INDENTURE RELATING TO THE NOTES, LIMIT OUR ABILITY TO FINANCE OPERATIONS AND CAPITAL NEEDS OR ENGAGE IN OTHER BUSINESS ACTIVITIES.

     Our debt agreements contain covenants that restrict our ability to:

     - incur additional indebtedness (including guarantees);

     - incur liens;

     - dispose of assets;

     - make some acquisitions;

     - pay dividends and make other restricted payments;

     - issue preferred stock containing redemption provisions requiring a payment before the maturity of the notes or, in the case of our subsidiaries, issue capital stock;

     - enter into sale and leaseback transactions;

     - make loans and investments;

     - enter into new lines of business;

     - enter into some leases; and

     - engage in some transactions with affiliates.

     In addition, our credit facilities require us to comply with specified financial covenants including minimum interest coverage ratios, maximum leverage ratios and minimum fixed charge coverage ratios.

     Our ability to meet these covenants and requirements in the future may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Our breach or failure to comply with any of these covenants could result in a default under our credit facilities or the indenture governing the notes. If we default under our credit facilities, the lenders could cease to make further extensions of credit, cause all of our outstanding debt obligations under these credit facilities to become due and payable, require us to apply all of our available cash to repay the indebtedness under these credit facilities, prevent us from making debt service payments on any other indebtedness we owe and/or proceed against the collateral granted to them to secure repayment of those amounts. If a default under the indenture occurs, the holders of the notes could elect to declare the notes immediately due and payable. If the indebtedness under our credit facilities or the notes is accelerated, we may not have sufficient assets to repay amounts due under these existing debt agreements or on other debt securities then outstanding. We also may amend the provisions and limitations of our credit facilities from time to time in a manner that could adversely affect, without their consent, the holders of the notes. See "Description of the Credit Facilities" and "Description of the Notes."

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE DMC(2) OPERATIONS INTO OUR BUSINESS.

     The process of integrating the retained dmc(2) businesses into our existing businesses may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. We cannot assure you that we will realize all of the anticipated benefits of the acquisition. Some of the integration difficulties or costs associated with the acquisition of the dmc(2) operations may arise from:

     - unexpected losses of key employees or customers of dmc(2);

     - conforming dmc(2) standards, processes, procedures and controls with our operations;

     - coordinating new product and process development;

     - hiring additional management and other critical personnel;

     - negotiating with labor unions;

     - statutory liabilities associated with a health care fund covering Degussa AG and dmc(2) employees if the fund is closed or liquidated; and

     - increasing the scope, geographic diversity and complexity of our operations.

In addition, we may encounter unforeseen obstacles, liabilities or costs associated with the dmc(2) integration, including those related to the renewal of insurance covering some dmc(2) operations. The presence of one or more material liabilities related to the dmc(2) operations that were unknown to us at the time of the acquisition of those operations may have a material adverse effect on our business, financial condition or results of operations.

     Historically, we have not been engaged to a significant extent in the precious metals businesses that we have acquired from dmc(2). The precious metals businesses involve risks related to price fluctuations, as discussed in the next risk factor. We will be dependent on the former dmc(2) management team to operate those businesses, and our ability to operate those businesses profitably may be impaired if we are unable to retain that management team. Additionally, the acquisition of the dmc(2) operations has significantly increased the complexity of our internal financial and accounting processes, including accounting period closing and auditing processes.

WE ARE AT RISK FROM FLUCTUATIONS IN THE PRICE OF OUR PRINCIPAL RAW MATERIALS, INCLUDING OUR PRECIOUS METALS INVENTORY, AND FROM OUR PRECIOUS METALS MANAGEMENT ACTIVITIES.

     The primary raw materials we use in manufacturing base metal chemistry products are cobalt, nickel and copper. The cost of raw materials fluctuates due to actual or perceived changes in supply and demand. Generally, we are able to pass increases and decreases in raw material prices through to our customers by increasing or decreasing, respectively, the prices of our products. The extent of our profitability depends, in part, on our ability to maintain the differential between our product prices and raw material prices, and we cannot guarantee that we will be able to maintain an appropriate differential at all times.

     In manufacturing precious metal chemistry products, we primarily use platinum, palladium, rhodium, gold and silver. We intend to continue the dmc(2) practice of protecting against precious metal price volatility, to the extent possible, by pricing agreements with customers and by hedging through derivative financial instruments such as forward or futures contracts. These pricing agreements and hedging strategies may not be adequate to protect us fully from fluctuations in precious metal prices, and those fluctuations could materially and adversely affect the results of the precious metals businesses we have acquired from dmc(2).

     dmc(2) historically obtained a portion of its precious metal inventory through short-term and medium-term leases, rather than by purchasing the metals, and we intend to continue this practice. We will be exposed to the risk that changes in lease rates will increase our lease expense on those leases. Degussa AG has agreed to lease us precious metals up to an aggregate amount of DM 650.0 million until August 10, 2002 if we are otherwise unable to lease precious metals. After this period expires, we may not be able to enter into metal leases on terms comparable to those historically obtained by dmc(2).

WE ARE AT RISK FROM UNCERTAINTIES IN THE SUPPLY OF SOME OF OUR PRINCIPAL RAW MATERIALS.

     While copper, gold and silver are worldwide commodities and generally available, we can be less certain of the availability of cobalt, nickel and platinum group metals, including platinum, palladium and rhodium. Historically, we have sourced our supply of cobalt primarily from the Democratic Republic of the Congo (DRC), Australia, Finland and Zambia. Although we have never experienced a material shortage of cobalt, production problems or political or civil instability in specific supplier countries may affect the supply and market price of cobalt. In particular, political and civil instability in the DRC may affect the availability of raw materials from that country. If a substantial interruption should occur in the supply of cobalt from the DRC or elsewhere, we may not be able to obtain as much cobalt from other sources as would be necessary to satisfy our requirements at prices comparable to our current arrangements.

     Historically, we have sourced our supply of nickel primarily from Australia and Brazil. Although we have never experienced a material shortage of nickel, if a substantial interruption should occur in the supply of nickel, we may not be able to obtain as much nickel from other sources as would be necessary to satisfy our requirements at prices comparable to our current arrangements.

     Historically, we have sourced our supply of platinum group metals primarily from South Africa, where they are found in primary deposits, and from Russia and Canada, where they are by-products of copper and nickel mining. We source a significant portion of our PGM feedstock from one of the largest global suppliers of platinum group metals, primarily under contract, and obtain the remainder through a variety of channels. Although we have never experienced a material shortage of platinum group metals, if a substantial interruption should occur in the supply of platinum group metals, we may not be able to obtain as much platinum group metals from other sources as would be necessary to satisfy our requirements at prices comparable to our current arrangements.

WE MAY NOT BE ABLE TO RESPOND EFFECTIVELY TO TECHNOLOGICAL CHANGES IN OUR INDUSTRY OR IN OUR CUSTOMERS' PRODUCTS.

     Our future business success will depend in part upon our ability to maintain and enhance our technological capabilities, develop and market products and applications that meet changing customer needs and successfully anticipate or respond to technological changes on a cost-effective and timely basis. Our inability to anticipate, respond to or utilize changing technologies could have an adverse effect on our business, financial condition or results of operations. Moreover, technological and other changes in our customers' products or processes may render some of our specialty chemicals unnecessary, which would reduce the demand for those chemicals.

WE OPERATE IN A VERY COMPETITIVE INDUSTRY.

     We have many competitors. Some of our principal competitors have greater financial and other resources, less leverage and greater brand recognition than we have. Accordingly, these competitors may be better able to withstand changes in conditions within the industries in which we operate and may have significantly greater operating and financial flexibility than we do. As a result of the competitive environment in the markets in which we operate, we currently face and will continue to face pressure on the sales prices of our products from competitors and large customers. With these pricing pressures, we may experience future reductions in the profit margins on our sales, or may be unable to pass on future raw material price or labor cost increases to our customers, which also would reduce profit margins. In addition, we cannot guarantee that we will not encounter increased competition in the future, which could have a material adverse effect on our business. Since we conduct our business mainly on a purchase order basis, with few long-term commitments from our customers, this competitive environment could give rise to a sudden loss of business.

IF WE LOSE KEY PERSONNEL, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     Our success depends to a large degree on a number of key employees, and the loss of their services could have a material adverse effect on our business. In particular, the loss of James P. Mooney, our Chairman of the Board and Chief Executive Officer, could have a material adverse effect on our business. We have entered into employment agreements with some of our key employees, including Mr. Mooney. We cannot guarantee, however, that any of these employment agreements will prevent us from losing the services of any of our key employees, including Mr. Mooney.

WE ARE SUBJECT TO STRINGENT ENVIRONMENTAL REGULATION AND MAY INCUR UNANTICIPATED COSTS OR LIABILITIES ARISING OUT OF ENVIRONMENTAL MATTERS.

     We are subject to stringent laws and regulations relating to the storage, handling, disposal, emission and discharge of materials into the environment, and we have expended, and may be required to expend in the future, substantial funds for compliance with such laws and regulations. In addition, we may from time to time be subjected to claims for personal injury, property damages or natural resource damages made by third parties or regulators. Our annual environmental compliance costs approximated $5.0 million in 2000. In addition, we made capital expenditures of approximately $2.1 million in 2000 in connection with environmental compliance. We expect that these expenditures will increase as a result of our acquisition of the dmc(2) operations.

     Some risk of environmental liability is inherent in the nature of our business and in the ownership and operation of real property, and we can provide no assurance that additional environmental costs, which may be material, will not arise in the future. In addition, we have not previously operated the 20 plants acquired as part of the dmc(2) operations and have limited information regarding their environmental condition and compliance. Environmental considerations may affect customer acceptance of some of our products.

WE ARE EXPOSED TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES, WHICH MAY ADVERSELY AFFECT OUR OPERATING RESULTS AND NET INCOME.

     We have manufacturing and other facilities in the Americas, Europe, Asia-Pacific and Africa, and we market our products worldwide. Although most of our raw material purchases and product sales are transacted in U.S. dollars, liabilities for non-U.S. operating expenses and income taxes are denominated in local currencies. In addition, fluctuations in exchange rates may affect product demand and may adversely affect the profitability in U.S. dollars of products and services provided by us in foreign markets where payment for our products and services is made in the local currency. Accordingly, fluctuations in currency rates may affect our operating results and net income. In order to partially hedge our balance sheet exposure to fluctuating rates, we enter into forward contracts to purchase euros. Such transactions cannot, however, eliminate all of the risks associated with currency fluctuations.

OUR SUBSTANTIAL INTERNATIONAL OPERATIONS SUBJECT US TO RISKS NOT FACED BY DOMESTIC COMPETITORS, WHICH MAY INCLUDE UNFAVORABLE POLITICAL, REGULATORY, LABOR AND TAX CONDITIONS IN OTHER COUNTRIES.

     About 64% of our net sales in 2000 were derived from our foreign facilities. As a result of our acquisition of the dmc(2) operations, we estimate that our sales from our foreign facilities will increase to more than 70% of our net sales (excluding net sales of the Metal Management segment). Accordingly, our business is subject to risks related to the differing legal and regulatory requirements and the social, political and economic conditions of many jurisdictions. In addition to risks associated with fluctuations in foreign exchange rates, risks inherent in international operations include the following:

     - agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system;

     - foreign customers may have longer payment cycles;

     - foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade or investment, including currency exchange controls;

     - U.S. export licenses may be difficult to obtain;

     - intellectual property rights may be more difficult to enforce in foreign countries;

     - general economic conditions in the countries in which we operate could have an adverse effect on our earnings from operations in those countries;

     - unexpected adverse changes in foreign laws or regulatory requirements may occur, including with respect to export duties and quotas;

     - compliance with a variety of foreign laws and regulations may be difficult; and

     - overlap of different tax structures may subject us to additional taxes.

     Our business in emerging markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, upon our ability to succeed in differing legal, regulatory, economic, social and political conditions. We cannot assure you that we will continue to succeed in developing and implementing policies and strategies which will be effective in each location where we do business. Furthermore, we cannot be sure that any of the foregoing factors will not have a material adverse effect on our business, financial condition or results of operations.

BECAUSE WE ARE A HOLDING COMPANY, OUR INCOME COMES ENTIRELY FROM DISTRIBUTIONS FROM OUR SUBSIDIARIES.

     We are a holding company with no significant assets other than our investments in our subsidiaries. Accordingly, we rely entirely upon distributions from our subsidiaries to generate the funds necessary to meet our obligations, including the payment of principal and interest on the notes. The indenture governing the notes and our credit facilities limit the ability of our subsidiaries to contractually restrict the payment of dividends and other payments to us, although these limitations are subject to a number of significant qualifications. See "Description of the Notes -- Certain
Covenants -- Dividend and Other Payment Restrictions Affecting Subsidiaries."

RISKS RELATING TO THE NOTES

NOT ALL OF OUR SUBSIDIARIES GUARANTEE OUR OBLIGATIONS UNDER THE NOTES, AND THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

     Our present and future wholly-owned domestic subsidiaries guarantee the original notes and will guarantee the exchange notes, except domestic subsidiaries that may be designated as unrestricted with respect to the indenture. Our present and future foreign subsidiaries are not guarantors of the original notes and will not be guarantors of the exchange notes. Payments on the notes will be required to be made only by us and the subsidiary guarantors. As a result, no payments will be required to be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. The historical consolidated financial statements included in this offering circular are presented on a consolidated basis, including both our domestic and foreign subsidiaries. The aggregate sales, EBITDA and assets of our subsidiaries that are not and will not be guarantors of the notes represented 61%, 78% and 73%, respectively, of our total sales, EBITDA and assets for 2000, on a pro forma basis.

     In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the notes are effectively subordinated to the indebtedness of the non-guarantor subsidiaries.

THE NOTES ARE SUBORDINATED TO ANY CURRENT AND FUTURE SENIOR AND SECURED DEBT.

     The notes rank equally in right of payment with all of our and our subsidiary guarantors' existing and future senior subordinated indebtedness. However, the notes are subordinated to all of our future and existing senior and secured indebtedness, including borrowings under our credit facilities, and the senior and secured indebtedness of the subsidiary guarantors, and are effectively subordinated to all liabilities of subsidiaries not guaranteeing the notes. As of September 30, 2001, on a pro forma basis giving effect to the original notes offering, the aggregate amount of senior and secured indebtedness, including that of the subsidiary guarantors, and liabilities of non-guaranteeing subsidiaries that would have effectively ranked senior to the notes would have been approximately $1,539.0 million. In addition, we would have had the ability to incur approximately $200.0 million of additional secured indebtedness under our credit facilities.

WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon a change of control event, if we do not redeem the notes, each holder of the notes will have the right to require us to repurchase its notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. Our ability to repurchase the notes upon a change of control event will be limited by the terms of our credit facilities. Upon a change of control event, we may be required to repay immediately the outstanding principal, and any accrued interest or any other amounts, owed by us under our credit facilities. We may not be able to repay these amounts or obtain the necessary consents under these credit facilities to repurchase the notes. The source of funds for any repurchase of notes would be our available cash or cash generated from other sources. However, we may not have enough available funds or be able to generate the necessary funds upon a change of control to make any required repurchases of tendered notes. This may result in our having to refinance our outstanding indebtedness, which we may not be able to do on favorable terms or at all.

YOU MAY HAVE DIFFICULTY SELLING ORIGINAL NOTES YOU DO NOT EXCHANGE.

     If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. These restrictions on transfer are applicable because we issued the original notes under exemptions from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from these requirements. We do not intend to register the original notes under the Securities Act. To the extent original notes are tendered and accepted in the exchange offer, the trading market, if any, for any remaining untendered original notes may be adversely affected. See "The Exchange
Offer -- Consequences of Exchanging or Failing to Exchange Original Notes."

WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES.

     You may find it difficult to sell your exchange notes because an active trading market for the exchange notes may not develop. The exchange notes are being offered to the holders of the original notes, which were issued on December 12, 2001 primarily to a small number of institutional investors.

     Currently, there is no public market for the exchange notes. We do not intend to list the exchange notes on any national securities exchange or to seek an admission of these exchange notes to trading on the National Association of Securities Dealers Automated Quotation System. The initial purchasers have advised us that, subject to any legal or regulatory restrictions, they may make a market in the exchange notes, but they are not obligated to do so and may discontinue any such market making at any time. We cannot guarantee the development or liquidity of any market for the exchange notes, and if an active public market does not develop, the market price and liquidity of the exchange notes may be adversely affected. If any of the exchange notes are traded after we issue them, they may trade at a discount, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition and performance.

BROKER-DEALERS OR NOTEHOLDERS MAY BECOME SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

     Any broker-dealer that:

     - exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes; or

     - resells exchange notes that were received by it for its own account in the exchange offer, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

     In addition to broker-dealers, any noteholder that exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by the noteholder.

IF A SUBSIDIARY GUARANTEE OF THE NOTES IS RULED TO BE A FRAUDULENT CONVEYANCE, THAT GUARANTEE COULD BE VOIDED, YOUR CLAIMS UNDER THAT GUARANTEE COULD BE SUBORDINATED AND/OR ANY PAYMENT MADE BY THAT GUARANTOR COULD BE REQUIRED TO BE RETURNED.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if, among other things, any guarantor, at the time it incurred the debt evidenced by its guarantee of the notes:

     - was insolvent or rendered insolvent by reason of such incurrence, or was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital, or intended to incur, or believed or should have believed that it would incur, debts beyond its ability to pay such debts as they mature, and

     - that guarantor received less than reasonably equivalent value or fair consideration for the incurrence of such debt,

then the guarantee of that guarantor could be voided or claims by holders of the notes under that guarantee could be subordinated to all other debts of that guarantor. In addition, any payment made by that guarantor pursuant to its guarantee could be required to be returned to that guarantor, or to a fund for the benefit of the creditors of that guarantor.

     The measures of insolvency for purposes of these considerations will vary depending upon the law applied in any applicable proceeding. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, was greater than the saleable value of all of its assets at a fair valuation;

     - the present fair saleable value of its assets is less than the amount that would be required to satisfy its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to the debt incurred in connection with this offering, will not be insolvent, will not have unreasonably small capital for the businesses in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. However, we cannot guarantee what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

                                THE TRANSACTIONS

     The offering of original notes followed a series of transactions in which:

     - We acquired all of the operations of dmc(2) from Degussa AG for
       (euro)1,200.0 million in cash, or approximately $1,072.0 million based on the exchange rate at closing.

     - We amended and restated our existing senior secured credit facilities to fund the acquisition of the dmc(2) operations, reduce certain borrowings under our existing revolving credit facility and provide for our ongoing working capital and other financing requirements.

     - We issued $550.0 million of senior subordinated bridge notes to fund the acquisition of the dmc(2) operations.

     - We sold the Electronic Materials and Cerdec divisions of dmc(2) to Ferro Corporation for approximately $525.5 million in cash, the proceeds of which were used to repay a portion of the borrowings under the credit facilities and a portion of the bridge notes.

     We refer to these events collectively in this prospectus as the "Transactions."

                         PURCHASE OF DMC(2) OPERATIONS

     The following is a summary of the material terms of the purchase agreement among Degussa AG, dmc(2) and OMG dated August 10, 2001, regarding the purchase of the dmc(2) operations. This summary describes only some provisions of the purchase agreement and may not describe all terms that may be important to you. See "Where You Can Find More Information."

REPRESENTATIONS AND WARRANTIES

     The purchase agreement contains customary representations and warranties from dmc(2). However, our ability to recover damages for breach of these representations and warranties is subject to restrictions, including the following:

     - we can assert claims only if the total amount of claims exceeds
       (euro)10.0 million and, except for certain claims, any recovery is limited to a total of 25% of the purchase price prior to any adjustment;

     - we may not receive consequential damages or damages for loss of profit;

     - we may not recover damages that have been addressed through an adjustment of the purchase price or a specific reserve in the dmc(2) balance sheet; and

     - we have to assert most claims within 18 months from the closing of the purchase.

INDEMNIFICATION

     Degussa AG and dmc(2) have agreed to indemnify us for specific environmental as well as contingent liabilities. These are described below:

     Environmental Liabilities. In general, dmc(2) agreed to indemnify us against non-compliance liabilities and cleanup obligations relating to environmental conditions existing at the date of purchase, subject to specified conditions and limitations. Limitations on the indemnity obligations of dmc(2) include the following:

     - we may assert environmental claims only if the total amount of claims exceeds E10.0 million, but upon exceeding such threshold, we may claim the entire amount;

     - the aggregate exposure of dmc(2) for all claims under the purchase agreement, including environmental claims, is capped at 25% of the purchase price prior to any adjustment; and

     - environmental claims are subject to a cost-sharing formula under which we share an increasing percentage of costs over time, depending on when notice is given; accordingly, we pay 10% of claims asserted in the first year, 20% in the second year, 30% in the third year, 40% in the fourth year, 50% in the fifth year, 60% in the sixth year, 75% in the seventh year, 90% in the eighth year, and 100% of claims afterward.

     The indemnity obligations of dmc(2) are also subject to various conditions designed to exclude payment for work not required by applicable environmental laws and to avoid double recovery. For example, our claims may be reduced to the extent such claims have been provided for through a specific reserve in the dmc(2) balance sheet, or to the extent we have received payments from a third party or a tax benefit.

     Contingent Liabilities. Degussa AG has agreed to indemnify us for various claims brought by any third party for any obligation of dmc(2) or Degussa AG created prior to the date the businesses of dmc(2) were separated from Degussa AG and transferred to dmc(2). In addition, dmc(2) has agreed to indemnify us for any losses arising from claims relating to the National Socialist Era and World War II, including claims in connection with formal forced labor.

POST-CLOSING ADJUSTMENT

     The purchase price will be adjusted by any difference between the amount of net debt (debt less cash) of dmc(2) on December 31, 2000 compared to the net debt of dmc(2) on June 30, 2001. The purchase price is subject to further adjustment based on changes in the net working capital of dmc(2) over the same measurement period. Any amounts we receive as a result of a downward adjustment of the purchase price may be used to reduce our debt under our credit facilities.

OTHER PROVISIONS

     Guarantee and Non-Compete. Degussa AG has guaranteed all of the obligations of dmc(2) under the purchase agreement. Degussa AG has further agreed not to engage or participate in a competing business for five years from the closing date of the purchase. A competing business does not include the dental alloy business or any publicly held entity provided Degussa AG holds less than 25% of the voting shares of such entity. Degussa AG can acquire a business that includes a competing business as long as the competing business represents not more than 30% of the aggregate value of the acquired business and Degussa AG sells the competing business within two years. If the competing business is not sold, we have the right to purchase the competing business from Degussa AG. Degussa AG also agreed not to solicit our employees for a period of two years after the closing.

     Employees. We are obligated to continue the employment of employees of dmc(2) after the closing on terms and conditions that are at least as favorable to them as the terms and conditions in effect prior to the closing.

     Maintenance of Partnership Structure and dmc(2). Prior to the closing, the German operations of dmc(2) were separated from Degussa AG and transferred to an entity established as a partnership under German law. We purchased all outstanding interests of this entity at closing. We are obligated to maintain the entity as a German partnership until December 31, 2004. Degussa AG may not dissolve or liquidate dmc(2) prior to December 31, 2005.

     Precious Metals Lease Facility. We entered into a precious metals lease facility with Degussa AG at closing. Under this facility, Degussa AG agreed to lease to us a maximum of DM 650.0 million in gold, silver, platinum and palladium. We may draw on this facility, which matures on August 10, 2002, if and to the extent we are unable to otherwise lease precious metals. Any drawings under this facility will be secured by liens on assets and real property located in Germany.

                                   FINANCING

     The primary sources of financing for the acquisition of the dmc(2) operations included our existing credit facilities (which were increased from $658.0 million to $1,310.0 million) and $550.0 million in bridge notes. In addition to funding the purchase price, approximately $139.2 million of the proceeds from borrowings under the credit facilities and from the bridge notes were used to reduce outstanding amounts under our existing revolving credit facility and to pay fees and expenses incurred in connection with the transaction.

CREDIT FACILITIES

     The amended and restated credit facilities made available to us are outlined below:

                     FACILITIES                               AMOUNT             MATURITY
                     ----------                               ------             --------
                                                      (DOLLARS IN MILLIONS)
Revolver............................................         $  325.0          April 1, 2006
Term Loan A.........................................            135.0          April 1, 2006
Term Loan B.........................................            500.0          April 1, 2007
Asset Sale Term Loan................................            350.0                 Repaid
                                                             --------
          TOTAL.....................................         $1,310.0

     At our option, the loans will bear interest at either the lender's alternate base rate or LIBOR plus an applicable margin. The initial LIBOR margin will be 3.0%. The applicable margin for the Revolver, Term Loan A and Term Loan B will be subject to performance-based adjustments commencing with the fiscal quarter ended on or nearest to December 31, 2001. See "Description of the Credit Facilities."

     A portion of the Revolver has been made available in euros. Financial covenants governing the credit facilities include minimum fixed charge coverage, maximum leverage, minimum interest coverage and maximum debt to capitalization. The credit facilities provide for a first priority perfected lien on all of our domestic personal property assets and a first priority pledge of 100% of the common stock of our domestic subsidiaries and of 65% of the common stock of our first-tier foreign subsidiaries. The Asset Sale Term Loan was repaid in full with proceeds from the sale of the Electronic Materials and Cerdec divisions of dmc(2) to Ferro. Approximately $106.7 million of Term Loan A and approximately $7.3 million of Term Loan B were repaid with proceeds from the sale of our common stock on January 24, 2002.

BRIDGE NOTES

     In conjunction with the acquisition of the dmc(2) operations, we issued $550.0 million of bridge notes. The bridge notes were unsecured obligations and ranked subordinate to the credit facilities. We used $173.0 million of the proceeds from the sale of the dmc(2) divisions to Ferro to repay a portion of the outstanding bridge notes, and we used the proceeds from the original notes offering to repay the remaining outstanding portion of the bridge notes.

                          SALE OF BUSINESSES TO FERRO

     On September 7, 2001, we sold the Electronic Materials and Cerdec divisions of dmc(2) to Ferro Corporation for approximately $525.5 million in cash, subject to adjustments. The following is a summary of the material terms of the heads of agreement between OMG and Ferro, dated April 23, 2001 and the purchase agreement between OMG and Ferro, dated as of August 31, 2001, relating to the sale and purchase of these businesses. The following summary may not describe all of the terms of the heads of agreement and the purchase agreement that may be important to you.

RIGHTS AND OBLIGATIONS

     We agreed in general to share with Ferro our rights and obligations under the purchase agreement with Degussa AG to the extent applicable to the businesses sold to Ferro. Ferro similarly agreed to comply with any restrictions or limitations imposed by that purchase agreement as regards the businesses sold to Ferro. At Ferro's request, we will enforce our rights or secure the benefits under the purchase agreement with Degussa AG with respect to the businesses sold to Ferro. Ferro agreed to reimburse us for expenses incurred by us in doing so and to indemnify us for claims relating to these businesses prior to the sale of such businesses to Ferro.

PURCHASE PRICE ADJUSTMENT

     The purchase price for the businesses sold to Ferro will be adjusted to reflect changes in net working capital on December 31, 2000 compared to August 31, 2001 and for net debt and cash as of August 31, 2001. In addition, the purchase price paid by Ferro included an amount reflecting a portion of the investment banking fees and other costs paid by us for this transaction.

OTHER PROVISIONS

     No-Hire. We agreed not to hire any employees transferred with the businesses sold to Ferro for a period of two years from the transfer date. Ferro agreed not to hire any employees of the dmc(2) businesses retained by us for a period of two years from the transfer date.

     Non-Compete. We agreed not to develop, produce, market or sell products or services substantially similar to the products or services sold or provided by the dmc(2) businesses transferred to Ferro for a period of five years from the closing date of the purchase. Ferro also agreed not to develop, produce, market or sell products or services substantially similar to the products or services sold or provided by the dmc(2) businesses retained by us for the same period.

     Shared Services. For a period of time after the closing date, we will share some plants and facilities with Ferro. We entered into service agreements with Ferro for the facilities located in South Plainfield, New Jersey and Hanau, Germany. Under these agreements, each of us has agreed to provide the other with specific services necessary for its respective operations at those facilities.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange notes, we will receive in exchange original notes of like principal amount, the terms of which are identical in all material respects to the exchange notes. The original notes surrendered in exchange for exchange notes will be retired and canceled. Accordingly, issuance of the exchange notes will not result in any increase in our indebtedness. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

     On December 12, 2001, we issued and sold the original notes. We used the net proceeds from that offering, which after discounts to the initial purchasers and other transaction fees and expenses paid by us, approximated $389.0 million, to repay our remaining outstanding bridge notes and to repay a portion of the outstanding indebtedness under our credit facilities. The maturity date of the bridge notes was May 10, 2002, and the bridge notes bore interest at an annual rate of 10.5% initially, which increased to 11.0% on November 10, 2001. The net proceeds from the bridge notes were used to pay a portion of the purchase price for our acquisition of the operations of dmc(2).

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2001, on an actual basis and as adjusted to give pro forma effect to the offering of original notes and the application of the estimated proceeds as described under "Use of Proceeds" above. The table should be read in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes included elsewhere in this prospectus. Stockholders' Equity does not include shares of common stock issuable pursuant to outstanding options.

                                                               AS OF SEPTEMBER 30,
                                                                      2001
                                                              ---------------------
                                                               ACTUAL     PRO FORMA
                                                               ------     ---------
                                                              (DOLLARS IN MILLIONS)
Cash and Cash Equivalents...................................  $   36.4    $   36.4
                                                              ========    ========
Debt:
     Revolving Credit Facility..............................  $  227.1    $  227.1
     Term Loan A............................................     135.0       132.4
     Term Loan B............................................     500.0       490.6
     Senior Subordinated Bridge Notes.......................     377.0          --
     Senior Subordinated Notes..............................        --       400.0
     Other Debt.............................................      30.1        30.1
                                                              --------    --------
       Total Debt...........................................   1,269.2     1,280.2
                                                              --------    --------
Stockholders' Equity........................................     557.0       557.0
                                                              --------    --------
Total Capitalization........................................  $1,826.2    $1,837.2
                                                              ========    ========

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth our selected historical financial data for each of the five years in the period ended December 31, 2000 and for the nine-month periods ended September 30, 2000 and 2001. We derived our selected historical financial data for the years ended 1998, 1999 and 2000 from our audited consolidated financial statements for the years ended December 31, 1998, 1999 and 2000 included elsewhere in this prospectus. We derived our selected historical financial data for the years ended 1996 and 1997 from our audited consolidated financial statements for the years ended December 31, 1996 and December 31, 1997 that are not included in this prospectus. We derived the selected historical financial data for the nine-month periods ended September 30, 2000 and 2001 from our unaudited consolidated financial statements, which include all adjustments, consisting of normal recurring accruals, that management considers necessary for a fair presentation of the financial position and results of operations for these periods. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of results that may be expected for any other interim period or for the full year ending December 31, 2001. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements (and the related notes) included elsewhere in this prospectus.

                                                                                                NINE MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                              ----------------------------------------------   -------------------
                                               1996     1997     1998      1999       2000       2000       2001
                                              ------   ------   ------   --------   --------   --------   --------
                                                   (DOLLARS IN MILLIONS, EXCEPT RATIOS)            (UNAUDITED)
INCOME STATEMENT DATA:
Net sales...................................  $388.0   $487.3   $521.2   $  507.0   $  887.7   $  655.2   $1,285.5
Cost of products sold.......................   304.0    369.9    376.3      347.5      673.9      501.0    1,067.4
                                              ------   ------   ------   --------   --------   --------   --------
Gross profit................................    84.0    117.4    144.9      159.5      213.8      154.2      218.1
Selling, general and administrative
  expenses..................................    32.6     46.8     58.0       60.8       75.4       52.7       94.2
                                              ------   ------   ------   --------   --------   --------   --------
Income from operations......................    51.4     70.6     86.9       98.7      138.4      101.5      123.9
Interest expense, net.......................    (7.2)   (13.3)   (15.4)     (18.9)     (37.4)     (26.8)     (37.9)
Other income (expense), net.................     0.2      0.7     (0.2)       0.5       (1.1)      (0.6)      (1.4)
                                              ------   ------   ------   --------   --------   --------   --------
Income before income taxes..................    44.4     58.0     71.3       80.3       99.9       74.1       84.6
Income taxes................................    14.4     19.6     22.9       24.5       28.4       21.9       24.3
                                              ------   ------   ------   --------   --------   --------   --------
Net income..................................  $ 30.0   $ 38.4   $ 48.4   $   55.8   $   71.5   $   52.2   $   60.3
                                              ======   ======   ======   ========   ========   ========   ========
RATIO OF EARNINGS TO FIXED CHARGES (1)......     6.8x     5.3x     5.0x       3.8x       2.7x       2.6x       2.8x
BALANCE SHEET DATA:
Cash and cash equivalents...................  $  7.8   $ 13.2   $  7.8   $    9.4   $   13.5   $   15.7   $   36.4
Working capital, net (2)....................   169.7    210.8    294.9      359.1      411.8      466.5      974.7
Property, plant and equipment, net..........   110.6    150.2    245.3      318.8      485.4      457.4      707.2
Total assets................................   443.5    601.1    870.7    1,012.5    1,357.5    1,307.9    2,578.1
Total debt..................................   112.9    170.6    312.1      384.9      571.9      583.6    1,269.2
Stockholders' equity........................   185.3    301.2    404.1      449.2      506.1      489.5      557.0
OTHER DATA:
EBITDA (3)..................................  $ 67.4   $ 92.5   $112.1   $  126.1   $  176.6   $  130.2   $  166.4
Cash flow from operations...................    15.8     29.9     (1.1)      12.4       81.0       45.6       16.6
Depreciation and amortization...............    15.8     21.2     25.4       26.9       39.3       29.3       43.9
Capital expenditures........................    28.1     34.8     91.9       70.2       55.0       33.6       63.3

---------------

(1) The ratio of earnings to fixed charges is computed by dividing earnings available for fixed charges by fixed charges. Earnings available for fixed charges consist of earnings before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortized capitalized expenses related to indebtedness, and the portion of operating lease rental expense that represents the interest factor.

(2) Working capital, net is defined as current assets excluding cash and cash equivalents minus current liabilities excluding short-term debt and the current portion of long-term debt.

(3) EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA is not a measure of operating income, operating performance or liquidity under GAAP. We include EBITDA data because we understand these data are used by some investors to determine our historical ability to service our indebtedness. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income (as determined in accordance with GAAP) as an indicator of our operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. In addition, it should be noted that companies calculate EBITDA differently and therefore EBITDA as presented for us may not be comparable to EBITDA reported by other companies. See the audited consolidated financial statements and related notes included elsewhere in this prospectus for the cash used in and provided by operating activities.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     As of the date of this prospectus, $400.0 million aggregate principal amount of the original notes is outstanding. This prospectus, together with the letter of transmittal, is being sent to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under "-- Conditions to the Exchange Offer."

     Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. Original notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

     As used in this prospectus, the term "expiration date" means 12:00
midnight, New York City time, on         , 2002. However, if we, in our sole
discretion, extend the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which we extend the exchange offer. We reserve the right to extend the period of time during which the exchange offer is open. If the exchange offer period is extended, we would give notice of the extension to the holders of original notes by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

     We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "-- Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as described above. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes and provide notice to the noteholders. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the noteholders have at least five business days to tender or withdraw.

     Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

PROCEDURES FOR TENDERING

     Except as described below, a tendering holder must, on or prior to the expiration date:

     - transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to The Bank of New York at the address listed below under the heading
       "-- Exchange Agent"; or

     - if original notes are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the exchange agent at the address listed below under the heading "-- Exchange Agent."

     In addition:

     - the exchange agent must receive, on or before the expiration date, certificates for the original notes or a timely confirmation of book-entry transfer of the original notes into the exchange agent's account at the Depository Trust Company, the book-entry transfer facility; or

     - the holder must comply with the guaranteed delivery procedures described below.

     The Depository Trust Company will be referred to as DTC in this prospectus.

     The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

     The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent. You should not send any letter of transmittal, original notes or other related documentation to us.

     If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender original notes, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent's account.

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

     - by a registered holder of the original notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

     - for the account of an "eligible institution."

     If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is a financial institution -- including most banks, savings and loan associations and brokerage houses -- that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program.

     We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

     We reserve the right to reject any particular original note not properly tendered or which acceptance of might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

     If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The original notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the original notes must be signed exactly as the name of any registered holder appears on the original notes.

     If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

     By tendering, each holder will represent to us that, among other things,

     - the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and

     - neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes.

     In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange notes.

     If any holder or other person is an "affiliate" of ours, as defined under Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange notes, that holder or other person can not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and not withdrawn. We will issue the exchange notes promptly after acceptance of the original notes. See "-- Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

     The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the original notes, or if no interest has been paid on the original notes, from the date of issue of the original notes. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their right to receive the accrued interest on the original notes.

     Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer promptly after commencement of the exchange offer. Any financial institution that is a participant in DTC's systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. The participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from this participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

     (1) be transmitted to and received by the exchange agent at the address listed below under "-- Exchange Agent" on or prior to the expiration date; or

     (2) comply with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of original notes desires to tender the original notes, and the original notes are not immediately available, or time will not permit the holder's original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent received from an eligible institution a notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

        (1) stating the name and address of the holder of original notes and the amount of original notes tendered,

        (2) stating that the tender is being made and

        (3) guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

     - the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

WITHDRAWAL RIGHTS

     Tenders of original notes may be withdrawn at any time before 12:00 midnight, New York City time, on the expiration date.

     For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under "-- Exchange Agent" before 12:00 midnight, New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

     - identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

     - contain a statement that the holder is withdrawing its election to have the original notes exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

     - specify the name in which the original notes are registered, if different from that of the depositor.

     If certificates for original notes have been delivered or otherwise identified to the exchange agent, then prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. If original notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Properly withdrawn original notes may be re-tendered by following the procedures described under "-- Procedures for Tendering" above at any time on or before 12:00 midnight, New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we shall not be required to accept original notes for exchange, or to issue exchange notes in exchange for any original notes, and may terminate or amend the exchange offer, if at any time before the acceptance of the original notes for exchange or the issuance of the exchange notes for the original notes:

     - there has been instituted any proceeding seeking to restrain or prohibit the making or completion of the exchange offer, or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes in the exchange offer; or

     - any action shall have been taken, proposed or threatened by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of such consequences or, in our sole judgment, might result in the holders of exchange notes having obligations with respect to resales and transfers of exchange notes which are greater than those described in the interpretations of the SEC staff referred to in this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer; or

     - there shall have occurred:

        - any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

        - any limitation by a governmental authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer; or

        - a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

        - a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

     - any change, or any development involving a prospective change, shall have occurred or be threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we shall have become aware of facts that have or may have an adverse impact on the value of the original notes or the exchange notes; which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.

     These conditions to the exchange offer are to our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them in whole or in part in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right.

     In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at that time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     We have appointed The Bank of New York as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

                  Delivery To: The Bank of New York, Exchange Agent

          By Hand Before 4:30 p.m.:                  By Registered or Certified Mail:
            The Bank of New York                           The Bank of New York
               15 Broad Street                                15 Broad Street
       Securities Window Street Level                 Securities Window Street Level
             New York, NY 10007                             New York, NY 10007
                                                   Attention: Reorganization Department

                         By Hand or Overnight Delivery after
                       4:30 p.m. on the Expiration Date:
                              The Bank of New York
                                15 Broad Street
                         Securities Window Street Level
                               New York, NY 10007
                      For Information Call: (212) 235-2360
                                       --

                           By Facsimile Transmission
                (for Eligible Institutions only): (212) 235-2256
                                       --
                          Attention: Customer Service
                      Confirm by Telephone: (800) 548-5075
                                       --

     If you deliver the letter of transmittal to an address other than the address indicated above or transmit instructions via facsimile other than to the facsimile number indicated, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The expenses to be incurred in connection with the exchange offer will be paid by us. These expenses will include reasonable and customary fees and out-of-pocket expenses of the exchange agent and reasonable out-of-pocket expenses incurred by brokerage houses and other fiduciaries in forwarding materials to beneficial holders in connection with the exchange offer.

ACCOUNTING TREATMENT

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes under generally accepted accounting principles.

TRANSFER TAXES

     Holders who tender their original notes for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE ORIGINAL NOTES

     Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register original notes under the Securities Act.

     Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that exchange notes issued in the exchange offer in exchange for original notes may be offered for resale, resold or otherwise transferred by holders of the original notes, other than any holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as the exchange notes are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes. However, the SEC has not considered this exchange offer in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer as in the other circumstances.

     Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If any holder is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, that holder could not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes must acknowledge that the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. Furthermore, any broker-dealer that acquired any of its original notes directly from us:

     - may not rely on the applicable interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13,
       1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) and

     - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

     See "Plan of Distribution."

     In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange notes to "qualified institutional buyers," as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following management's discussion and analysis of financial condition and results of operations should be read in conjunction with our pro forma financial information and our historical financial statements and the related notes appearing elsewhere in this prospectus.

OVERVIEW

     We are a leading, vertically integrated international producer and marketer of value-added, metal-based specialty chemicals and related materials. We apply proprietary technology to a wide variety of raw material feedstocks to manufacture, market and supply more than 625 different product offerings to more than 1,700 customers in over 30 industries. Our products typically represent a small portion of the customer's total manufacturing or processing costs and are often essential ingredients for superior product performance. For the twelve months ended September 30, 2001, on a pro forma basis, our net sales were $6,227.2 million and our EBITDA was $287.2 million.

     We believe we are the world's leading producer of cobalt-based specialty chemicals and a leading producer of nickel-based specialty chemicals and platinum group metal catalysts and products. During 2000, on a pro forma basis, and excluding net sales of our Metal Management segment, we derived approximately 64% of our net sales from customers in Europe, 25% from customers in the Americas and 11% from customers in Asia-Pacific. We operate 36 manufacturing facilities worldwide, including 14 in the Americas, 12 in Europe, 8 in Asia-Pacific and 2 in Africa, and employ approximately 5,200 employees in 24 countries. Our business is conducted through three segments: Base Metal Chemistry, Precious Metal Chemistry and Metal Management.

PRIMARY FACTORS AFFECTING OUR BUSINESS

     The primary factors that affect our results are:

     Economic conditions in the geographic regions in which we operate. We have operations in a variety of foreign countries. Economic conditions and growth rates historically have varied in the geographic regions in which we operate and may do so in the future.

     Raw materials availability. The primary raw materials we use in manufacturing products are cobalt, nickel, copper, gold, silver, platinum, palladium and rhodium. Copper, gold and silver are worldwide commodities and are generally available. We source our other raw materials from various countries in which localized events or conditions could affect the supply or price of metals, although historically we have not experienced shortages in these raw materials. Our refining and metal separation capabilities that allow us to transform lower-grade feedstocks into high-quality finished products are an important aspect of our business.

     Metal price volatility. The cost of our raw materials fluctuates due to actual or perceived changes in supply and demand. Generally, we are able to pass through to our customers increases or decreases in raw material prices by increasing or decreasing, respectively, the prices of our products or by invoicing the customer directly for the cost of the raw material.

     Effects of currency fluctuations. Our worldwide results of operations are subject to both currency transaction and translation risk. We incur currency transaction risk whenever we enter into either a purchase or sale transaction using a currency other than the local currency of the entity. We incur currency translation risk because we measure and record the financial condition and results of operations for many of our subsidiaries in local currencies before translating these results into U.S. dollars and including them in our historical consolidated financial statements. Exchange rates between these currencies and the U.S. dollar in recent years have fluctuated significantly and may do so in the future. Although raw material purchases and product sales are predominantly based on U.S. dollars or U.S. dollar quoted prices, we are exposed to fluctuations in foreign currency exchange rates. Accordingly, fluctuations in currency rates will affect our operating results and net income. Forward contracts are utilized to partially hedge our exposures to fluctuating foreign exchange rates. Such transactions cannot, however, eliminate all of the risks associated with currency fluctuations.

     New product development. The continuing development of new products is an integral focus of our business. New products developed in the last five years accounted for more than one-fifth of our pro forma 2000 net sales (excluding net sales of our Metal Management segment). We develop new products through continued responsiveness to customer needs and through joint product development programs.

     Acquisitions. We have completed thirteen acquisitions since our initial public offering in 1993, including our recent acquisition of the dmc(2) operations. Most of these acquisitions have occurred during the last five years. See "Business -- History."

ACQUISITION OF DMC(2) OPERATIONS AND SALE OF BUSINESSES TO FERRO

     On August 10, 2001, we acquired all of the operations of dmc(2) Degussa Metals Catalysts Cerdec AG from Degussa AG for E1,200.0 million, or approximately $1,072.0 million based on the exchange rate at closing. dmc(2) was a worldwide provider of metal-based functional materials for a wide variety of high-growth end markets and was a leading producer of PGM catalysts and products. On September 7, 2001, we sold the Electronic Materials and Cerdec divisions of dmc(2) to Ferro Corporation for approximately $525.5 million. The acquisition of the dmc(2) operations and the subsequent divestiture of dmc(2) businesses to Ferro were recorded using the purchase method of accounting.

                    RESULTS OF OPERATIONS -- OMG HISTORICAL

     Set forth below is summary consolidated information for the years ended December 31, 1998, 1999 and 2000 and for the nine-month periods ended September 30, 2000 and 2001.

                                                                             NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                                  ------------------------   ------------------
                                                   1998     1999     2000     2000       2001
                                                  ------   ------   ------   ------    --------
                                                                                (UNAUDITED)
INCOME STATEMENT DATA: (DOLLARS IN MILLIONS)
Net sales.......................................  $521.2   $507.0   $887.7   $655.2    $1,285.5
Gross profit....................................   144.9    159.5    213.8    154.2       218.1
Selling, general and administrative expenses....    58.0     60.8     75.4     52.7        94.2
                                                  ------   ------   ------   ------    --------
Income from operations..........................    86.9     98.7    138.4    101.5       123.9
Other expense - net.............................   (15.6)   (18.4)   (38.5)   (27.4)      (38.3)
Income taxes....................................    22.9     24.5     28.4     21.9        24.3
Minority interests..............................      --       --       --       --        (2.1)
Equity income from affiliates...................      --       --       --       --         1.1
                                                  ------   ------   ------   ------    --------
Net income......................................  $ 48.4   $ 55.8   $ 71.5   $ 52.2    $   60.3
                                                  ======   ======   ======   ======    ========

NINE MONTHS ENDED SEPTEMBER 30, 2001 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000

     Net sales for the nine months ended September 30, 2001 were $1,285.5 million, an increase of 96.2% compared to the same period for 2000. The increase in sales was primarily due to the acquisition of the dmc(2) operations.

     Gross profit increased to $218.1 million for the nine-month period ended September 30, 2001, a 41.4% increase over the same period in 2000. The increase in gross profit was primarily due to the acquisition of the dmc(2) operations. Cost of products sold increased to 83.0% of net sales for the nine months ended September 30, 2001 from 76.5% of net sales during the same period of 2000, primarily as a result of the acquisition of the dmc(2) operations with its high cost of precious metals relative to revenues.

     Selling, general and administrative expenses increased by $41.5 million in the nine-month period ended September 30, 2001, from the same period in 2000, resulting primarily from the acquisition of the dmc(2) operations, which resulted in approximately $27.5 million of additional expenses.

     As a result of the above factors, EBITDA increased $36.2 million, or 27.8%, from $130.2 million for the nine-month period ended September 30, 2000 to $166.4 million for the same period in 2001.

     Other expense - net for the nine-month period ended September 30, 2001 was $38.3 million, an increase of 40.2%, due primarily to the additional interest expense incurred on the additional debt to finance the acquisition of the dmc(2) operations.

     Income taxes as a percentage of income before income taxes, minority interests and equity in income of affiliates decreased to 28.7% for the first nine months of 2001 from 29.6% in the same period in 2000. The effective tax rate is lower than the U.S. statutory tax rate due to higher income earned in the relatively low statutory tax country of Finland and a tax holiday in Malaysia.

     Net income for nine-month period ended September 30, 2001 was $60.3 million, an increase of $8.1 million from the same period in 2000, due to the aforementioned factors.

  BASE METAL CHEMISTRY SEGMENT

     The following table shows market price fluctuations on the primary raw materials used by our Base Metal Chemistry segment:

                                                             MARKET PRICE RANGES
                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                      ----------------------------------
                                                            2000              2001
                                                      ----------------   ---------------
                                                             (DOLLARS PER POUND)
Cobalt - 99.3% Grade................................  $11.55 to $15.25   $8.41 to $12.35
Nickel..............................................  $ 3.43 to $ 4.75   $2.20 to $ 3.35
Copper..............................................  $ 0.75 to $ 0.92   $0.65 to $ 0.85

     The following table shows the physical product volumes sold by our Base Metal Chemistry segment during each period:

                                                              NINE MONTHS
                                                                 ENDED
                                                             SEPTEMBER 30,
                                                             -------------   PERCENTAGE
                                                             2000    2001      CHANGE
                                                             -----   -----   ----------
                                                              (POUNDS IN
                                                               MILLIONS)
Organics...................................................   58.7    56.7      -3.4%
Inorganics.................................................   79.8    73.6      -7.8%
Powders....................................................   35.2    33.0      -6.3%
Metals.....................................................   50.8    90.0      77.2%
                                                             -----   -----     -----
                                                             224.5   253.3      12.8%
                                                             =====   =====     =====

     Operating profit for the nine months ended September 30, 2001 was $122.3 million, an increase of 6% compared to the same period for 2000. The increase was primarily the result of the full impact in 2001 of the results of the Harjavalta nickel refinery, which was acquired in April 2000. Net sales were $627.2 million, a decline of 4.3%, resulting principally from lower prices, as cobalt, nickel and copper raw material market prices decreased compared to the same period in 2000. Physical sales volumes were up overall by 12.8% primarily due to the full impact of the Harjavalta nickel refinery operations.

  PRECIOUS METAL CHEMISTRY SEGMENT

     Our Precious Metal Chemistry segment includes the platinum group and other precious metals manufacturing businesses that were acquired in the acquisition of the dmc(2) operations (the results of operations exclude the businesses divested in September 2001). This segment develops, produces and markets a variety of products, predominantly from precious metals such as platinum, palladium, rhodium, gold and silver. Operating profit for this segment was $12.3 million for the three months ended September 30, 2001, primarily as a result of strong sales of auto catalysts to the European diesel market. Net sales for that period were $243.9 million.

  METAL MANAGEMENT SEGMENT

     Our Metal Management segment was acquired in the acquisition of the dmc(2) operations. This segment acts as a metal sourcing and trading operation for our other businesses and for our customers, primarily procuring precious metals such as platinum, palladium, rhodium, gold and silver. The Metal Management segment also centrally manages metal purchases and sales by providing the necessary precious metal liquidity, financing and hedging for our other businesses. Net sales for this segment were $414.4 million for the three months ended September 30, 2001. Operating profit for that period was $5.2 million and was positively affected by increased volatility in the precious metal markets.

2000 COMPARED TO 1999

     Net sales for 2000 were $887.7 million, an increase of 75.1% compared to 1999. The increase in sales resulted principally through an increase in physical volume of products sold, primarily due to the acquisition of Outokumpu Nickel Oy.

     The following table shows market price fluctuations on the primary raw materials we used in manufacturing our products:

                                                             MARKET PRICE RANGES
                                                           YEAR ENDED DECEMBER 31,
                                                      ----------------------------------
                                                           1999               2000
                                                      ---------------   ----------------
                                                             (DOLLARS PER POUND)
Cobalt - 99.3% Grade................................  $6.70 to $20.00   $10.68 to $15.25
Nickel..............................................  $1.81 to $ 3.81   $ 3.25 to $ 4.75
Copper..............................................  $0.61 to $ 0.85   $ 0.75 to $ 0.92

     The following table shows the physical product volumes sold during each period:

                                                                              PERCENTAGE
                                                             1999     2000      CHANGE
                                                            ------   ------   ----------
                                                              (POUNDS IN
                                                               MILLIONS)
Organics..................................................    70.2     76.5       9.0%
Inorganics................................................    96.1    105.6       9.9%
Powders...................................................    43.1     46.9       8.8%
Metals....................................................      --     78.2        NA
                                                            ------   ------      ----
  Total...................................................   209.4    307.2      46.7%
                                                            ======   ======      ====

     We sold 307.2 million pounds of product during 2000, an increase of 46.7% compared to 209.4 million pounds in 1999. The increase in physical volume of organic products sold was primarily due to generally stronger cobalt catalyst sales in all geographic regions and increased sales of plastic additives in Asia-Pacific. In the inorganics category, the increase in physical volume of products sold reflects increased volume of electronics chemicals, strong demand for nickel catalyst products in the United States and higher sales of battery grade chemicals in Asia-Pacific. The increase in physical volume of powder products reflects increases in sales of cobalt powder to the Asia-Pacific battery industry, and increased sales of cobalt extra fine, cobalt briquettes and tungsten powders to the hard metal and alloy markets, offsetting a decrease in copper powders used in automotive applications. The increase in physical volume of metal products sold is a result of the acquisition of Outokumpu Nickel Oy and the resulting sales of nickel briquettes and cathodes to the European steel industry.

     Gross profit increased to $213.8 million in 2000, a 34.0% increase from 1999. The increase in gross profit was primarily the result of the acquisition of Outokumpu Nickel Oy and the increased volumes of product sold. Cost of products sold increased to 75.9% of net sales for the year ended 2000 from 68.5% of net sales in 1999 as a result of the acquisition of Outokumpu Nickel Oy with lower value-added nickel products and higher sales of lower value-added cobalt containing products.

     Selling, general and administrative expenses increased by $14.6 million in 2000 from 1999, resulting primarily from general increases in administrative costs due to our growth and the Outokumpu Nickel Oy acquisition. Due to the relatively low incremental selling, general and administrative expenses required to support Outokumpu Nickel Oy and relatively high nickel prices, selling, general and administrative expenses decreased to 8.5% of net sales in 2000 compared to 12.0% of net sales in 1999.

     As a result of the above factors, EBITDA increased $50.5 million, or 40.0%, from $126.1 million in 1999 to $176.6 million in 2000.

     Other expense - net was $38.5 million in 2000 compared to $18.4 million in 1999 due primarily to increased interest expense on higher outstanding borrowings, primarily as a result of the Outokumpu Nickel Oy acquisition, and high interest rates.

     Income taxes as a percentage of income before income taxes decreased to 28.4% in 2000 from 30.5% in 1999. The lower effective tax rate was due primarily to a higher percentage of income earned in the relatively low statutory tax country of Finland and a tax holiday in Malaysia.

     Net income for 2000 was $71.5 million, an increase of $15.7 million from 1999, primarily due to the aforementioned factors.

1999 COMPARED TO 1998

     Net sales for 1999 were $507.0 million, a decrease of 2.7% compared to 1998. The decrease in sales resulted principally from lower cobalt raw material prices, which more than offset an increase in physical volume.

     The following table shows market price fluctuations on the primary raw materials we used in manufacturing our products:

                                                              MARKET PRICE RANGES
                                                            YEAR ENDED DECEMBER 31,
                                                       ---------------------------------
                                                            1998              1999
                                                       ---------------   ---------------
                                                              (DOLLARS PER POUND)
Cobalt - 99.3% Grade.................................  $8.85 to $21.18   $6.70 to $20.00
Nickel...............................................  $1.71 to $ 2.69   $1.81 to $ 3.81
Copper...............................................  $0.65 to $ 0.85   $0.61 to $ 0.85

     The following table shows the physical product volumes sold during each period:

                                                                              PERCENTAGE
                                                             1998     1999      CHANGE
                                                            ------   ------   ----------
                                                              (POUNDS IN
                                                               MILLIONS)
Organics..................................................    60.5     70.2      16.0%
Inorganics................................................    89.3     96.1       7.6%
Powders...................................................    40.4     43.1       6.7%
Metals....................................................      --       --        NA
                                                            ------   ------      ----
  Total...................................................   190.2    209.4      10.1%
                                                            ======   ======      ====

     We sold 209.4 million pounds of product during 1999 compared to 190.2 million pounds in 1998, an increase of 10.1%. The increase in physical volume of organic products sold was primarily the result of an increase in sales of cobalt organics and PVC plastic additives, both in Europe and Asia-Pacific. In the inorganic category, the increase in physical volume of products sold reflects higher sales of memory disk and battery grade chemicals in Asia-Pacific. The increase in physical volume of powder products reflects continued strong growth in sales of cobalt fine powder to the hard metal tool industry, coarse grade powders to the rechargeable battery market and stainless steel alloy powders in automotive applications.

     Gross profit increased to $159.5 million in 1999, a 10.1% increase from 1998. The improvement in gross profit was primarily the result of increased volumes and an improved product mix increasing contribution from higher value-added products. Cost of products sold decreased to 68.5% of net sales for the year ended 1999 from 72.2% of net sales in 1998 as a result of lower cobalt pricing and improved product mix.

     Selling, general and administrative expenses increased to 12.0% of net sales in 1999 from 11.1% of net sales in 1998, resulting from general increases in administrative costs due to our growth.

     As a result of the above factors, EBITDA increased $14.0 million, or 12.5%, from $112.1 million in 1998 to $126.1 million in 1999.

     Other expense - net was $18.4 million in 1999 compared to $15.6 million in 1998 due primarily to increased interest expense on higher outstanding borrowings, primarily as a result of provisional payments made on cobalt-copper concentrate and capital expenditures.

     Income taxes as a percentage of income before income taxes decreased to 30.5% in 1999 from 32.1% in 1998. The lower effective tax rate was due primarily to a higher percentage of income earned in the relatively low statutory tax country of Finland and a tax holiday in Malaysia.

     Net income for 1999 was $55.8 million, an increase of $7.4 million from 1998, primarily due to the aforementioned factors.

LIQUIDITY AND CAPITAL RESOURCES

     Our principal sources of liquidity are cash flows from operations and borrowings under our amended and restated credit facilities. Our principal non-operational uses of cash are debt service and capital expenditures.

  DEBT SERVICE

     As of September 30, 2001, on a pro forma basis, we had approximately $1,280.2 million of indebtedness outstanding. Our significant debt service obligations could, under certain circumstances, have material consequences to noteholders. Our principal debt obligations include borrowings under our amended and restated credit facilities and the notes, as described below.

     Amended and Restated Credit Facilities. Our amended and restated credit facilities provide for a $325.0 million revolving credit facility and $635.0 million in term loans. Up to $50.0 million of the Revolver will be available to permit the issuance of letters of credit. The Revolver will terminate on April 1, 2006. The term loans will mature on April 1, 2006 with respect to the $135.0 million Term Loan A and on April 1, 2007 with respect to the $500.0 million Term Loan B. Under some circumstances, we may be required to prepay the term loans out of the proceeds of asset sales, debt and equity issuances and casualty events.

     We are required to pay a facility fee on the Revolver at a rate of 0.5% per year. Borrowings under the Term Loan A, the Term Loan B and the Revolver bear interest at a rate equal to, at our option, either (1) the base rate (which is based on the greater of the prime rate most recently announced by the agent for the credit facilities or the Federal Funds rate plus one-half of 1%) or (2) the applicable London interbank rate, in each case plus an applicable margin determined by reference to the ratio of our Consolidated Total Debt to Consolidated EBITDA (as each is defined in the credit facilities); provided that borrowings of swing line loans under the Revolver portion of the amended and restated credit facilities bear interest at a rate equal to either (1) the money market rate or (2) the base rate plus an applicable margin determined by reference to the ratio of our Consolidated Total Debt to Consolidated EBITDA.

     Our obligations under the amended and restated credit facilities are unconditionally guaranteed, jointly and severally, by all of our material domestic direct and indirect subsidiaries. Our obligations and the obligations of our guaranteeing subsidiaries under the amended and restated credit facilities are secured primarily by a first priority perfected lien on all of our domestic personal property assets and a first priority pledge of 100% of the common stock of our domestic subsidiaries and of 65% of the common stock of our first-tier foreign subsidiaries. The amended and restated credit facilities contain customary covenants and events of default. See "Description of the Credit Facilities."

     Notes. We have outstanding $400.0 million aggregate principal amount of original notes, which will mature in 2011. Interest on the notes is payable semiannually in cash. The notes contain customary covenants and events of default, including covenants that limit our ability to incur debt and make some investments. See "Description of the Notes."

     Metal Leases. In addition to our debt obligations, we also have entered into several agreements under which we lease precious metals. For purposes of our financial statements, we account for these as operating leases, and expenses incurred under these leases are recorded as an operating expense in our income statement. Our total metal lease expense may range from approximately $5.0 million to $10.0 million annually, depending upon the prices and lease rates of precious metals. Degussa AG has agreed to lease us precious metals up to an aggregate amount of DM 650.0 million until August 10, 2002 if we are otherwise unable to lease precious metals.

     Other Obligations. As of September 30, 2001, we had $30.1 million of other borrowings and commitments of $19.9 million associated with an off-balance sheet lease obligation.

  CAPITAL EXPENDITURES

     We have ongoing capital expenditure programs to improve our processing technology and plant and equipment, and to expand capacity to accommodate future growth. We anticipate that capital spending, exclusive of acquisitions or joint ventures, will approximate $95.0 million in 2001 and $90.0 million in 2002.

     We believe we will have sufficient cash generated by our operations and available through our credit facilities to provide for our future working capital and capital expenditure requirements, to pay interest on the notes, and to pay, subject to the board's discretion and limitations under our credit facilities, quarterly dividends on our common stock. Subject to several limitations in our credit facilities and the indenture governing the notes, we may incur additional borrowings under our credit facilities to finance working capital and capital expenditures, including the purchase of additional raw materials.

ACCOUNTING STANDARDS

     In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. The statement will be effective for our calendar year 2002. Under SFAS No. 142, amortization of goodwill to earnings will be discontinued. However, goodwill will be reviewed for impairment at least annually and whenever events indicate an impairment may have occurred. A benchmark assessment of potential impairment also must be completed within six months of adopting SFAS No. 142. As of September 30, 2001, we carried approximately $210.2 million of goodwill on our balance sheet. Historically, goodwill has been amortized at an annual rate of approximately $5.0 million. We are currently evaluating the effect that implementation of SFAS No. 142 will have on our financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     As a result of our global operating and financial activities, we are exposed to changes in commodity prices, interest rates and foreign currency exchange rates which may adversely affect our results of operations and financial position. In seeking to minimize the risks and/or costs associated with such activities, we manage exposures to changes in commodity prices, interest rates and foreign currency exchange rates through our regular operating and financial activities.

     The primary raw materials used in manufacturing our products are cobalt, nickel, copper, platinum, palladium, rhodium, gold and silver. Our supply of cobalt historically has been sourced primarily from the DRC, Australia, Finland and Zambia. Nickel historically has been sourced primarily from Australia and Brazil. Platinum group metals, including platinum, palladium and rhodium, historically have been sourced from South Africa, where they are found in primary deposits, and from Russia and Canada, where they are by-products of copper and nickel mining. Copper, gold and silver are worldwide commodities and generally available. Although we have never experienced a significant shortage of raw materials, production problems and political and civil instability in certain supplier countries may affect their supply and market price. If a substantial interruption should occur in supply from a primary source, there is no assurance that we would be able to obtain as much from other sources as would be necessary to satisfy our requirements or at prices comparable to our current arrangements.

     We are exposed to risks of precious metals price fluctuations with respect to our precious metal inventory and with respect to our precious metal trading activities. Our precious metal inventories are partially protected from precious metal price fluctuations by pricing agreements with customers or, if necessary, by hedging through derivative financial instruments, such as forward or futures contracts. All of our precious metal trading activities are carried out pursuant to defined exposure limits set by management.

     We attempt to mitigate changes in prices and availability by maintaining adequate inventories and long-term supply relationships with a variety of producers. The cost of raw materials fluctuates due to both actual and perceived changes in supply and demand. Generally, we are able to pass through to our customers increases and decreases in raw material prices by increasing or decreasing, respectively, the prices of our products. The degree of our profitability principally depends on our ability to maintain the differential between our product prices and product costs. Substantial, sustained reductions in the price of raw materials also could result in our inventory being written down to a lower market value.

     We are exposed to interest rate risk primarily through our borrowing activities. We predominantly utilize U.S. dollar denomination borrowings to fund our working capital and investment needs. The majority of our borrowings are in variable rate instruments. We enter into interest rate swap agreements to convert a portion of the variable-rate instruments to fixed-rate contracts typically over a two-year period. There is an inherent refinancing risk for borrowings as they mature and are renewed at current market rates. The extent of this risk is not quantifiable or predictable because of the variability of future interest rates and business financing requirements.

     The following tables present principal cash flows and related weighted-average interest rates by expected maturity dates of our long term-debt.

                                                        EXPECTED MATURITY DATE
                          ----------------------------------------------------------------------------------
                                                                             THERE-                  FAIR
                           2001      2002      2003      2004      2005      AFTER      TOTAL       VALUE
                          -------   -------   -------   -------   -------   --------   --------   ----------
                                                        (DOLLARS IN THOUSANDS)
AS OF DECEMBER 31, 2000
Long-term debt,
  including current
  portion
  Fixed rate............  $   115   $    30   $    84   $   210   $   208   $    397   $  1,044    $  1,044
  Average interest
    rate................      2.1%      4.3%      2.2%      1.5%      1.5%       1.3%        --          --
  Variable rate.........  $20,750   $29,500   $39,500   $45,750   $13,250   $422,150   $570,900    $570,900
  Average interest
    rate................      8.8%      8.8%      8.8%      8.8%      8.8%       8.8%        --          --

                                                        EXPECTED MATURITY DATE
                          ----------------------------------------------------------------------------------
                                                                             THERE-                  FAIR
                           2000      2001      2002      2003       2004      AFTER     TOTAL       VALUE
                          -------   -------   -------   -------   --------   -------   --------   ----------
                                                        (DOLLARS IN THOUSANDS)
AS OF DECEMBER 31, 1999
Long-term debt,
  including current
  portion
  Fixed rate............  $    25   $    24   $    20   $    20   $     20   $60,054   $ 60,163    $ 60,163
  Average interest
    rate................      4.4%      4.3%      4.0%      4.0%       4.0%      7.1%        --          --
  Variable rate.........       --        --        --        --   $324,750        --   $324,750    $324,750
  Average interest
    rate................       --        --        --        --       7.38%       --         --          --

     We have manufacturing and other facilities in the Americas, Europe, Asia-Pacific and Africa, and we market our products worldwide. Although raw material purchases and product sales are predominantly based on U.S. dollars or U.S. dollar quoted prices, liabilities for non-U.S. operating expenses and income taxes are denominated in local currencies. In addition, fluctuations in exchange rates may affect product demand and may adversely affect the profitability in U.S. dollars of products and services provided by us in foreign markets where payment for our products and services is made in the local currency. Accordingly, fluctuations in currency rates may affect our operating results and net income. The acquisition of the operations of dmc(2) increased our exposure to fluctuations in foreign currency exchange rates. In order to partially hedge our balance sheet exposure to fluctuating rates, we enter into forward contracts to purchase euros. Such transactions cannot, however, eliminate all of the risks associated with currency fluctuations.

                                    BUSINESS

HISTORY

     OMG was formed in 1991 through the merger of Mooney Chemicals, Inc., Kokkola Chemicals Oy and Vasset, S.A. Mooney Chemicals, Inc. (now known as OMG Americas, Inc.), founded in 1946, was a family-owned specialty chemical company and has been led by James P. Mooney, our current Chairman and Chief Executive Officer, since the 1970's. Kokkola had been a wholly-owned subsidiary of Outokumpu Oyj, producing primarily cobalt products since 1967. The strategy in merging these businesses was to take advantage of the combined technical and manufacturing strengths, niche market positions, high value and diverse product ranges and low cost raw material sources to create an integrated specialty chemical company offering high value-added chemicals and powders with advantages in process capabilities and raw materials procurement.

     We grew primarily organically until early 1997, when we purchased SCM Metals from U.S. Industries. SCM's annual sales of $94.0 million were predominantly focused on specialty powders. This transaction extended our product line in copper, iron and stainless steel products.

     In early 1998, we purchased Auric Fidelity and Dussek Campbell. Fidelity, with annual sales of approximately $48.0 million, increased our exposure to the electronics industry through its electroless nickel product line used in the manufacturing of hard drives. The Dussek transaction provided geographic expansion via its Canadian metal organics business. Total sales for Dussek in 1997 were approximately $12.0 million. In addition, in April 1998, we purchased a specialized metal powder production technology from Dow Chemical.

     In April 2000, we acquired Outokumpu Nickel Oy, a nickel refinery located in Harjavalta, Finland with annual production capacity of 53,000 tons per annum, from Outokumpu Oyj. The Outokumpu Nickel Oy acquisition was complementary to our previous business, adding to our nickel inorganics product portfolio and expanding our raw materials vertical integration.

     In August 2001, we acquired all of the operations of dmc(2). dmc(2), a worldwide provider of metal-based functional materials for a wide variety of high-growth end markets, was one of the three largest producers of precious metal containing catalysts and functional materials worldwide. As described elsewhere in this offering circular, in September 2001, we sold the Electronic Materials and Cerdec divisions of dmc(2) to Ferro Corporation.

     In December 2001, we acquired the metal organics business of Rhodia Holdings Limited, including two manufacturing facilities in Bethlehem, Pennsylvania and Manchester, England. This acquisition complements our existing Base Metal Chemistry segment product offerings. Also in December 2001, we acquired the mineral rights and chemical processing capabilities of Centaur Mining and Exploration Ltd.'s Cawse operation in Western Australia. This will provide us with approximately 8,000 tonnes per annum of nickel feedstock and approximately 800 tonnes per annum of cobalt feedstock.

OVERVIEW

     We are a leading, vertically integrated international producer and marketer of value-added, metal-based specialty chemicals and related materials. We apply proprietary technology to a wide variety of raw material feedstocks to manufacture, market and supply more than 625 different product offerings to more than 1,700 customers in over 30 industries. Our products typically represent a small portion of the customer's total manufacturing or processing costs and are often essential ingredients for superior product performance. For the twelve months ended September 30, 2001, on a pro forma basis, our net sales were $6,227.2 million and our EBITDA was $287.2 million.

     We believe we are the world's leading producer of cobalt-based specialty chemicals and a leading producer of nickel-based specialty chemicals and platinum group metal catalysts and products. During 2000, on a pro forma basis, and excluding net sales of our Metal Management segment, we derived approximately 64% of our net sales from customers in Europe, 25% from customers in the Americas and 11% from customers in Asia-Pacific. We operate 36 manufacturing facilities worldwide, including 14 in the Americas, 12 in Europe, 8 in Asia-Pacific and 2 in Africa, and employ approximately 5,200 employees in 24 countries.

STRATEGY

     TARGET HIGH GROWTH APPLICATIONS AND VALUE-ADDED PRODUCTS. We target applications that we believe have high growth and high margin potential for our products. For example, we have targeted the growing rechargeable battery and nickel catalyst markets through our acquisition of a nickel refinery in Harjavalta, Finland in April 2000. This acquisition has provided us with a solid base from which to vertically integrate production of nickel chemicals and powders. Other examples of value-added products used in targeted applications include stainless steel powders for automotive pressed metal parts, cobalt salts and powders for rechargeable batteries used in laptop computers and mobile phones, PGM-based catalysts for membrane electrode assemblies and fuel processing catalysts for fuel cells used in stationary and mobile applications.

     APPLY METAL TECHNOLOGY TO MEET CUSTOMER NEEDS AND DEVELOP NEW PRODUCTS. We are focused on increasing sales of value-added products through our emphasis on research, technology and customer service. For example, we have increased our sales of cobalt extra-fine powders and created new market opportunities in tungsten powders by applying our recycling technology to the needs of our customers in the hard metal tool industry. We also have developed several products, such as electroless nickel-gold for printed circuit boards, through continued responsiveness to customer needs and through joint product development efforts.

     Through our acquisition of the dmc(2) operations, we have obtained leading technology positions in the development of fuel cell components and automotive catalysts. For example, the flexibility derived from advances in catalyst technology has enabled us to significantly grow the North American sales of the dmc(2) operations by providing customers with automotive catalyst solutions based on multiple precious metals. These new technologies allow our customers the flexibility to choose the most advantageous or cost-effective catalyst solution.

     CONTINUE TO IMPROVE OUR COST POSITION. We have undertaken several initiatives to improve the leading cost positions we have developed in nickel and cobalt procurement and processing as a result of our vertical integration strategy. Our majority-owned Big Hill smelter facility, which we expect to reach full-scale production by mid-year 2002, will expand our base of long-term, low-cost cobalt and copper raw material feedstocks. The conversion of our Harjavalta, Finland nickel refinery from the processing of commodity products to higher value-added products is designed to result in the cost-efficient, vertically integrated production of nickel inorganics and powders. We intend to continue to improve our cost positions in our other product lines as we begin to integrate base metal and precious metal separation and processing technologies.

     INTEGRATE DMC(2) BUSINESS AND CAPITALIZE ON ACQUISITION-RELATED OPPORTUNITIES. As part of our plan to integrate the dmc(2) business with our other operations, we are focused on combining the best practices of each organization to drive top-line growth, increase manufacturing efficiency and leverage our common technology platforms. The acquisition of the dmc(2) operations will allow us to:

     - use our combined experience and technical expertise in base metal and precious metal chemistry to develop new products and improve processing technology;

     - use the combined strength of our respective sales forces to drive growth of precious metal chemistry products in North America, accelerate the growth of our base metal chemistry products in Europe and enhance our presence in Asia;

     - cross-sell products to existing customers that have both base metal and precious metal chemistry needs; and

     - enhance our metal management operation by integrating the expertise and scale of our base metal and precious metal procurement capabilities.

COMPETITIVE STRENGTHS

     LEADERSHIP POSITION IN EACH OF OUR CORE PRODUCTS. We believe that as a result of our high quality products, technological capabilities and focus on providing customer service and support, we have achieved leading market positions in the production of metal-based specialty chemicals, materials and powders. We believe we are the world's leading producer, refiner and marketer of cobalt and a leading worldwide producer of cobalt organics, cobalt inorganics, cobalt powders, nickel inorganics, copper powders, automotive catalysts and PGM compounds.

     DIVERSE GEOGRAPHIC AND CUSTOMER BASE. Following our recent acquisition of the operations of dmc(2), we offer more than 625 products to over 1,700 customers in over 30 industries, including automotive, chemicals, electronics, industrial products and stainless steel. The diversity of the metals used in our products and our worldwide presence are reflected in the following charts:

2000 PRO FORMA PRODUCT SALES                                  2000 PRO FORMA SALES
BY METAL CONTAINED (1)                                        BY GEOGRAPHY (1)(2)

                                              Percent                                                       Percent
                                              -------                                                       -------
Precious Metals.............................    65%           Americas....................................    25%
Copper......................................     4%           Asia-Pacific................................    11%
Nickel......................................    16%           Europe......................................    64%
Cobalt......................................    11%
Other Base Metals...........................     4%

---------------

(1) Excludes net sales of the Metal Management segment

(2) Sales based on customer location

     TECHNOLOGICAL LEADERSHIP. Our research and new product development program is an integral part of our business. New products introduced in the last five years, including new chemical formulations and new concentrations of components, accounted for over 20% of our pro forma 2000 net sales (excluding net sales of the Metal Management segment). Examples of new products that we have developed and introduced to the marketplace over the last five years include the following:

     - an electroless nickel-gold process used in printed circuit boards to increase performance and improve product yields;

     - stainless steel powders used in automotive metal parts to prevent corrosion;

     - cobalt catalysts used in air bags to provide safety and enhance performance; and

     - automotive catalysts used in diesel and gasoline direct-injection engines to improve emission control.

     LEADING RAW MATERIAL SOURCING AND PRODUCTION CAPABILITY. We believe we are the leading producer, refiner and marketer of cobalt and the fifth largest producer of nickel in the world as a result, in part, of our vertical integration strategy. We also believe we are among the world's largest processors of PGMs. Our leading industry positions and long-term relationships with our suppliers provide us with reliable sources of key raw materials. Our major manufacturing plants, all of which have received ISO 9002 certification, are capable of efficiently producing a broad range of metals, specialty chemicals and powders. Our leading refining and metal separation capabilities give us the flexibility to work with a variety of raw materials, including low-grade feedstocks such as slag, concentrates and recycled materials, and transform them into high-quality finished products. The ability to refine and recycle these materials enables us to source many grades of feedstocks at competitive prices and offer recycling services to our customers, giving us a significant advantage in the marketplace. Through our Metal Management segment, we are one of the world's leading precious metals sourcing businesses.

     EXPERIENCED AND INCENTIVIZED MANAGEMENT TEAM. Our senior management team has an average of over twenty years experience in the chemical industry. Led by Chairman and Chief Executive Officer James P. Mooney, President and Chief Operating Officer Edward "Bud" Kissel and Chief Financial Officer James M. Materna, we have consistently delivered strong operating and financial performance. Our senior management team also has significant experience in executing and integrating acquisitions. Since our initial public offering in 1993, we have successfully integrated eleven acquisitions. Our management team collectively holds approximately 6% of our common shares on a fully diluted basis, with a significant number of these shares issuable under stock option programs.

PRODUCTS AND MARKETS

     Our business is conducted through three segments: Base Metal Chemistry, Precious Metal Chemistry and Metal Management.

[FLOW CHART]

                            OM GROUP

--------------------------------------------------------------------------------
BASE METAL                  PRECIOUS METAL              METAL
CHEMISTRY                   CHEMISTRY                   MANAGEMENT

  BASE METAL CHEMISTRY

     Our Base Metal Chemistry segment develops, processes, manufactures and markets specialty chemicals, powders and related products from various base metals. We emphasize products that leverage our production capabilities and bring value to our customers through superior product performance. These products frequently are essential components in chemical and industrial processes where they facilitate a chemical or physical reaction and/or enhance the physical properties of end-products. Our base metal chemistry products can be found in a variety of applications for catalysts, coatings, colorants, hard metal tools, jet engines, lubricants, fuel and petroleum additives, magnetic media, metal finishing agents, petrochemicals, plastics, printed circuit boards, rechargeable batteries, stainless steel, super alloys and tires. We use more than 15 metals as raw materials in this segment, with the most widely used metals being cobalt, nickel and copper.

     The following table sets forth our historical sales by primary metals used in our Base Metal Chemistry segment:

                                             1996     1997     1998     1999     2000
                                            ------   ------   ------   ------   ------
                                                      (DOLLARS IN MILLIONS)
Cobalt....................................  $285.2   $282.1   $286.2   $251.5   $283.2
Nickel....................................    59.8     64.1     82.3     87.6    403.9
Copper....................................     5.8     91.0     91.7     91.2     95.0
Other.....................................    37.2     50.1     61.0     76.7    105.6
                                            ------   ------   ------   ------   ------
                                            $388.0   $487.3   $521.2   $507.0   $887.7
                                            ======   ======   ======   ======   ======

     Our base metal chemistry products are generally categorized as organics, inorganics, powders and metals and are sold in various forms such as solutions, crystals, powders, cathodes and briquettes.

     Organics are produced from the reaction of metals with organic acids (e.g., acetic acid). Organics are primarily sold in the form of solutions and crystals. We use a variety of metals that include barium, calcium, cobalt, iron, manganese, potassium, rare earth, zinc and zirconium, with cobalt being the predominant metal.

     Inorganics are the products of reactions between metals and inorganic acids (e.g., sulfuric acid). Inorganics are sold in solutions, crystals and powders. We use primarily cobalt and nickel metals in our inorganics products. Other metals used are lithium, copper and manganese.

     Powders are produced by separating metal from ores and ore concentrates by chemical reactions involving heat or water, using several different metal feedstocks with particle sizes and structures tailored for customer applications. We believe we are the world's leading producer of cobalt powder and a leading producer of copper and stainless steel powders. Other metals used include nickel, iron, lithium, tin, bronze and brass.

     Metals are produced from several different nickel concentrate feedstocks through nickel reduction and an electrowinning process. We are a leading producer of nickel briquettes and cathodes that are designed to meet exact customer analysis requirements.

     The following table sets forth our historical product volumes as classified by chemistry:

                                      1996     1997      1998      1999      2000
                                      ----     -----     -----     -----     -----
                                                  (POUNDS IN MILLIONS)
Organics............................  43.1      50.3      60.5      70.2      76.5
Inorganics..........................  50.7      61.0      89.3      96.1     105.6
Powders.............................   2.9      38.6      40.4      43.1      46.9
Metals..............................    --        --        --        --      78.2
                                      ----     -----     -----     -----     -----
                                      96.7     149.9     190.2     209.4     307.2
                                      ====     =====     =====     =====     =====

     The following table sets forth key applications for our base metal chemistry products:

         APPLICATIONS                     METALS USED                      PRODUCT ATTRIBUTES
         ------------                     -----------                      ------------------
BUSHINGS AND BEARINGS             Copper, Tin                   Enhances performance through porous,
                                                                self-lubricating bronze bearings for
                                                                electric motors and other industrial
                                                                applications

CERAMICS AND GLASSWARE            Cobalt, Nickel                Provides color for pigments, earthenware
                                                                and glass and facilitates adhesion of
                                                                porcelain to metal

COATINGS                          Cobalt, Manganese, Calcium,   Promotes faster drying in such products
                                  Zirconium                     as house paints (exterior and interior)
                                                                and industrial and marine coatings

CONSTRUCTION EQUIPMENT            Cobalt, Tungsten              Strengthens and adds durability to
                                                                diamond cutting and drilling equipment
                                                                used in construction and quarrying

CUTTING TOOLS                     Cobalt, Tungsten              Strengthens and adds durability to mining
                                                                and machine cutting tools, as well as oil
                                                                and gas drilling equipment

HIGH-TECH ALLOYS                  Nickel, Cobalt                Prevents corrosion of and strengthens
                                                                high-performance alloyed materials

HOUSEHOLD APPLIANCES              Cobalt                        Enhances metal-glass bonding in a variety
                                                                of household appliances

         APPLICATIONS                     METALS USED                      PRODUCT ATTRIBUTES
         ------------                     -----------                      ------------------
LUBRICATING OILS                  Copper, Lead, Zinc, Bismuth   Enhances the performance of various
                                                                lubricating oils used in automobile
                                                                engines, generators and mining equipment
                                                                by reducing sludge build-up, preventing
                                                                oxidation under high pressure and
                                                                reducing friction

MAGNETIC MEDIA                    Cobalt                        Improves the recording quality of video
                                                                and audio tapes, and enhances the high
                                                                screen resolution properties in
                                                                television sets

MEMORY DISKS                      Nickel                        Enhances information storage on disks and
                                                                computers

MICROELECTRONICS                  Tin, Lead, Silver             Reduces the solder bridging and enhances
                                                                solder joint strength for circuit boards
                                                                and brazing

PAINTS                            Cobalt, Aluminium, Manganese  Enhances antifouling in marine paints

PETROCHEMICAL REFINING            Cobalt                        Reduces sulfur dioxide and nitrogen
                                                                emissions

POLYESTER RESINS                  Cobalt, Copper, Zinc          Accelerates the curing of polyester
                                                                resins found in reinforced fiberglass
                                                                boats, storage tanks, bathrooms, sports
                                                                equipment, automobile and truck
                                                                components

POLYVINYL CHLORIDE (PVC)          Barium, Calcium, Zinc         Mitigates the effect of heat on flexible
                                                                PVC in such products as medical tubing,
                                                                garden hoses, resilient flooring and
                                                                shower curtains

PRESSED METAL PARTS               Stainless Steel, Copper,      Prevents corrosion in automotive exhaust
                                  Iron                          systems

PRINTING INKS                     Cobalt, Manganese             Promotes faster drying in various
                                                                printing inks

RECHARGEABLE BATTERIES            Cobalt, Nickel                Improves the electrical conduction of
                                                                rechargeable batteries used in cellular
                                                                phones, video cameras, portable computers
                                                                and power tools

STAINLESS STEEL                   Nickel                        Improves rust resistance in demanding
                                                                plating applications

STEEL                             Nickel                        Improves rust resistance in auto and
                                                                truck bodies

SYNTHETIC FIBERS                  Cobalt                        Improves the efficiency of chemical
                                                                processes used to manufacture synthetic
                                                                fibers

TIRES                             Cobalt                        Promotes bonding of metal-to-rubber in
                                                                radial tires

     Our Base Metal Chemistry segment serves over 1,500 customers. Sales to AvestaPolarit, a Finnish stainless steel manufacturer, represented approximately 18% of segment net sales in 2000, with no other customer accounting for more than 4% of segment net sales. Sales to our ten largest customers (including AvestaPolarit) accounted for approximately 32% of 2000 segment net sales. This segment's major customers include AvestaPolarit, BASF, Bayer, DuPont, Ferro, General Electric, Goodyear Tire, Kennametal, Komag, Nippon, Sandvik, Seido, Sherwin Williams and Tanaka.

  PRECIOUS METAL CHEMISTRY

     Our Precious Metal Chemistry segment develops, produces and markets specialty chemicals and materials, predominantly from precious metals such as platinum, palladium, rhodium, gold and silver. We also offer a variety of refining and processing services to users of precious metals. Our precious metal chemistry products are used in a variety of applications for automotive catalysts, fuel cells and fuel processing catalysts, chemical catalysts, electronics packaging and electroplating products, jewelry and glass manufacturing for high-definition televisions.

     Automotive catalysts are produced by coating a ceramic piece in a process with a washcoat containing performance chemicals and precious metals. We provide a full-service operation by recycling spent automotive catalysts. Automotive catalysts represent the largest application for this segment, accounting for over 54% of 2000 segment net sales.

     Membrane electrode assemblies, the core components of fuel cells and fuel processing catalysts, are produced by coating a membrane with a catalyst that contains precious metals.

     Organic and inorganic heterogenous and homogenous chemical catalysts are produced from platinum group metals, or PGMs, by chemical or metallurgical processes.

     Electronics packaging is produced from special alloys that contain high purity materials such as silver. These alloys generally are melted under a protective atmosphere and then mechanically processed into various delivery forms and customized products. Electrolytes for electroplating products are produced by mixing precious metal preparations with alloying metal salts, conducting salts, complexing agents and other additives.

     Jewelry semi-finished materials are produced from gold, silver and platinum by melting and by mechanical processing. Special chemical and metallurgical processes are used in the refining stages.

     Glass manufacturing components are produced from special high heat-resistant and corrosion-resistant materials. Using a unique process, we produce fine grain-stabilized platinum engineered materials made of platinum group metals. These materials are well suited for manufacturing glass used in high-tech applications such as flat-screen panels.

     The following table sets forth key applications for our precious metal chemistry products:

         APPLICATIONS                     METALS USED                      PRODUCT ATTRIBUTES
         ------------                     -----------                      ------------------
AUTOMOTIVE CATALYSTS              Platinum, Palladium, Rhodium  Improves emission control for gasoline and diesel passenger cars, heavy duty
                                                                trucks and motorcycles

FUEL CELLS                        Platinum, Palladium,          Increases efficiency of fuel processing
                                  Rhodium, Ruthenium            systems for stationary, automotive and
                                                                portable applications

ELECTRONICS PACKAGING             Silver                        Provides high-purity packaging materials
                                                                for micro and power electronics

GLASS                             Platinum                      Enhances the resistance and recyclability
                                                                of glass and the integration of
                                                                electronic circuits on glass

JEWELRY                           Gold, Silver, Platinum,       Provides semi-finished precious metals
                                  Palladium                     for jewelry and for various industrial
                                                                applications (e.g., sputtering targets
                                                                for CD-Roms and DVDs)

ELECTROPLATING                    Gold, Silver, Platinum,       Provides electrolytes and precious metal
                                  Palladium, Rhodium,           salts for technical and decorative
                                  Ruthenium                     applications in various industries (e.g.,
                                                                printed circuit boards and connectors)

     Our Precious Metal Chemistry segment serves over 200 customers. This segment's major customers include BMW, DaimlerChrysler, Fiat, General Motors, Kyocera, Mitsubishi, Montblanc, Motorola, Opel/Saab (affiliate of General Motors) and Volkswagen. The four largest customers of this segment are BMW, DaimlerChrysler, General Motors and Volkswagen, and the loss of this group of customers would have a material adverse effect on this segment.

  METAL MANAGEMENT

     Our Metal Management segment acts as a metal sourcing and trading operation for our other businesses and for our customers, primarily procuring precious metals. This segment also provides a centralized operation to manage price risk associated with metal raw material purchases and sales. Its activities include the following:

     - provision of the necessary precious metal liquidity and financing for our other businesses;

     - hedging and risk-pooling for the purchase and sale of precious metals;

     - purchasing and selling of precious metals;

     - proprietary precious metals trading on a limited scale; and

     - precious metals management consulting services.

     Our exposure from our proprietary trading activities is reduced by limitations on both metal quantities and the value of open positions. We also require our traders to close positions if mark-to-market valuation reaches specified loss realization limits. Adherence to limits is strictly supervised by our controlling department.

     In addition to purchasing metals, this segment leases precious metals, primarily gold and silver. The metals primarily are leased from a variety of financial institutions that have access to large physical inventories of gold and silver. The metal leases usually allow for return of the metal at the end of the lease agreement. However, leases are customarily extended at the end of a lease term or metal is re-leased under a new agreement. We also lease precious metals to selected customers to support our product business. Our total metal lease expense may range from approximately $5.0 million to $10.0 million annually, depending upon the prices and lease rates of precious metals.

     In order to support the ownership transition to us, Degussa AG has agreed to provide us with a lease backstop facility until August 10, 2002. Under the terms of the facility, if we are not able to otherwise lease precious metals, Degussa AG will lease precious metals to us up to an aggregate amount of DM
650.0 million.

SALES AND MARKETING

     We believe that one of our key strengths is our sales and marketing team. Our sales force of more than 250 professionals consists of separate teams dedicated to the Base Metal Chemistry and the Precious Metal Chemistry segments. Our salespeople are highly knowledgeable about our customers' manufacturing processes and end-uses, which enables them to add significant value for our customers. Our salespeople focus primarily on end-users and there is a strong cooperative interaction among salespeople, technical staff and customers.

     We sell and support our products in dozens of countries throughout the world. Our sales network is primarily segment focused, with global direction provided for each segment and regional coverage provided as appropriate. For the year ended December 31, 2000, on a pro forma basis, and excluding net sales of our Metal Management segment, we derived approximately 64% of our net sales from customers in Europe, 25% from customers in the Americas and 11% from customers in Asia-Pacific.

COMPETITION

     We encounter a variety of competitors in each of our product lines, but no single company competes with us across all of our existing product lines. The value-added, metal-based specialty chemicals industry is highly fragmented and its participants offer a broad array of product lines and categories, representing many different products designed to meet specific customer requirements. Individual products compete on a global, regional and local level due to the nature of the businesses and products, as well as the end-use applications and customers served. The following chart sets forth our primary competitors within each segment:

               SEGMENT                                PRIMARY COMPETITORS
               -------                                -------------------
Base Metal Chemistry                    American ChemMet, Bayer, Degussa, Eurotungstene-
                                        Poudres, Hoeganaas, MacDermid, Rohm & Haas,
                                        Rhodia, Sheperd, Sumitomo, Umicore
Precious Metal Chemistry                Delphi, Engelhard, Johnson Matthey, Tanaka
                                        Precious Metals, W.C. Heraeus
Metal Management                        Engelhard, Johnson Matthey, W.C. Heraeus,
                                        various bullion banks

RAW MATERIALS

     The primary raw materials used in manufacturing our products are cobalt, nickel, copper, platinum, palladium, rhodium, gold and silver, which are either purchased, leased or provided by our customers on consignment for processing.

     The cost of metals we use as raw materials fluctuates due to actual or perceived changes in supply and demand and changes in availability from suppliers. We generally are able to pass through fluctuations in raw material costs to our customers. Our supply of cobalt historically has been sourced primarily from the DRC, Australia, Finland and Zambia. Nickel historically has been sourced primarily from Australia and Brazil. Platinum group metals historically have been sourced from South Africa and, to a lesser extent, from Russia and Canada. We source a significant portion of our PGM feedstock from one of the world's largest global suppliers of platinum group metals, primarily under contract, and obtain the remainder through a variety of channels. Although we have never experienced a significant shortage of these raw materials, production problems or political or civil instability in specific supplier countries may in the future affect their supply and market price. We attempt to mitigate changes in prices and availability by entering into long-term supply contracts with a variety of producers. We do not anticipate any substantial interruption in our cobalt, nickel or PGM supply that would have a material adverse effect on our operations. Copper, gold and silver are worldwide commodities and are generally available.

     The following graphs set forth the average quarterly published market prices of cobalt, nickel and copper, and platinum, palladium, gold and silver, respectively, from January 1, 1998 to September 30, 2001:

BASE METAL PRICES

DATE                                                          COBALT   COPPER   NICKEL
----                                                          ------   ------   ------
1Q98                                                          19.32     0.77     2.48
2Q98                                                          20.75     0.78     2.27
3Q98                                                          18.58     0.75     1.90
4Q98                                                          13.10     0.70     1.79
1Q99                                                          13.51     0.64     2.09
2Q99                                                          15.50     0.67     2.35
3Q99                                                          17.79     0.77     2.87
4Q99                                                          14.11     0.80     3.52
1Q00                                                          13.52     0.82     4.28
2Q00                                                          14.27     0.81     4.27
3Q00                                                          13.13     0.87     3.75
4Q00                                                          12.01     0.86     3.38
1Q01                                                          11.27     0.82     2.98
2Q01                                                          10.45     0.75     3.03
3Q01                                                           9.26     0.67     2.50

PRECIOUS METAL PRICES

DATE                                                           GOLD    PLATINUM   PALLADIUM   SILVER
----                                                          ------   --------   ---------   ------
1Q98                                                          294.21    386.91     241.98      6.31
2Q98                                                          299.67    385.05     319.31      5.71
3Q98                                                          288.82    369.33     292.65      5.22
4Q98                                                          294.06    346.42     283.76      4.95
1Q99                                                          286.86    363.43     342.47      5.28
2Q99                                                          273.10    356.68     342.20      5.12
3Q99                                                          259.22    357.04     344.70      5.23
4Q99                                                          296.25    431.98     403.58      5.24
1Q00                                                          290.42    479.68     589.16      5.16
2Q00                                                          280.31    529.77     599.11      5.01
3Q00                                                          276.65    576.88     731.10      4.91
4Q00                                                          269.14    593.41     806.01      4.72
1Q01                                                          263.65    602.61     930.38      4.54
2Q01                                                          268.00    594.74     654.00      4.39
3Q01                                                          274.10    480.96     475.84      4.27

RESEARCH AND DEVELOPMENT

     Our research and new product development program is an integral part of our business. Research and development focuses on adapting proprietary technologies to develop new products and working with customers to meet their specific requirements, including joint development arrangements with customers that involve innovative products. New products include new chemical formulations, metal-containing compounds, concentrations of various components, product forms and packaging methods. Research and development expenses were approximately $13.3 million for 2000, $11.3 million for 1999 and $10.4 million for 1998. Expenses for research and development are expected to increase due to the acquisition of the dmc(2) operations.

     Our research staff of 499 full-time personnel conducts research and development at our laboratories located in Cleveland, Ohio; Westlake, Ohio; Research Triangle Park, North Carolina; Newark, New Jersey; Auburn Hills, Michigan; Kokkola, Finland; Hanau, Germany; Schwabisch-Gmund, Germany; and Himeji, Japan. Our Kokkola facility also maintains a research agreement with Outokumpu Research Oy.

PATENTS AND TRADEMARKS

     We hold approximately 926 patents and have pending approximately 1,023 patent applications, including approximately 720 patents and 650 patent applications from the former dmc(2) operations, related to the manufacturing, processing and use of metallo-organic and metal-based compounds. In addition, we have the right to use, and in certain instances to license and sell, technology covered by approximately 40 patents, including 21 patents from the former dmc(2) operations, in the areas of hydrometallurgical processes, solvent extraction, agitators and metal powders. We do not consider any single patent or group of patents to be material to our business as a whole.

EMPLOYEES

     We have approximately 5,200 full-time employees, with 1,600 located in the Americas, 2,700 in Europe, 500 in Africa and 400 in Asia-Pacific. We believe relations with our employees are good. Approximately 1,375 of our employees are nonunionized and are located at our production facilities in Newark, New Jersey; Research Triangle Park, North Carolina; Franklin, Pennsylvania; St. George, Utah; South Plainfield, New Jersey; Newark, Delaware; Bethlehem, Pennsylvania; Burlington, Canada; Lubumbashi, the DRC; Kuching, Malaysia; Amsterdam, Netherlands; Vienna, Austria; Vicenza, Italy; Himeji, Japan; Seoul and Onsan, Korea; Bangkok, Thailand; and Kalgoorlie, Australia.

     Europe. Employees at our facilities in Harjavalta, Finland and Kokkola, Finland are members of several national workers' unions under various union agreements. Generally, these union agreements have two-year terms. Employees at our Karlskoga, Sweden, facility are members of industrial employees' and workers' unions with three-year terms, expiring in February 2003. Employees at our facilities in Hanau, Rheinfelden, Pforzheim and Schwabisch-Gmund, Germany, are members of several national workers' unions. At these facilities, general working conditions are set forth in long-term agreements, whereas wage agreements usually are negotiated annually between the unions and the employers' associations. Employees at our facilities in Manchester, England are members of various trade unions under a recognition agreement. This recognition agreement has an indefinite term.

     Americas. Employees at our Johnstown, Pennsylvania facility are members of the United Steelworkers of America Union and the current Johnstown union agreement has a term of five years, expiring in June 2003. Employees at the Belleville, Canada facility are members of the Communications, Energy and Paperworkers Union of Canada and the current Belleville union agreement has a term of five years expiring in May 2003. The Calvert City, Kentucky, facility is operated under a service contract with Degussa AG, which employs two-thirds of the site's employees. The Calvert City contract with the Paper, Allied Industrial, Chemical, Energy Workers' International Union was renegotiated in January 2001. This union has been notified that as a consequence of the change in ownership resulting from our acquisition of the dmc(2) operations, we will separate our workforce and these employees will become employees of one of our subsidiaries. We anticipate having discussions with this union concerning the workforce separation in the near future and we do not expect any material adverse consequences as a result of these discussions. Employees of our Port Elizabeth, South Africa, facility are members of the Chemical Energy Paper and Printing Allied Workers' Union and the applicable union agreement has no defined term. Employees in our facilities in Guarulhos, Americana and Manaus, Brazil are members of the Metalworkers' Union or of the Chemical Workers' Union. The terms of these agreements are valid for one year and expire in October 2002 in

Guarulhos and Americana, and in August 2002 in Manaus. Employees at our facility in Buenos Aires, Argentina are members of the Union Obrera Metalurgica. The terms of the Buenos Aires agreement do not provide for an expiration date and the agreement may be terminated by us at any time.

PROPERTIES

     We believe that our plants and facilities, which are of varying ages and of different construction types, have been satisfactorily maintained, are in good condition, are suitable for our operations and generally provide sufficient capacity to meet our production requirements. The land on which the Kokkola plant is located is leased with a remaining term of 90 years. The land on which the Harjavalta, Finland plant is located is leased with a remaining term of 49 years. The land on which the St. George, Utah plant is located is leased with a remaining term, including options, of 44 years. Portions of the land on which the Hanau, Germany plant is located are leased with a remaining term, including an option, of 41 years. Otherwise, we own the real properties comprising our manufacturing facilities. The transfer of ownership and some hereditary building rights have not yet been completed with respect to some facilities located in Germany that were acquired as part of the dmc(2) operations.

     Our Kokkola, Finland production facility (KCO) is situated on property owned by Outokumpu Zinc Oy. KCO and Outokumpu Zinc Oy share certain physical facilities, services and utilities under agreements with varying expiration dates. Utilities and raw material purchase assistance contracts provide that KCO jointly purchase with, or pay a fee to, affiliates of Outokumpu Oyj for assistance in negotiating contracts and securing bulk quantity discounts. Our Harjavalta, Finland production facility is situated on land owned by Outokumpu Harjavalta Metals Oy. The Harjavalta, Finland facility also shares certain physical facilities and has contracts in place for waste disposal, tolling, utilities, laboratory services and raw material supply with varying expiration dates.

     Information regarding our primary offices, research and product development and manufacturing facilities is set forth below:

                                                 FACILITY      APPROXIMATE            LEASED/
          LOCATION                SEGMENT        FUNCTION*    SQUARE FOOTAGE           OWNED
          --------                -------        ---------    --------------          -------
AFRICA:
Lubumbashi, the DRC.........  Base Metal         M               116,000        joint venture (55%)
Port Elizabeth, South
  Africa....................  Precious Metal     M               181,800        joint venture (55%)

AMERICAS:
Newark, NJ..................  Base Metal         M, A, R          32,000        owned
Edison, NJ..................  Base Metal         A, W             47,000        leased
Research Triangle Park,
  NC........................  Base Metal         M, A, R         148,500        owned
Cleveland, OH...............  Base Metal         A, R, W          51,400        leased
Westlake, OH................  Base Metal         A, R             35,200        owned
Belleville, Ontario.........  Base Metal         M                38,000        owned
Bethlehem, PA...............  Base Metal         M                14,085        owned
Franklin, PA................  Base Metal         M               331,500        owned
Johnstown, PA...............  Base Metal         M               168,000        owned
St. George, UT..............  Base Metal         M               193,000        owned
Burlington, Canada..........  Precious Metal     M               155,000        owned
South Plainfield, NJ........  Precious Metal     M, A             71,400        owned/leased
Newark, DE..................  Precious Metal     M, A             49,500        leased
Auburn Hills, MI............  Precious Metal     R, A            138,400        owned
Calvert City, KY............  Precious Metal     M                30,900        joint venture (50%)
Manaus, Brazil..............  Precious Metal     M, A, W         132,500        owned
Americana, Brazil...........  Precious Metal     M               290,600        owned
Sao Paulo, Brazil...........  Precious Metal     M, A            215,400        owned/leased

                                                 FACILITY      APPROXIMATE            LEASED/
          LOCATION                SEGMENT        FUNCTION*    SQUARE FOOTAGE           OWNED
          --------                -------        ---------    --------------          -------
ASIA-PACIFIC:
Kalgoorlie, Australia.......  Base Metal         M               294,400        owned
Tokyo, Japan................  Base Metal         A                 2,300        leased
Kuching, Malaysia...........  Base Metal         M, A             25,000        owned
Taipei, Taiwan..............  Base Metal         A                 4,000        leased
Bangkok, Thailand...........  Base Metal         M, A            107,400        owned
Bangkok, Thailand...........  Precious Metal     M, A             18,200        leased
Singapore...................  Base Metal         M                 2,100        joint venture (70%)
Singapore...................  Precious Metal     M, A              4,200        leased
Himeji, Japan...............  Precious Metal     M, A, R          48,200        joint venture (50%)
Onsan, Korea................  Precious Metal     M                89,500        joint venture (50%)

EUROPE:
Manchester, England.........  Base Metal         M                73,300        owned
Espoo, Finland..............  Base Metal         A                 3,000        leased
Harjavalta, Finland.........  Base Metal         M, A            280,900        owned
Kokkola, Finland............  Base Metal         M, A, R         470,000        owned
Ezanville, France...........  Base Metal         M, A             50,000        owned
Dusseldorf, Germany.........  Base Metal         A                 4,800        leased
Hanau, Germany..............  Precious Metal     M, A, R       1,643,400        owned/leased
Pforzheim, Germany..........  Precious Metal     M, A, W         196,300        owned/leased
Rheinfelden, Germany........  Precious Metal     M               131,200        owned
Schwabisch-Gmund, Germany...  Precious Metal     M, A, R         276,200        owned
Karlskoga, Sweden...........  Precious Metal     M               123,700        leased
Amsterdam, Netherlands......  Precious Metal     M, A             38,900        owned
Vienna, Austria.............  Precious Metal     M, A, W         107,900        owned
Vicenza, Italy..............  Precious Metal     M                31,900        owned

---------------

* M - Manufacturing; A - Administrative; R - Research and Development; W - Warehouse

ENVIRONMENTAL MATTERS

     We are subject to a wide variety of environmental laws and regulations in the United States and in foreign countries as a result of our operations and use of certain substances that are, or have been, used, produced or discharged by our plants. In addition, soil and/or groundwater contamination presently exists and may in the future be discovered at levels that require remediation under environmental laws at properties now or previously owned, operated or used by us.

     Environmental compliance costs were approximately $5.0 million in 2000. Ongoing expenses include costs relating to waste water analysis and disposal, hazardous and nonhazardous solid waste analysis and disposal, sea water control, air emissions control, soil and groundwater clean-up and monitoring and related staffing. We anticipate that we will continue to incur costs and make expenditures at increasing levels for the foreseeable future as environmental laws and regulations are becoming increasingly stringent and as we include the expenditures related to the acquired operations of dmc(2).

     We also incurred capital expenditures of approximately $2.1 million in 2000 in connection with environmental compliance. We anticipate that capital expenditure levels for these purposes will increase to approximately $3.1 million in 2001, as we continue to modify some of our processes that may have an environmental impact. We also anticipate that capital expenditures for these purposes will increase due to the acquisition of the dmc(2) operations.

     In preparation for the sale of the dmc(2) businesses to us, Degussa AG engaged independent environmental consultants to conduct a "desktop" survey of potential environmental liabilities. According to the results of the survey, the high end of the estimated range of costs for the dmc(2) businesses retained by us subsequent to the sale to Ferro is approximately $7.5 million. dmc(2) has agreed to indemnify us against environmental liabilities relating to conditions existing at the date of purchase, subject to a cap of 25% of the purchase price, if such damages exceed (euro)10.0 million for all of the former dmc(2) sites together, including those sites that were sold to Ferro as part of the sale of the dmc(2) divisions to Ferro (and then for the entire amount of damages). The environmental liabilities are subject to a cost-sharing formula under which we share an increasing percentage of costs over time, depending on when notice is given. Accordingly, we pay 10% of claims asserted in the first year, 20% in the second year, 30% in the third year, 40% in the fourth year, 50% in the fifth year, 60% in the sixth year, 75% in the seventh year, 90% in the eighth year, and 100% of all claims afterward. All of dmc(2)'s indemnification obligations are guaranteed by Degussa AG.

     Due to the ongoing development and understanding of facts and remedial options and the possibility of unanticipated regulatory developments, the amount and timing of future environmental expenditures could vary significantly from those currently anticipated. Although it is difficult to quantify the potential impact of compliance with or liability under environmental protection laws, based on presently available information, we believe that our ultimate aggregate cost of environmental remediation should not result in a material adverse effect upon our financial condition or results of operations.

LEGAL PROCEEDINGS

     We are subject to various legal and administrative proceedings incidental to our business. We believe that the disposition of all pending suits and claims, as relates to our business other than the former dmc(2) operations, should not in the aggregate have a material adverse effect on our business or financial position. We did not assume any material liabilities relating to any pending suits or claims adverse to dmc(2) as part of the acquisition of the dmc(2) operations. dmc(2) has agreed to indemnify us for breaches of representations and warranties made by dmc(2) for an amount up to 25% of the purchase price, subject to a (euro)10.0 million deductible. dmc(2) has also agreed to indemnify us against World War II and National Socialist Era claims. All of the indemnification obligations of dmc(2) are guaranteed by Degussa AG.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the names, ages and positions of our directors and executive officers.

                    NAME                       AGE                       POSITION
                    ----                       ---                       --------
James P. Mooney..............................  54    Chairman of the Board and Chief Executive
                                                     Officer
Edward W. Kissel.............................  60    President, Chief Operating Officer and Director
James M. Materna.............................  56    Chief Financial Officer
Michael J. Scott.............................  51    General Counsel and Chief Administrative Officer
Lee R. Brodeur...............................  74    Director
Frank E. Butler..............................  65    Director
Thomas A. Miklich............................  54    Director
John E. Mooney...............................  51    Director
Katharine L. Plourde.........................  50    Director
Markku Toivanen..............................  60    Director

     The authorized number of directors is presently fixed at eight, divided into three classes with each designated to serve three-year terms. Two classes have three members and one class has two members. The term of the Class I directors expires at the annual stockholders' meeting for election of directors in 2003, the term of the Class II directors expires at the annual stockholders' meeting for election of directors in 2004, and the term of the Class III directors expires at the annual stockholders' meeting for the election of directors in 2002. Officers are chosen by and serve at the discretion of the board of directors. A summary of the background and experience of each officer and director is set forth below.

     JAMES P. MOONEY is Chairman of the Board and has been a director and Chief Executive Officer of OMG since 1991. From 1991 to 1994, Mr. Mooney was President of OMG. From 1979 to 1991, Mr. Mooney was President and Chief Executive Officer of Mooney Chemicals, Inc. Mr. Mooney is a member of the Supervisory Board of Directors of Norddeutsche Affinerie AG and a member of the Board of Trustees of The Cleveland Clinic Foundation. Mr. Mooney received a B.A. degree in history from Quincy University. Mr. Mooney is John E. Mooney's brother. Mr. Mooney's term as a director expires in 2002.

     EDWARD W. KISSEL was appointed as a director of OMG in 1999 to fill a vacancy. Mr. Kissel has been President and Chief Operating Officer of OMG since June, 1999. Since 1993, he has been Chief Executive Officer of Kissel Group, Ltd., a holding company with interests in Kissel Group, a consulting business specializing in strategic business issues and RotoCast Technologies, Inc., a specialty cast aluminum mold manufacturer. Previously, he was President of the Passenger and Light Truck Division of Continental-General Tire, Inc. From 1987 to 1990, he was Vice President of manufacturing and engineering for Engelhard Corporation and previously spent 24 years with the Goodyear Tire & Rubber Co. Mr. Kissel is a member of the Board of Directors of Myers Industries, Inc. and Weda Bay Minerals, Inc., Toronto, Ontario. Mr. Kissel's term as a director expires in 2004.

     JAMES M. MATERNA has been the Chief Financial Officer of OMG since 1992. Prior to such time, he was a principal in Ashley Management, a financial management services and private investment firm, for six years. From 1981 to 1986, Mr. Materna was a partner with the accounting firm of KPMG Peat Marwick in New York and Cleveland. Mr. Materna received a B.S. degree in chemical engineering from the University of Pittsburgh and an MBA degree from the Graduate School of Business of Stanford University. Mr. Materna is a certified public accountant.

     MICHAEL J. SCOTT is General Counsel and Chief Administrative Officer of OMG and has been with OMG since 1977. He became an executive officer of OMG in February 2002. Prior to joining OMG, Mr. Scott held several operating positions within the Standard Product Company. Mr. Scott received a B.A. degree from Hamilton College and a J.D. from Cleveland State University.

     LEE R. BRODEUR has been a director of OMG since 1991 and a director of Mooney Chemicals, Inc. since 1987. Mr. Brodeur was employed by the Firestone Tire & Rubber Company, Akron, Ohio from 1951 until his retirement as Vice Chairman of that company in 1986. Mr. Brodeur's term as a director expires in 2002.

     FRANK E. BUTLER has been a director of OMG since 1996. From 1992 until his retirement in 1997, Mr. Butler was President and General Manager of the Coatings Division of The Sherwin-Williams Company, a manufacturer, distributor and retailer of coatings and related products. From 1957 to 1992, Mr. Butler held various engineering positions in the Chemical Division of Sherwin-Williams. Mr. Butler received a masters degree in chemistry from Iowa State University. Mr. Butler's term as a director expires in 2004.

     THOMAS R. MIKLICH has been a director of OMG since 1993. Mr. Miklich has been employed by Invacare Corporation as Chief Financial Officer and General Counsel since 1993. Prior to joining Invacare, Mr. Miklich was Executive Vice President, Chief Financial Officer and a Director of Van Dorn Company. For 22 years prior to that, Mr. Miklich was employed with The Sherwin-Williams Company where he held several financial positions, culminating as Senior Vice President and Chief Financial Officer. Mr. Miklich's term as a director expires in 2002.

     JOHN E. MOONEY has been a director of OMG since 1995. For the past 13 years, Mr. Mooney has been Chief Executive Officer of Sachem, Inc., a specialty chemicals manufacturer. Mr. Mooney received a B.A. in Economics from the University of Toronto. Mr. Mooney is James P. Mooney's brother. Mr. Mooney's term as a director expires in 2003.

     KATHARINE L. PLOURDE became a director of OMG in February 2002. Ms. Plourde was a Principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc., New York, New York, until November 1997. Since that time she has engaged in private investing. Ms. Plourde is a director of Pall Corporation and serves as a director of several not-for-profit organizations. Ms. Plourde received a B.A. degree in English Literature from Barnard College at Columbia University and an M.B.A. in Finance from Fordham University. Ms. Plourde's term as a director expires in 2004.

     MARKKU TOIVANEN has been a director of OMG since 1991 and currently is a consultant in the base metals industry. During 2000 and until October 2001, Mr. Toivanen served as Senior Vice President of New Business Ventures of Outokumpu Oyj. From 1996 to 2000, Mr. Toivanen served as Senior Vice President Corporate Strategic Development of Outokumpu Oyj. From 1993 to 1996, Mr. Toivanen served as President and Chief Executive Officer of Outokumpu Metals & Resources Oy. Mr. Toivanen and Antti Aaltonen, Vice President of Operations for OMG Kokkola Chemicals Oy, are brothers-in-law. Mr. Toivanen's term as a director expires in 2003.

DIRECTOR COMPENSATION

     Directors who are also officers of OMG receive no additional compensation for serving as directors. Outside directors receive an annual director's fee of $36,000 and an annual fee of $5,000 per committee for service on our Audit and Finance Committee or our Compensation Committee. Committee chairmen also receive an additional $5,000 per annum. In addition, each outside director receives a fee of $1,500 for each board meeting he or she attends. Directors may elect to receive their compensation in the form of cash, stock options or restricted stock under our Non-Employee Directors' Equity Compensation Plan. Under this plan, directors may purchase stock options for a price equal to the difference between the exercise price (75% of fair market value on date of grant) and the fair market value per share. Restricted shares may be purchased at a price equal to fair market value per share. Also, directors electing to receive restricted stock receive additional restricted stock equal to 5% of cash compensation. Directors are reimbursed for their travel and other expenses incurred in attending board and committee meetings.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth all compensation awarded to, earned by or paid to OMG's Chief Executive Officer and OMG's other two executive officers for services rendered during 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION AWARDS
                                   ANNUAL COMPENSATION               ------------------------------------------
                        ------------------------------------------   SECURITIES AND
                                                        RESTRICTED     UNDERLYING
       NAME AND                                           STOCK      STOCK OPTIONS     LTIP        ALL OTHER
  PRINCIPAL POSITION    YEAR   SALARY(1)    BONUS(2)    AWARDS(3)       (SHARES)      PAYOUTS   COMPENSATION(4)
  ------------------    ----   ---------   ----------   ----------   --------------   -------   ---------------
James P. Mooney.......  2001   $785,500            (5)  $1,776,000       10,000         $0         $274,200
  Chairman & CEO        2000   $640,500    $1,123,000   $        0      100,000         $0         $178,500
                        1999   $580,000    $  630,000   $        0       85,000         $0         $161,000

Edward W. Kissel......  2001   $540,500            (5)  $1,184,000       20,000         $0         $168,750
  President & COO       2000   $485,500    $  665,000   $        0       65,000         $0         $ 92,929
                        1999   $240,208    $  207,813   $  570,000       70,000         $0         $ 28,125

James M. Materna......  2001   $339,500            (5)  $  592,000       20,000         $0         $ 92,850
  CFO                   2000   $296,500    $  360,000   $        0       50,000         $0         $ 68,940
                        1999   $270,000    $  243,000   $        0       37,000         $0         $ 62,150

---------------

(1) Salary amounts include $10,500 401(k) deferral.

(2) Amounts awarded to each officer under OMG's Bonus Program for Key Executives and Middle Management.

(3) Restricted stock awards granted in 2001 were as follows: Mr.
    Mooney -- 30,000 shares; Mr. Kissel -- 20,000 shares; and Mr.
    Materna -- 10,000 shares. Dollar amounts shown for each officer in 2001 equal the number of shares of restricted stock granted multiplied by the stock price on the grant date ($59.20). The dollar amount shown for Mr. Kissel in 1999 equals the number of shares of restricted stock granted (15,000) multiplied by the stock price on the grant date ($38.00). The valuations shown do not take into account the diminution in value attributable to the restriction applicable to the shares. Dividends will be paid on all restricted stock shown above. As of December 31, 2001, Mr. Mooney's 30,000 shares of restricted stock had a value of $1,985,700, Mr. Kissel's 35,000 shares of restricted stock had a value of $2,316,650 and Mr. Materna's 10,000 shares of restricted stock had a value of $661,900. The restricted stock awards granted in 2001 to Mr. Mooney, Mr. Kissel and Mr. Materna will vest in equal increments over a three-year period on each of December 31, 2002, 2003 and 2004. As it relates to the restricted stock award of 15,000 shares granted to Mr. Kissel in 1999, on the three-year anniversary, June 1, 2002, 5,000 shares will vest and an amount equal to accrued dividends will be paid and on the five-year anniversary, June 1, 2004, 10,000 shares will vest together with an amount equal to accrued dividends.

(4) This amount represents amounts contributed for each officer under OMG's qualified Profit-sharing Plan and amounts accrued under the OM Group, Inc. Benefit Restoration Plan. The amount OMG contributed during 2001 for the named executive officers for the Profit Sharing Plan was $15,000 each. For the Benefit Restoration Plan during 2001 OMG contributed the following amounts: Mr. Mooney, $259,200; Mr. Kissel, $153,750; and Mr. Materna, $77,850.

(5) Bonus amounts for 2001 have not yet been finalized.

     Option Grant Table. The following table sets forth additional information concerning individual grants of stock options pursuant to OMG's Long-term Incentive Compensation Plan made by OMG during 2001 to the named executive officers, which options are included in the Summary Compensation Table above. Stock options granted under the plan have a 10-year term and become fully exercisable at December 31 of the year following the year in which granted. The option price for stock options granted under the plan is the closing sale price of OMG common stock on the date of grant.

                               OPTION GRANT TABLE

                                                INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                           -----------------------------------------------------------     AT ASSUMED ANNUAL RATES
                              NUMBER OF        PERCENTAGE OF                              OF STOCK APPRECIATION FOR
                             SECURITIES        TOTAL OPTIONS     EXERCISE                        OPTION TERM
                             UNDERLYING         GRANTED TO       OR BASE    EXPIRATION   ---------------------------
          NAME             OPTIONS GRANTED   EMPLOYEES IN 2001    PRICE        DATE          5%             10%
          ----             ---------------   -----------------   --------   ----------   -----------   -------------
James P. Mooney..........      10,000                 4%          $59.20    11/05/2011    $372,300      $  943,500
Edward W. Kissel.........      20,000                 8%          $59.20    11/05/2011    $744,600      $1,887,000
James M. Materna.........      20,000                 8%          $59.20    11/05/2011    $744,600      $1,887,000

                        AGGREGATED OPTION EXERCISES AND
                          FISCAL YEAR-END OPTION VALUE

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT 12/31/01         OPTIONS AT 12/31/01(2)
                         SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
         NAME              ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------   -----------   -----------   -------------   -----------   -------------
James P. Mooney........      177,161       $9,080,387      548,065(3)      10,000      $19,346,983     $ 69,000
Edward W. Kissel.......           --               --      135,000         20,000      $ 3,333,150     $139,800
James M. Materna.......       19,049       $  757,177      191,100         20,000      $ 5,855,810     $139,800

---------------

(1) Market value of stock at date and time of exercise less exercise price.

(2) Based on fair market value at December 31, 2001 of $66.19.

(3) Includes 448,065 stock options transferred in accordance with the terms of OMG's Long-Term Incentive Compensation Plan to a limited partnership in which Mr. Mooney is a general partner.

REPORT OF THE COMPENSATION COMMITTEE

     Executive Compensation Policy. The Compensation Committee of the Board of Directors, comprised solely of outside directors of OMG, is responsible for setting the policies and approving the practices of OMG in its compensation to executive officers of OMG and its subsidiaries, including those executive officers named in the compensation tables in this prospectus. The Committee's general policy on executive compensation is to provide a significant incentive to management to achieve annual profit goals and to increase the value of OMG's stock. The policy is intended to cause a significant portion of total executive compensation to be contingent upon OMG performance and in the form of annual and longer-term incentives.

     In carrying out its responsibilities in 2001, the Committee considered the following:

     1. OMG's financial performance;

     2. OMG's general policies and practices for compensation of employees;

     3. The recommendations of OMG's management concerning compensation of individual key employees; and

     4. Advice from independent compensation consultants concerning all aspects of OMG's compensation policies, including how its policies and practices compare to the policies and practices of other comparable companies.

     The three major components of OMG's executive officer compensation program are (1) base compensation and annual adjustments thereto paid pursuant to employment contracts with executive officers, (2) annual bonuses paid pursuant to the Bonus Program for Key Executives and Middle Management, and (3) stock options issued at fair market value pursuant to OMG's 1998 Long-Term Incentive Compensation Plan.

     Employment Contracts with Executive Officers. OMG has entered into employment contracts with each of its executive officers. The employment contracts establish the position of each executive officer and provide that the executive officer will devote his full professional attention to OMG and that OMG will not materially decrease his level of responsibility. Each contract provides for automatic yearly renewals unless the contract is terminated by either party upon six months' prior notice.

     Each contract provides for base compensation which may be increased annually, but not decreased. In considering annual adjustments to an executive officer's base compensation, the Committee considers both OMG and individual performance. In addition, executive officers' base salaries are targeted between the median and 75th percentile of comparably sized companies in the chemical and non-durable goods manufacturing industries. Each contract also provides for annual bonuses paid pursuant to OMG's Bonus Program for Key Executives and Middle Management described below.

     OMG may terminate each contract at any time with or without cause. If terminated for cause, an officer is entitled to compensation accrued up to the time of termination. If terminated without cause, the officer is entitled to accrued compensation and to receive all base compensation, incentive bonuses and fringe benefits due under his contract for the later of the expiration of the current contract term or two years after delivery of notice of termination with respect to James P. Mooney and James M. Materna. If the officer resigns for any reason, he is entitled to accrued compensation and to receive all base compensation for three months following the effective date of termination of his employment.

     Mr. Kissel has a three-year employment contract, renewable for two year periods on six months notice. The contract provides for severance pay in the amount of base and incentive compensation for the remainder of any portion of the term not served, unless he is dismissed for cause as defined in the contract.

     Bonus Program for Key Executives and Middle Management. OMG pays annual bonuses to certain employees, including executive officers, based primarily on OMG's operating profit. In deciding annual bonus amounts, the Committee reviews OMG's performance against a predetermined consolidated operating profit goal, approved annually by the board of directors as part of OMG's financial budgeting process. Annual bonuses are then paid pursuant to a schedule approved by the board of directors which sets forth specified percentages of base compensation payable as annual bonuses based upon the level of attainment of the predetermined operating profit goal. Based on this performance, executive
officers, other than the CEO, received annual bonuses ranging from      % to
     % of their annual base salaries in 2001 plus discretionary bonuses in recognition of the OMG's and their individual performances in 2001.

     1998 Long-Term Incentive Compensation Plan. Executive officers and other key employees also received compensation pursuant to OMG's 1998 Long-Term Incentive Compensation Plan. The Incentive Plan is designed to promote OMG's growth and profitability by providing, through common stock ownership, incentives to attract and retain highly talented persons to provide managerial and administrative services to OMG and to motivate such persons to use their best efforts on OMG's behalf. The Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock awards and phantom stock. Under the 1998 Long-Term Incentive Compensation Plan, the total number of shares of common stock subject to the plan each year is 1.5% of the total number of issued and outstanding shares of OMG's common stock as of December 30 of the preceding calendar year.

     The Incentive Plan is administered by the Committee. Subject to the provisions of the Incentive Plan, the Committee is authorized to determine who may participate in the Incentive Plan, the Awards made to each participant and the terms and conditions applicable to each Award. The number of stock options granted to executive officers and key employees during 2001 depended principally upon the individual's level of responsibility within OMG and the Committee's assessment of individual performance and contribution.

     CEO Compensation and Company Performance. In setting Mr. James P. Mooney's compensation for 2001, the Committee considered OMG's financial performance during the previous four quarters, Mr. Mooney's personal performance and comparative data on the salaries for chief executive officers of comparably-sized companies in the chemical and non-durable goods manufacturing industries. The Committee also considered various factors of corporate performance, including profitability, market position, productivity, product leadership and the balancing of short-term and long-term goals.

     Mr. Mooney's contract also provides for bonuses in accordance with the Bonus Program for Key Executives and Middle Management. The Committee reviewed OMG's 2001 performance against the predetermined consolidated operating profit goal for 2001 and also considered the successful acquisition by OMG of the precious metals and metal management businesses of dmc(2). Based upon OMG's level of attainment of the operating profit goal and the acquisition of the
dmc(2) businesses, Mr. Mooney received an annual bonus for 2001 of $     , plus
a discretionary bonus of $     in recognition of OMG's and his individual
performance in 2001.

     On November 5, 2001, the Committee approved a grant of an option for 10,000 shares and an award of 30,000 restricted shares to Mr. Mooney pursuant to the Incentive Plan. The size of these awards was based on the Committee's consideration of the size of similar awards to chief executive officers with pay and responsibility comparable to that of Mr. Mooney and its qualitative assessment of Mr. Mooney's performance during 2001.

                                          The Compensation Committee

                                          Lee R. Brodeur, Chairman
                                          Frank E. Butler

PERFORMANCE COMPARED TO CERTAIN STANDARDS

     The chart set forth below compares OMG's cumulative total stockholder return to (a) that of the Standard & Poor's 500 Index, and (b) that of S&P Chemicals (Specialty) Index. The chart assumes $100 was invested on December 31, 1996, and in all cases, the information is presented on a dividend reinvested basis.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                             AMONG OM GROUP, INC.,
                  S&P CHEMICALS (SPECIALTY) AND S&P 500 INDEX
[GRAPH]

                                                     OM GROUP, INC.         S&P CHEMICALS (SPECIALTY)         S&P 500 INDEX
                                                     --------------         -------------------------         -------------
12/31/1996                                                  100                         100                         100
12/31/1997                                               136.99                      123.83                      133.36
12/31/1998                                               137.79                      105.46                      171.47
12/31/1999                                               131.48                      116.74                      207.56
12/29/2000                                                210.7                      103.84                      188.66
12/31/2001                                               257.56                       97.31                      166.24

                        SECURITY OWNERSHIP OF DIRECTORS,
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of January 31, 2002, information concerning the number of shares of our common stock beneficially owned by each director and executive officer individually and by all of our executive officers and directors as a group. No executive officer or director other than James P. Mooney owns more than 1% of the outstanding shares of our common stock. Mr. Mooney beneficially owns approximately 4.2% and all executive officers and directors as a group beneficially own approximately 5.5% of our shares. The totals shown below for each person and for the group include shares held personally, shares held by family members, shares held under our profit-sharing plan, and shares acquirable within sixty days of the above date by the exercise of stock options granted under our stock option plan.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

NAME OF                                           DIRECTLY   PROFIT-SHARING   EXERCISABLE
BENEFICIAL OWNER(1)                               OWNED(2)        PLAN        OPTIONS(3)      TOTAL
-------------------                               --------   --------------   -----------   ---------
Lee R. Brodeur..................................    5,750           --           23,055        28,805
Frank E. Butler.................................       --           --           18,866        18,866
Edward W. Kissel................................      700           --          135,000       135,700
James M. Materna................................    1,050        2,922          191,100       195,072
Thomas R. Miklich...............................    3,450           --            3,890         7,340
James P. Mooney.................................  655,518          830          548,065     1,204,413
John E. Mooney..................................   10,854           --            7,568        18,422
Markku Toivanen.................................       --           --            3,080         3,080
All directors and executive officers as a group
  (consisting of 8 persons).....................  677,322        3,752          930,624     1,611,698

---------------

(1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2) James P. Mooney's shares include 541,381 shares held by a limited partnership, Lion Investment Co. L.P., for which Mr. Mooney is a general partner.

(3) Represents shares subject to stock options that were exercisable at January 31, 2002 or within 60 days of January 31, 2002. James P. Mooney's options include 448,065 options transferred to a limited partnership in accordance with the terms of OMG's Long-Term Incentive Plan. Mr. Mooney, as a general partner of the limited partnership to which the options have been transferred, continues to have voting and investment power with respect to these shares.

     The following table sets forth information concerning each person known by us to be the beneficial owner of more than 5% of our outstanding common stock or stock convertible into common stock.

                                                                AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP    PERCENT OF CLASS
------------------------------------                            --------------------    ----------------
Baron Capital Group, Inc....................................         3,369,890                14.0%
  767 Fifth Avenue
  New York, NY 10153 (1)

Citigroup, Inc..............................................         1,774,731                 7.4%
  399 Park Avenue
  New York, NY 10043
     and
Salomon Smith Barney Holdings, Inc.
  388 Greenwich Street
  New York, NY 10013 (2)

---------------

(1) Information regarding share ownership and ownership percentage was obtained from Amendment No. 5 to a Schedule 13G filed on February 8, 2002 by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund and Ronald Baron. Baron Capital Group, Inc. is a parent holding company of a group of investment management companies. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Baron Asset Fund is an investment advisory client of BAMCO, Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc. Baron Capital Group, Inc. and Ronald Baron each have shared voting and dispositive power with respect to all 3,369,890 shares. BAMCO, Inc. has shared voting and dispositive power with respect to 2,780,300 shares. Baron Capital Management, Inc. has shared voting and dispositive power with respect to 589,590 shares. Baron Asset Fund has shared voting and dispositive power with respect to 2,360,300 shares.

(2) Information regarding share ownership and ownership percentage was obtained from the Schedule 13G/A filed on February 4, 2002 jointly by Citigroup, Inc. and Salomon Smith Barney Holdings, Inc. CitiGroup, Inc. is the sole stockholder and parent holding company of Salomon Smith Barney Holdings, Inc. CitiGroup, Inc. has shared voting and dispositive power with respect to all 1,774,731 shares. Salomon Smith Barney Holdings, Inc. has shared voting and dispositive power with respect to 1,773,581 shares.

                           RELATED PARTY TRANSACTIONS

     Mr. Markku Toivanen, a director of OMG, was formerly Senior Vice President of Strategic Development of Outokumpu Oyj, our former majority stockholder. Our Kokkola, Finland production facility (KCO) is situated on property owned by Outokumpu Zinc Oy, an affiliate of Outokumpu Oyj. KCO and Outokumpu Zinc Oy share certain physical facilities, services and utilities under agreements with various expiration dates. Utilities and raw material purchase assistance contracts provide that KCO jointly purchase with, or pay a fee to, affiliates of Outokumpu Oyj for assistance in negotiating contracts and securing bulk quantity discounts. Amounts paid related to these raw material contracts and utilities agreements amounted to approximately $110.0 million and $15.0 million, respectively, in 2000. We have other arrangements with Outokumpu Oyj affiliates relating to a service agreement, a lease, and research and development. The aggregate of the amounts paid by us during 2000 pursuant to these other arrangements amounted to approximately $16.0 million.

                      DESCRIPTION OF THE CREDIT FACILITIES

     The following description is only a summary of the material terms of the credit facilities. This summary may not describe all of the terms of the credit facilities that may be important to you. We will make available copies of the credit facilities to holders of the notes upon request.

     In conjunction with the acquisition of the dmc(2) operations, the sale to Ferro of the dmc(2) divisions and the refinancing of certain indebtedness, Credit Suisse First Boston Corporation and National City Bank jointly underwrote and jointly lead arranged $652.0 million of additional term loans under our existing $658.0 million credit facilities. The credit facilities are comprised of an amendment and restatement of our existing facilities and the additional term loans. Effective as of August 10, 2001, the credit facilities were amended to, among other things, extend the increased credit described above, modify specific financial covenants and permit the offering of original notes.

     The credit facilities provide for up to $1,310.0 million of aggregate borrowing capacity, consisting of:

     - a secured $135.0 million Term Loan A;

     - a secured $500.0 million Term Loan B;

     - a secured $350.0 million Asset Sale Term Loan; and

     - a secured revolving line of credit in an aggregate amount of $325.0 million in available borrowings.

In addition, the credit facilities provide for a euro loan sub-facility, a swing line loan sub-facility and a letter of credit sub-facility.

     As of December 31, 2001, there was approximately $920.7 million of aggregate loans outstanding under the credit facilities, consisting of $127.2 million of the Term Loan A, $499.1 million of the Term Loan B and $294.4 million of the Revolver. The Asset Sale Term Loan was fully repaid with the proceeds of the sale of the dmc(2) divisions to Ferro and the corresponding commitment amount is no longer available under the credit facilities. Approximately $106.7 million of Term Loan A and approximately $7.3 million of Term Loan B were repaid with proceeds from the sale of our common stock on January 24, 2002 and the corresponding commitment amounts are no longer available under the credit facilities.

     The Term Loan A is subject to specified amortization payments required to be made in quarterly installments commencing in January, 2002 until final payment is made in April, 2006. The Term Loan B is subject to specified amortization payments required to be made in quarterly installments commencing in January, 2002 until final payment is made in April, 2007. The Revolver is available until April 1, 2006 unless terminated earlier under specified circumstances. Additionally, the loans under the credit facilities and the aggregate available commitments under the credit facilities (i) will be reduced in connection with specified asset and capital stock sales and dispositions, receipt of specified insurance proceeds, and incurrences of some indebtedness, and (ii) will be reduced by one-half of our Excess Cash Flow (as defined in the credit facilities) if, commencing December 31, 2002, the ratio of our Consolidated Total Debt to Consolidated EBITDA (as each is defined in the credit facilities) exceeds a specified level.

     Borrowings under the Term Loan A, the Term Loan B and the Revolver bear interest at a rate equal to, at our option, either (1) the base rate (which is based on the greater of the prime rate most recently announced by the agent for the credit facilities or the Federal Funds rate plus one-half of 1%) or (2) the applicable London interbank rate, in each case plus an applicable margin determined by reference to the ratio of our Consolidated Total Debt to Consolidated EBITDA; provided that borrowings of swing line loans under the Revolver portion of the credit facilities bear interest at a rate equal to either (1) the money market rate or (2) the base rate plus an applicable margin determined by reference to the ratio of our Consolidated Total Debt to Consolidated EBITDA.

     Our obligations under the credit facilities are unconditionally guaranteed, jointly and severally, by all of our material domestic direct and indirect subsidiaries. Our obligations and the obligations of our guaranteeing subsidiaries under the credit facilities are secured primarily by a first priority perfected lien on all of our domestic personal property assets and a first priority pledge of 100% of the common stock of our domestic
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

subsidiaries and of 65% of the common stock of our first-tier foreign subsidiaries. OMG AG & Co. KG, one of our foreign subsidiaries, may obtain revolving loans under the euro loan sub-facility and is liable to repay all such loans and related interest. We and our guarantor subsidiaries are also liable in respect of such euro loans.

     The credit facilities contain, among other things, covenants requiring us to obtain interest rate hedge protection for at least $350.0 million, and restricting our ability and the ability of our subsidiaries to dispose of assets, merge, pay dividends, repurchase or redeem capital stock, pay, prepay or redeem specified indebtedness (including the notes), incur indebtedness and guarantees, create liens, enter into agreements with negative pledge clauses, make some investments or acquisitions, enter into sale and leaseback transactions, enter into transactions with affiliates, change our fiscal year or make any substantial change to the nature of the business we engage in currently. The credit facilities also contain a number of representations and warranties and specified financial covenants such as minimum interest coverage ratios, maximum leverage ratios and minimum fixed charge coverage ratios.

     In addition, the credit facilities are subject to (i) a commitment fee determined by reference to the unused portion of the Revolver, (ii) letter of credit fees with respect to each letter of credit outstanding under the credit facilities based on the applicable margin in effect for London interbank rate loans for the Revolver, and (iii) some other fees that are usual and customary for credit facilities of this nature.

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

                            DESCRIPTION OF THE NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "OMG" refers only to OM Group, Inc. and not to any of its subsidiaries.

     OMG issued the original notes and will issue the exchange notes under the indenture among itself, the Guarantors and The Bank of New York, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The form and terms of the exchange notes and the original notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the original notes do not apply to the exchange notes.

     The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement are available as set forth below under "--Additional Information." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture.

     The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES AND GUARANTEES

 THE NOTES

     The original notes are, and the exchange notes will be:

     - general unsecured obligations of OMG;

     - subordinated in right of payment to all existing and future Senior Debt of OMG;

     - pari passu in right of payment with any future senior subordinated Indebtedness of OMG; and

     - unconditionally guaranteed by the Guarantors.

THE GUARANTEES

     The original notes are, and the exchange notes will be, guaranteed by all of OMG's wholly-owned Domestic Restricted Subsidiaries. Each guarantee of the notes is or will be:

     - a general unsecured obligation of the Guarantor;

     - subordinated in right of payment to all existing and future Senior Debt of that Guarantor; and

     - pari passu in right of payment with any future senior subordinated Indebtedness of that Guarantor.

     As of September 30, 2001, OMG and the Guarantors had total Senior Debt of approximately $850.1 million. As indicated above and as discussed in detail below under the caption "-- Subordination," payments on the notes and under these guarantees are subordinated to the payment of Senior Debt. The indenture permits us and the Guarantors to incur additional Senior Debt.

     Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary, the non-guarantor subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to us. The guarantor subsidiaries generated 39% of our pro forma combined net sales in the twelve-month period ended December 31, 2000 and held 27% of our pro forma combined assets as of December 31, 2000.

     Our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. The notes are effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade

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

payables and lease obligations) of our non-guarantor subsidiaries. Any of our rights to receive assets of any of these subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us. As of September 30, 2001, on a pro forma basis, our non-guarantor subsidiaries would have had approximately $688.9 million of liabilities, including trade payables.

     As of the date of the indenture, all of our Domestic Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     OMG has issued $400.0 million in aggregate principal amount of original notes and will issue up to that same amount of exchange notes pursuant to the exchange offer. OMG may issue additional notes from time to time after this exchange offer. Any offering of additional notes is subject to the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Notes are issued in denominations of $1,000 and integral multiples of $1,000. The notes will mature on December 15, 2011.

     Interest on the notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2002. OMG will make each interest payment to the Holders of record on the immediately preceding June 1 and December 1.

     Interest on the exchange notes will accrue from the date of issuance of the original notes or, if interest has already been paid on the original notes, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder has given wire transfer instructions to OMG, OMG will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless OMG elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee acts as paying agent and registrar. OMG may change the paying agent or registrar without prior notice to the Holders of the notes, and OMG or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. OMG is not required to transfer or exchange any note selected for redemption. Also, OMG is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

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

SUBSIDIARY GUARANTEES

     The original notes are, and the exchange notes will be, guaranteed by each of OMG's current and future wholly-owned Domestic Restricted Subsidiaries. These Subsidiary Guarantees are joint and several obligations of the Guarantors. Each Subsidiary Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "-- Risk Factors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than OMG or another Guarantor, unless:

        (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

        (2) either:

           (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

           (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

     The Subsidiary Guarantee of a Guarantor will be released:

        (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of OMG, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

        (2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of OMG, if the sale complies with the "Asset Sale" provisions of the indenture; or

        (3) if OMG designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

     See "-- Repurchase at the Option of Holders -- Asset Sales."

SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes is subordinated to the prior payment in full of all Senior Debt of OMG, including Senior Debt incurred after the date of the indenture.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of OMG:

        (1) in a liquidation or dissolution of OMG;

        (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to OMG or its property;

        (3) in an assignment for the benefit of creditors; or

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

        (4) in any marshaling of OMG's assets and liabilities.

     OMG also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

        (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

        (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from OMG or the holders of any Designated Senior Debt.

     Payments on the notes may and will be resumed:

        (1) in the case of a payment default, upon the date on which such default is cured or waived; and

        (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

        (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

        (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 180 days.

     If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") when:

        (1) the payment is prohibited by these subordination provisions; and

        (2) the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     OMG must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of OMG, Holders of notes may recover less ratably than creditors of OMG who are holders of Senior Debt. See "Risk Factors."

OPTIONAL REDEMPTION

     At any time prior to December 15, 2004, OMG may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of (i) 104% of the principal amount, if such redemption occurs prior to April 12, 2002 or (ii) 109.250% of the principal amount, if such redemption occurs on or after April 12, 2002, in each case, plus accrued and unpaid interest

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

and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

        (1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by OMG and its Subsidiaries); and

        (2) the redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

     At any time prior to December 15, 2006, OMG may also redeem all or a part of the notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption (the "Redemption Date").

     After December 15, 2006, OMG may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2006........................................................    104.625%
2007........................................................    103.083%
2008........................................................    101.542%
2009 and thereafter.........................................    100.000%

MANDATORY REDEMPTION

     OMG is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

     If a Change of Control occurs and OMG does not exercise its option to redeem the notes, each Holder of notes will have the right to require OMG to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, OMG will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 10 days following the expiration of the notice period with respect to OMG's ability to redeem the notes after any Change of Control, OMG will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. OMG will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, OMG will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, OMG will, to the extent lawful:

        (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

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

        (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

        (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by OMG.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     The agreements governing OMG's outstanding Senior Debt currently prohibit OMG from repurchasing or redeeming any notes. Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, OMG will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. OMG will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require OMG to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that OMG repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     OMG will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by OMG and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of OMG and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require OMG to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of OMG and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  ASSET SALES

     OMG may not, and may not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

        (1) OMG (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

        (2) the fair market value is determined by OMG's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

        (3) at least 75% of the consideration received in the Asset Sale by OMG or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

           (a) any liabilities, as shown on OMG's or such Restricted Subsidiary's most recent balance sheet, of OMG or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases OMG or such Restricted Subsidiary from further liability; and

           (b) any securities, notes or other obligations received by OMG or any such Restricted Subsidiary from such transferee that are converted by OMG or such Restricted Subsidiary into cash within 180 days of their receipt, to the extent of the cash received in that conversion.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, OMG may apply those Net Proceeds at its option:

        (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

        (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

        (3) to make a capital expenditure; or

        (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, OMG may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, OMG will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, OMG may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     OMG will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, OMG will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

     The agreements governing OMG's outstanding Senior Debt currently prohibit OMG from purchasing any notes, and also provides that certain change of control or asset sale events with respect to OMG would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which OMG becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when OMG is prohibited from purchasing notes, OMG could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If OMG does not obtain such a consent or repay such borrowings, OMG will remain prohibited from purchasing notes. In such case, OMG's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

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

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

        (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

        (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

RESTRICTED PAYMENTS

     OMG may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly:

        (1) declare or pay any dividend or make any other payment or distribution on account of OMG's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving OMG or any of its Restricted Subsidiaries) or to the direct or indirect holders of OMG's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of OMG or to OMG or a Restricted Subsidiary of OMG);

        (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving OMG) any Equity Interests of OMG or any direct or indirect parent of OMG;

        (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

        (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

        (1) no Default or Event of Default has occurred and is continuing or would occur as a reasonably foreseeable consequence of such Restricted Payment; and

        (2) OMG would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

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        (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by OMG and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

           (a) 50% of the Consolidated Net Income of OMG for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of OMG's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

           (b) 100% of the aggregate net cash proceeds received by OMG since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of OMG (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of OMG that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of OMG), plus

           (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment.

     The preceding provisions do not prohibit:

        (1) so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

        (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of OMG or any Guarantor or of any Equity Interests of OMG in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of OMG) of, Equity Interests of OMG (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (b) of the preceding paragraph;

        (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of OMG or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

        (4) the payment of any dividend by a Restricted Subsidiary of OMG to the holders of its Equity Interests on a pro rata basis;

        (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of OMG or any Restricted Subsidiary of OMG held by any member of OMG's (or any of its Restricted Subsidiaries') management or board of directors pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any calendar year, with unused amounts in any calendar year being carried over to succeeding years;

        (6) the repurchase of any Equity Interest of OMG or any Restricted Subsidiary of OMG deemed to occur upon exercise of stock options if those Equity Interests represent all or a portion of the exercise price of those options;

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        (7) payments in connection with the Transactions, including any purchase price adjustment or other payment made pursuant to any agreement relating to any of the Transactions; and

        (8) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an amount not to exceed $20.0 million.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by OMG or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, OMG will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

  INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

     OMG may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and OMG may not issue any Disqualified Stock and may not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that OMG may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and OMG's Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for OMG's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant does not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (1) the incurrence by OMG and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement liability of OMG and its Subsidiaries thereunder) not to exceed the greater of $1,060.0 million or the Borrowing Base, in each case, less the aggregate amount of all Net Proceeds of Asset Sales applied by OMG or any of its Restricted Subsidiaries to repay any Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;"

         (2) the incurrence by Foreign Subsidiaries of Indebtedness in addition to that otherwise permitted under the indenture in an aggregate principal amount at any one time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (2), not to exceed $50.0 million;

         (3) the incurrence by OMG and its Restricted Subsidiaries of the Existing Indebtedness;

         (4) the incurrence by OMG and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;
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         (5) the incurrence by OMG or any of its Restricted Subsidiaries of
             Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, or the issuance of Disqualified Stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of OMG or such Restricted Subsidiary, in an aggregate principal amount and/or aggregate liquidation preference amount, as applicable, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to collectively exceed $25.0 million at any time outstanding;

         (6) the incurrence by OMG or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (6) or (11) of this paragraph;

         (7) the incurrence by OMG or any of its Restricted Subsidiaries of intercompany Indebtedness between or among OMG and any of its Restricted Subsidiaries; provided, however, that:

           (a) if OMG or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of OMG, or the Subsidiary Guarantee, in the case of a Guarantor; and

           (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than OMG or a Restricted Subsidiary of OMG and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either OMG or a Restricted Subsidiary of OMG; will be deemed, in each case, to constitute an incurrence of such Indebtedness by OMG or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

         (8) the incurrence by OMG or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

         (9) the guarantee by OMG or any of the Guarantors of Indebtedness of OMG or a Restricted Subsidiary of OMG that was permitted to be incurred by another provision of this covenant;

        (10) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of OMG as accrued; and

        (11) the incurrence by OMG or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, together with the issuance of Disqualified Stock in an aggregate liquidation preference amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (11), not to exceed $75.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, OMG is permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are

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first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

NO SENIOR SUBORDINATED DEBT

     OMG may not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of OMG and senior in any respect in right of payment to the notes. No Guarantor may incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

LIENS

     OMG may not and may not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     OMG may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock to OMG or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to OMG or any of its Restricted Subsidiaries;

         (2) make loans or advances to OMG or any of its Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to OMG or any of its Restricted Subsidiaries.

     However, the preceding restrictions do not apply to encumbrances or restrictions existing under or by reason of:

         (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

         (2) the indenture, the notes and the Subsidiary Guarantees;

         (3) applicable law;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by OMG or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

         (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

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         (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

         (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

         (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

        (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

        (11) customary provisions in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

  MERGER, CONSOLIDATION OR SALE OF ASSETS

     OMG may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not OMG is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of OMG and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

        (1) either: (a) OMG is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than OMG) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

        (2) the Person formed by or surviving any such consolidation or merger (if other than OMG) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of OMG under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

        (3) immediately after such transaction no Default or Event of Default exists; and

        (4) OMG or the Person formed by or surviving any such consolidation or merger (if other than OMG), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

           (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of OMG immediately preceding the transaction; and

           (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, OMG may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant does not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among OMG and any of its Guarantors.

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  TRANSACTIONS WITH AFFILIATES

     OMG may not, and may not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

        (1) the Affiliate Transaction is on terms that are no less favorable to OMG or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by OMG or such Restricted Subsidiary with an unrelated Person; and

        (2) OMG delivers to the trustee:

           (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

           (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items are not deemed to be Affiliate Transactions and, therefore, are not subject to the provisions of the prior paragraph:

        (1) any employment agreement entered into by OMG or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of OMG or such Restricted Subsidiary;

        (2) transactions between or among OMG and/or its Restricted
            Subsidiaries;

        (3) transactions with a Person that is an Affiliate of OMG solely because OMG owns an Equity Interest in, or controls, such Person;

        (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of OMG;

        (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of OMG;

        (6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "-- Restricted Payments"; and

        (7) any agreement as in effect on the date of the indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the notes in any material respect) or any transaction contemplated thereby.

  ADDITIONAL SUBSIDIARY GUARANTEES

     If OMG or any of its Subsidiaries acquires or creates another wholly-owned Domestic Restricted Subsidiary after the date of the indenture, then that newly acquired or created wholly-owned Domestic Restricted Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created; provided that this covenant does not apply to all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

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  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by OMG and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as determined by OMG. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  SALE AND LEASEBACK TRANSACTIONS

     OMG may not, and may not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that OMG or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

        (1) OMG or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens;"

        (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

        (3) the transfer of assets in that sale and leaseback transaction is permitted by, and OMG applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

  LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED RESTRICTED SUBSIDIARIES

     OMG may not, and may not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of OMG to any Person (other than OMG or a Wholly Owned Restricted Subsidiary of OMG), unless:

        (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

        (2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

     In addition, OMG may not permit any Wholly Owned Restricted Subsidiary of OMG to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to OMG or a Wholly Owned Restricted Subsidiary of OMG, unless OMG is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

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  BUSINESS ACTIVITIES

     OMG may not, and may not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to OMG and its Restricted Subsidiaries taken as a whole.

  PAYMENTS FOR CONSENT

     OMG may not, and may not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

     Whether or not required by the SEC, so long as any notes are outstanding, OMG will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

        (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if OMG were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by OMG's certified independent accountants; and

        (2) all current reports that would be required to be filed with the SEC on Form 8-K if OMG were required to file such reports.

     In addition, following the consummation of this exchange offer, whether or not required by the SEC, OMG will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, OMG and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

        (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

        (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

        (3) failure by OMG or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain
            Covenants -- Restricted Payments," "-- Certain
            Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;"

        (4) failure by OMG or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

        (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by OMG or any of its Restricted Subsidiaries (or the payment of which is guaranteed by OMG or any of its
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            Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

           (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

           (b) results in the acceleration of such Indebtedness prior to its express maturity;

             and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

        (6) failure by OMG or any of its Restricted Subsidiaries to pay final judgments aggregating at any time in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

        (7) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

        (8) certain events of bankruptcy or insolvency described in the indenture with respect to OMG or any of its Restricted Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to OMG, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of OMG with the intention of avoiding payment of the premium that OMG would have had to pay if OMG then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to December 15, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of OMG with the intention of avoiding the prohibition on redemption of the notes prior to December 15, 2006 then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     OMG is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, OMG is required to deliver to the trustee a statement specifying such Default or Event of Default.

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NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of OMG or any Guarantor, as such, will have any liability for any obligations of OMG or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     OMG may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

        (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

        (2) OMG's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

        (3) the rights, powers, trusts, duties and immunities of the trustee, and OMG's and the Guarantor's obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the indenture.

     In addition, OMG may, at its option and at any time, elect to have the obligations of OMG and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1) OMG must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and OMG must specify whether the notes are being defeased to maturity or to a particular redemption date;

        (2) in the case of Legal Defeasance, OMG must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) OMG has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, OMG must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant

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            Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

        (5) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which OMG or any of its Restricted Subsidiaries is a party or by which OMG or any of its Restricted Subsidiaries is bound;

        (6) OMG must deliver to the trustee an officers' certificate stating that the deposit was not made by OMG with the intent of preferring the Holders of notes over the other creditors of OMG with the intent of defeating, hindering, delaying or defrauding creditors of OMG or others; and

        (7) OMG must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

        (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

        (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

        (3) reduce the rate of or change the time for payment of interest on any note;

        (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

        (5) make any note payable in money other than that stated in the notes;

        (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

        (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

        (8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

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

        (9) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes requires the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of notes, OMG, the Guarantors and the trustee may amend or supplement the indenture or the notes:

        (1) to cure any ambiguity, defect or inconsistency;

        (2) to provide for uncertificated notes in addition to or in place of certificated notes;

        (3) to provide for the assumption of OMG's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of OMG's assets;

        (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

        (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

        (1) either:

           (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to OMG, have been delivered to the trustee for cancellation; or

           (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and OMG or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

        (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which OMG or any Guarantor is a party or by which OMG or any Guarantor is bound;

        (3) OMG or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

        (4) OMG has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, OMG must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

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CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of OMG or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to OM Group, Inc., 50 Public Square, Suite 3500, Cleveland, Ohio 44113, USA, Attention: General Counsel.

BOOK-ENTRY, DELIVERY AND FORM

     The original notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes") and also were offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

     Rule 144A Notes initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes"). The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Exchange Global Notes" and, together with the Rule 144A Global Notes and the Regulation S Global Notes, the "Global Notes"). The Rule 144A Global Notes and the Regulation S Global Notes were, and the Exchange Global Notes will be, deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "-- Exchanges between Regulation S Notes and Rule 144A Notes."

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

     Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend. Regulation S Notes also bear the legend. In addition, transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") as indirect participants in DTC), which may change from time to time.

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DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. OMG takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised OMG that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised OMG that, pursuant to procedures established by it:

        (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

        (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Rule 144A Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of 40 days after the closing of the original notes offering (the "Restricted Period"), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the
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registered Holder under the indenture. Under the terms of the indenture, OMG and the trustee have treated and will continue to treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither OMG, the trustee nor any agent of OMG or the trustee has or will have any responsibility or liability for:

        (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

        (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised OMG that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or OMG. Neither OMG nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and OMG and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Subject to the transfer restrictions applicable to the original notes, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the original notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised OMG that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form, and to distribute such notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither OMG nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their

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respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated
Notes") if:

        (1) DTC (a) notifies OMG that it is unwilling or unable to continue as depositary for the Global Notes and OMG fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

        (2) OMG, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

        (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and, as it relates to the original notes, will bear the applicable restrictive legend unless that legend is not required by applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

SAME DAY SETTLEMENT AND PAYMENT

     OMG will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. OMG will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in The Portal(SM) Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. OMG expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised OMG that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights

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agreement in its entirety because it, and not this description, defines your registration rights as Holders of the original notes. See "Where You Can Find More Information."

     In connection with the original notes offering, OMG, the Guarantors and the initial purchasers entered into the registration rights agreement. Pursuant to the registration rights agreement, OMG and the Guarantors agreed to file with the SEC the exchange offer registration statement, of which this prospectus is a part, on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the exchange offer registration statement, pursuant to the exchange offer, OMG and the Guarantors will offer to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

     If:

        (1) OMG and the Guarantors are not

           (a) required to file the exchange offer registration statement; or

           (b) permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

        (2) any Holder of Transfer Restricted Securities notifies OMG prior to the 20th day following consummation of the exchange offer that:

           (a) it is prohibited by law or SEC policy from participating in the exchange offer; or

           (b) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

           (c) that it is a broker-dealer and owns original notes acquired directly from OMG or an affiliate of OMG,

OMG and the Guarantors will file with the SEC a shelf registration statement to cover resales of the original notes by the Holders of the original notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

     OMG and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

     For purposes of the preceding, "Transfer Restricted Securities" means each original note until:

        (1) the date on which such original note has been exchanged by a Person other than a broker-dealer for an exchange note in the exchange offer;

        (2) following the exchange by a broker-dealer in the exchange offer of an original note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

        (3) the date on which such original note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

        (4) the date on which such original note is distributed to the public pursuant to Rule 144 under the Securities Act.

     The registration rights agreement provides that:

        (1) OMG and the Guarantors will file the exchange offer registration statement with the SEC on or prior to 90 days after the closing of the original notes offering;

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        (2) OMG and the Guarantors will use their reasonable best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the closing of the original notes offering;

        (3) unless the exchange offer would not be permitted by applicable law or SEC policy, OMG and the Guarantors will

           (a) commence the exchange offer; and

           (b) use their reasonable best efforts to issue on or prior to 40 days, or longer, if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all original notes properly tendered in the exchange offer; and

        (4) if obligated to file the shelf registration statement, OMG and the Guarantors will use their reasonable best efforts to file the shelf registration statement with the SEC on or prior to 60 days after such filing obligation arises and to cause the shelf registration to be declared effective by the SEC on or prior to 150 days after such obligation arises.

     If:

        (1) OMG and the Guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

        (2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

        (3) OMG and the Guarantors fail to consummate the exchange offer within 40 days of the date specified for effectiveness with respect to the exchange offer registration statement; or

        (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement, with certain exceptions set forth in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then OMG and the Guarantors will pay liquidated damages to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such Holder.

     The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.50 per week per $1,000 principal amount of notes.

     All accrued liquidated damages will be paid by OMG and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

     Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Holders of original notes will be required to make certain representations to OMG (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their original notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify OMG and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any shelf registration statement. Holders of
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original notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from OMG.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

        (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

        (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Applicable Premium" means, with respect to any note on any Redemption Date, the greater of:

        (1) 1.0% of the principal amount of the note; or

        (2) the excess of:

           (a) the present value at such Redemption Date of (i) the redemption price of the note at December 15, 2006 (such redemption price being set forth in the table appearing above under the caption "-- Optional Redemption") plus (ii) all required interest payments due on the note through December 15, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

           (b) the principal amount of the note, if greater.

     "Asset Sale" means:

        (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of OMG and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

        (2) the issuance of Equity Interests by any of OMG's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

        (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

        (2) a transfer of assets between or among OMG and its Restricted Subsidiaries;

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

        (3) an issuance of Equity Interests by a Restricted Subsidiary to OMG or to another Restricted Subsidiary;

        (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

        (5) the sale or other disposition of cash or Cash Equivalents; and

        (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

        (1) with respect to a corporation, the board of directors of the corporation;

        (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

        (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Borrowing Base" means, as of any date, an amount equal to the sum of:

        (1) 85% of the book value of all accounts receivable owned by OMG and its Restricted Subsidiaries, plus

        (2) 50% of the book value of all inventory owned by OMG and its Restricted Subsidiaries,

     in each case, calculated on a consolidated basis and in accordance with GAAP.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

        (1) in the case of a corporation, corporate stock;

        (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

        (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

        (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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

     "Cash Equivalents" means:

        (1) United States dollars;

        (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

        (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

        (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

        (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

        (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

        (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of OMG and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

        (2) the adoption of a plan relating to the liquidation or dissolution of OMG;

        (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of OMG, measured by voting power rather than number of shares; or

        (4) the first day on which a majority of the members of the Board of Directors of OMG are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

        (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

        (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

        (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or

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

            bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

        (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

        (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of OMG will be added to Consolidated Net Income to compute Consolidated Cash Flow of OMG only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to OMG by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

        (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

        (2) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

        (3) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

        (4) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

        (5) the cumulative effect of a change in accounting principles will be excluded.

     "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

        (1) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus

        (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

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     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of OMG who:

        (1) was a member of such Board of Directors on the date of the indenture; or

        (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of August 10, 2001, as thereafter amended, by and among OMG and OMG AG & Co. KG, as borrowers; the various lending institutions party thereto; Credit Suisse First Boston, as a lender, the syndication agent, joint book running manager and joint lead arranger; National City Bank, as a lender, the swingline lender, the letter of credit issuer, and as the administrative agent, the collateral agent, joint book running manager and joint lead arranger; and ABN AMRO Bank N.V., Credit Lyonnais, New York Branch, and KeyBank National Association, each as a lender and a documentation agent, providing for up to $1,310.0 million of term loans and revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means:

        (1) any Indebtedness outstanding under the Credit Agreement; and

        (2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by OMG as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require OMG to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that OMG may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain
Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Subsidiary of OMG that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of OMG.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means all Indebtedness of OMG and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.
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     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

        (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

        (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

        (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

        (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of OMG (other than Disqualified Stock) or to OMG or a Restricted Subsidiary of OMG, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

        (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

        (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

        (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be

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            obligations of the specified Person or any of its Restricted
            Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means any Subsidiary of OMG that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means:

        (1) each wholly-owned Domestic Restricted Subsidiary of OMG on the date of the indenture; and

        (2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns, other than any Subsidiary of OMG with nominal assets created solely for the purpose of implementing an acquisition or disposition transaction.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

        (1) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates;

        (2) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates; and

        (3) any forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in raw material or other commodity prices.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

        (1) in respect of borrowed money;

        (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

        (3) in respect of banker's acceptances;

        (4) representing Capital Lease Obligations;

        (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

        (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person. The term "Indebtedness" shall not be deemed to include obligations under precious metal leases and/or consignment arrangements incurred by OMG or its Subsidiaries in the ordinary course of business and in accordance with

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past practice, to the extent such obligations do not constitute "indebtedness"
under GAAP as in effect on the date of the indenture.

     The amount of any Indebtedness outstanding as of any date will be:

        (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

        (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If OMG or any Restricted Subsidiary of OMG sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of OMG such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of OMG, OMG will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by OMG or any Restricted Subsidiary of OMG of a Person that holds an Investment in a third Person will be deemed to be an Investment by OMG or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

        (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

        (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by OMG or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

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     "Non-Recourse Debt" means Indebtedness:

        (1) as to which neither OMG nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

        (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of OMG or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

        (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of OMG or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means any business conducted by OMG and its Restricted Subsidiaries on the date of the indenture or that is reasonably related, ancillary, incidental or complementary to any such business, and any business that is acquired by OMG or any of its Restricted Subsidiaries subsequent to the date of the indenture that meets the requirements of the preceding clause.

     "Permitted Investments" means:

         (1) any Investment in OMG or in a Restricted Subsidiary of OMG;

         (2) any Investment in Cash Equivalents;

         (3) any Investment by OMG or any Restricted Subsidiary of OMG in a Person, if as a result of such Investment:

           (a) such Person becomes a Restricted Subsidiary of OMG; or

           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, OMG or a Restricted Subsidiary of OMG;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

         (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of OMG;

         (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

         (7) Hedging Obligations;

         (8) advances to any supplier that is not an Affiliate, consisting of prepayments for raw materials purchased for consumption or processing in the ordinary course of business and pursuant to arrangements designed to assure an adequate supply of such raw materials;

         (9) any additional loans, advances or investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause at the fair value as reasonably determined by OMG) made after December 31, 1999, in or to The Weda Bay Project identified as a "subsequent event" in the

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             notes to OMG's consolidated financial statements for its fiscal year ended December 31, 1999, up to an aggregate of $20.0 million; and

        (10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
             (10) that are at the time outstanding not to exceed $50.0 million.

     "Permitted Junior Securities" means:

        (1) Equity Interests in OMG or any Guarantor; or

        (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

     "Permitted Liens" means:

         (1) Liens of OMG and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of the indenture to be incurred;

         (2) Liens in favor of OMG or the Guarantors;

         (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with OMG or any Restricted Subsidiary of OMG; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with OMG or the Restricted Subsidiary;

         (4) Liens on property existing at the time of acquisition of the property by OMG or any Restricted Subsidiary of OMG, provided that such Liens were in existence prior to the contemplation of such acquisition;

         (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

         (7) Liens existing on the date of the indenture;

         (8) (a) Liens on precious metals and leases and rights of consignors in respect of precious metals arising in connection with precious metal leases and/or consignment arrangements entered into by OMG or any of its Subsidiaries in the ordinary course of business and in accordance with past practice; and

             (b) Liens granted pursuant to the security transfer agreements, global assignment agreements and other security documents from time to time securing the obligations of OMG AG & Co. KG (or any of its subsidiaries and its successors and assigns) under the Precious Metals Facility among Degussa AG, OMG AG & Co. KG and OMG, provided that the recourse under any Liens granted in such security documents shall be limited to 120% of the aggregate value of all outstanding precious metals advanced pursuant to such Precious Metals Facility on the date any remedies are exercised by the lessor of the precious metals;

         (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and

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             diligently concluded, provided that any reserve or other
             appropriate provision as is required in conformity with GAAP has been made therefor;

        (10) Liens incurred in the ordinary course of business of OMG or any Restricted Subsidiary of OMG with respect to obligations that do not exceed $75.0 million at any one time outstanding; and

        (11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of OMG or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of OMG or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

        (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

        (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

        (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

        (4) such Indebtedness is incurred either by OMG or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principals" means James P. Mooney, or in the event of his incompetency or death, his estate, heirs, executor, administrator or other personal representative.

     "Public Equity Offering" means any underwritten public offering of common stock of OMG.

     "Related Party" means:

        (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

        (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

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     "Senior Debt" means:

        (1) all Indebtedness of OMG or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

        (2) any other Indebtedness of OMG or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

        (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

        (1) any liability for federal, state, local or other taxes owed or owing by OMG;

        (2) any intercompany Indebtedness of OMG or any of its Subsidiaries to OMG or any of its Affiliates;

        (3) any trade payables; or

        (4) the portion of any Indebtedness that is incurred in violation of the indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

        (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

        (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
            (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 15, 2006; provided, however, that if the period from the Redemption Date to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

     "Unrestricted Subsidiary" means any Subsidiary of OMG or any successor to any of them that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
Subsidiary:

        (1) has no Indebtedness other than Non-Recourse Debt;

        (2) is not party to any agreement, contract, arrangement or understanding with OMG or any Restricted Subsidiary of OMG unless the terms of any such agreement, contract, arrangement or

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

            understanding are no less favorable to OMG or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of OMG;

        (3) is a Person with respect to which neither OMG nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

        (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of OMG or any of its Restricted Subsidiaries; and

        (5) has at least one director on its Board of Directors that is not a director or executive officer of OMG or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of OMG or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of OMG as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of OMG as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," OMG will be in default of such covenant. The Board of Directors of OMG may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of OMG of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

        (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the original notes and the exchange notes, and of the exchange of the original notes for the exchange notes pursuant to the exchange offer. This discussion is based on the Internal Revenue Code of 1986, as amended, and administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, together with related interpretations, changes to any of which subsequent to the date of this offering circular may affect the tax consequences described below, possibly with retroactive effect.

     The following discusses only notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of that holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding notes in connection with a hedging transaction, "straddle," conversion transaction or other integrated transaction, persons engaged in a trade or business in the United States or persons who are former U.S. citizens or resident aliens who have ceased to be U.S. citizens or to be taxed as resident aliens. Prospective investors should consult their tax advisors with regard to the application of U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used in the following discussion, the term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state or political subdivision of the United States, or the District of Columbia;

     - an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     - a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust.

     Prospective purchasers that are foreign partnerships or partners in foreign partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of holding notes.

EXCHANGE OF NOTES

     The exchange of the original notes for exchange notes pursuant to the exchange offer will not constitute a taxable event. Consequently, no gain or loss will be recognized by a holder upon receipt of exchange notes. The holding period and tax basis of exchange notes will be the same as the holding period and tax basis of the original notes so exchanged immediately before the exchange.

                            TAXATION OF U.S. HOLDERS

INTEREST INCOME

     Payments of interest on notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder's regular method of tax accounting).

SALE, EXCHANGE OR REDEMPTION OF NOTES

     A holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition of the notes (less a portion allocable to any accrued and unpaid interest, which will be taxable as ordinary income) and the holder's adjusted tax basis in the notes. A holder's adjusted tax basis in the notes generally will be the initial purchase price paid less any principal payments received by such holder. Such gain or loss will be capital gain or loss and will be long-
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

term capital gain or loss provided the holder's holding period for the notes exceeds one year. In the case of a holder other than a corporation, the current maximum marginal U.S. federal income tax rate applicable to long-term capital gain recognized on the sale of notes is 20%. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

LIQUIDATED DAMAGES

     We believe the likelihood that additional amounts will become payable due to a failure to register the exchange notes is remote. Accordingly, we intend to take the position that if such additional amounts become payable, such amounts will be taxable to a U.S. holder as ordinary income in accordance with such holder's method of accounting for federal tax purposes. However, the Internal Revenue Service may take a different position, which could affect the timing of both a holder's recognition of income and the availability of our deduction with respect to such additional amounts.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     In general, information reporting requirements will apply to payments of principal and interest on the notes and payments of the proceeds of the sale of the notes, and up to 30% backup withholding tax may apply to those payments if:

     - the holder fails to furnish or certify its correct taxpayer identification number to us in the manner required;

     - the holder is notified by the Internal Revenue Service that it has failed to report payments of interest and dividends properly; or

     - under certain circumstances, the holder fails to certify that it has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

     Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                          TAXATION OF NON-U.S. HOLDERS

PAYMENT OF INTEREST

     Subject to the discussion below concerning backup withholding, payments of interest on the notes by us or any paying agent to any non-U.S. holder will not be subject to United States federal withholding tax, provided that:

     - the interest is not effectively connected with the conduct by such holder of a trade or business in the United States;

     - such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation (within the meaning of the Code) related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

     - the certification requirement, as described below, has been fulfilled with respect to the beneficial owner.

     The certification requirement referred to above will be fulfilled if the beneficial owner of notes certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address, and (i) such beneficial owner files such Form W-8BEN with the withholding agent or (ii) in the case of notes held by a foreign intermediary or partnership, certification requirements are complied with under Treasury regulations. For example, unless a foreign partnership has
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entered into a withholding agreement with the Internal Revenue Service, under the new Treasury regulations, the foreign partnership will be required, in addition to providing an intermediary Form W-8, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

     The gross amount of payments of interest that do not qualify for the exception from withholding described above and that are not effectively connected with the conduct by such holder of a trade or business in the United States will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding and the non-U.S. holder properly certifies to its entitlement to such treaty benefits on Internal Revenue Service Form W-8BEN. Payments of interest that are effectively connected with the conduct of a U.S. trade or business will not be subject to withholding tax if the non-U.S. holder provides a properly executed Internal Revenue Service Form W-8ECI.

SALE, EXCHANGE OR DISPOSITION OF NOTES

     Subject to the discussion below concerning backup withholding, a non-U.S. holder of notes will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such notes, unless:

     - the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

     - the gain is effectively connected with the conduct by the holder of a trade or business in the United States; or

     - the holder is subject to the special rules applicable to certain former citizens and residents of the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     We must report annually to the Internal Revenue Service and to each non-U.S. holder any interest paid to the non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-U.S. Holder resides.

     Under current U.S. federal income tax law, backup withholding tax of up to 30% will not apply to payments of interest by us or any paying agent on notes if the certifications described above under "-- Payment of Interest" are received, provided that we (or the paying agent, as the case may be) do not have actual knowledge that the payee is a U.S. person.

     Payments on the sale, exchange or other disposition of notes made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if the broker is for U.S. federal income tax purposes a U.S. person, a controlled foreign corporation, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period or a foreign partnership with certain connections to the United States, then information reporting (but not backup withholding) will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption.

     Non-U.S. holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an applicable exemption, and the procedure for obtaining an exemption, if available. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the U.S. Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 120 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
resale. In addition, until                , 2002, all dealers effecting
transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange notes and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

     Furthermore, any broker-dealer that acquired any of its original notes directly from us:

     - may not rely on the applicable interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (May 13,
       1988), Morgan, Stanley & Co., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

     - must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

     We agree to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holder of the notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the notes are made. Any resale of the notes in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

REPRESENTATIONS OF PURCHASERS

     By purchasing the notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

           (i) the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws;

           (ii) where required by law, that the purchaser is purchasing as principal and not as agent; and

          (iii) the purchaser has reviewed the text above under Resale Restrictions.

RIGHTS OF ACTION -- ONTARIO PURCHASERS ONLY

     Under Ontario securities legislation, a purchaser who acquires a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in the event that this prospectus contains a misrepresentation. Such a purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If such a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of the notes to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any notes acquired by the purchaser pursuant to this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from us. Only one report must be filed for notes acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the notes for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

     Certain legal matters in connection with the exchange offer will be passed upon for us by Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio.

                                    EXPERTS

     The consolidated financial statements of OM Group, Inc. at December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000, appearing in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The combined financial statements of dmc(2) Degussa Metals Catalysts Cerdec AG as of December 31, 2000 and 1999, and September 30, 1999 and for the year ended December 31, 2000, three months ended December 31, 1999, and years ended September 30, 1999 and 1998, have been included herein and in the registration statement in reliance upon the report of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

      INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                 OM GROUP, INC.

Unaudited Pro Forma Condensed Combined Statement of Income
  for the year ended December 31, 2000......................    P-3
Unaudited Pro Forma Condensed Combined Statement of Income
  for the nine months ended September 30, 2001..............    P-4
Notes to Unaudited Pro Forma Condensed Combined Statements
  of Income.................................................    P-5

                                 OM GROUP, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements have been prepared by OMG's management in accordance with generally accepted accounting principles in the United States. These pro forma financial statements reflect OMG's acquisition of all of the operations of dmc(2) Degussa Metals Catalysts Cerdec AG ("dmc(2) Group") on August 10, 2001 and combine for the periods or date indicated the historical consolidated financial statements of OMG and dmc(2) Group using the purchase method of accounting.

     The unaudited pro forma condensed combined statements of income reflect adjustments as if the acquisition had occurred at the beginning of the period presented. These pro forma financial statements should be read in conjunction with the historical financial statements and related notes of OMG and dmc(2) Group. The pro forma financial statements include preliminary estimates and assumptions that OMG's management believes are reasonable. The pro forma results are not necessarily indicative of the results which would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future, and do not include any adjustments or other effects of the planned integration of OMG and dmc(2) Group not calculated or prepared in accordance with Article 11-02 of Regulation S-X.

     The pro forma financial statements have been prepared using the following facts and assumptions:

          1. OMG acquires all the businesses of dmc(2) Group in exchange for a total cash payment of $1,072.0 million.

          2. OMG sells the electronic materials, performance pigments, glass systems and Cerdec ceramics divisions of dmc(2) Group to Ferro Corporation for a cash purchase price of $525.5 million, the proceeds from which were used to repay a portion of the debt issued to finance the acquisition of dmc(2) Group.

          3. OMG borrows $594.9 million consisting of $546.5 million to finance the acquisition price and $48.4 million for estimated financing and related transaction costs.

          4. OMG issues 4.025 million additional shares of its common stock at $59.00 per share and uses the net proceeds of $225.7 million to pay a portion of the debt issued to finance the acquisition of dmc(2) Group.

          5. The acquired assets and liabilities of dmc(2) Group are recorded at estimated fair values, as determined by OMG's management, based on information currently available and on current tentative assumptions as to the future operations of dmc(2) Group. OMG is in the process of obtaining independent appraisals of the acquired property, plant and equipment, intangible assets, and estimates of their remaining useful lives. OMG is also reviewing and determining the fair value of the other assets acquired and liabilities assumed. Accordingly, the allocation of the purchase price to the acquired assets and liabilities of dmc(2) Group is subject to revision as a result of the final determination of the purchase price and of appraised and other fair values.

           The preliminary allocation of the aggregate purchase price of businesses acquired of dmc(2) Group, and the recognition of the excess of aggregate purchase price over the estimated fair value of net assets acquired, is as follows (in millions):

                Adjust acquired inventories to estimated fair value.........  $ 124.0
                Adjust acquired property, plant and equipment to estimated
                fair value..................................................     22.0
                Record preliminary adjustment for acquired intangible
                assets......................................................     18.0
                Record preliminary estimate of goodwill.....................     45.1
                Eliminate acquired goodwill.................................    (46.4)
                Record estimated financing costs............................     32.0
                Establish environmental accrual.............................     (9.0)
                Establish deferred tax liability resulting from the
                application of purchase accounting..........................    (67.5)
                Eliminate debt not assumed..................................    446.8
                Eliminate net equity acquired...............................     29.9
                                                                              -------
                Aggregate purchase price and related transaction costs......  $ 594.9
                                                                              =======

                                 OM GROUP, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                                         PRO FORMA
                                                                                                         COMBINED
                                                                                                           AFTER
                                                         PRO FORMA ADJUSTMENTS                OFFERING   OFFERING
                                             DMC(2)     -----------------------                  OF         OF
                                 OMG         GROUP      TRANSACTION   DIVISIONS   PRO FORMA    COMMON     COMMON
                              HISTORICAL   HISTORICAL   ADJUSTMENTS     SOLD      COMBINED     STOCK       STOCK
                              ----------   ----------   -----------   ---------   ---------   --------   ---------
                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales...................    $887.7      $6,101.5                   $(545.6)   $6,443.6               $6,443.6
Cost of products sold.......     673.9       5,765.2      $  2.2(a)     (395.2)    6,046.1                6,046.1
                                ------      --------      ------       -------    --------               --------
                                 213.8         336.3        (2.2)       (150.4)      397.5                  397.5
Selling, general and
  administrative expenses...      75.4         282.8        (5.0)(b,c)   (132.6)     220.6                  220.6
                                ------      --------      ------       -------    --------               --------
Income from operations......     138.4          53.5         2.8         (17.8)      176.9                  176.9
Other income (expense)
  Interest expense, net.....     (37.4)        (26.1)      (28.5)(d,e)     9.4       (82.6)     $18.7(i)    (63.9)
  Other.....................      (1.1)         (3.7)                     (2.0)       (6.8)                  (6.8)
                                ------      --------      ------       -------    --------      -----    --------
                                 (38.5)        (29.8)      (28.5)          7.4       (89.4)      18.7       (70.7)
Income before income
  taxes.....................      99.9          23.7       (25.7)        (10.4)       87.5       18.7       106.2
Income taxes................      28.4         (18.8)       19.1(f,g)     (4.7)       24.0        6.5(f)     30.5
                                ------      --------      ------       -------    --------      -----    --------
Net income..................    $ 71.5      $   42.5      $(44.8)      $  (5.7)   $   63.5      $12.2    $   75.7
                                ======      ========      ======       =======    ========      =====    ========

Weighted average number of
  common shares outstanding
  (in millions).............      23.8                                                23.8        4.0(i)     27.8
Net income per common
  share.....................    $ 2.99                                            $   2.67               $   2.72
Weighted average number of
  common shares outstanding
  (in millions) -- assuming
  dilution..................      24.3                                                24.3        4.0(i)     28.3
Net income per common
  share -- assuming
  dilution..................    $ 2.95                                            $   2.61               $   2.67

                                 OM GROUP, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001

                                                                                                         PRO FORMA
                                                                                                         COMBINED
                                                                                                           AFTER
                                                         PRO FORMA ADJUSTMENTS                OFFERING   OFFERING
                                             DMC(2)     -----------------------                  OF         OF
                                 OMG         GROUP      TRANSACTION   DIVISIONS   PRO FORMA    COMMON     COMMON
                              HISTORICAL   HISTORICAL   ADJUSTMENTS     SOLD      COMBINED     STOCK       STOCK
                              ----------   ----------   -----------   ---------   ---------   --------   ---------
                                      (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
Net sales...................   $1,285.5     $3,614.7                   $(294.5)   $4,605.7               $4,605.7
Cost of products sold.......    1,067.4      3,431.8      $  1.3(a)     (220.0)    4,280.5                4,280.5
                               --------     --------      ------       -------    --------               --------
                                  218.1        182.9        (1.3)        (74.5)      325.2                  325.2
Selling, general and
  administrative expenses...       94.2        144.9        (3.0)(b,c)    (76.7)     159.4                  159.4
                               --------     --------      ------       -------    --------               --------
Income from operations......      123.9         38.0         1.7           2.2       165.8                  165.8
Other income (expense)
  Interest expense, net.....      (37.9)       (19.9)      (12.7)(d,e)     3.9       (66.6)    $12.4(i)     (54.2)
  Other.....................       (1.4)         4.5                       (.7)        2.4                    2.4
                               --------     --------      ------       -------    --------     -----     --------
                                  (39.3)       (15.4)      (12.7)          3.2       (64.2)     12.4        (51.8)
Income before income
  taxes.....................       84.6         22.6       (11.0)          5.4       101.6      12.4        114.0
Income taxes................       24.3         12.6        (9.9)(f,h)    (0.5)       26.5       4.3(f)      30.8
                               --------     --------      ------       -------    --------     -----     --------
Net income..................   $   60.3     $   10.0      $ (1.1)      $   5.9    $   75.1     $ 8.1     $   83.2
                               ========     ========      ======       =======    ========     =====     ========

Weighted average number of
  common shares outstanding
  (in millions).............       24.0                                               24.0       4.0(i)      28.0
Net income per common
  share.....................   $   2.51                                           $   3.13               $   2.97
Weighted average number of
  common shares outstanding
  (in millions) -- assuming
  dilution..................       24.4                                               24.4       4.0(i)      28.4
Net income per common
  share -- assuming
  dilution..................   $   2.47                                           $   3.08               $   2.93

                                 OM GROUP, INC.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

     The adjustments to give pro forma effect to OMG's acquisition of dmc(2) Group are as follows:

           a. Recognize incremental depreciation on the estimated write-up of property, plant and equipment to fair value over an average useful life of ten years.
           b. Recognize reduction in goodwill amortization related to the elimination of acquired goodwill.
           c. Adjust amortization expense for acquired intangible assets over a 15 year life.
           d. Recognize additional interest expense due to $594.9 million increase in consolidated long-term debt to finance the acquisition and related transaction costs, assuming a weighted average interest rate of 9.1% in 2000 and 8.9% in 2001, reduced by the elimination of interest expense associated with debt not assumed, and in 2001 adjusted for the difference in interest rates between the bridge notes and the permanent financing. An increase in the LIBOR of 1/8 of 1% would increase pro forma interest expense by approximately $0.2 million; an increase in the LIBOR of 1/8 of 1% with respect to total pro forma variable rate debt would increase annual pro forma interest expense by approximately $1.1 million.
           e. Amortize the estimated financing costs over the life of the related debt.
           f.   Record the income tax effect assuming a 35% income tax rate.
           g. In 2000, to adjust for the one-time effect of certain non-recurring items, including a reduction in the statutory tax rate in Germany and changes in German tax law regarding unrealized gains on marketable securities.
           h.   In 2001, to adjust tax expense for the acquired business to reflect the tax structure of the combined organization.
           i.   Reflect the issuance of 4.025 million shares of OMG common stock less underwriting fees and discounts.

                  INDEX TO OM GROUP, INC. FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
Report of Independent Auditors..............................    F-2
Consolidated Balance Sheets as of December 31, 1999 and
  2000......................................................    F-3
Statements of Consolidated Income for each of the three
  years in the period ended December 31, 2000...............    F-4
Statements of Consolidated Stockholders' Equity for each of
  the three years in the period ended December 31, 2000.....    F-5
Statements of Consolidated Cash Flows for each of the three
  years in the period ended December 31, 2000...............    F-6
Notes to Consolidated Financial Statements..................    F-7
Condensed Consolidated Balance Sheet as of September 30,
  2001 (unaudited)..........................................   F-25
Condensed Statements of Consolidated Income for the nine
  months ended September 30, 2001 and 2000 (unaudited)......   F-26
Condensed Statements of Consolidated Cash Flows for the nine
  months ended September 30, 2001 and 2000 (unaudited)......   F-27
Notes to Condensed Consolidated Interim Financial Statements
  (unaudited)...............................................   F-28

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
OM Group, Inc.

     We have audited the accompanying consolidated balance sheets of OM Group, Inc. as of December 31, 2000 and 1999, and the related statements of consolidated income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of OM Group, Inc. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

Cleveland, Ohio
February 9, 2001

(except for Note J,
  as to which the date is March 8, 2002)

                                 OM GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                   (THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1999         2000
                                                              ----------   ----------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $    9,433   $   13,482
  Accounts receivable, less allowance of $1,131 in 1999 and
     $2,404 in 2000.........................................     100,492      147,618
  Inventories...............................................     332,810      393,849
  Other current assets......................................      52,321       56,792
                                                              ----------   ----------
TOTAL CURRENT ASSETS........................................     495,056      611,741
Property, plant and equipment:
  Land......................................................       6,099        6,794
  Buildings and improvements................................      93,819      128,152
  Machinery and equipment...................................     317,388      481,548
  Furniture and fixtures....................................      14,419       12,860
                                                              ----------   ----------
                                                                 431,725      629,354
  Less accumulated depreciation.............................     112,910      144,002
                                                              ----------   ----------
                                                                 318,815      485,352
Other assets:
  Goodwill and other intangible assets, less accumulated
     amortization of $19,125 in 1999 and $26,683 in 2000....     183,974      192,063
  Other assets..............................................      14,683       68,306
                                                              ----------   ----------
TOTAL ASSETS................................................  $1,012,528   $1,357,462
                                                              ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........................  $       25   $   20,865
  Accounts payable..........................................      77,037      103,570
  Deferred income taxes.....................................      25,897       37,776
  Other accrued expenses....................................      23,599       45,044
                                                              ----------   ----------
TOTAL CURRENT LIABILITIES...................................     126,558      207,255
  Long-term debt............................................     384,888      551,079
  Deferred income taxes.....................................      24,339       29,116
  Other long-term liabilities...............................       6,977       14,333
  Minority interest.........................................      20,538       49,549
Stockholders' equity:
  Preferred stock, $.01 par value:
     Authorized 2,000,000 shares; no shares issued or
     outstanding
  Common stock, $.01 par value:
     Authorized 60,000,000 shares; issued 23,959,346
     shares.................................................         240          240
  Capital in excess of par value............................     258,815      258,913
  Retained earnings.........................................     198,047      256,183
  Treasury stock (165,161 shares in 1999 and 105,065 shares
     in 2000, at cost)......................................      (5,537)      (4,853)
  Accumulated other comprehensive loss......................      (1,837)      (3,967)
  Unearned compensation.....................................        (500)        (386)
                                                              ----------   ----------
TOTAL STOCKHOLDERS' EQUITY..................................     449,228      506,130
                                                              ----------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $1,012,528   $1,357,462
                                                              ==========   ==========

See accompanying notes to consolidated financial statements.

                                 OM GROUP, INC.

                       STATEMENTS OF CONSOLIDATED INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 YEAR ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1998        1999        2000
                                                             --------    --------    --------
Net sales..................................................  $521,226    $506,955    $887,743
Cost of products sold......................................   376,274     347,450     673,877
                                                             --------    --------    --------
                                                              144,952     159,505     213,866
Selling, general and administrative expenses...............    58,028      60,768      75,373
                                                             --------    --------    --------
Income from operations.....................................    86,924      98,737     138,493
Other income (expense)
Interest expense...........................................   (15,560)    (19,081)    (39,829)
Interest income............................................       223         181       2,435
Foreign exchange (loss) gain...............................      (263)        456      (1,123)
                                                             --------    --------    --------
                                                              (15,600)    (18,444)    (38,517)
                                                             --------    --------    --------
Income before income taxes.................................    71,324      80,293      99,976
Income taxes...............................................    22,966      24,468      28,476
                                                             --------    --------    --------
Net income.................................................  $ 48,358    $ 55,825    $ 71,500
                                                             ========    ========    ========
Net income per common share................................  $   2.11    $   2.35    $   2.99
                                                             ========    ========    ========
Net income per common share -- assuming dilution...........  $   2.05    $   2.30    $   2.95
                                                             ========    ========    ========
Cash dividends paid per common share.......................  $    .36    $    .40    $    .44
                                                             ========    ========    ========

See accompanying notes to consolidated financial statements.

                                 OM GROUP, INC.

                STATEMENTS OF CONSOLIDATED STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                         CAPITAL                           ACCUMULATED
                                        IN EXCESS                             OTHER
                               COMMON    OF PAR     RETAINED   TREASURY   COMPREHENSIVE     UNEARNED
                               STOCK      VALUE     EARNINGS    STOCK         LOSS        COMPENSATION    TOTAL
                               ------   ---------   --------   --------   -------------   ------------   --------
BALANCE AT JANUARY 1,
  1998 ......................   $222    $189,281    $117,465   $(4,829)      $  (898)                    $301,241
Net income...................                         48,358                                               48,358
Translation adjustment.......                                                   (481)                        (481)
                                                                                                         --------

Total comprehensive income...                                                                              47,877
Non-employee directors'
  compensation...............                133                                                              133
Dividends paid...............                         (8,246)                                              (8,246)
Treasury stock purchased.....                                   (7,070)                                    (7,070)
Issuance of shares under
  benefit plans, including
  tax benefit................                         (1,886)    3,405                                      1,519
Sale of common stock.........     18      68,671                                                           68,689
                                ----    --------    --------   -------       -------         -----       --------
BALANCE AT DECEMBER 31,
  1998 ......................    240     258,085     155,691    (8,494)       (1,379)                     404,143
Net income...................                         55,825                                               55,825
Translation adjustment.......                                                   (458)                        (458)
                                                                                                         --------

Total comprehensive income...                                                                              55,367
Non-employee directors'
  compensation...............                160                                                              160
Restricted stock grants......                570                                             $(570)
Restricted stock
  compensation...............                                                                   70             70
Dividends paid...............                         (9,517)                                              (9,517)
Treasury stock purchased.....                                   (4,744)                                    (4,744)
Issuance of shares under
  benefit plans, including
  tax benefit................                         (3,952)    7,701                                      3,749
                                ----    --------    --------   -------       -------         -----       --------
BALANCE AT DECEMBER 31,
  1999 ......................    240     258,815     198,047    (5,537)       (1,837)         (500)       449,228
Net income...................                         71,500                                               71,500
Translation adjustment.......                                                 (2,130)                      (2,130)
                                                                                                         --------

Total comprehensive income...                                                                              69,370
Non-employee directors'
  compensation...............                 98                                                               98
Restricted stock
  compensation...............                                                                  114            114
Dividends paid...............                        (10,491)                                             (10,491)
Treasury stock purchased.....                                   (9,650)                                    (9,650)
Issuance of shares under
  benefit plans, including
  tax benefit................                         (2,873)   10,334                                      7,461
                                ----    --------    --------   -------       -------         -----       --------
BALANCE AT DECEMBER 31,
  2000 ......................   $240    $258,913    $256,183   $(4,853)      $(3,967)        $(386)      $506,130
                                ====    ========    ========   =======       =======         =====       ========

See accompanying notes to consolidated financial statements.

                                 OM GROUP, INC.

                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1998         1999        2000
                                                             ---------    --------    ---------
OPERATING ACTIVITIES
Net income.................................................  $  48,358    $ 55,825    $  71,500
Items not affecting cash:
  Depreciation and amortization............................     25,435      26,864       39,298
  Foreign exchange loss (gain).............................        263        (456)       1,123
  Deferred income taxes....................................     17,309      13,327          184
Changes in operating assets and liabilities:
  Accounts receivable......................................      5,139     (19,586)      40,044
  Inventories..............................................    (75,976)    (49,521)      (4,296)
  Accounts payable and other accruals......................    (11,387)     (4,850)     (25,461)
  Prepayments, advances and other..........................    (10,283)     (9,247)     (41,436)
                                                             ---------    --------    ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES........     (1,142)     12,356       80,956
INVESTING ACTIVITIES
Expenditures for property, plant and equipment -- net......    (91,942)    (70,150)     (55,033)
Acquisitions of businesses.................................   (103,253)     (1,765)    (192,689)
                                                             ---------    --------    ---------
NET CASH USED IN INVESTING ACTIVITIES......................   (195,195)    (71,915)    (247,722)
FINANCING ACTIVITIES
Dividend payments..........................................     (8,246)     (9,517)     (10,491)
Short-term borrowings......................................      2,000
Long-term borrowings.......................................    197,773      74,808      223,750
Payments of short-term debt................................                 (2,000)
Payments of long-term debt.................................    (63,569)                 (37,600)
Purchase of treasury stock.................................     (7,070)     (4,744)      (9,650)
Proceeds from exercise of stock options....................        719       2,755        6,811
Issuance of common stock...................................     68,689
                                                             ---------    --------    ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES..................    190,296      61,302      172,820
Effect of exchange rate changes on cash and cash
  equivalents..............................................        598         (60)      (2,005)
                                                             ---------    --------    ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........     (5,443)      1,683        4,049
Cash and cash equivalents at beginning of year.............     13,193       7,750        9,433
                                                             ---------    --------    ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR...................  $   7,750    $  9,433    $  13,482
                                                             =========    ========    =========

See accompanying notes to consolidated financial statements.

                                 OM GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1998, 1999 AND 2000
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

A. SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation -- The consolidated financial statements include the accounts of OM Group, Inc. (the Company) and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Inventories -- Inventories are principally stated at the lower of cost or market and valued using the last-in, first-out (LIFO) method.

     Long-Lived Assets -- Property, plant and equipment is recorded at historical cost less accumulated depreciation. Depreciation of plant and equipment is provided by the straight-line method over the useful lives ranging from 5 to 40 years for buildings and improvements and 3 to 15 years for other depreciable assets.

     Goodwill, which represents the excess of the purchase price of businesses acquired over the estimated fair value of the net assets acquired, is amortized on a straight-line basis over 20 to 40 years. Other intangibles represent principally patents, trademarks, technology acquired and capitalized software and are being amortized on a straight-line basis over five to seventeen years.

     Long-lived assets are assessed for impairment when operating profits for the related business indicate that the carrying value may not be recoverable. The asset would be considered impaired when the future net undiscounted cash flows generated by the asset are less than its carrying value. An impairment loss would be recognized based on the amount by which the carrying value of the asset exceeds its fair value.

     Research and Development -- Selling, general and administrative expenses include research and development costs of $10,367, $11,332 and $13,308 in 1998, 1999 and 2000, respectively.

     Income Taxes -- Deferred income taxes are provided to recognize the effect of temporary differences between financial and tax reporting. Deferred income taxes are not provided for undistributed earnings of foreign consolidated subsidiaries, to the extent such earnings are reinvested for an indefinite period of time.

     Foreign Currency Translation -- The functional currency for the Company's Finnish subsidiaries and related African operations is the U.S. Dollar since a majority of their purchases and sales are denominated in U.S. Dollars. Accordingly, foreign exchange gains and losses related to assets, liabilities and transactions which are denominated in other currencies (principally the euro) are included in results of operations. The Company enters into forward contracts to partially hedge its balance sheet exposure to the euro, and accordingly, gains or losses related to the forward contracts are also included in results of operations.

     The functional currency for the Company's other subsidiaries outside of the United States is the applicable local currency. For those operations, financial statements are translated into U.S. Dollars at year-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. The resulting translation adjustments are recorded as a component of stockholders' equity.

     Cash Equivalents -- For purposes of the statements of consolidated cash flows, all highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Stock Options and Compensation Plans -- The Company grants stock options for a fixed number of shares to certain employees with an exercise price equal to the fair value of the shares at the date of grant and accounts for stock options using the intrinsic value method. Accordingly, compensation expense is not recognized for the stock option grants.

     Non-employee members of the Board of Directors are eligible to receive their annual retainer in the form of cash, stock options, or restricted stock. If stock options or restricted stock are elected, the acquisition price

                                 OM GROUP, INC.

is 75% of the fair market value and directors' cash compensation is utilized to acquire the options or restricted stock. Also, directors electing to receive restricted stock receive additional restricted stock equal to 5% of their applied cash compensation. Accordingly, compensation expense is recognized for stock option and restricted share grants elected by eligible directors.

     Revenue Recognition -- Revenues are recognized when unaffiliated customers take title and assume ownership of product(s) specified in their purchase agreements with the Company, which generally occurs upon shipment of product or usage of consignment inventories. Shipping and handling are included in cost of product sold and are included in the sales price when billed to customers.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in certain circumstances that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from these estimates.

     Recently Issued Accounting Pronouncements -- In June, 1998, SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" was issued. SFAS No. 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company adopted SFAS No. 133 effective January 1, 2001; adoption of this statement did not have a material effect on earnings or the financial position of the Company.

     Financial Presentation Changes -- Certain amounts for prior years have been reclassified to conform to the current year presentations.

B. INVENTORIES

     Inventories consist of the following:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       2000
                                                            --------   --------
Raw materials and supplies................................  $137,337   $168,750
Finished goods............................................   138,417    156,159
                                                            --------   --------
                                                             275,754    324,909
LIFO reserve..............................................    57,056     68,940
                                                            --------   --------
          Total inventories...............................  $332,810   $393,849
                                                            ========   ========

C. ACQUISITION AND PRO FORMA EARNINGS PER SHARE

     On April 4, 2000, the Company acquired Outokumpu Nickel Oy (OKN) for a purchase price of $188.1 million, including related financing and transaction costs. OKN manufactures, distributes and sells a broad range of nickel products, principally plating and alloy-grade cathodes and briquettes. The acquisition of OKN, which had fiscal 1999 sales of $341.5 million, was financed through bank borrowings and has been recorded using the purchase method of accounting. Accordingly, the Company's results of operations reflect the impact of OKN from the date of acquisition.

     The assets acquired and liabilities assumed were recorded at estimated fair values as determined by the Company's management based on information currently available and on current assumptions as to future operations. The Company has obtained independent appraisals of the fair values of the acquired property, plant and equipment, and identified intangible assets, and their remaining useful lives. The Company is also completing the review and determination of the fair values of the other assets acquired and liabilities assumed, including its responsibility for any environmental matters at the date of acquisition. In addition, the

                                 OM GROUP, INC.

Company is resolving certain matters with the seller related to the net assets acquired, which may ultimately impact the final purchase price. Accordingly, the allocation of the purchase price is subject to revision, which is not expected to be material, based on the final determination of fair values, and finalization of the purchase price.

     Pro forma net sales, net income and net income per share, for the years ended December 31, 1999 and 2000, as if the acquisition had occurred as of January 1, 1999 and 2000, respectively, were as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                         ------------------------
                                                           1999          2000
                                                         ---------    -----------
Net sales..............................................  $848,455     $1,038,000
Net income.............................................  $ 44,925     $   81,600
Net income per common share............................  $   1.89     $     3.42
Net income per common share -- assuming dilution.......  $   1.85     $     3.36

     The pro forma results include estimates and assumptions which the Company's management believes are reasonable. However, the pro forma results are not necessarily indicative of the results which would have occurred if the acquisition had occurred on the dates indicated, or which may result in the future.

     The aforementioned pro forma information reflects additional amortization of goodwill on a straight-line basis over 20 years; additional amortization of financing costs over 6 years; depreciation for the write-up of property, plant and equipment over 10 years; and an interest cost on the funds borrowed to finance the acquisition.

D. FINANCIAL INSTRUMENTS

     Long-term debt consists of the following:

                                                              DECEMBER 31,
                                                          --------------------
                                                            1999        2000
                                                          --------    --------
Notes payable to financial institutions.................  $324,750    $570,900
Notes payable to insurance companies....................    60,000
Other...................................................       163       1,044
                                                          --------    --------
                                                           384,913     571,944
Less: Current portion...................................        25      20,865
                                                          --------    --------
          Total long-term debt..........................  $384,888    $551,079
                                                          ========    ========

     In conjunction with the acquisition of OKN (see note C), the Company entered into a $675 million senior credit facility with a group of financial institutions including a $30 million limit for issuance of letters of credit. These senior secured credit facilities were comprised of a $325 million revolving credit facility, a $150 million five-year term loan and a $200 million seven-year term loan. Scheduled maturities on the term loans amounted to $12.75 million in 2000. The facilities have variable interest rates based upon either the agent bank's prime lending rate plus a 0% to 1.5% margin or LIBOR plus a 1.25% to 3.0% margin at the Company's option. The margin paid is based upon a defined financial leverage ratio. Under this credit agreement, the Company must meet various financial covenants, and there are restrictions on investments and dividend payments. Further investments in Weda Bay Minerals, Inc. (see Note H) are limited to $18 million. Annual dividends are limited to the greater of $12 million or 25% of consolidated net income.

     The Company has entered into several interest rate swap agreements to convert the variable interest rates on an aggregate contract amount of $60 million to an average fixed rate of 5.65% plus 1.25% to 2.5% for a

                                 OM GROUP, INC.

three year period ending February 9, 2001. The Company has also entered into several interest rate swap agreements to convert the variable interest rates on an aggregate contract amount of $120 million to an average fixed rate of 6.88% plus 1.25% to 2.5% for a three year period ending April 25, 2002.

     At December 31, 2000, the combined effective rate of the Company's bank borrowings and the related swap agreements was 8.82%. The net interest paid or received on interest rate swaps is included in interest expense. The counterparties to the interest rate swaps are international commercial banks. At December 31, 2000, the fair values of the Company's interest rate swaps approximated $1,558 payable.

     Aggregate annual maturities of long-term debt for the five years following December 31, 2000 are as follows: 2001 -- $20,865; 2002 -- $29,530;
2003 -- $39,584 and 2004 -- $45,960; and 2005 -- $13,458. Interest paid, net of capitalized amounts, was $15,660, $19,112 and $39,752 for the years ended December 31, 1998, 1999 and 2000, respectively. Interest capitalized as part of construction of major fixed assets was $1,605 in 1998, $7,057 in 1999 and $10,972 in 2000. At December 31, 2000, the carrying value of the Company's debt approximated its fair value.

     The Company enters into forward contracts to purchase euros to partially hedge its balance sheet exposure and other commitments to rate fluctuations between the euro and the U.S. Dollar. At December 31, 2000, the notional value of these forward contracts approximated $4,712. The fair value of the forward contracts, based on the current settlement price at December 31, 2000, approximated $349 receivable, which was recorded in results of operations.

     The Company also enters into forward contracts to hedge the purchase of nickel raw material and the sale of nickel products. Realized gains and losses on these forward contracts are included as a component of purchases and net sales, as appropriate, and are recognized when the related raw material is purchased or product is sold. At December 31, 2000, the notional value of open contracts approximated $7,300. The fair value of the unrealized gain/loss on these contracts, based on current settlement prices at December 31, 2000, approximated $1,800 payable.

E. INCOME TAXES

     Income (loss) before income taxes consists of the following:

                                                    YEAR ENDED DECEMBER 31,
                                                 ------------------------------
                                                  1998       1999        2000
                                                 -------    -------    --------
United States..................................  $17,998    $(2,715)   $(32,986)
Outside the United States......................   53,326     83,008     132,962
                                                 -------    -------    --------
                                                 $71,324    $80,293    $ 99,976
                                                 =======    =======    ========

                                 OM GROUP, INC.

     Income taxes are summarized as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  -----------------------------
                                                   1998       1999       2000
                                                  -------    -------    -------
Current:
  United States:
     Federal....................................  $ 1,634    $ 1,281
     State and local............................      860         88
  Outside the United States.....................    3,163      9,772    $28,292
                                                  -------    -------    -------
                                                    5,657     11,141     28,292
Deferred:
  United States.................................    5,426      2,817    (11,414)
  Outside the United States.....................   11,883     10,510     11,598
                                                  -------    -------    -------
                                                   17,309     13,327        184
                                                  -------    -------    -------
                                                  $22,966    $24,468    $28,476
                                                  =======    =======    =======

     A reconciliation of income taxes computed at the United States statutory rate to the effective income tax rate follows:

                                                          YEAR ENDED DECEMBER 31,
                                                          ------------------------
                                                          1998      1999     2000
                                                          -----    ------    -----
Income taxes at the United States statutory rate........  35.0%     35.0%    35.0%
State income taxes, net of federal tax benefit..........    .8        .1      (.8)
Effective tax rate differential of earnings outside of
  the United States.....................................  (6.0)    (10.6)    (7.0)
Adjustment of worldwide tax liabilities.................    .1       4.2
Non-deductible goodwill.................................   2.0       1.9      1.6
Other -- net............................................    .3       (.1)     (.3)
                                                          ----     -----     ----
                                                          32.2%     30.5%    28.5%
                                                          ====     =====     ====

     Significant components of the Company's deferred income taxes are as follows:

                                                              DECEMBER 31,
                                                          --------------------
                                                            1999        2000
                                                          --------    --------
Current asset -- operating accruals.....................  $  1,968    $  2,505
Current liability -- inventories........................   (27,865)    (40,281)
Long-term asset -- benefit accruals.....................     3,425       3,920
Long-term asset -- operating loss carryforwards.........     3,670      20,149
Long-term liability -- accelerated depreciation.........   (31,434)    (53,185)
                                                          --------    --------
                                                          $(50,236)   $(66,892)
                                                          ========    ========

     At December 31, 2000, certain United States subsidiaries had operating loss carryforwards of $50,400. These carryforwards expire in 2019 and 2020.

     The Company has not provided additional United States income taxes on approximately $305,000 of undistributed earnings of consolidated foreign subsidiaries included in stockholders' equity. Such earnings

                                 OM GROUP, INC.

could become taxable upon the sale or liquidation of these foreign subsidiaries or upon dividend repatriation. The Company's intent is for such earnings to be reinvested by the subsidiaries or to be repatriated only when it would be tax effective through the utilization of foreign tax credits. It is not practicable to estimate the amount of unrecognized withholding taxes and deferred tax liability on such earnings.

     The Company conducts business in Malaysia, which attracts industry by granting a "holiday" from income taxes. This agreement, which expires in March 2002, reduced income tax expense by $1,051 or $.04; $1,680 or $.07; and $2,572 or $.11 per common share - assuming dilution, in 1998, 1999 and 2000, respectively.

     Income tax payments were $24,611, $7,355 and $15,867 during the years ended December 31, 1998, 1999 and 2000, respectively.

F. PENSION AND OTHER POSTRETIREMENT BENEFIT PLANS

     The Company sponsors several defined contribution plans covering certain employees. Company contributions are determined by the Board of Directors based upon participant compensation. The Company also sponsors a non-contributory, non-qualified supplemental executive retirement plan for certain employees, providing benefits beyond those covered in the defined contribution plans; the Company also maintains a 401(k) plan for certain non-union employees in the United States. Aggregate defined contribution plan expenses were $4,784, $5,351 and $5,565 in 1998, 1999 and 2000, respectively.

     The Company has non-contributory defined benefit pension plans and other postretirement benefit plans, primarily health care and life insurance, for certain employees in the United States. Components of plan obligations and assets, and the recorded asset (liability) at December 31 are as follows:

                                                          PENSION           OTHER POSTRETIREMENT
                                                          BENEFITS                BENEFITS
                                                    --------------------    --------------------
                                                      1999        2000        1999        2000
                                                    --------    --------    --------    --------
Benefit obligation at beginning of year...........  $(15,318)   $(13,524)   $(9,369)    $(5,243)
Service cost......................................      (189)       (162)      (425)       (217)
Interest cost.....................................      (977)     (1,022)      (470)       (426)
Participant contributions.........................                              (89)       (103)
Actuarial (loss) gain.............................     2,160         (91)     4,746         433
Benefits paid.....................................       800         816        364         425
                                                    --------    --------    -------     -------
Benefit obligation at end of year.................  $(13,524)   $(13,983)   $(5,243)    $(5,131)
                                                    --------    --------    -------     -------
Fair value of plan assets at beginning of year....  $ 14,767    $ 14,983    $     0     $     0
Actual return on plan assets......................       944          15
Employer contributions............................        72         483        275         322
Participant contributions.........................                               89         103
Benefits paid.....................................      (800)       (816)      (364)       (425)
                                                    --------    --------    -------     -------
Fair value of plan assets at end of year..........  $ 14,983    $ 14,665    $     0     $     0
                                                    --------    --------    -------     -------
Plan assets exceeding (less than) benefit
  obligations.....................................  $  1,459    $    682    $(5,243)    $(5,131)
Unamortized:
  Net loss (gain).................................      (443)        972     (2,009)     (2,023)
  Prior service cost..............................                            1,389       1,295
  Employer contributions..........................                               69          81
                                                    --------    --------    -------     -------
Recorded asset (liability)........................  $  1,016    $  1,654    $(5,794)    $(5,778)
                                                    ========    ========    =======     =======

                                 OM GROUP, INC.

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $2,885, $2,885 and $2,328, respectively, as of December 31, 1999 and $3,137, $3,137 and $2,616, respectively, as of December 31, 2000.

     The components of net periodic benefit cost (income) for the years ended December 31 are as follows:

                                                              PENSION BENEFITS
                                                        -----------------------------
                                                         1998       1999       2000
                                                        -------    -------    -------
Service cost..........................................  $   158    $   189    $   162
Interest cost.........................................      991        977      1,022
Expected return on plan assets........................   (1,182)    (1,249)    (1,321)
                                                        -------    -------    -------
                                                            (33)       (83)      (137)
Curtailment gain......................................   (2,664)
                                                        -------    -------    -------
                                                        $(2,697)   $   (83)   $  (137)
                                                        =======    =======    =======

                                                              OTHER POSTRETIREMENT BENEFITS
                                                             -------------------------------
                                                               1998        1999       2000
                                                             ---------    -------    -------
Service cost...............................................   $  474       $425       $217
Interest cost..............................................      443        470        426
Net amortization...........................................       90         94         13
                                                              ------       ----       ----
                                                              $1,007       $989       $656
                                                              ======       ====       ====

     During 1998, the Company froze its salaried pension plan, resulting in a curtailment gain.

     Actuarial assumptions used in the calculation of the recorded amounts are as follows:

                                                              1999     2000
                                                              -----    -----
Discount rate...............................................   7.75%    7.75%
Return on pension plan assets...............................   9.00%    9.00%
Projected health care cost trend rate.......................   8.50%    8.00%
Ultimate health care trend rate.............................   5.50%    5.50%
Year ultimate health care trend rate is achieved............   2006     2006

     Assumed health care cost trend rates have a significant effect on the amounts reported for other postretirement benefits. A one percentage point change in the assumed health care cost trend rate would have the following effect:

                                                            1% INCREASE    1% DECREASE
                                                            -----------    -----------
2000 benefit cost.........................................    $  162          $139
Recorded liability at December 31, 2000...................    $1,052          $813

G. STOCKHOLDERS' EQUITY / EARNINGS PER SHARE

     In 1996, the Company's Board of Directors adopted a Stockholder Rights Agreement. Under this plan, rights were distributed as a dividend at the rate of one right for each outstanding share of common stock of the Company. The rights become exercisable if a person or group (Acquiring Person) acquires or attempts to acquire 15% or more of the outstanding shares of the Company's common stock. In the event that the rights become exercisable, each right (except for rights beneficially owned by the Acquiring Person, which become null and void) would entitle the holder to purchase one one-hundredth share of Series A Participating Preferred Stock at an initial purchase price of $160 per share, subject to adjustment.

                                 OM GROUP, INC.

     If a person or group acquires the threshold percentage of common stock, each right will entitle the holder, other than the acquiring party, to receive, upon exercise, shares of common stock having a value equal to two times the exercise price of the right. For example, at an exercise price of $160 per right, each right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $320 worth of common stock (or other consideration, as noted above) for $160. Assuming that the common stock had a per share value of $40 at such time, the holder of each valid right would be entitled to purchase 8 shares of common stock for $160. If the Company is acquired in a merger or other business combination, each right will entitle the holder, other than the acquiring person, to purchase securities of the surviving company having a market value equal to twice the exercise price of the rights.

     The rights may be redeemed by the Board of Directors in whole, but not in part, at a price of $0.01 per right. The rights have no voting or dividend privileges and are attached to, and do not trade separately from, the common stock. The rights expire on November 14, 2006.

     During 1999, the Company granted 15,000 shares of restricted stock to an officer. One-third of these shares vest on the third anniversary of the date of grant; the remainder vest on the fifth anniversary. The market value of the restricted stock award was $570, and has been recorded as a separate component of stockholders' equity.

     The following table sets forth the computation of net income per common share and net income per common share -- assuming dilution:

                                                          YEAR ENDED DECEMBER 31,
                                                       -----------------------------
                                                        1998       1999       2000
                                                       -------    -------    -------
Net income...........................................  $48,358    $55,825    $71,500
                                                       =======    =======    =======
Weighted average shares outstanding..................   22,874     23,767     23,843
Dilutive effect of stock options.....................      672        557        408
                                                       -------    -------    -------
Weighted average shares outstanding -- assuming
  dilution...........................................   23,546     24,324     24,251
                                                       =======    =======    =======
Net income per common share..........................  $  2.11    $  2.35    $  2.99
                                                       =======    =======    =======
Net income per common share -- assuming dilution.....  $  2.05    $  2.30    $  2.95
                                                       =======    =======    =======

     The Company's 1998 Long-Term Incentive Compensation Plan authorizes the annual grant of options to management personnel of up to one and one-half percent of the total number of issued and outstanding shares of common stock of the Company. The Company's 1995 Non-Employee Directors' Equity Compensation Plan has also authorized the grant of options to non-employee members of the Board of Directors for up to 250,000 shares of the Company's common stock. All options granted have 10-year terms and vest and become fully exercisable at the end of the next fiscal year following the year of grant.

     Pro forma information regarding net income and earnings per share is required by FASB Statement No. 123, "Accounting for Stock Based Compensation", and has been determined as if the Company had accounted for its employee and non-employee stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using a Black-Scholes options pricing model with the following weighted-average assumptions:

                                 OM GROUP, INC.

                                                             YEAR ENDED DECEMBER 31,
                                                             -----------------------
                                                             1998     1999     2000
                                                             -----    -----    -----
Risk-free interest rate....................................    5.5%     7.0%     6.0%
Dividend yield.............................................    1.2%     1.2%     1.2%
Volatility factor of Company common stock..................    .25      .25      .25
Weighted-average expected option life (years)..............      5        5        5

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                        1998       1999       2000
                                                       -------    -------    -------
Net income...........................................  $46,718    $53,610    $68,974
Net income per common share..........................  $  2.04    $  2.26    $  2.89
Net income per common share -- assuming dilution.....  $  1.98    $  2.20    $  2.84

     A summary of the Company's stock option activity, and related information follows:

                                       1998                    1999                    2000
                               --------------------    --------------------    --------------------
                                           WEIGHTED                WEIGHTED                WEIGHTED
                                           AVERAGE                 AVERAGE                 AVERAGE
                                           EXERCISE                EXERCISE                EXERCISE
                                OPTIONS     PRICE       OPTIONS     PRICE       OPTIONS     PRICE
                               ---------   --------    ---------   --------    ---------   --------
Outstanding at January 1.....  1,367,773    $17.89     1,606,534    $22.01     1,725,862    $25.83
  Granted....................    341,513     34.60       333,999     35.85       398,251     46.22
  Exercised..................   (102,752)     7.00      (214,671)    12.83      (273,850)    24.87
                               ---------    ------     ---------    ------     ---------    ------
Outstanding at December 31...  1,606,534    $22.01     1,725,862    $25.83     1,850,263    $30.33
Exercisable at end of year...  1,288,534               1,423,362               1,462,763
Weighted-average fair value
  of options granted during
  the year...................               $10.05                  $11.39                  $13.69

     The weighted-average remaining contractual life of options outstanding is approximately seven years.

     The following table summarizes information about stock options outstanding and exercisable at December 31, 2000:

                                                    OUTSTANDING                     EXERCISABLE
                                         ----------------------------------     --------------------
                                                      WEIGHTED
                                                       AVERAGE     WEIGHTED                 WEIGHTED
                                                      REMAINING    AVERAGE                  AVERAGE
                                         NUMBER OF   CONTRACTUAL   EXERCISE     NUMBER OF   EXERCISE
                                          SHARES        LIFE        PRICE        SHARES      PRICE
                                         ---------   -----------   --------     ---------   --------
  Range of exercise prices:
       $5.04  -- $13.00................    428,118       2.3        $ 8.38       428,118     $ 8.38
       $17.31 -- $29.96................    282,145       6.0        $23.59       282,145     $23.59
       $35.38 -- $46.75................  1,140,000       8.5        $40.22       752,500     $36.86

H. COMMITMENTS AND CONTINGENCIES

     The Company has a supply agreement with La Generale des Carriers et des Mines (Gecamines) to purchase all of the concentrate produced by the Luiswishi mine in Shaba, Democratic Republic of Congo (DRC). Annual production from this facility is estimated to contain approximately 5,000 metric tons of cobalt and 9,000 metric tons of copper. The cost of the cobalt and copper obtained will be based upon the prevailing market price as material is processed.

                                 OM GROUP, INC.

     In order to develop a long-term nickel raw material source for the OKN nickel refinery, the Company announced on February 25, 2000 a preliminary joint agreement with Weda Bay Minerals, Inc. (Weda). The agreement provides for the Company to provide financing, up to $18 million, to complete a bankable feasibility study for the development of the Halmahera Island, Indonesia (Halmahera) nickel and cobalt laterite deposits. The Company has agreed to purchase all production at Halmahera, which Weda has estimated to yield approximately 30,000 tons of nickel and 3,000 tons of cobalt annually, beginning in 2004. At December 31, 2000, the Company had invested approximately $4.6 million in Weda, representing a 19% interest.

     The Company is a party to various legal proceedings incidental to its business and is subject to a variety of environmental and pollution control laws and regulations in the jurisdictions in which it operates. As is the case with other companies in similar industries, the Company faces exposure from actual or potential claims and legal proceedings involving environmental matters. Although it is difficult to quantify the potential impact of compliance with or liability under environmental protection laws, management believes that the ultimate aggregate cost to the Company of environmental remediation, as well as other legal proceedings arising out of operations in the normal course of business, will not result in a material adverse effect upon its financial condition or results of operations.

I. REPORTABLE SEGMENT AND GEOGRAPHIC INFORMATION

     The Company and its operating subsidiaries manufacture and sell organics, inorganics, powders and metal products that are primarily derived from cobalt, copper and nickel. Organics are essential components in numerous complex chemical and industrial processes, and are used in many end markets, such as coatings, custom catalysts, liquid detergents, lubricant and fuel additives, plastic stabilizers, polyester promoters and adhesion promoters for rubber tires. Inorganics are used in a wide variety of end products, including catalysts, colorants, rechargeable batteries, petroleum additives, magnetic media and metal finishing agents. High specification metal powders have several important characteristics that make them essential components in cemented carbides for mining and machine tools, diamond tools used in construction, rechargeable batteries, and alloyed materials for automotive, electronics, transportation and catalyst applications. Metal products are important components in stainless steel applications. The Company operates in a single business segment serving numerous customers and industries.

                                                 1998        1999        2000
                                               --------    --------    --------
INFORMATION ABOUT PRODUCTS
Net Sales
  Organics...................................  $115,895    $127,246    $129,610
  Inorganics.................................   247,896     215,963     241,466
  Powders....................................   157,435     163,746     202,405
  Metals.....................................                           314,262
                                               --------    --------    --------
                                               $521,226    $506,955    $887,743
                                               ========    ========    ========
GEOGRAPHIC INFORMATION
Net Sales(1)
  United States..............................  $295,791    $286,503    $318,621
  Finland....................................   201,059     192,317     532,456
  Other......................................    24,376      28,135      36,666
                                               --------    --------    --------
                                               $521,226    $506,955    $887,743
                                               ========    ========    ========

                                 OM GROUP, INC.

                                                 1998        1999        2000
                                               --------    --------    --------
Long-Lived Assets
  United States..............................  $114,441    $121,178    $117,303
  Finland....................................    95,755     118,341     246,840
  Other......................................    35,149      79,296     121,209
                                               --------    --------    --------
                                               $245,345    $318,815    $485,352
                                               ========    ========    ========
Net Sales(2)
  Americas...................................  $271,038    $258,547    $312,486
  Europe.....................................   166,792     158,676     452,749
  Asia Pacific and Other.....................    83,396      89,732     122,508
                                               --------    --------    --------
                                               $521,226    $506,955    $887,743
                                               ========    ========    ========

---------------

(1) Net sales are attributed to the geographic area based on the location of the manufacturing facility.

(2) Net sales are attributed to the geographic area based on the location of the customer.

     Sales to one customer were approximately 18% of the Company's net sales in 2000.

J.  GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

     On December 12, 2001, the Company issued $400 million in aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2011. These Notes are guaranteed by the Company's wholly-owned domestic subsidiaries. The guarantees are full, unconditional and joint and several.

     The Company's foreign subsidiaries are not guarantors of these Notes. The Company as presented below represents OM Group, Inc. exclusive of its guarantor subsidiaries and its non-guarantor subsidiaries. Condensed consolidating financial information for the Company, the guarantor subsidiaries, and the non-guarantor subsidiaries is as follows:

                                                           DECEMBER 31, 2000
                                 ---------------------------------------------------------------------
                                                COMBINED       COMBINED
                                    THE        GUARANTOR     NON-GUARANTOR
      BALANCE SHEET DATA          COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
      ------------------         ----------   ------------   -------------   ------------   ----------
ASSETS
Current assets:
  Cash.........................  $        1     $  1,694      $   11,787     $        --    $   13,482
  Accounts receivable..........     254,116       80,054         198,844        (385,396)      147,618
  Inventories..................          --      155,318         238,531              --       393,849
  Other current assets.........       9,999        8,759          38,034              --        56,792
                                 ----------     --------      ----------     -----------    ----------
Total current assets...........     264,116      245,825         487,196        (385,396)      611,741
Property, plant and equipment,
  net..........................          --      119,201         366,151              --       485,352
Goodwill and other intangible
  assets.......................          --      171,538          20,525              --       192,063
Intercompany receivables.......     242,441           --         983,173      (1,225,614)           --
Investment in subsidiaries.....     574,185       51,125       1,942,874      (2,568,184)           --
Other assets...................       3,244       16,535          48,527              --        68,306
                                 ----------     --------      ----------     -----------    ----------
TOTAL ASSETS...................  $1,083,986     $604,224      $3,848,446     $(4,179,194)   $1,357,462
                                 ==========     ========      ==========     ===========    ==========

                                 OM GROUP, INC.

                                                           DECEMBER 31, 2000
                                 ---------------------------------------------------------------------
                                                COMBINED       COMBINED
                                    THE        GUARANTOR     NON-GUARANTOR
      BALANCE SHEET DATA          COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
      ------------------         ----------   ------------   -------------   ------------   ----------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Current portion of long-term
     debt......................  $   20,750     $     29      $       86     $        --    $   20,865
  Accounts payable.............       7,803      125,474         173,964        (203,671)      103,570
  Deferred income taxes........          57        3,676          34,043              --        37,776
  Other accrued expenses.......       7,336        5,672          32,036              --        45,044
                                 ----------     --------      ----------     -----------    ----------
Current liabilities............      35,946      134,851         240,129        (203,671)      207,255
Long-term debt.................     550,150          166             763              --       551,079
Deferred income taxes..........      (8,240)      10,076          27,280              --        29,116
Other long-term liabilities....          --        7,298           7,035              --        14,333
Intercompany payables..........          --      421,470       1,178,434      (1,599,904)           --
Minority interest..............          --           --          49,549              --        49,549
Stockholders' equity...........     506,130       30,363       2,345,256      (2,375,619)      506,130
                                 ----------     --------      ----------     -----------    ----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY.........  $1,083,986     $604,224      $3,848,446     $(4,179,194)   $1,357,462
                                 ==========     ========      ==========     ===========    ==========

                                                     YEAR ENDED DECEMBER 31, 2000
                                 ---------------------------------------------------------------------
                                                COMBINED       COMBINED
                                    THE        GUARANTOR     NON-GUARANTOR
     INCOME STATEMENT DATA        COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
     ---------------------       ----------   ------------   -------------   ------------   ----------
Net sales......................  $       --     $346,878      $  705,347     $  (164,482)   $  887,743
Cost of products sold..........          --      283,681         554,678        (164,482)      673,877
                                 ----------     --------      ----------     -----------    ----------
                                         --       63,197         150,669              --       213,866
Selling, general and
  administrative expenses......       1,526       53,130          20,717              --        75,373
                                 ----------     --------      ----------     -----------    ----------
Income (loss) from
  operations...................      (1,526)      10,067         129,952              --       138,493
Interest expense...............     (37,352)     (19,966)        (28,095)         45,584       (39,829)
Interest income................      22,630          212          25,177         (45,584)        2,435
Foreign exchange loss..........        (651)        (103)           (369)             --        (1,123)
                                 ----------     --------      ----------     -----------    ----------
Income (loss) before income
  taxes........................     (16,899)      (9,790)        126,665              --        99,976
Income tax (benefit) expense...      (5,795)      (5,276)         39,547              --        28,476
                                 ----------     --------      ----------     -----------    ----------
Net (loss) income..............  $  (11,104)    $ (4,514)     $   87,118     $        --    $   71,500
                                 ==========     ========      ==========     ===========    ==========

                                 OM GROUP, INC.

                                                       YEAR ENDED DECEMBER 31, 2000
                                    -------------------------------------------------------------------
                                                  COMBINED       COMBINED
                                       THE       GUARANTOR     NON-GUARANTOR
CASH FLOW DATA                       COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
--------------                      ---------   ------------   -------------   ------------   ---------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES......................  $  19,869     $ 7,055        $  54,032      $       --    $  80,956
INVESTING ACTIVITIES:
  Expenditures for property, plant
     and equipment, net...........         --      (7,088)         (47,945)             --      (55,033)
  Acquisitions of businesses......   (192,689)         --               --              --     (192,689)
                                    ---------     -------        ---------      ----------    ---------
       NET CASH USED IN INVESTING
          ACTIVITIES..............   (192,689)     (7,088)         (47,945)             --     (247,722)
FINANCING ACTIVITIES:
  Dividend payments...............    (10,491)         --               --              --      (10,491)
  Long-term borrowings............    223,750          --               --              --      223,750
  Payments of long-term debt......    (37,600)         --               --              --      (37,600)
  Purchase of treasury stock......     (9,650)         --               --              --       (9,650)
  Proceeds from exercise of stock
     options......................      6,811          --               --              --        6,811
                                    ---------     -------        ---------      ----------    ---------
       NET CASH PROVIDED BY
          FINANCING ACTIVITIES....    172,820          --               --              --      172,820
Effect of exchange rate changes on
  cash and cash equivalents.......         --         (89)          (1,916)             --       (2,005)
                                    ---------     -------        ---------      ----------    ---------
Increase (decrease) in cash and
  cash equivalents................         --        (122)           4,171              --        4,049
Cash and cash equivalents at
  beginning of the year...........          1       1,816            7,616              --        9,433
                                    ---------     -------        ---------      ----------    ---------
Cash and cash equivalents at end
  of the year.....................  $       1     $ 1,694        $  11,787      $       --    $  13,482
                                    =========     =======        =========      ==========    =========

                                 OM GROUP, INC.

                                                            DECEMBER 31, 1999
                                   --------------------------------------------------------------------
                                                 COMBINED       COMBINED
                                      THE       GUARANTOR     NON-GUARANTOR
                                    COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
BALANCE SHEET DATA                 ---------   ------------   -------------   ------------   ----------
ASSETS
Current assets:
  Cash...........................  $       1     $  1,816       $   7,616      $       --    $    9,433
  Accounts receivable............    246,123       80,741          61,138        (287,510)      100,492
  Inventories....................         --      147,387         185,423              --       332,810
  Other current assets...........      4,021        8,760          39,540              --        52,321
                                   ---------     --------       ---------      ----------    ----------
Total current assets.............    250,145      238,704         293,717        (287,510)      495,056
Property, plant and equipment,
  net............................         --      123,080         195,735              --       318,815
Goodwill and other intangible
  assets.........................        116      175,164           8,694              --       183,974
Intercompany receivables.........    288,571           --              --        (288,571)           --
Investment in subsidiaries.......    302,024           --         117,138        (419,162)           --
Other assets.....................      2,993        6,763           4,927              --        14,683
                                   ---------     --------       ---------      ----------    ----------
TOTAL ASSETS.....................  $ 843,849     $543,711       $ 620,211      $ (995,243)   $1,012,528
                                   =========     ========       =========      ==========    ==========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Current portion of long-term
     debt........................  $      --     $     25       $      --      $       --    $       25
  Accounts payable...............     13,261       28,991          86,756         (51,971)       77,037
  Deferred income taxes..........         72        2,096          23,729              --        25,897
  Other accrued expenses.........     (3,462)      14,843          12,218              --        23,599
                                   ---------     --------       ---------      ----------    ----------
Current liabilities..............      9,871       45,955         122,703         (51,971)      126,558
Long-term debt...................    384,750          138              --              --       384,888
Deferred income taxes............         --       11,973          12,366              --        24,339
Other long-term liabilities......         --        6,734             243              --         6,977
Intercompany payables............         --      446,647          96,267        (542,914)           --
Minority interest................         --          341          20,197              --        20,538
Stockholders' equity.............    449,228       31,923         368,435        (400,358)      449,228
                                   ---------     --------       ---------      ----------    ----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY...........  $ 843,849     $543,711       $ 620,211      $ (995,243)   $1,012,528
                                   =========     ========       =========      ==========    ==========

                                 OM GROUP, INC.

                                                       YEAR ENDED DECEMBER 31, 1999
                                    -------------------------------------------------------------------
                                                  COMBINED       COMBINED
                                       THE       GUARANTOR     NON-GUARANTOR
      INCOME STATEMENT DATA          COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
      ---------------------         ---------   ------------   -------------   ------------   ---------
Net sales.........................  $      --     $302,936       $ 311,546      $ (107,527)   $ 506,955
Cost of products sold.............         --      239,823         215,154        (107,527)     347,450
                                    ---------     --------       ---------      ----------    ---------
                                           --       63,113          96,392              --      159,505
Selling, general and
  administrative expenses.........        487       46,724          13,557              --       60,768
                                    ---------     --------       ---------      ----------    ---------
Income (loss) from operations.....       (487)      16,389          82,835              --       98,737
Interest expense..................    (18,261)     (16,055)         (3,234)         18,469      (19,081)
Interest income...................     18,722         (164)             92         (18,469)         181
Foreign exchange (loss) gain......       (807)       1,614            (351)             --          456
                                    ---------     --------       ---------      ----------    ---------
Income (loss) before income
  taxes...........................       (833)       1,784          79,342              --       80,293
Income tax (benefit) expense......       (592)       4,778          20,282              --       24,468
                                    ---------     --------       ---------      ----------    ---------
Net (loss) income.................  $    (241)    $ (2,994)      $  59,060      $       --    $  55,825
                                    =========     ========       =========      ==========    =========

                                                       YEAR ENDED DECEMBER 31, 1999
                                    -------------------------------------------------------------------
                                                  COMBINED       COMBINED
                                       THE       GUARANTOR     NON-GUARANTOR
          CASH FLOW DATA             COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
          --------------            ---------   ------------   -------------   ------------   ---------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES............  $ (59,719)    $17,675        $  54,400      $       --    $  12,356
INVESTING ACTIVITIES:
  Expenditures for property, plant
     and equipment, net...........         --     (17,806)         (52,344)             --      (70,150)
  Acquisitions of businesses......     (1,765)         --               --              --       (1,765)
                                    ---------     -------        ---------      ----------    ---------
       NET CASH USED IN INVESTING
          ACTIVITIES..............     (1,765)    (17,806)         (52,344)             --      (71,915)
FINANCING ACTIVITIES:
  Dividend payments...............     (9,517)         --               --              --       (9,517)
  Long-term borrowings............     74,990         (55)            (127)             --       74,808
  Payments of short-term debt.....     (2,000)         --               --              --       (2,000)
  Purchase of treasury stock......     (4,744)         --               --              --       (4,744)
  Proceeds from exercise of stock
     options......................      2,755          --               --              --        2,755
                                    ---------     -------        ---------      ----------    ---------
       NET CASH PROVIDED BY (USED
          IN) FINANCING
          ACTIVITIES..............     61,484         (55)            (127)             --       61,302
Effect of exchange rate changes on
  cash and cash equivalents.......         --          14              (74)             --          (60)
                                    ---------     -------        ---------      ----------    ---------
Increase (decrease) in cash and
  cash equivalents................         --        (172)           1,855              --        1,683
Cash and cash equivalents at
  beginning of the year...........          1       1,988            5,761              --        7,750
                                    ---------     -------        ---------      ----------    ---------
Cash and cash equivalents at end
  of the year.....................  $       1     $ 1,816        $   7,616      $       --    $   9,433
                                    =========     =======        =========      ==========    =========

                                 OM GROUP, INC.

                                                       YEAR ENDED DECEMBER 31, 1998
                                    -------------------------------------------------------------------
                                                  COMBINED       COMBINED
                                       THE       GUARANTOR     NON-GUARANTOR
      INCOME STATEMENT DATA          COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
      ---------------------         ---------   ------------   -------------   ------------   ---------
Net sales.........................  $      --     $326,861       $ 299,657      $ (105,292)   $ 521,226
Cost of products sold.............         --      250,622         230,944        (105,292)     376,274
                                    ---------     --------       ---------      ----------    ---------
                                           --       76,239          68,713              --      144,952
Selling, general and
  administrative expenses.........        499       42,310          15,219              --       58,028
                                    ---------     --------       ---------      ----------    ---------
Income (loss) from operations.....       (499)      33,929          53,494              --       86,924
Interest expense..................    (15,489)     (16,403)         (2,659)         18,991      (15,560)
Interest income...................     18,718          344             152         (18,991)         223
Foreign exchange gain (loss)......        655           96          (1,014)             --         (263)
                                    ---------     --------       ---------      ----------    ---------
Income (loss) before income
  taxes...........................      3,385       17,966          49,973              --       71,324
Income taxes......................      1,120        6,923          14,923              --       22,966
                                    ---------     --------       ---------      ----------    ---------
Net income (loss).................  $   2,265     $ 11,043       $  35,050      $       --    $  48,358
                                    =========     ========       =========      ==========    =========

                                 OM GROUP, INC.

                                                       YEAR ENDED DECEMBER 31, 1998
                                    -------------------------------------------------------------------
                                                  COMBINED       COMBINED
                                       THE       GUARANTOR     NON-GUARANTOR
          CASH FLOW DATA             COMPANY    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
          --------------            ---------   ------------   -------------   ------------   ---------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES............  $ (94,595)    $36,203        $  57,250      $       --    $  (1,142)
INVESTING ACTIVITIES:
  Expenditures for property, plant
     and equipment, net...........         --     (33,195)         (58,747)             --      (91,942)
  Acquisitions of businesses......   (103,253)         --               --              --     (103,253)
                                    ---------     -------        ---------      ----------    ---------
       NET CASH USED IN INVESTING
          ACTIVITIES..............   (103,253)    (33,195)         (58,747)             --     (195,195)
FINANCING ACTIVITIES:
  Dividend payments...............     (8,246)         --               --              --       (8,246)
  Short-term borrowings...........      2,000          --               --              --        2,000
  Long-term borrowings............    197,756          --               17              --      197,773
  Payments of long-term debt......    (56,000)     (7,450)            (119)             --      (63,569)
  Purchase of treasury stock......     (7,070)         --               --              --       (7,070)
  Proceeds from exercise of stock
     options......................        719          --               --              --          719
  Issuance of common stock........     68,689          --               --              --       68,689
                                    ---------     -------        ---------      ----------    ---------
       NET CASH PROVIDED BY (USED
          IN) FINANCING
          ACTIVITIES..............    197,848      (7,450)            (102)             --      190,296
Effect of exchange rate changes on
  cash and cash equivalents.......         --        (387)             985              --          598
                                    ---------     -------        ---------      ----------    ---------
Decrease in cash and cash
  equivalents.....................         --      (4,829)            (614)             --       (5,443)
Cash and cash equivalents at
  beginning of the year...........          1       6,817            6,375              --       13,193
                                    ---------     -------        ---------      ----------    ---------
Cash and cash equivalents at end
  of the year.....................  $       1     $ 1,988        $   5,761      $       --    $   7,750
                                    =========     =======        =========      ==========    =========

K. QUARTERLY DATA (UNAUDITED)

                                                             QUARTER ENDED
                                 ---------------------------------------------------------------------
                                    MARCH 31,         JUNE 30,        SEPTEMBER 30,     DECEMBER 31,
                                 ---------------   ---------------   ---------------   ---------------
1999
Net sales......................         $114,113          $123,706          $132,092          $137,044
Gross profit...................           37,109            39,462            40,885            42,049
Income from operations.........           22,803            24,630            25,820            25,484
Net income.....................           12,973            14,048            14,260            14,544
Net income per common share....             $.55              $.59              $.60              $.61
Net income per common share --
  assuming dilution............             $.54              $.58              $.59              $.60
Market price: high-low.........    36.563-26.875     42.500-32.500     40.063-33.750     40.500-31.500
Dividends paid per share.......             $.10              $.10              $.10              $.10

                                 OM GROUP, INC.


2000
Net sales......................         $148,285          $273,522          $233,384          $232,552
Gross profit...................           42,002            55,400            56,830            59,634
Income from operations.........           27,041            36,912            37,529            37,011
Net income.....................           15,150            18,428            18,627            19,295
Net income per common share....             $.63              $.77              $.78              $.81
Net income per common share --
  assuming dilution............             $.63              $.76              $.77              $.79
Market price: high-low.........    46.250-33.750     50.875-41.500     48.500-40.250     57.000-40.130
Dividends paid per share.......             $.11              $.11              $.11              $.11

                                 OM GROUP, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                   (THOUSANDS OF DOLLARS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                              SEPTEMBER 30,
                                                                  2001
                                                              -------------
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   36,361
  Accounts receivable.......................................      451,429
  Inventories...............................................      746,492
  Committed metal positions.................................      139,409
  Other current assets......................................      109,234
                                                               ----------
TOTAL CURRENT ASSETS........................................    1,482,925
Property, plant and equipment:
  Land......................................................       25,480
  Buildings and improvements................................      206,828
  Machinery and equipment...................................      624,116
  Furniture and fixtures....................................       28,706
                                                               ----------
                                                                  885,130
  Less accumulated depreciation.............................      177,965
                                                               ----------
                                                                  707,165
Other assets:
  Goodwill..................................................      210,175
  Other assets..............................................      177,798
                                                               ----------
TOTAL ASSETS................................................   $2,578,063
                                                               ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and current portion of long-term debt.....   $  428,043
  Accounts payable..........................................      169,160
  Hedged metal obligations..................................      102,031
  Other accrued expenses....................................      200,532
                                                               ----------
TOTAL CURRENT LIABILITIES...................................      899,766
Long-term liabilities:
  Long-term debt............................................      841,184
  Deferred income taxes.....................................      116,845
  Other long-term liabilities...............................      101,262
  Minority interests........................................       61,958
Stockholders' equity:
  Preferred stock, $0.01 par value:
     Authorized 2,000,000 shares; no shares issued or
      outstanding
  Common stock, $0.01 par value:
     Authorized 60,000,000 shares; issued 24,145,377
      shares................................................          241
  Capital in excess of par value............................      258,987
  Retained earnings.........................................      303,625
  Treasury stock (5,459 shares, at cost)....................         (563)
  Accumulated other comprehensive loss......................       (4,941)
  Unearned compensation.....................................         (301)
                                                               ----------
TOTAL STOCKHOLDERS' EQUITY..................................      557,048
                                                               ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................   $2,578,063
                                                               ==========

See notes to condensed consolidated financial statements.

                                 OM GROUP, INC.
                  CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                 (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                 2001        2000
                                                              ----------   --------
Net sales...................................................  $1,285,507   $655,191
Cost of products sold.......................................   1,067,418    500,959
                                                              ----------   --------
                                                                 218,089    154,232
Selling, general and administrative expenses................      94,174     52,750
                                                              ----------   --------
Income from operations......................................     123,915    101,482
Other income (expense)
Interest expense............................................     (39,943)   (28,722)
Interest income.............................................       2,076      1,950
Foreign exchange gain (loss)................................        (479)      (571)
                                                              ----------   --------
                                                                 (38,346)   (27,343)
Income before income taxes, minority interests and equity
  income....................................................      85,569     74,139
Income taxes................................................     (24,272)   (21,934)
Minority interests..........................................      (2,143)
Equity in income of affiliates..............................       1,117
                                                              ----------   --------
Net income..................................................  $   60,271   $ 52,205
                                                              ==========   ========
Net income per common share.................................  $     2.51   $   2.19
Net income per common share -- assuming dilution............  $     2.47   $   2.15
Weighted average shares outstanding (000)...................      23,980     23,839
Weighted average shares outstanding (000) -- assuming
  dilution..................................................      24,432     24,240
Dividends paid per common share.............................  $     0.39   $   0.33

See notes to condensed consolidated financial statements.

                                 OM GROUP, INC.

                CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
                             (THOUSANDS OF DOLLARS)
                                  (UNAUDITED)

                                                                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                                -----------------------
                                                                   2001         2000
                                                                ----------    ---------
OPERATING ACTIVITIES
  Net income................................................    $   60,271    $  52,205
  Items not affecting cash:
     Depreciation and amortization..........................        43,873       29,286
     Foreign exchange (gain) loss...........................           479          571
     Deferred income taxes..................................           523        3,923
  Changes in operating assets and liabilities...............       (88,573)     (40,403)
                                                                ----------    ---------
     NET CASH PROVIDED BY OPERATING ACTIVITIES..............        16,573       45,582
INVESTING ACTIVITIES
  Expenditures for property, plant and equipment, net.......       (63,335)     (33,583)
  Acquisitions of businesses................................    (1,100,030)    (187,700)
  Divestiture of businesses.................................       525,473            0
  Investment in unconsolidated joint ventures...............        (4,743)      (4,620)
                                                                ----------    ---------
     NET CASH USED IN INVESTING ACTIVITIES..................      (642,635)    (225,903)
FINANCING ACTIVITIES
  Dividend payments.........................................        (9,358)      (7,869)
  Long-term borrowings......................................     1,193,664      223,750
  Payments of long-term debt................................      (535,223)     (25,294)
  Purchase of treasury stock................................        (5,331)      (8,133)
  Proceeds from exercise of stock options...................         6,152        4,809
                                                                ----------    ---------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES....       649,904      187,263
Effect of exchange rate changes on cash and cash
  equivalents...............................................          (963)        (662)
                                                                ----------    ---------
Increase in cash and cash equivalents.......................        22,879        6,280
Cash and cash equivalents at beginning of period............        13,482        9,433
                                                                ----------    ---------
Cash and cash equivalents at end of period..................    $   36,361    $  15,713
                                                                ==========    =========

See notes to condensed consolidated financial statements.

                                 OM GROUP, INC.

    NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2001
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair financial presentation have been included. Past operating results are not necessarily indicative of the results which may occur in future periods. For further information refer to the consolidated financial statements and notes thereto for the year ended December 31, 2000 included in pages F-2 through F-17 in this offering circular.

     Statements of Financial Accounting Standards (SFAS) No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets" were approved by the Financial Accounting Standards Board effective June 30, 2001. SFAS No. 141 eliminates the pooling-of-interests method for business combinations and requires use of the purchase method. SFAS No. 142 changes the accounting for goodwill from an amortization approach to a non-amortization (impairment) approach. The Statement requires amortization of goodwill recorded in connection with previous business combinations to cease upon adoption of the Statement by calendar year companies on January 1, 2002. The Company is currently studying the impact of the Statements on its financial position, results of operations and cash flows.

NOTE B -- FINANCIAL INSTRUMENTS

     Effective January 1, 2001, the Company adopted SFAS No. 133 "Accounting for Derivatives and Hedging Activities", as amended. SFAS No. 133 requires that derivatives be recognized in the balance sheet and measured at fair value. The Company's derivatives consist of interest rate swaps and commodity and foreign currency forward contracts.

NOTE C -- INVENTORIES

     Inventories consist of the following:

                                                              SEPTEMBER 30,
                                                                  2001
                                                              -------------
Raw materials and supplies..................................    $260,639
Finished goods..............................................     396,711
                                                                --------
                                                                 657,350
LIFO reserve................................................      89,142
                                                                --------
Total inventories...........................................    $746,492
                                                                ========

NOTE D -- CONTINGENT MATTERS

     The Company is a party to various legal proceedings incidental to its business and is subject to a variety of environmental and pollution control laws and regulations in the jurisdictions in which it operates. As is the case with other companies in similar industries, the Company faces exposure from actual or potential claims and legal proceedings involving environmental matters. Although it is very difficult to quantify the potential impact of compliance with or liability under environmental protection laws, management believes that the ultimate aggregate cost to the Company of environmental remediation, as well as other legal proceedings arising out of operations in the normal course of business, will not result in a material adverse effect upon its financial condition or results of operations.

                                 OM GROUP, INC.

          NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                            (UNAUDITED) -- CONTINUED
                               SEPTEMBER 30, 2001

NOTE E -- COMPUTATION OF EARNINGS PER SHARE

     The following table sets forth the computation of net income per common share and net income per common share -- assuming dilution (shares in thousands):

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                            ------------------
                                                             2001       2000
                                                            -------    -------
Net income................................................  $60,271    $52,205
                                                            =======    =======
Weighted average number of shares outstanding.............   23,980     23,839
Dilutive effect of stock options..........................      452        401
                                                            -------    -------
Weighted average number of shares outstanding -- assuming
  dilution................................................   24,432     24,240
                                                            =======    =======
Net income per common share...............................  $  2.51    $  2.19
                                                            =======    =======
Net income per common share -- assuming dilution..........  $  2.47    $  2.15
                                                            =======    =======

NOTE F -- COMPREHENSIVE INCOME

     Total comprehensive income consists of the following:

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                            ------------------
                                                             2001       2000
                                                            -------    -------
Net income................................................  $60,271    $52,205
Foreign currency translation..............................    6,150       (987)
Cumulative effect of change in method of accounting.......   (1,558)        --
Change in fair value of derivatives.......................   (5,566)        --
                                                            -------    -------
Total comprehensive income................................  $59,297    $51,218
                                                            =======    =======

     The components of accumulated other comprehensive loss are as follows:

                                                              SEPTEMBER 30,
                                                                  2001
                                                              -------------
Foreign currency translation adjustments....................     $ 2,183
Fair value of derivatives...................................      (7,124)
                                                                 -------
Total accumulated other comprehensive income................     $(4,941)
                                                                 =======

NOTE G -- GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

     On December 12, 2001, the Company issued $400 million in aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2011. These Notes are guaranteed by the Company's wholly-owned domestic subsidiaries. The guarantees are full, unconditional and joint and several.

     The Company's foreign subsidiaries are not guarantors of these Notes. The Company as presented below represents OM Group, Inc. exclusive of its guarantor subsidiaries and its non-guarantor subsidiaries.

                                 OM GROUP, INC.

          NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                            (UNAUDITED) -- CONTINUED
                               SEPTEMBER 30, 2001

Condensed consolidating financial information for the Company, the guarantor subsidiaries, and the non-guarantor subsidiaries is as follows:

                                                              SEPTEMBER 30, 2001
                                     ---------------------------------------------------------------------
                                                    COMBINED       COMBINED
                                        THE        GUARANTOR     NON-GUARANTOR
BALANCE SHEET DATA                    COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
------------------                   ----------   ------------   -------------   ------------   ----------
Assets
Current assets:
  Cash.............................  $       25    $    5,263     $   31,073     $        --    $   36,361
  Accounts receivable..............     621,993       125,308        683,439        (979,311)      451,429
  Inventories......................          --       186,185        583,564         (23,257)      746,492
  Committed metal positions........          --       139,409             --              --       139,409
  Other current assets.............       4,337        10,071         94,826              --       109,234
                                     ----------    ----------     ----------     -----------    ----------
Total current assets...............     626,355       466,236      1,392,902      (1,002,568)    1,482,925
Property, plant and equipment,
  net..............................          --       136,430        570,735              --       707,165
Goodwill...........................          --       168,209         41,966              --       210,175
Intercompany receivables...........     262,143         4,785        962,339      (1,229,267)           --
Investment in subsidiaries.........     970,071       484,781      2,044,868      (3,499,720)           --
Other assets.......................       8,067        24,451        145,280              --       177,798
                                     ----------    ----------     ----------     -----------    ----------
TOTAL ASSETS.......................  $1,866,636    $1,284,892     $5,158,090     $(5,731,555)   $2,578,063
                                     ==========    ==========     ==========     ===========    ==========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Current liabilities:
  Short-term debt and current
     portion of long-term debt.....  $  401,000    $    1,282     $   25,761              --    $  428,043
  Accounts payable.................      10,476       398,574        386,406     $  (626,296)      169,160
  Hedged metal obligations.........          --       102,031             --              --       102,031
  Other accrued expenses...........      68,207        (3,048)       135,373              --       200,532
                                     ----------    ----------     ----------     -----------    ----------
Current liabilities................     479,683       498,839        547,540        (626,296)      899,766
Long-term debt.....................     838,145           126          2,913              --       841,184
Deferred income taxes..............      (8,240)       10,076        115,009              --       116,845
Other long-term liabilities........          --         8,002         93,260              --       101,262
Intercompany payables..............          --       470,208      1,837,765      (2,307,973)           --
Minority interest..................          --           450         61,508              --        61,958
Stockholders' equity...............     557,048       297,191      2,500,095      (2,797,286)      557,048
                                     ----------    ----------     ----------     -----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY...........................  $1,866,636    $1,284,892     $5,158,090     $(5,731,555)   $2,578,063
                                     ==========    ==========     ==========     ===========    ==========

                                 OM GROUP, INC.

          NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                            (UNAUDITED) -- CONTINUED
                               SEPTEMBER 30, 2001

                                                     NINE MONTHS ENDED SEPTEMBER 30, 2001
                                     ---------------------------------------------------------------------
                                                    COMBINED       COMBINED
                                        THE        GUARANTOR     NON-GUARANTOR
INCOME STATEMENT DATA                 COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS     TOTAL
---------------------                ----------   ------------   -------------   ------------   ----------
Net sales..........................  $       --    $  493,935     $1,068,287     $  (276,715)   $1,285,507
Cost of products sold..............          --       436,439        907,694        (276,715)    1,067,418
                                     ----------    ----------     ----------     -----------    ----------
                                             --        57,496        160,593              --       218,089
Selling, general and administrative
  expenses.........................      (4,121)       47,546         50,749              --        94,174
                                     ----------    ----------     ----------     -----------    ----------
Income from operations.............       4,121         9,950        109,844              --       123,915
Interest expense...................     (43,022)      (10,975)       (47,866)         61,920       (39,943)
Interest income....................      15,315           671         48,010         (61,920)        2,076
Foreign exchange gain (loss).......         363           164         (1,006)             --          (479)
                                     ----------    ----------     ----------     -----------    ----------
Income (loss) before income taxes,
  minority interests and equity
  income...........................     (23,223)         (190)       108,982              --        85,569
Income tax expense (benefit).......      (6,967)          (57)        31,296              --        24,272
Minority interests.................          --            --          2,143              --         2,143
Equity in income of affiliates.....          --            --         (1,117)             --        (1,117)
                                     ----------    ----------     ----------     -----------    ----------
Net income (loss)..................  $  (16,256)   $     (133)    $   76,660     $        --    $   60,271
                                     ==========    ==========     ==========     ===========    ==========

                                 OM GROUP, INC.

          NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                            (UNAUDITED) -- CONTINUED
                               SEPTEMBER 30, 2001

                                                       NINE MONTHS ENDED SEPTEMBER 30, 2001
                                      ----------------------------------------------------------------------
                                                     COMBINED       COMBINED
                                         THE        GUARANTOR     NON-GUARANTOR
CASH FLOW DATA                         COMPANY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS      TOTAL
--------------                        ----------   ------------   -------------   ------------   -----------
Net cash provided by (used in)
  operating activities..............  $  (51,191)    $ 16,819       $ 50,945         $  --       $    16,573
INVESTING ACTIVITIES:
  Expenditures for property, plant
     and equipment, net.............          --      (13,226)       (50,109)           --           (63,335)
  Acquisitions of businesses........  (1,119,473)          --         19,443            --        (1,100,030)
  Divestiture of businesses.........     525,473           --             --            --           525,473
  Investment in unconsolidated joint
     ventures.......................      (4,743)          --             --            --            (4,743)
                                      ----------     --------       --------         -----       -----------
     NET CASH USED IN INVESTING
       ACTIVITIES...................    (598,743)     (13,226)       (30,666)           --          (642,635)
FINANCING ACTIVITIES:
  Dividend payments.................      (9,358)          --             --            --            (9,358)
  Long-term borrowings..............   1,193,718          (41)           (13)           --         1,193,664
  Payments of long-term debt........    (535,223)          --             --            --          (535,223)
  Purchase of treasury stock........      (5,331)          --             --            --            (5,331)
  Proceeds from exercise of stock
     options........................       6,152           --             --            --             6,152
                                      ----------     --------       --------         -----       -----------
     NET CASH PROVIDED BY (USED IN)
       FINANCING ACTIVITIES.........     649,958          (41)           (13)           --           649,904
Effect of exchange rate changes on
  cash and cash equivalents.........          --           17           (980)           --              (963)
                                      ----------     --------       --------         -----       -----------
Increase in cash and cash
  equivalents.......................          24        3,569         19,286            --            22,879
Cash and cash equivalents at
  beginning of the period...........           1        1,694         11,787            --            13,482
                                      ----------     --------       --------         -----       -----------
Cash and cash equivalents at end of
  the period........................  $       25     $  5,263       $ 31,073         $  --       $    36,361
                                      ==========     ========       ========         =====       ===========

                                 OM GROUP, INC.

          NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                            (UNAUDITED) -- CONTINUED
                               SEPTEMBER 30, 2001

                                                            NINE MONTHS ENDED SEPTEMBER 30, 2000
                                           ----------------------------------------------------------------------
                                                         COMBINED         COMBINED
                                             THE         GUARANTOR      NON-GUARANTOR     COMBINED
INCOME STATEMENT DATA                      COMPANY     SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS      TOTAL
---------------------                      --------   ---------------   -------------   -------------   ---------
Net sales................................  $     --      $261,735         $503,722        $(110,266)    $ 655,191
Cost of products sold....................        --       206,318          404,907        (110,266)       500,959
                                           --------      --------         --------        --------      ---------
                                                 --        55,417           98,815              --        154,222
Selling, general and administrative
  expenses...............................       876        37,475           14,399              --         52,750
                                           --------      --------         --------        --------      ---------
Income (loss) from operations............      (876)       17,942           84,416              --        101,482
Interest expense.........................   (26,330)      (14,948)          (4,103)         16,659        (28,722)
Interest income..........................    15,871           321            2,417         (16,659)         1,950
Foreign exchange (loss) gain.............      (932)          (55)             416              --           (571)
                                           --------      --------         --------        --------      ---------
Income (loss) before income taxes........   (12,267)        3,260           83,146              --         74,139
Income tax (benefit) expense.............    (2,350)        1,141           23,143              --         21,934
                                           --------      --------         --------        --------      ---------
Net income (loss)........................  $ (9,917)     $  2,119         $ 60,003        $     --      $  52,205
                                           ========      ========         ========        ========      =========

                                 OM GROUP, INC.

          NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                            (UNAUDITED) -- CONTINUED
                               SEPTEMBER 30, 2001

                                                            NINE MONTHS ENDED SEPTEMBER 30, 2000
                                           ----------------------------------------------------------------------
                                                         COMBINED         COMBINED
                                             THE         GUARANTOR      NON-GUARANTOR     COMBINED
CASH FLOW DATA                             COMPANY     SUBSIDIARIES     SUBSIDIARIES    ELIMINATIONS      TOTAL
--------------                             --------   ---------------   -------------   -------------   ---------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES.............................  $  5,463      $  1,260         $ 38,859        $     --      $  45,582
INVESTING ACTIVITIES:
  Expenditures for property, plant and
     equipment, net......................        --          (861)         (32,722)                       (33,583)
  Acquisitions of businesses.............  (192,320)           --               --              --       (192,320)
                                           --------      --------         --------        --------      ---------
  NET CASH USED IN INVESTING
     ACTIVITIES..........................  (192,320)         (861)         (32,722)                      (225,903)
FINANCING ACTIVITIES:
  Dividend payments......................    (7,869)           --               --              --         (7,869)
  Long-term borrowings...................   223,750            --               --              --        223,750
  Payments of long-term debt.............   (25,700)           --              406              --        (25,294)
  Purchase of treasury stock.............    (8,133)           --               --              --         (8,133)
  Proceeds from exercise of stock
     options.............................     4,809            --               --              --          4,809
                                           --------      --------         --------        --------      ---------
  NET CASH PROVIDED BY FINANCING
     ACTIVITIES..........................   186,857            --              406              --        187,263
Effect of exchange rate changes on cash
  and cash equivalents...................        --          (148)            (514)             --           (662)
                                           --------      --------         --------        --------      ---------
Increase in cash and cash equivalents....        --           251            6,029              --          6,280
Cash and cash equivalents at beginning of
  the period.............................         1         1,816            7,616                          9,433
                                           --------      --------         --------        --------      ---------
Cash and cash equivalents at end of the
  period.................................  $      1      $  2,067         $ 13,645        $     --      $  15,713
                                           ========      ========         ========        ========      =========

  INDEX TO dmc(2) DEGUSSA METALS CATALYSTS CERDEC AKTIENGESELLSCHAFT FINANCIAL
                                   STATEMENTS

                                  dmc(2) GROUP

                                                               PAGE
                                                               ----
Independent Auditors' Report................................    A-2
Combined Statements of Operations for the years ended
  September 30, 1998 and 1999, three months ended December
  31, 1999 and year ended December 31, 2000.................    A-3
Combined Balance Sheets as of September 30, 1999, December
  31, 1999 and December 31, 2000............................    A-4
Combined Statements of Shareholder's Equity for the years
  ended September 30, 1998 and 1999, three months ended
  December 31, 1999 and year ended December 31, 2000........    A-5
Combined Statements of Cash Flows for the years ended
  September 30, 1998 and 1999, three months ended December
  31, 1999 and year ended December 31, 2000.................    A-6
Notes to Combined Financial Statements......................    A-7
Interim Condensed Combined Statements of Operations for the
  six months ended June 30, 2000 and 2001 (unaudited).......   A-44
Interim Condensed Combined Balance Sheet as of June 30, 2001
  (unaudited)...............................................   A-45
Interim Condensed Combined Statements of Shareholder's
  Equity for the six months ended June 30, 2000 and 2001
  (unaudited)...............................................   A-46
Interim Condensed Combined Statements of Cash Flows for the
  six months ended June 30, 2000 and 2001 (unaudited).......   A-47
Notes to Condensed Combined Interim Financial Statements
  (unaudited)...............................................   A-48

                          INDEPENDENT AUDITORS' REPORT

To the Supervisory Board of
dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft:

     We have audited the accompanying combined balance sheets of dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft and subsidiaries as of December 31, 2000 and 1999, and September 30, 1999, and the related combined statements of operations, shareholder's equity, and cash flows for the year ended December 31, 2000, three months ended December 31, 1999, and the years ended September 30, 1999 and 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of dmc(2) Degussa Metals Catalysts Cerdec Aktiengesellschaft and subsidiaries as of December 31, 2000 and 1999, and September 30, 1999 and the results of their operations and their cash flows for the year ended December 31, 2000, the three months ended December 31, 1999, and the years ended September 30, 1999 and 1998 in conformity with accounting principles generally accepted in Germany.

     Accounting principles generally accepted in Germany vary in certain respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected shareholder's equity as of December 31, 2000 and 1999 and September 30, 1999 and results of operations for the year ended December 31, 2000, the three months ended December 31, 1999, and the year ended September 30, 1999 to the extent summarized in Note 33 to the combined financial statements.

                                          KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                                          AKTIENGESELLSCHAFT
                                          WIRTSCHAFTSPRUEFUNGSGESELLSCHAFT

Frankfurt, Germany
November 30, 2001
                                  dmc(2) GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                  GERMAN GAAP

                               (IN DEM THOUSANDS)

                                                                            THREE MONTHS
                                             YEAR ENDED      YEAR ENDED         ENDED        YEAR ENDED
                                            SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,
                                     NOTE       1998            1999            1999            2000
                                     ----   -------------   -------------   -------------   ------------
SALES..............................    7      7,509,897       8,144,355       2,230,468       12,127,588
Cost of sales......................    8     (6,966,900)     (7,574,302)     (2,078,472)     (11,385,746)
                                             ----------      ----------      ----------     ------------
GROSS PROFIT.......................             542,997         570,053         151,996          741,842

Selling expenses...................    8       (279,152)       (275,338)        (75,003)        (296,967)
General administrative expenses....    8       (149,774)       (160,949)        (49,697)        (158,056)
Research and development
  expenses.........................    8        (67,740)        (72,389)        (20,849)        (117,838)
Other operating income.............    9         75,644          86,452          29,610          115,276
Other operating expenses...........   10        (67,713)        (94,968)        (38,937)         (80,082)
                                             ----------      ----------      ----------     ------------
NET OPERATING INCOME (LOSS)........              54,262          52,861          (2,880)         204,175

Income (loss) from investments,
  net..............................   11         (1,115)         11,612           2,495           17,549
Write-down of investments..........                  --              --              40             (683)
Interest expense, net..............   12        (15,709)        (27,540)         (6,577)         (53,875)
                                             ----------      ----------      ----------     ------------
INCOME (LOSS) FROM ORDINARY
  ACTIVITIES BEFORE EXTRAORDINARY
  ITEMS AND INCOME TAXES...........              37,438          36,933          (6,922)         167,166

Extraordinary income (expenses)....   13        119,716         (15,728)        (67,107)         (36,820)
Income taxes.......................             (47,654)         (9,168)          9,168          (44,655)
                                             ----------      ----------      ----------     ------------
NET INCOME (LOSS)..................             109,500          12,037         (64,861)          85,691
                                             ==========      ==========      ==========

Dividend payment...................                                                                   --
Minority interests.................   14                                                         (28,309)
Loss brought forward upon
  formation........................                                                               (7,042)
Transfer to reserves, net..........                                                              (42,340)
                                                                                            ------------
PROFIT AVAILABLE FOR
  DISTRIBUTION.....................                                                                8,000
                                                                                            ============

     The accompanying notes are an integral part of the combined financial statements.

                                  dmc(2) GROUP

                            COMBINED BALANCE SHEETS

                                  GERMAN GAAP

                               (IN DEM THOUSANDS)

                                                          SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                   NOTE       1999            1999           2000
                                                   ----   -------------   ------------   ------------
                                               ASSETS
Intangible assets................................   16         16,682         11,403         11,623
Property, plant and equipment, net...............   17        524,336        547,662        597,179
Investments......................................   18         88,723        102,697        128,720
                                                            ---------      ---------      ---------
NON-CURRENT ASSETS...............................   19        629,741        661,762        737,522

Inventories, net.................................   20        575,442        680,597        866,851

Trade accounts receivable, net...................             426,079        444,053        734,363
Accounts receivable from affiliated companies....              58,084         23,483         56,678
Other accounts receivable and other assets.......              54,705         54,706         90,869
                                                            ---------      ---------      ---------
ACCOUNTS RECEIVABLE AND OTHER ASSETS.............   21        538,868        522,242        881,910
Cash and cash equivalents........................   22         49,361         70,605         47,146
                                                            ---------      ---------      ---------
CURRENT ASSETS...................................           1,163,671      1,273,444      1,795,907

Deferred charges.................................   23         66,411         61,798         32,995
                                                            ---------      ---------      ---------

TOTAL ASSETS.....................................           1,859,823      1,997,004      2,566,424
                                                            =========      =========      =========

                                SHAREHOLDER'S EQUITY AND LIABILITIES
Issued capital...................................                  --             --         50,000
Reserves.........................................   25             --             --        483,885
Profit available for distribution................                  --             --          8,000
Investments by and advances from Degussa.........           1,076,675      1,168,391             --
Minority interests...............................   26             --             --        110,214
                                                            ---------      ---------      ---------
SHAREHOLDER'S EQUITY.............................   24      1,076,675      1,168,391        652,099

Provisions for pensions and similar
  obligations....................................              78,125         68,758        126,119
Other accrued liabilities........................             220,251        252,349        247,967
                                                            ---------      ---------      ---------
ACCRUED LIABILITIES..............................   27        298,376        321,107        374,086

Liabilities to banks.............................             184,019        184,664        938,726
Advance payments received on orders..............                  --             49          2,102
Trade accounts payable...........................             103,600        106,473        252,442
Liabilities to affiliated companies..............             121,821        146,785        277,497
Other liabilities................................              73,335         67,374         67,501
                                                            ---------      ---------      ---------
LIABILITIES......................................   28        482,775        505,345      1,538,268

Deferred income..................................               1,997          2,161          1,971
                                                            ---------      ---------      ---------
TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES.......           1,859,823      1,997,004      2,566,424
                                                            =========      =========      =========

     The accompanying notes are an integral part of the combined financial statements.

                                  dmc(2) GROUP

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY

                                  GERMAN GAAP

                               (IN DEM THOUSANDS)

                                                                                          INVESTMENTS
                                                                                            BY AND
                                                                  PROFIT                   ADVANCES
                                ISSUED    CAPITAL   REVENUE    AVAILABLE FOR   MINORITY      FROM
                                CAPITAL   RESERVE   RESERVES   DISTRIBUTION    INTEREST     DEGUSSA       TOTAL
                                -------   -------   --------   -------------   --------   -----------   ---------
AS OF SEPTEMBER 30, 1997......      --         --        --            --           --       796,459      796,459
Net income....................      --         --        --            --           --       109,500      109,500
Contribution by Degussa,
  net.........................      --         --        --            --           --       106,507      106,507
                                ------    -------   -------       -------      -------     ---------    ---------
AS OF SEPTEMBER 30, 1998......      --         --        --            --           --     1,012,466    1,012,466
Net income....................      --         --        --            --           --        12,037       12,037
Contribution by Degussa,
  net.........................      --         --        --            --           --        52,172       52,172
                                ------    -------   -------       -------      -------     ---------    ---------
AS OF SEPTEMBER 30, 1999......      --         --        --            --           --     1,076,675    1,076,675
Net loss......................      --         --        --            --           --       (64,861)     (64,861)
Contribution by Degussa,
  net.........................      --         --        --            --           --       156,577      156,577
                                ------    -------   -------       -------      -------     ---------    ---------
AS OF DECEMBER 31, 1999.......      --         --        --            --           --     1,168,391    1,168,391
Formation (former Cerdec
  AG).........................  32,000    109,346     2,685        (7,042)          --      (136,989)          --
Contribution of precious
  metals and automotive
  catalysts divisions by
  Degussa.....................  18,000    149,000        --            --           --      (167,000)          --
Conversion of advances to
  liabilities.................      --         --        --            --           --      (689,269)    (689,269)
Conversion of advances to
  reserves....................      --         --    93,228            --           --       (93,228)          --
Conversion of advances to
  minority interest...........      --         --        --            --       81,905       (81,905)          --
Contribution by Degussa,
  net.........................      --    100,458        --            --           --            --      100,458
Net income....................      --         --        --        57,382       28,309            --       85,691
Dividends paid................      --         --   (23,732)           --           --            --      (23,732)
Foreign currency translation
  adjustment..................      --         --    10,560            --           --            --       10,560
Reclassifications.............      --         --    42,340       (42,340)          --            --           --
                                ------    -------   -------       -------      -------     ---------    ---------
AS OF DECEMBER 31, 2000.......  50,000    358,804   125,081         8,000      110,214            --      652,099
                                ======    =======   =======       =======      =======     =========    =========

     The accompanying notes are an integral part of the combined financial statements.

                                  dmc(2) GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                  GERMAN GAAP

                               (IN DEM THOUSANDS)

                                                                                     THREE MONTHS
                                                      YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                                     SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                         1998            1999            1999           2000
                                                     -------------   -------------   ------------   ------------
NET INCOME (LOSS)..................................     109,500          12,037         (64,861)        85,691
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
Depreciation and amortization......................      94,600          91,369          24,561        100,141
(Gain)/loss on disposal of non-current assets......    (127,831)         (1,265)          1,150          7,639
Provision for deferred taxes.......................      (6,147)         (8,755)         (6,627)        19,726
(Income)/loss from investments, net................       1,115         (11,612)         (2,495)       (17,549)
Write-down of non-current assets...................          --              --          23,507          1,743

CHANGES IN OPERATING ASSETS AND LIABILITIES:
Inventories, net...................................     (17,358)          7,752        (108,176)      (181,411)
Trade accounts receivable, net.....................      (1,493)        (72,862)        (20,215)      (285,256)
Accounts receivable from affiliated companies......      13,673          46,728          34,498        (33,256)
Other accounts receivable and assets...............        (961)        (20,084)           (391)       (31,108)
Deferred charges...................................      24,216         (12,726)         11,807         10,020
Provisions for pensions and similar obligations....       3,683           8,759          (9,717)        59,151
Other accrued liabilities..........................       8,032          (5,796)         31,525         (2,147)
Advance payments received on orders................          --              --              49          2,053
Trade accounts payable.............................      (2,465)         17,801           1,999        148,182
Liabilities to affiliated companies................     (84,867)         19,220          21,916         48,818
Other liabilities..................................     (13,969)         (9,833)         (5,751)           338
Deferred income....................................      13,605         (10,598)          1,065            161
                                                       --------        --------        --------       --------

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES....      13,333          50,135         (66,156)       (67,064)

INVESTING ACTIVITIES:
Purchase of intangible assets......................        (194)         (8,150)             --         (2,847)
Capital expenditures...............................    (150,668)       (108,036)        (52,547)      (152,788)
Dividends from investments.........................       9,513           1,457              --          8,437
Acquisition of business, net of cash acquired......          --              --              --         (8,745)
Proceeds from disposal of non-current assets.......     154,617          16,593          14,272         11,980
                                                       --------        --------        --------       --------

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES....      13,268         (98,136)        (38,275)      (143,963)

FINANCING ACTIVITIES:
Borrowing from banks, net..........................     (11,653)         (2,652)         (3,810)       750,515
Net cash from (to) Degussa.........................     (43,092)         53,771         125,159       (562,669)
                                                       --------        --------        --------       --------

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES....     (54,745)         51,119         121,349        187,846
Effect of exchange rate movements on cash..........      (1,807)           (415)          4,326           (278)
                                                       --------        --------        --------       --------

CHANGE IN CASH AND CASH EQUIVALENTS................     (29,951)          2,703          21,244        (23,459)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...      76,609          46,658          49,361         70,605
                                                       --------        --------        --------       --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD.........      46,658          49,361          70,605         47,146
                                                       ========        ========        ========       ========

     The accompanying notes are an integral part of the combined financial statements.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

(1)  FORMATION OF dmc(2) GROUP, DESCRIPTION OF BUSINESS AND BASIS OF
     PRESENTATION

  FORMATION OF dmc(2) GROUP

     Effective January 1, 2000, Degussa-Huels AG ("Degussa") transferred assets and liabilities constituting its precious metals and automotive catalysts businesses to its wholly-owned subsidiary, Cerdec AG, and its subsidiaries (the "Formation"). Following the Formation, Cerdec AG was renamed dmc(2) Degussa Metals Catalysts Cerdec AG ("dmc(2) AG", together with its subsidiaries collectively referred to as "dmc(2) Group").

  DESCRIPTION OF BUSINESS

     dmc(2) Group produces functional materials using mainly precious metals, base metals and ceramic materials. dmc(2) Group refines precious metals from used materials and precious metals management services. dmc(2) Group also engages in proprietary trading of precious metals.

  BASIS OF PRESENTATION

     The accompanying combined financial statements were prepared in accordance with the provisions of the German Commercial Code ("Handelsgesetzbuch" -- "HGB") and the German Stock Corporation Act ("Aktiengesetz" -- "AktG"). The combined financial statements of the dmc(2) Group have been prepared in accordance with German generally accepted accounting principles as if dmc(2) Group had been an established legal group during all periods presented.

  PRESENTATION OF YEARS PRIOR TO dmc(2) GROUP FORMATION

     These combined financial statements have been prepared with respect to the sale on August 10, 2001 of all the assets and liabilities of dmc(2) Group to OM Group, Inc. Prior to Formation, dmc(2) Group operations were conducted and accounted for as part of Degussa and of its various subsidiaries. The accompanying combined financial statements as of and for the three month period ended December 31, 1999 and as of and for the years ended September 30, 1999 and 1998 ("carve-out periods") are presented as if dmc(2) Group activities carved out of Degussa had been conducted by separate legal entities for all periods presented. The carve-out periods include the historical assets, liabilities and results of operations allocated to dmc(2) Group prepared from the Degussa historical accounting records and the historical assets, liabilities and results of operations of Cerdec AG. The combined financial statements for the periods presented prior to the Formation may not necessarily be indicative of the results of operations, financial position, and cash flows of dmc(2) Group had it operated as a separate independent company, nor are they an indicator of future performance.

     During the carve-out periods all revenue and expenses attributable to dmc(2) Group are included in the statements of operations. Prior to Formation, the statements of operations also include allocations from Degussa of general corporate overhead, central organizational costs, and other expenses. In all cases, management believes the allocation methods used were reasonable.

  INDEBTEDNESS AND INTEREST

     dmc(2) Group has historically been, and continues to be, dependent upon Degussa for their financing and capital requirements. Financing is provided by Degussa in the form of equity contributions, interest and non-interest bearing intercompany advances and loans. Degussa also guarantees financing obtained from third parties. Additionally, certain legal subsidiaries comprising dmc(2) Group had external indebtedness during the carve-out periods and dmc(2) Group operations incurred interest expense on precious metal lease transactions. Such indebtedness and interest expense is included in the carve-out periods. The capital structure and related

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

interest expense may not necessarily be indicative of the interest expense that dmc(2) Group would have incurred as a separate independent company.

  TAXATION

     Income taxes have been calculated as if dmc(2) Group was a stand-alone entity filing separate tax returns during all periods presented. Income taxes as calculated may not be indicative of income tax expense that dmc(2) Group would have incurred had dmc(2) Group been a separate legal entity.

     In October 2000, the German government enacted new tax legislation which, among other changes, will reduce the dmc(2) Group's statutory corporate tax rate for German companies from 40% on retained earnings and from 30% on distributed earnings to a uniform 25%, effective for dmc(2) Group's year beginning January 1, 2001. The effects of the rate changes were recorded in 2000.

  SHAREHOLDER'S EQUITY

     Prior to Formation, the difference between assets and liabilities allocated to dmc(2) Group is shown as investments by and advances from Degussa within the combined statements of shareholder's equity. Investments by and advances from Degussa prior to Formation include indebtedness, provisions for pensions and similar obligations, trade accounts payable, and other liabilities which could not be reasonably allocated to dmc(2) Group because these amounts were managed on a group basis by Degussa.

     As of the Formation, issued capital, reserves and profit available for distribution are that of dmc(2) AG.

  CHANGE IN FISCAL YEAR

     Effective January 1, 2000, dmc(2) Group's fiscal year end was changed from September 30 to December 31 to conform with Degussa's fiscal year end. As a result, the accompanying financial statements present a three month period ended December 31, 1999.

  CLASSIFICATION

     To improve clarity, certain balance sheet and statement of operations items have been combined with the detail provided in the footnotes. The statements of operations were prepared using the cost-of-sales format. Under the cost-of-sales format, operating expenses are assigned to one of four areas: manufacturing, selling, research and development, and general administration.

  AFFILIATION WITH THE DEGUSSA AG AND E.ON AG GROUPS

     Prior to August 10, 2001, dmc(2) AG was a wholly-owned subsidiary of Degussa, Frankfurt am Main. dmc(2) AG and the companies consolidated are included in the exempting consolidated financial statements of Degussa AG, Frankfurt am Main. The consolidated Degussa group financial statements are on public record with the District Court (Amtsgericht) of Frankfurt am Main. E.ON AG, Duesseldorf, prepared the group financial statements for the largest group of companies of which dmc(2) AG was a part. These group financial statements are on record with the Commercial Registers in Berlin and Duesseldorf and have been published in the Federal Bulletin (Bundesanzeiger). Companies controlled directly and indirectly by E.ON AG are deemed affiliated companies of dmc(2) Group.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

(2)  dmc(2) GROUP STRUCTURE

     In connection with the Formation of dmc(2) Group as of January 1, 2000, the following precious metals and automotive catalysts businesses of Degussa were transferred to dmc(2) Group:

           TRANSFERRING COMPANY           RECEIVING COMPANY              NAME CHANGED TO
           --------------------           -----------------              ---------------
       Degussa-Huels AG, Frankfurt   Cerdec AG, Frankfurt          dmc(2) AG, Frankfurt
       Degussa-Huels France S.A.     Cerdec France S.A.            dmc(2) France S.A.
       Degussa-Huels Ltda., Brazil   Cerdec Produtos Ceramicos     dmc(2) Ltda., Brazil
                                     Ltda., Brazil
       Degussa-Huels CEE GmbH        Oegussa GmbH, Vienna
         Vienna
       Degussa-Huels Corporation,    Cerdec Corporation, USA       dmc(2) Corporation, USA
         USA
       Degussa-Huels Corporation,    dmc(2) L.P., USA*
         USA
       Degussa-Huels Mexico S.A. de  Cerdec Mexico S.A. de C.V.    dmc(2) S.A. de C.V., Mexico
         CV
       Degussa-Huels Japan Co.,      Cerdec Japan Co. Ltd.         dmc(2) Japan Ltd.
         Ltd.
       Degussa-Huels Ltd., UK        Cerdec (UK) Ltd.              dmc(2) (UK) Ltd.
       Degussa-Huels Canada Ltd.     dmc(2) Canada Corp.*
       Algorax (Pty.) Limited,       dmc(2) Catalyst Ltd., South
         South Africa                Africa*
       Degussa-Huels China Ltd.,     dmc(2) China Ltd., Hong
         Hong Kong                   Kong*

     --------------------

     * Newly formed company

     Furthermore, shares in the following companies were transferred to the dmc(2) Group during 2000 in accordance with the transfer and acceptance agreement:

     Allgemeine Gold- und Silberscheideanstalt AG, Pforzheim
     Degussa-NA Edelmetall GmbH, Hanau
     Norddeutsche Affinerie AG, Hamburg
     Prometron GmbH Produkte fuer Elektronik und Elektrotechnik GmbH, Hanau International Catalyst Technology, Inc., Calvert City/USA
     Coimpa Sociedade Industrial de Metais Preciosos da Amazonia Ltda., Guarulhos/Brazil
     Newtechnos Argentina S.A. (NASA), Buenos Aires/Argentina dmc(2) Metals (Thailand), Bangkok/Thailand
     Nadir Allgemeine Soymetaller, Istanbul/Turkey
     Allgemeine France S.A.R.L., Brunstatt/France
     ICT Co. Ltd., Osaka/Japan
     Schoene Edelmetaal B.V., Amsterdam/Netherlands
     Degussa Galvanotechnik GmbH, Schwaebisch-Gmuend
     Clarex S.A., Guarulhos/Brazil
     Icomeq Industria e Comercio Ltda., Guarulhos/Brazil dmc(2) Electronic Materials B.V., Uden/Netherlands dmc Catalyst Ltd., Port Elizabeth/South Africa

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

  dmc(2) L.P.

     Through a subsidiary, dmc(2) AG owns a 1% interest in dmc(2) L.P. The remaining 99% interest is owned by dmc(2) AG's parent, Degussa. However, pursuant to the transfer and acceptance agreement with Degussa, dmc(2) L.P. is subject to the management authority of dmc(2) AG and thus, control is exercised by dmc(2) AG. Degussa's interest in dmc(2) L.P.'s equity and profits are accordingly shown as minority interests in the combined financial statements as of December 31, 2000. During the carve-out periods, Degussa's interest in dmc(2) L.P.'s equity is included as investments by and advances from Degussa.

(3)  COMBINED AND ASSOCIATED COMPANIES

     Besides dmc(2) AG, the dmc(2) Group combined financial statements include three domestic and thirty-two foreign group companies, which include carved-out businesses (September 30, 1998: three domestic, twenty-four foreign; September 30, 1999 and December 31, 1999: three domestic, twenty-five foreign). Inclusion was based on a voting rights majority held either directly or indirectly. dmc(2) L.P., Washington/U.S.A. was an exception in this respect and was included pursuant to ss. 290 (2) no. 2 of HGB. Colorificio Pardo, S.p.A., Corlo/Italy, Degussa Skandinavien Katalysator AB, Karlskoga/Sweden, Cerpart S.R.L., Mailand/Italy, Cerdec Holding Co., Las Vegas/USA and Cerdec Royalty Co., Las Vegas/USA were first included in the scope of consolidation during the year ended September 30, 1998. dmc(2) Electronic Materials B.V., Uden/Netherlands was consolidated following acquisition during the year ended September 30, 1999. Demeca, Mexico was founded in the year ended December 31, 2000. dmc(2) Electronic Components USA was consolidated following acquisition during the year ended December 31, 2000.

     The 30% minority interest of Cerdec AG, formerly held by Ciba Geigy, was acquired in the year ended September 30, 1999 and the resulting goodwill was offset against investments by and advances from Degussa.

     Certain carved-out businesses were not established as legal companies prior to fiscal 2000. These businesses included dmc(2) Iberica S.A., dmc(2) Italia S.p.A., Cerdec Ceramics Brasil, Cerdec Ceramics Mexico and Cerdec Ceramics Inc., USA.

     Twelve subsidiaries and carved-out businesses (September 30, 1998: 12; September 30, 1999: 13; December 31, 1999: 13) have not been consolidated as they are not material to the dmc(2) Group's net assets, financial position and operating results.

     Nine foreign companies, of which three are subsidiaries, (September 30, 1998: two foreign companies; September 30, 1999: five foreign companies, of which one is a subsidiary; December 31, 1999: five foreign companies, of which one is a subsidiary) have been included as equity investments in the combined financial statements in accordance with the regulations on associated companies under ss. 311 ff. HGB in conjunction with ss. 312 (1) no. 1 HGB. No adjustments to comply with uniform Group accounting and valuation guidelines or elimination of intercompany profits were made in relation to these companies. Investments in two companies (September 30, 1998: seven companies; September 30, 1999: seven companies; December 31, 1999: seven companies), were not included as associated companies because they are not material. As of December 31, 2000, Norddeutsche Affinerie AG, Hamburg, is included as an other investment due to the discontinuation of gold and silver refining operations and the decline in mutual business transactions. Norddeutsche Affinerie AG was included as an equity investment as of December 31, 1999 and September 30, 1999.

(4)  PRINCIPLES OF COMBINATION

     In the process of combination, the acquisition cost of subsidiaries is offset against the book value of the pro rata share of shareholder's equity at the date of acquisition or initial combination. The resulting difference

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

between the cost of acquisition and shareholder's equity is allocated to the relevant assets or liabilities insofar as their fair market value differs from their book value. In general, the excess of the purchase price over the fair value of the net assets acquired is offset against shareholder's equity without impacting the dmc(2) Group operating results. In general, negative goodwill arising from combinations is shown as a component of shareholder's equity except when the particular circumstances indicate that a liability exists, in which case such differences are allocated to liabilities. The initial full combination of subsidiaries and carved-out businesses resulted in positive (debit) differences of DM 0.7 million as of December 31, 2000 (September 30, 1998: positive (debit) differences of DM 8.1 million and negative (credit) differences of DM 1.7 million; September 30, 1997: DM 0.0 million; December 31, 1999: DM 0.0 million).

     The initial inclusion of equity investments in the year ended December 31, 2000 resulted in positive (asset side) differences of DM 10.1 million which are being amortized as goodwill over 15 years, and negative (equity side) differences of DM 31.0 million (year ended September 30, 1999: DM 4.1 million) which were added to shareholder's equity without impacting earnings.

     Accounts receivable and accounts payable between combined companies have been eliminated. The valuation of assets has been adjusted to eliminate unrealized intercompany profits. Accordingly, such assets are valued at their cost to the dmc(2) Group as a whole. Intercompany sales and other income from transactions within the dmc(2) Group have been offset against the corresponding expenditure.

     Deferred taxes are recorded if any difference in the tax charge resulting from combination measures is expected to be reversed in subsequent financial years. In this process, prepaid and deferred taxes have been netted, taking into account the tax adjusting entries in the individual balance sheets.

(5)  ACCOUNTING AND VALUATION PRINCIPLES

     The combined financial statements of the dmc(2) Group are prepared on a uniform basis of accounting with respect to combined subsidiaries.

  INTANGIBLE ASSETS

     Acquired intangible assets, other than goodwill, are shown at the acquisition cost less scheduled depreciation over a maximum period of 5 years. Goodwill is depreciated over 15 years. Unscheduled depreciation is taken where declines in value are expected to be other than temporary.

  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at historical cost. The production cost of self-manufactured assets includes an allocation of overhead and depreciation on production plant and equipment in addition to the cost of materials and labor.

     Depreciation is recorded on a scheduled basis over the useful life that is usual in the relevant industry sector. Where permissible for tax purposes, the declining balance method is used until the residual book value over the remaining useful life of the asset results in a higher straight-line depreciation charge. Unscheduled depreciation is taken where a loss in value is expected to be permanent. Low-value items are expensed in full in the year of acquisition.

  INVESTMENTS

     Shares in affiliated companies and investments in other companies are valued at cost of acquisition or at their lower assignable value on the balance sheet date if declines in value are other than temporary. The book values of associated enterprises have been adjusted for the pro rata amount of changes in shareholder's equity. Generally, the accounting policies locally applied by the associated enterprises were kept unchanged. The cost of acquisition was generally netted against pro rata shareholder's equity at the time of acquisition.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

  INVENTORY

     The valuation of raw materials and supplies is based on the lower of average purchase cost or market price. Write-downs are recorded to reflect declines in value resulting from obsolete and slow moving items. Precious metals have generally been accounted for under the LIFO method. Write-downs are reversed where necessary. Work in progress and finished goods, other than precious metals are valued at cost of production. The cost of production of work in progress and finished goods includes all amounts required to be capitalized for German tax purposes. These include the cost of labor and materials, appropriate overhead costs, and a pro rata share of depreciation.

  RECEIVABLES

     Receivables are stated at nominal value less discounts and allowances. dmc(2) Group covers specific risks relating to accounts receivable with valuation allowances. The general credit risk is reflected in a general allowance. For the periods ending September 30, 1998, September 30 and December 31, 1999, the general allowance for receivables not otherwise provided for was 4% of accounts receivable. In the period ended December 31, 2000, the allowance was revised to 1% for certain subsidiaries to conform with internationally accepted accounting practices, which focus more directly on the specific recovery risk. This led to a reduction in the general allowance by approximately DM 4,700 with respect to accounts receivable as of January 1, 2000.

  DEFERRED TAXES

     Deferred tax assets and liabilities are calculated for temporary differences between the valuation of assets and liabilities in the financial statements of combined companies and the carrying amounts for tax purposes using the tax rates either in effect or expected to apply in the period of reversal. Deferred tax assets are calculated with respect to tax loss carry forwards if there are offsetting deferred tax liabilities. Deferred tax assets are recognized to the extent they are expected to be realized.

  PENSION PROVISIONS

     Pension provisions and similar obligations including health care commitments are actuarially determined utilizing the projected unit credit method customarily used in international accounting. Thus, pension provisions are calculated as the present value of the vested pension rights.

     Pension provisions are calculated on the basis of local economic conditions. The German pension calculation used the following rates:

                                  SEPTEMBER 30,     DECEMBER 31,      DECEMBER 31,
                                       1999             1999              2000
                                  --------------   --------------   ----------------
Interest rate...................      6.00%            6.25%             6.25%
Annual pension increase.........      1.00%            1.25%             1.25%
Annual wage and salary
  increase......................      2.50%            2.75%             2.75%
Average staff fluctuation
  rate..........................      2.00%            2.00%             2.00%
Actuarial table.................  Bode & Grabner   Bode & Grabner       Heubeck
                                  PK Chemie 1996   PK Chemie 1996   Richttafeln 1998

  ACCRUED LIABILITIES

     Other accrued liabilities are shown in the balance sheet at the expected payable amount. Liabilities are stated at the higher of nominal value or at the amount repayable.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

(6)  CURRENCY TRANSLATION

     Accounts receivable and payable in foreign currencies, that are not hedged against changes in exchange rates, are initially recorded at the rates of exchange in force when first entered in the accounts. Unrealized losses due to changes in exchange rates are taken into account as of the balance sheet date. Gains are recognized when realized.

     The financial statements of foreign subsidiaries and associated companies are translated in the group financial statements using the concept of functional currencies. As a rule, the functional currency is the local currency as these companies conduct their business independently from a financial, economic and organizational point of view. Assets and liabilities are therefore translated at closing rates on the balance sheet date. Shareholder's equity is translated at historical rates, while income and expenses are translated using average reporting period rates. Differences arising from the currency translation of assets and liabilities compared to the previous period and translation differences between the balance sheet and statement of operations are recorded in shareholder's equity.

     The exchange rates for the more significant currencies for the dmc(2) Group are as follows:

                                                                        CLOSING RATE
           (DEM)                               --------------------------------------------------------------
                                                                                 THREE MONTHS
                                                YEAR ENDED       YEAR ENDED         ENDED         YEAR ENDED
                                               SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                   1998             1999             1999            2000
                                               -------------    -------------    ------------    ------------
    1 USA               USD.................      1.67590          1.83380         1.94690         2.10191
    1 Brazil            BRL.................      1.40770          0.94510         1.08740         1.07790
    100 Japan           JPY.................      1.23450          1.74070         1.90390         1.82920
    100 Mexico          MXN.................      16.8649          19.5192         20.5106         21.9235
    1 Canada            CAD.................      1.10070          1.24960         1.33890         1.40052
    1 S. Africa         ZAR.................      0.28500          0.30470         0.31650         0.27770

                                                                        AVERAGE RATE
                                               --------------------------------------------------------------
                                                                                 THREE MONTHS
                                                YEAR ENDED       YEAR ENDED         ENDED         YEAR ENDED
                                               SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                   1998             1999             1999            2000
                                               -------------    -------------    ------------    ------------
    1 USA               USD.................      1.78290          1.78030         1.88330         2.11759
    1 Brazil            BRL.................      1.56790          1.11840         0.98510         1.15872
    100 Japan           JPY.................      1.35150          1.51770         1.80270         1.96620
    100 Mexico          MXN.................      20.8920          18.5220         20.0317         22.3865
    1 Canada            CAD.................      1.23130          1.18580         1.27910         1.42701
    1 S. Africa         ZAR.................      0.34060          0.29620         0.30880         0.30582

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

(7)  SALES

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
              (IN DEM MILLION)             -------------   -------------   ------------   ------------
    SALES BY ACTIVITY
    Industrial Products..................      2,769           3,058            873           4,408
    Metals Management....................      4,741           5,086          1,357           7,720
                                               -----           -----          -----          ------
    TOTAL GROUP..........................      7,510           8,144          2,230          12,128
                                               =====           =====          =====          ======

    SALES BY REGION
    Germany..............................      4,025           4,455          1,185           5,071
      Other European countries...........        475             489            149             553
      NAFTA..............................      2,422           2,657            750           5,330
      Latin America......................        359             262             57             466
      Asia...............................        153             195             59             374
      Africa, Australia, Oceania.........         76              86             30             334
                                               -----           -----          -----          ------
    Foreign..............................      3.485           3,689          1,045           7,057
                                               -----           -----          -----          ------
    TOTAL GROUP..........................      7,510           8,144          2,230          12,128
                                               =====           =====          =====          ======

     Sales are reported according to their nature into business activity:
Industrial Products (Advanced Materials, Chemicals & Catalysts) and Metals Management.

     Advanced Materials consists of the following divisions: Electronic Materials, Technical Materials, Performance Colors and Pigments, Glass Systems, Jewelry and Electroplating, and Cerdec Ceramics. These divisions concentrate primarily on the production of functional materials, multi-layer systems, and surfaces for different markets.

     Chemicals and Catalysts constitutes the chemical sector of the dmc(2) Group. Its three closely related divisions -- Automotive Catalysts, Precious Metals Chemistry, and Fuel Cells -- deal primarily with the catalytic effects of precious metals and their recycling.

     Metals Management includes revenue from precious metals trading.

(8)  FUNCTIONAL COSTS

     Costs of sales consist of manufacturing costs and the cost of purchased goods sold including costs associated with precious metal trading. Costs of sales also includes cost of materials, external services and payroll costs, depreciation relating to manufacturing operations, machinery repairs, taxes and write-downs on inventories.

     Selling expenses include the costs of maintaining sales and distribution departments and advertising expense. Research and development expenses include the cost of maintaining the research departments and product and process development costs. General administrative expenses relate to management and administrative functions which are not included in manufacturing, selling and distribution, or research and development departments.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

(9)  OTHER OPERATING INCOME

     Other operating income includes insurance reimbursements, release of accrued liabilities, exchange gains, and income related to other accounting periods. Income relating to other accounting periods amounts to DM 10,731 for the year ended December 31, 2000 (September 30, 1998: DM 20,781; September 30, 1999: DM 5,772; December 31, 1999: DM 4,248) and includes primarily income from the disposal of non-current assets, the reversal of write-downs of accounts receivable, and reimbursements for costs incurred in prior years.

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    Other operating income...............     75,644          86,452          29,610        115,276
                                              ======          ======          ======        =======

(10)  OTHER OPERATING EXPENSES

     Other operating expenses include expenses arising from allowances and write-downs of accounts receivable, additions to accrued liabilities, and expenses relating to other accounting periods. Expenses relating to other accounting periods amount to DM 5,913 for the year ended December 31, 2000 (September 30, 1998: DM 25,756; September 30, 1999: DM 752; December 31, 1999:
DM 10,496).

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    Other operating expenses.............     (67,713)        (94,968)       (38,937)       (80,082)
                                              =======         =======        =======        =======

(11)  INCOME (LOSS) FROM INVESTMENTS, NET

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    Income from investments..............      3,513           1,323             --             531
      (of which from affiliated
         companies)......................     (2,764)           (611)            --            (354)
    Equity income (loss)
      from associated companies..........     (4,628)         10,289          2,495          17,018
                                              ------          ------          -----          ------
    TOTAL................................     (1,115)         11,612          2,495          17,549
                                              ======          ======          =====          ======

(12)  INTEREST EXPENSE, NET

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    Interest and similar income..........      40,216          15,604          7,251         43,771
      (of which from affiliated
         companies)......................      (7,266)         (1,204)          (311)        (5,012)
      (of which relate to precious metal
         leases).........................     (16,037)         (7,801)        (4,997)       (31,716)
    Interest and similar expenses........     (55,925)        (43,144)       (13,828)       (97,646)
      (of which from affiliated
         companies)......................      (8,282)        (18,839)        (5,279)       (29,160)
      (of which relate to precious metal
         leases).........................     (28,751)        (14,585)        (5,777)       (24,209)
                                              -------         -------        -------        -------
    INTEREST EXPENSE, NET................     (15,709)        (27,540)        (6,577)       (53,875)
                                              =======         =======        =======        =======

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

     The metals management segment is responsible for managing the metal position of dmc(2) Group utilizing forward contracts and metal lease contracts with suppliers, banks, customers and other third parties. Metals management also finances the production needs of dmc(2) Group entities through the use of metal leases.

(13)  EXTRAORDINARY INCOME (EXPENSES)

     The extraordinary income in fiscal year 1998 primarily relates to the sale of a 10% interest in Norddeutsche Affinerie AG, Hamburg. The extraordinary expenses shown in the year ended December 31, 2000 reflect primarily the impact of LIFO valuation of precious metals inventories, the costs of forming the dmc(2) Group, unscheduled depreciation and expenses related to the transfer of the Cerdec Ceramics operations. The extraordinary expenses shown in prior periods resulted primarily from restructuring measures which took place at different locations in the dmc(2) Group.

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    Extraordinary income.................     123,199              --            944          9,237
    Extraordinary expense................      (3,483)        (15,728)       (68,051)       (46,057)
                                              -------         -------        -------        -------
    EXTRAORDINARY INCOME (EXPENSES)......     119,716         (15,728)       (67,107)       (36,820)
                                              =======         =======        =======        =======

(14)  MINORITY INTERESTS

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    MINORITY INTERESTS...................       --              --             --           (28,309)
                                                 ==              ==             ==          =======

     Minority interests primarily relate to dmc(2) L.P., Coimpa Sociedade Industrial de Metais Preciosos da Amazonia Ltda., Allgemeine Gold- und Silberscheideanstalt AG, Degussa Galvanotechnik GmbH, Degussa Catalyst (Pty.) Ltd., and Schoene Edelmetaal B.V.

(15)  ADDITIONAL OPERATING INFORMATION

  COST OF MATERIALS

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    Cost of raw materials, supplies and
      merchandise purchased..............    6,484,049       7,023,576      1,863,538      10,640,983
    Cost of external services............       44,768          43,675         12,460          59,646
                                             ---------       ---------      ---------      ----------
    TOTAL................................    6,528,817       7,067,251      1,875,998      10,700,629
                                             =========       =========      =========      ==========

     Costs of raw materials, supplies and merchandise purchased includes precious metal trading activity.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

  PAYROLL COSTS

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    PERSONNEL EXPENSES
    Wages and salaries...................     343,799         366,987         92,682        453,924
    Social security contributions and
      expenses for pensions and similar
      obligations........................     110,838         109,539         31,260        126,050
      (of which from pensions)...........     (35,899)        (35,874)       (10,425)       (41,013)
                                              -------         -------        -------        -------
    TOTAL................................     454,637         476,526        123,942        579,974
                                              =======         =======        =======        =======

  UNSCHEDULED DEPRECIATION OF INTANGIBLE ASSETS AND PROPERTY PLANT AND EQUIPMENT

     Unscheduled depreciation of intangible assets and property plant and equipment totaled DM 23,547 for the three months ended December 31, 1999.

  AVERAGE NUMBER OF EMPLOYEES DURING THE FINANCIAL PERIODS

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    Germany..............................      2,221           2,203          2,165          2,342
    Abroad...............................      2,735           2,869          2,867          3,102
                                               -----           -----          -----          -----
    TOTAL................................      4,956           5,072          5,032          5,444
                                               =====           =====          =====          =====

  AVERAGE NUMBER OF EMPLOYEES BY PRODUCT LINE DURING THE FINANCIAL PERIODS

                                                                           THREE MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED        YEAR ENDED
                                           SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                               1998            1999            1999           2000
                                           -------------   -------------   ------------   ------------
    Advanced Materials...................      3,608           3,690          3,663          4,087
    Chemicals and Catalysts..............      1,318           1,352          1,340          1,304
    Metals Management....................         30              30             29             53
                                               -----           -----          -----          -----
    TOTAL................................      4,956           5,072          5,032          5,444
                                               =====           =====          =====          =====

(16)  INTANGIBLE ASSETS

  BOOK VALUE, NET

                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                             1999            1999           2000
                                                         -------------   ------------   ------------
    Franchises, licenses and industrial property rights
      and similar rights and assets....................      2,603           3,553          3,644
    Goodwill...........................................     14,061           7,472          7,979
    Advance payments...................................         18             378             --
                                                            ------          ------         ------
    TOTAL..............................................     16,682          11,403         11,623
                                                            ======          ======         ======

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

  DEVELOPMENT

                                                                        THREE MONTHS
                                                         YEAR ENDED        ENDED        YEAR ENDED
                                                        SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                            1999            1999           2000
                                                        -------------   ------------   ------------
    COSTS OF ACQUISITION OR PRODUCTION
    Opening balance...................................     29,845          32,774         37,284
    Exchange differences..............................       (828)            859           (277)
    Changes in scope of combination...................      1,769              --             --
    Additions.........................................      8,150           5,099          5,215
    Disposals.........................................     (6,469)         (1,448)       (16,414)
    Reclassifications.................................        307              --            477
                                                           ------          ------        -------
    Closing balance...................................     32,774          37,284         26,285

    ACCUMULATED DEPRECIATION
    Opening balance...................................     18,863          16,092         25,881
    Exchange differences..............................     (1,078)            333           (210)
    Additions.........................................      2,681           9,820          3,840
    Disposals.........................................     (4,374)           (364)       (14,723)
    Reclassifications.................................         --              --           (126)
                                                           ------          ------        -------
    Closing balance...................................     16,092          25,881         14,662
                                                           ------          ------        -------
    BOOK VALUE, NET...................................     16,682          11,403         11,623
                                                           ======          ======        =======

     Depreciation of DM 9,820 for the three months ended December 31, 1999 includes DM 9,176 of unscheduled depreciation of goodwill relating to Colorificio Pardo S.p.A. reducing the related goodwill to zero.

(17)  PROPERTY, PLANT AND EQUIPMENT

  BOOK VALUE, NET

                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                             1999            1999           2000
                                                         -------------   ------------   ------------
    Land, land rights, buildings, including buildings
      on leased land...................................     200,501        205,284        215,449
    Technical equipment and machinery..................     218,181        220,922        242,805
    Other plant, factory and office equipment..........      49,859         48,250         53,137
    Advance payments and construction work in
      progress.........................................      55,795         73,206         85,788
                                                            -------        -------        -------
    TOTAL..............................................     524,336        547,662        597,179
                                                            =======        =======        =======

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

  DEVELOPMENT

                                                                        THREE MONTHS
                                                         YEAR ENDED        ENDED        YEAR ENDED
                                                        SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                            1999            1999           2000
                                                        -------------   ------------   ------------
    COSTS OF ACQUISITION OR PRODUCTION
    Opening balance...................................    1,265,516      1,333,001      1,391,146
    Exchange differences..............................      (28,463)        38,508         (6,990)
    Changes in scope of combination...................       17,231             --          5,881
    Additions.........................................      108,036         52,547        158,720
    Disposals.........................................      (29,012)       (32,910)       (54,579)
    Reclassifications.................................         (307)            --           (477)
                                                          ---------      ---------      ---------
    Closing balance...................................    1,333,001      1,391,146      1,493,701

    ACCUMULATED DEPRECIATION
    Opening balance...................................      756,183        808,665        843,484
    Exchange differences..............................      (20,098)        20,357         (4,012)
    Additions.........................................       88,688         38,288         97,361
    Disposals.........................................      (16,108)       (23,826)       (40,437)
    Reclassifications.................................           --             --            126
                                                          ---------      ---------      ---------
    Closing balance...................................      808,665        843,484        896,522
                                                          ---------      ---------      ---------
    BOOK VALUE, NET...................................      524,336        547,662        597,179
                                                          =========      =========      =========

(18)  INVESTMENTS

  BOOK VALUE, NET

                                                        SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                            1999            1999           2000
                                                        -------------   ------------   ------------
    Shares in affiliated companies....................        5,211          9,555         10,173
    Loans to affiliated companies.....................           --          1,010          2,020
    Shares in associated companies....................       67,240         78,431         59,995
    Other investments.................................        9,476         10,773         53,985
    Long-term securities held as investments..........        2,514          1,091          1,198
    Other loans.......................................        4,282          1,837          1,349
                                                          ---------      ---------      ---------
    TOTAL.............................................       88,723        102,697        128,720
                                                          =========      =========      =========

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

  DEVELOPMENT

                                                                        THREE MONTHS
                                                         YEAR ENDED        ENDED        YEAR ENDED
                                                        SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                            1999            1999           2000
                                                        -------------   ------------   ------------
    COSTS OF ACQUISITION OR PRODUCTION
    Opening balance...................................      89,574        109,522        123,714
    Exchange differences..............................       1,099          1,332          2,044
    Additions.........................................      19,178         18,114         28,437
    Disposals.........................................        (329)        (5,254)        (3,786)
    Closing balance...................................     109,522        123,714        150,409
    ACCUMULATED DEPRECIATION
    Opening balance...................................      21,509         20,799         21,017
    Exchange differences..............................        (710)           258            (11)
    Additions.........................................          --            (40)           683
                                                           -------        -------        -------
    Closing balance...................................      20,799         21,017         21,689
                                                           -------        -------        -------
    BOOK VALUE........................................      88,723        102,697        128,720
                                                           =======        =======        =======

(19)  NON-CURRENT ASSETS

     The sum of shareholder's equity, long-term accrued liabilities, and long-term liabilities exceeded non-current assets in all reporting periods. Liabilities are defined as long-term if not maturing within one year.

(20)  INVENTORIES, NET

                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                             1999            1999           2000
                                                         -------------   ------------   ------------
    Inventories are as follows:

    Raw material and supplies..........................     151,131        174,790        292,510
    Work in progress...................................     123,106        129,888        168,909
    Finished products and merchandise..................     293,788        372,756        395,224
    Advance payments...................................       7,417          3,163         10,208
                                                            -------        -------        -------
    TOTAL..............................................     575,442        680,597        866,851
                                                            =======        =======        =======

     Inventory provisions have been established for obsolete and slow moving inventories.

     Borrowed precious metals and the obligation to return similar metal are excluded from the balance sheet. In connection with dmc(2) Group's precious metal activities, dmc(2) Group pays and receives interest with respect to precious metal leases.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

(21)  ACCOUNTS RECEIVABLE AND OTHER ASSETS

                                                                DUE WITHIN   DUE AFTER
    SEPTEMBER 30, 1999                                            1 YEAR      1 YEAR      TOTAL
    ------------------                                          ----------   ---------   -------
    Trade accounts receivable.................................   425,999          80     426,079
    Accounts receivable from affiliated companies.............    58,084          --      58,084
    Accounts receivable from companies in which investments
      are held and other assets...............................   (47,939)      6,766     (54,705)
                                                                 -------      ------     -------
    TOTAL.....................................................   532,022       6,846     538,868
                                                                 =======      ======     =======

                                                                DUE WITHIN   DUE AFTER
    DECEMBER 31, 1999                                             1 YEAR      1 YEAR      TOTAL
    -----------------                                           ----------   ---------   -------
    Trade accounts receivable.................................   443,974          79     444,053
    Accounts receivable from affiliated companies.............    23,163         320      23,483
    Accounts receivable from companies in which investments
      are held................................................     6,240          --       6,240
    Other assets..............................................    39,692       8,774      48,466
                                                                 -------      ------     -------
    TOTAL.....................................................   513,069       9,173     522,242
                                                                 =======      ======     =======

                                                                DUE WITHIN   DUE AFTER
    DECEMBER 31, 2000                                             1 YEAR      1 YEAR      TOTAL
    -----------------                                           ----------   ---------   -------
    Trade accounts receivable.................................   734,326          37     734,363
    Accounts receivable from affiliated companies.............    56,678          --      56,678
    Accounts receivable from companies in which investments
      are held................................................    11,233          --      11,233
    Other assets..............................................    69,386      10,250      79,636
                                                                 -------      ------     -------
    TOTAL.....................................................   871,623      10,287     881,910
                                                                 =======      ======     =======

     Accounts receivable from affiliated companies relate primarily to trade receivables. Other assets include loans, advance payments, receivables from suppliers, and tax refund claims.

(22)  CASH AND CASH EQUIVALENTS

     This item is comprised of checks, cash on hand, and bank balances.

(23)  DEFERRED CHARGES

                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                             1999            1999           2000
                                                         -------------   ------------   ------------
    Deferred taxes.....................................     44,485          51,679         30,341
    Other deferred charges.............................     21,926          10,119          2,654
                                                            ------          ------         ------
    TOTAL..............................................     66,411          61,798         32,995
                                                            ======          ======         ======

     Deferred taxes include charges relating to temporary differences in net income arising from combination entries and interperiod tax allocation in the financial statements of individual companies. The other deferred charges also include prepaid expenses.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

(24)  SHAREHOLDER'S EQUITY

  ORDINARY SHARE CAPITAL

     At December 31, 2000 dmc(2) AG had outstanding 1,000,000 shares of bearer stock with a nominal value of DM 50.00 each. At December 31, 2000, Degussa AG owns all of the outstanding shares of dmc(2) AG.

  CAPITAL TRANSACTIONS

     Prior to Formation, the difference between all allocable assets and liabilities for the carved-out businesses is treated as investments by and advances from Degussa in the combined statements of shareholder's equity.

     Cerdec AG, the predecessor to dmc(2) AG, had 640,000 ordinary shares outstanding with a total nominal value of DM 32,000. At the Formation, dmc(2) AG issued 360,000 additional ordinary shares with a nominal value of DM 18,000 to Degussa AG in exchange for the transfer of the precious metals and automotive catalysts divisions. Capital reserves were increased DM 149,000 representing the excess of the historical book value of the transferred assets and liabilities over the nominal value of the issued ordinary shares.

(25)  RESERVES

                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                             1999            1999           2000
                                                         -------------   ------------   ------------
    THE RESERVE ACCOUNTS ARE AS FOLLOWS:
    Capital reserve....................................          --             --        358,804
    Revenue reserves...................................          --             --        125,081
                                                            -------        -------        -------
    TOTAL..............................................          --             --        483,885
                                                            =======        =======        =======

     The dmc(2) Group reserve accounts comprise revenue reserves of the dmc(2) Group companies and the capital reserve of dmc(2) AG. The reserves furthermore include net assets that Degussa has contributed to the shareholder's equity of subsidiaries, the profits available for distribution of the subsidiaries of the dmc(2) Group, differences from currency translation, and combination adjustments.

(26)  MINORITY INTERESTS

     Third parties and affiliates hold equity interests in the following, and other, consolidated subsidiaries: dmc(2) L.P., Coimpa Sociedade Industrial de Metais Preciosos da Amazonia Ltda., Allgemeine Gold- und Silberscheideanstalt AG, Degussa Galvanotechnik GmbH, Degussa Catalyst (Pty.) Ltd., and Schoene Edelmetaal B.V.

(27)  ACCRUED LIABILITIES

                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                             1999            1999           2000
                                                         -------------   ------------   ------------
    Provisions for pensions and similar obligations....      78,125         68,758        126,119
    Accrued taxes......................................      27,413         15,556         30,131
      (thereof deferred taxes).........................      (9,265)        (1,612)            --
    Other accrued liabilities..........................     192,838        236,793        217,836
                                                            -------        -------        -------
    TOTAL..............................................     298,376        321,107        374,086
                                                            =======        =======        =======

     Provision for pensions prior to 2000 includes pensions directly attributable to Cerdec AG and its subsidiaries. In addition, Degussa maintained pension plans for which the provision could not be allocated to

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

the carve-out businesses. The provisions for pensions also include the severance payment commitments of certain foreign subsidiaries.

     Corresponding with the Formation of dmc(2) Group as a separate legal entity during 2000, certain pension plans were amended to increase employee benefits as well as expand the number of plan participants.

     Accrued taxes include the estimated liabilities for current year taxes which have not yet been assessed. It also includes deferred taxes for timing differences resulting as a consequence of combination and otherwise existing for combined entities.

     Other accrued liabilities include provisions for bonuses, guarantee obligations, obligations under early retirement arrangements, restructuring accruals, and future repairs. For employees already covered by semi-retirement employment arrangements or who have already signed contracts, accruals were established in the full amount for supplementary and settlement payments and pro rata for wages and salaries in the permanent leave of absence phase. The obligations were calculated under actuarial principles and discounted at 5.5%.

     Furthermore, based on the collective bargaining agreement entered into in 2000, liabilities were also established in 2000 up to a 5% workforce maximum limit for potential semi-retirement of employees qualifying as of December 31, 2000. No accruals have been set up for employees that may qualify after December 31, 2000 until December 31, 2009 (expiring date of collective bargaining agreement). As of December 31, 2000 this accrual included future supplementary and settlement obligations and was likewise calculated under actuarial principles and discounted at 5.5%.

(28)  LIABILITIES

                                                                  DUE AFTER 1
                                                     DUE WITHIN   AND WITHIN    DUE AFTER
    AS OF SEPTEMBER 30, 1999                           1 YEAR       5 YEARS      5 YEARS     TOTAL
    ------------------------                         ----------   -----------   ---------   -------
    Liabilities to banks...........................   135,971       47,425          623     184,019
    Trade accounts payable.........................    88,333       15,267           --     103,600
    Liabilities to affiliated companies............   121,821           --           --     121,821
    Liabilities to companies in which investments
      are held.....................................     7,967           --           --       7,967
    Other liabilities..............................    59,960        1,780        3,628      65,368
      (of which relating to taxation)..............    (9,317)          --           --      (9,317)
      (of which relating to social security).......   (22,183)          --           --     (22,183)
                                                      -------       ------        -----     -------
    TOTAL..........................................   414,052       64,472        4,251     482,775
                                                      =======       ======        =====     =======

                                                                  DUE AFTER 1
                                                     DUE WITHIN   AND WITHIN    DUE AFTER
    AS OF DECEMBER 31, 1999                            1 YEAR       5 YEARS      5 YEARS     TOTAL
    -----------------------                          ----------   -----------   ---------   -------
    Liabilities to banks...........................   154,150       29,141        1,373     184,664
    Advance payments received on orders............        49           --           --          49
    Trade accounts payable.........................    92,291       14,182           --     106,473
    Liabilities to affiliated companies............   146,785           --           --     146,785
    Liabilities to companies in which investments
      are held.....................................     3,807           --           --       3,807
    Other liabilities..............................    58,586        2,588        2,393      63,567
      (of which relating to taxation)..............   (10,836)          --           --     (10,836)
      (of which relating to social security).......   (25,047)          --           --     (25,047)
                                                      -------       ------        -----     -------
    TOTAL..........................................   455,668       45,911        3,766     505,345
                                                      =======       ======        =====     =======

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                                DUE AFTER 1
                                                   DUE WITHIN   AND WITHIN    DUE AFTER
    AS OF DECEMBER 31, 2000                          1 YEAR       5 YEARS      5 YEARS      TOTAL
    -----------------------                        ----------   -----------   ---------   ---------
    Liabilities to banks.........................    872,908      62,784        3,034       938,726
    Advance payments received on orders..........      2,102          --           --         2,102
    Trade accounts payable.......................    252,442          --           --       252,442
    Liabilities to affiliated companies..........    277,497          --           --       277,497
    Liabilities to companies in which investments
      are held...................................      2,263          84           --         2,347
    Liabilities from the acceptance of notes and
      notes issued...............................      3,769       1,117           --         4,886
    Other liabilities............................     57,040       2,221        1,007        60,268
      (of which relating to taxation)............     (8,721)         --           --        (8,721)
      (of which relating to social security).....    (11,823)         --           --       (11,823)
                                                   ---------      ------        -----     ---------
    TOTAL........................................  1,468,021      66,206        4,041     1,538,268
                                                   =========      ======        =====     =========

     Prior to 2000 the liabilities to affiliated companies relate primarily to trade payables. As of December 31, 2000, liabilities to affiliated companies also include an interest bearing loan of DM 249,833 to Degussa AG. Other liabilities include mainly social security contributions, commissions, and accrued salaries and bonuses. No security in the form of mortgages or other security interests was given for the liabilities.

(29)  CONTINGENT LIABILITIES

                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                             1999            1999           2000
                                                         -------------   ------------   ------------
    Notes receivable discounted........................      6,417          3,511           2,894
    Guarantee commitments..............................      5,096          5,716          11,983
                                                            ------          -----          ------
    TOTAL..............................................     11,513          9,227          14,877
                                                            ======          =====          ======

     The liability on discounted notes receivable relates to Allgemeine Gold-und Silberscheideanstalt AG.

(30)  OTHER FINANCIAL COMMITMENTS

                                                         SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                             1999            1999           2000
                                                         -------------   ------------   ------------
    Commitments under rent and leasing agreements due
      for payment in the next financial year...........      5,789           4,875          4,465
      due for payment in 2 to 5 financial years........     12,774          10,971         17,712
    Non-security repurchase agreement due in next
      financial year...................................     10,216              --             --
                                                            ------          ------        -------
    TOTAL..............................................     28,779          15,846         22,177
                                                            ======          ======        =======

     The commitments arising from leasing agreements mainly relate to Degussa and its affiliated companies.

(31)  DERIVATIVE FINANCIAL INSTRUMENTS

     The dmc(2) Group utilizes derivative financial instruments in the form of futures contracts in order to economically hedge the operating business against risks arising from changes in precious metals prices. The precious metals futures contracts primarily are for gold and silver, but also include platinum and palladium.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

The dmc(2) Group also makes use of these instruments on a limited scale to optimize the precious metals trading result. The following table summarizes the precious metals futures contracts:

                                     NOMINAL CONTRACT VOLUME                            MARKET VALUE
                           -------------------------------------------   -------------------------------------------
                           SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                               1999            1999           2000           1999            1999           2000
                           -------------   ------------   ------------   -------------   ------------   ------------
    Remaining term up to
      1 year.............     505,386        568,951       1,098,977        (16,038)       (17,407)       (11,000)
    Remaining term 1 - 5
      years..............       7,628          4,890          11,067           (978)          (391)           820
                              -------        -------       ---------        -------        -------        -------
    PRECIOUS METALS
      FUTURES............     513,014        573,841       1,110,044        (17,016)       (17,798)       (10,180)
                              =======        =======       =========        =======        =======        =======

     To economically hedge against fluctuations in currency exchange rates and interest rates, the dmc(2) Group also employs, on a limited basis, currency futures contracts, currency option contracts, and interest rate swaps. The nominal value of currency futures contracts at December 31, 2000 was DM 162,683 with a market value of DM 1,481. The nominal value of currency option contracts amounted to DM 4,204 as of December 31, 2000 with a market value of DM 239. Interest rate swaps as of December 31, 2000 had a nominal value of DM 19,146 and a market value of DM (799).

     Nominal value is the sum of all purchase and sale transactions relating to derivative financial instruments. Market value is calculated on the basis of market quotations or customary market prices or the value for derivative financial instruments derived therefrom. Market value shows how closing out the derivatives position (entry into offsetting transactions) would affect earnings (ignoring the underlying transactions).

(32) TOTAL COMPENSATION OF THE BOARD OF MANAGEMENT AND THE SUPERVISORY BOARD; LOANS GRANTED

     For the year ended December 31, 2000, the Board of Management's total compensation amounted to DM 3,722 for active board members and DM 1,010 for former board members. The pension accrual for former board members amounted to DM 2,566. An accrual of DM 396 was established for the compensation of the members of the Supervisory Board. No loans or advance payments were made.

(33)  RECONCILIATION TO U.S. GAAP

     dmc(2) Group's combined financial statements are presented in accordance with German GAAP, which differ in certain significant respects from U.S. GAAP.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

     The significant differences that affect net income and shareholder's equity of the dmc(2) Group are set forth below:

                                                                          THREE MONTHS
                                                           YEAR ENDED        ENDED        YEAR ENDED
                                                          SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                   NOTE       1999            1999           2000
                                                   ----   -------------   ------------   ------------
RECONCILIATION OF NET INCOME (LOSS) FROM GERMAN
  GAAP TO U.S. GAAP:
Net income (loss) as reported in the combined
  statements of operations under German GAAP: ...             12,037        (64,861)        85,691
  Provisions and loss contingencies..............   (a)      (14,256)        24,435        (21,945)
  Valuation of inventory.........................   (b)          664            (97)         1,695
  Deferred taxes.................................   (c)       28,368          3,093         93,483
  Foreign currency revaluation...................   (d)          626           (430)           873
  Pensions and post retirement benefits..........   (e)            0           (372)        (7,465)
  Allowance for doubtful accounts................   (f)        2,119            644         (2,482)
  Valuation of securities........................   (g)        3,291              0          3,072
  Valuation fixed assets.........................   (h)          686         (1,222)         2,229
  Financial instruments..........................   (i)       (4,218)           347          3,582
  Purchase accounting of dmc(2) Group............   (j)      (27,069)        (9,594)       (40,594)
  Purchase of minority interest in Cerdec AG.....   (k)       (1,952)          (835)        (3,347)
  Combination of majority-owned subsidiaries.....   (l)        6,900            290          8,364
  Minority interests.............................   (m)         (931)        (1,948)       (14,424)
  Equity method accounting.......................   (n)       (7,272)        (6,359)       (13,305)
  Goodwill.......................................   (o)       (5,610)         6,910         (5,538)
                                                   ---       -------        -------        -------
Net Income (Loss) in Accordance With U.S. GAAP...             (6,617)       (49,999)        89,889
                                                             =======        =======        =======

                                                          SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                   NOTE       1999            1999           2000
                                                   ----   -------------   ------------   ------------
RECONCILIATION OF SHAREHOLDER'S EQUITY FROM
  GERMAN GAAP TO U.S. GAAP:
Shareholder's equity as reported in the combined
  statements of shareholder's equity under German
  GAAP:..........................................           1,076,675      1,168,391        652,099
  Provisions and loss contingencies..............   (a)        39,929         68,025         35,157
  Valuation of inventory.........................   (b)           629          1,292          2,066
  Deferred taxes.................................   (c)      (195,176)      (221,000)       (89,446)
  Foreign currency revaluation...................   (d)            99            616          2,299
  Pensions and post retirement benefits..........   (e)            --            718          3,597
  Allowance for doubtful accounts................   (f)         6,962          7,916          3,118
  Valuation of securities........................   (g)        77,477         68,062         38,438
  Valuation of fixed assets......................   (h)         3,359          6,990          6,372
  Financial instruments..........................   (i)            --            347          5,046

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                          SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                   NOTE       1999            1999           2000
                                                   ----   -------------   ------------   ------------
  Purchase accounting of dmc(2) Group............   (j)       658,639        649,045        580,273
  Purchase of minority interest in Cerdec AG.....   (k)        48,231         47,396         44,049
  Combination of majority-owned subsidiaries.....   (l)        20,254         22,292         21,303
  Minority interests.............................   (m)       (23,330)       (27,705)       (26,242)
  Equity method accounting.......................   (n)        (9,451)       (15,716)         5,095
  Goodwill.......................................   (o)          (614)       (22,791)        10,370
                                                            ---------      ---------      ---------
Shareholder's Equity in Accordance with U.S.
  GAAP...........................................           1,703,683      1,753,878      1,293,594
                                                            =========      =========      =========

  (a)  PROVISIONS AND LOSS CONTINGENCIES

     In accordance with German GAAP, dmc(2) Group recognized provisions for expected costs to be incurred for certain restructurings and other anticipated future costs. Under U.S. GAAP, the recognition criteria for such provisions are more stringent and require a number of prescribed conditions be satisfied before a liability can be recorded.

  (b)  VALUATION OF INVENTORY

     Under German GAAP, dmc(2) Group capitalizes overhead costs in accordance with German tax law, which excludes certain indirect and other costs. Under U.S. GAAP, manufacturing overhead costs include all indirect material, labor and overhead costs.

     Under German GAAP, raw materials inventory is valued at the lower of average purchase cost or market price. For German GAAP purposes, market price is the lower of replacement cost and net realizable value. Differences may arise where sales prices are contracted at period end.

     In accordance with German GAAP, LIFO layers are created in each period for each metal. A lower of cost or market assessment is performed every period for each metal layer. For U.S. GAAP purposes, the lower of cost or market assessment is applied to an entire metal position. Under U.S. GAAP, the inventory was revalued as a result of the purchase accounting described in Note 33j).

  (c)  DEFERRED TAXES

     Under German GAAP, deferred tax assets and liabilities are generally recognized for temporary differences between book carrying values and tax bases of assets and liabilities, with the exception of deferred tax assets relating to net operating loss carry forwards which are recognized to the extent of offsetting deferred tax liabilities. Deferred tax assets are recognized to the extent they are expected to be realized.

     Under U.S. GAAP, deferred tax assets and liabilities for temporary differences using enacted tax rates in effect at period-end are recognized in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, net operating loss carryforwards that are available to reduce future taxes are recognized as deferred tax assets. Such amounts are reduced by a valuation allowance to the extent that it is more likely than not that the deferred tax assets will not be realized.

     The deferred tax adjustment included in the above reconciliation to U.S. GAAP also contains the income tax effects of the U.S. GAAP adjustments, where appropriate.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

  (d)  FOREIGN CURRENCY REVALUATION

     Under German GAAP, foreign currency denominated receivables (payables) are translated at the lower (higher) of the period-end spot rate or contracted rate, respectively.

     Under U.S. GAAP, assets and liabilities denominated in a foreign currency are recorded at current exchange rates at period-end with any resulting adjustment recognized in operating results.

  (e)  PENSIONS AND POST RETIREMENT BENEFITS

     For German GAAP, certain increases in pension and other similar obligations are recognized immediately in earnings. Under U.S. GAAP, changes in pension and similar obligations (including those resulting from plan amendments) as are not recognized as they occur but are recognized systematically and gradually over subsequent periods. Following the Formation of dmc(2) Group as a legal entity in 2000, certain pension plans were amended to increase benefits as well as expand the number of participants.

     As part of the Formation of the dmc(2) Group, Degussa assumed the liability for certain dmc(2) Group employees retired as of January 1, 2000. Under German GAAP the pension expense associated with these retired employees is not included in income for the year ended December 2000. For U.S. GAAP, pension costs associated with the retired employees has been reflected in the U.S. GAAP reconciliation.

  (f)  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     In addition to specific reserves, dmc(2) Group also maintains a general allowance as well as a country risk allowance for German GAAP purposes. For U.S. GAAP purposes, these allowances were reversed except for the amounts based upon dmc(2) Group's historical loss experience.

  (g)  VALUATION OF SECURITIES

     Under German GAAP, marketable debt and equity securities are generally carried at the lower of cost or market value. Under U.S. GAAP, marketable debt and equity securities other than investments accounted for by the equity method, are categorized as either trading, available-for-sale, or held to maturity. Securities classified as trading or available-for-sale are reported at fair value at the balance sheet date and held to maturity securities are reported at historical cost. Unrealized gains and losses on trading securities are recorded in net income while unrealized gains and losses on securities categorized as available-for-sale are recorded in shareholder's equity, net of income tax.

  (h)  VALUATION OF FIXED ASSETS

     Under German GAAP, capitalization of certain construction project costs is not required. Under U.S. GAAP, certain project costs are required to be capitalized. Further, capitalization of interest during the construction phase of the project is permitted but not required under German GAAP. Under U.S. GAAP, interest is capitalized during the construction phase of major construction projects. Capitalized interest and other costs are added to the cost of underlying assets and are depreciated over the useful life of the asset.

  (i)  FINANCIAL INSTRUMENTS

     Under German GAAP, the fair values of precious metal futures contracts are netted amongst their respective metal portfolios with any resultant unrealized loss recognized in earnings. Under U.S. GAAP, each metal future contract is marked to market with both positive or negative fair values recognized in earnings.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

     Under German GAAP, negative fair values of foreign currency forwards and interest rate swaps contracted with third parties are recognized in earnings. For U.S. GAAP, positive and negative fair values are recognized in earnings.

  (j)  PURCHASE ACCOUNTING OF dmc(2) GROUP

     E.ON AG (formerly Veba AG) acquired Degussa, including the related assets and liabilities of the dmc(2) Group, in two separate transactions. The initial 36,4% ownership interest was acquired in December 1997 with the remaining 63,6% interest acquired in February 1999. For German GAAP purposes, the recorded amounts of dmc(2) Group's assets acquired and liabilities assumed by E.ON AG remained at historical cost basis. For U.S. GAAP purposes, a new basis of accounting is established for dmc(2) Group's assets and liabilities based upon the fair values of the respective assets acquired and liabilities assumed by E.ON AG at each acquisition date as reflected below:

                                                            USEFUL
                                                             LIFE        STEP I          STEP II
                                                            (YEARS)   DECEMBER 1997   FEBRUARY 1999
                                                            -------   -------------   -------------
Inventory.................................................      --        53,700         149,605
Property, plant and equipment.............................    5-15        13,989          24,441
Land......................................................      --         4,897           8,557
Licenses..................................................      10         5,159           9,015
Patents and Trademarks....................................   13-20        24,672          43,108
Deferred Taxes............................................      --       (58,378)       (133,794)
Goodwill..................................................      15       130,652         228,282

     As a result of the new basis of accounting, shareholder's equity was increased and additional charges reflected in the reconciliation of net income for the effects of increases in cost of sales, depreciation expense of tangible and intangible assets, and related deferred income tax effects. The deferred tax effects are reflected in Note 33(c).

  (k)  PURCHASE OF MINORITY INTEREST IN CERDEC AG

     In March 1999, Degussa AG purchased the remaining minority interest of 30% in Cerdec AG from Ciba Geigy. In accordance with German GAAP, the excess of the acquisition cost of the minority interest acquired over the fair value of the net assets acquired is offset against shareholder's equity. Under U.S. GAAP, goodwill is capitalized and depreciated over its useful life. dmc(2) Group's policy is to depreciate goodwill over 15 years.

  (l)  COMBINATION OF MAJORITY-OWNED SUBSIDIARIES

     As explained in Note 3, under German GAAP dmc(2) Group does not combine a number of investments in domestic and foreign companies in its combined financial statements under German GAAP. For U.S. GAAP, the number of companies consolidated in the combined financial statements has been increased. The remaining companies not included in the scope of the consolidation for U.S. GAAP purposes are not material to the combined shareholder's equity, financial position and net operating results.

     Combination of dmc(2) L.P.

     As discussed in Note 2, dmc(2) L.P. is consolidated under German GAAP with Degussa's 99% interest in equity and earnings shown as minority interests. As these combined financial statements are prepared with respect to the sale of dmc(2) Group to OMG and OMG has purchased the remaining 99% interest of dmc(2) L.P.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

from Degussa as part of this agreement, dmc(2) L.P. has been fully consolidated with no minority interests for U.S. GAAP purposes.

  (m)  MINORITY INTERESTS

     Under German GAAP, minority interest is included as a separate component of shareholder's equity and is not adjusted in determining net income. Under U.S. GAAP, minority interest is not shown as equity and is adjusted in determining net income.

  (n)  EQUITY METHOD ACCOUNTING

     In accordance with German GAAP, investments in associated companies subject to significant influence (generally entities which are 20 - 50% owned) are not required to be accounted for under the equity method, if certain materiality tests are met, and can be recorded under the cost method (and, if applicable, the lower of cost or market value).

     Under U.S. GAAP, investments in associated companies are recorded using the equity method of accounting if the investor has significant influence over the operating or financial decisions of the investee. For both German GAAP and U.S. GAAP the balance of each investment is increased or decreased, as appropriate, to account for the investor's proportionate share of the investee earnings, less dividends received.

     Under German GAAP, based on materiality it is permissible to consolidate foreign associated companies on the basis of their local accounting principles, not restated for German GAAP. Foreign associated companies have been converted to U.S. GAAP for consolidation purposes in the U.S. GAAP reconciliation.

     For German GAAP, in cases where the associated company's financial year end differs from the investor's year end, the associated company's previous financial information is utilized for consolidation. For U.S. GAAP, financial information of associated companies for periods ended within 90 days of the year end of the associated investor's financial year end is used.

  (o)  GOODWILL

     In accordance with German GAAP, goodwill was either charged directly to shareholder's equity or capitalized and depreciated over 15 years. For U.S. GAAP purposes all goodwill is capitalized and depreciated over 15 years. The effect of goodwill adjustments arising from the E.ON AG acquisition of Degussa and the acquisition of the minority interest in Cerdec AG is included in notes 33(j) and 33(k), respectively.

    EXTRAORDINARY INCOME (EXPENSE)

     The items classified as extraordinary income (expense) under German GAAP would not be presented as extraordinary items for U.S. GAAP purposes.

(34)  SUBSEQUENT EVENTS

     As discussed in Note 1, dmc(2) Group has been sold to OM Group, Inc. on August 10, 2001. In addition, certain assets and liabilities which constitute the electronic materials, performance, pigments and colors, glass systems and Cerdec ceramic businesses of dmc(2) Group have been subsequently sold by OM Group, Inc. to Ferro Corporation on September 7, 2001. As a result of purchase accounting which will be applied to these transactions by OM Group, significant changes can be expected to the recorded assets and liabilities of dmc(2) Group.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

SHAREHOLDINGS OF THE dmc(2) GROUP

                                                                   AS OF SEPTEMBER 30, 1998
                                                          ------------------------------------------
                                                           EQUITY                     NET INCOME
                                                          HOLDINGS    EQUITY IN         (LOSS)
NAME AND LOCATION OF THE COMPANY                            IN %      MILL. DEM      IN MILL. DEM
--------------------------------                          --------   -----------   -----------------
Magmalor GmbH,
  Colditz/Germany.......................................   100.0         5.0             (0.8)
dmc(2) Holding Co.,
  Las Vegas/USA*........................................      --          --               --
  (formerly: Cerdec Holding Co., Las Vegas/USA)
dmc(2) France S.A.,
  Limoges/France........................................      --          --               --
  (formerly: Cerdec France S.A., Limoges/France)
Cerdec Iberica S.A., Castellon de la Plana/Spain........   100.0        12.8              0.3
Cerdec Italia S.p.A.,
  Fiorano/Italy.........................................   100.0        14.9             (3.9)
dmc(2) Ltda.,
  Americana/Brazil......................................      --          --               --
  (formerly: Cerdec Produtos Ceramicos Ltda.,
     Americana/Brazil)
dmc(2) S.A. de C.V.,
  Mexico City/Mexico....................................      --          --               --
  (formerly: Cerdec Mexico S.A. de C.V., Mexico
     City/Mexico)
Cerpart S.R.L.
  Milan/Italy...........................................   100.0        23.9               --
Colorificio Pardo S.p.A.,
  Corlo/Italy...........................................   100.0         8.9             (1.1)
dmc(2) (UK) Ltd.,
  Stoke-on-Trent/Great Britain..........................      --          --               --
  (formerly: Cerdec (UK) Ltd., Stoke-on-Trent/Great
     Britain)
dmc(2) Japan Ltd., Tokio/Japan..........................      --          --               --
  (formerly: Cerdec Japan Co. Ltd., Tokio/Japan)
Degussa Skandinavien Katalysator AB,
  Karlskoga/Sweden......................................   100.0         1.1             (2.5)
Italbras S.p.A
  Vicenza/Italy.........................................   100.0         2.2              0.5
Icomeq Industria e Comercio Ltda.,
  Guarulhos/Brazil......................................   100.0        11.2             (1.1)
dmc(2) Canada Corp.,
  Burlington/Canada.....................................      --          --               --
Prometron GmbH Produkte fuer Elektronik und
  Elektrotechnik
  Hanau/Germany.........................................    30.0         0.3              0.0
Newtechnos Argentina S.A. (NASA),
  Buenos Aires/Argentina................................   100.0         1.1              0.6
dmc(2) Degussa Metals Catalyst Cerdec
  Southern Africa Ltd., Midrand/South Africa............      --          --               --

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                                   AS OF SEPTEMBER 30, 1998
                                                          ------------------------------------------
                                                           EQUITY                     NET INCOME
                                                          HOLDINGS    EQUITY IN         (LOSS)
NAME AND LOCATION OF THE COMPANY                            IN %      MILL. DEM      IN MILL. DEM
--------------------------------                          --------   -----------   -----------------
Oesterreichische Gold- und Silberscheideanstalt
  GmbH, Vienna/Austria**................................      --          --               --
Schilling's Graphics Inc., Galion,
  Ohio/USA..............................................   100.0         1.3             (0.6)
dmc(2) Degussa Metals Catalysts Cerdec China Ltd.,
  Hong Kong/China.......................................      --          --               --
Degussa Catalyst (Thailand) Ltd.,
  Bangkok/Thailand......................................    99.4         0.4             (0.1)
Clarex S.A.,
  Guarulhos/Brazil......................................   100.0         0.6             (0.5)
Degussa-NA Edelmetall GmbH,
  Hanau/Germany.........................................   100.0         0.2             (1.0)
dmc(2) Istanbul Degussa Metal Katalizor
  Seramik Boyalari Ticaret Limited Sirketi
     Istanbul/Turkey....................................      --          --               --
  (formerly: Cerdec Istanbul Seramic Bogalari Ticaret,
     Istanbul/Turkey)
Schoene Edelmetaal B.V.,
  Amsterdam/Netherlands.................................    90.8        11.6              1.9
Degussa Galvanotechnik GmbH,
  Schwaebisch-Gmuend/Germany............................    90.8         5.0              2.6
Allgemeine Gold- und Silberscheideanstalt AG,
  Pforzheim/Germany.....................................    90.8        48.5              2.4
Allgemeine France S.A.R.L
  Brunstatt/France......................................    90.8         0.3               --
Coimpa Sociedade Industrial de Metais
  Preciosos da Amazonia Ltda., Guarulhos/Brazil.........    78.0        48.4              7.8
Zibo Cerdec Ceramic Colours Co. Ltd.,
  Zibo City, Shandong/China.............................    60.0        13.4              1.4
PT Cerdec Indonesia,
  Sidoarjo/Indonesia....................................    51.0        (3.8)            (6.3)
Degussa Catalyst Ltd.,
  Port Elisabeth/South Africa...........................    55.0        (0.7)            (0.6)
dmc Catalyst Port Elisabeth (Pty) Ltd.,
  Port Elizabeth/South Africa...........................      --          --               --
Thai Ceramic Colors Co. Ltd.,
  Bangkok/Thailand......................................    51.0         0.9              0.2
dmc(2) L.P., Washington/USA
  (consolidated pursuant to ss. 290 (2) HGB)............      --          --               --

---------------

* After consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas/ USA, and dmc(2) Corporation, Washington/USA (formerly: Cerdec Corporation, Washington/USA).

** Constitutes businesses which have been carved out of Degussa.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                                   AS OF SEPTEMBER 30, 1998
                                                          ------------------------------------------
                                                           EQUITY                     NET INCOME
                                                          HOLDINGS    EQUITY IN         (LOSS)
NAME AND LOCATION OF THE COMPANY                            IN %      MILL. DEM      IN MILL. DEM
--------------------------------                          --------   -----------   -----------------
Ordeg Co., Limited
  Seoul/South Korea.....................................    50.0         5.3              0.2
ICT-International Catalyst Technology Inc.,
  Calvert City/USA......................................    50.0        24.1              6.2
ICT Co. Ltd.,
  Osaka/Japan...........................................    50.0         7.0              3.1
Cerdec (Thailand) Co., Ltd.,
  Bangkok/Thailand......................................    49.0         5.3              1.4
dmc(2) Metals (Thailand)
  Bangkok/Thailand......................................    44.5         4.0             (0.1)
Smaltochimica S.R.L.,
  Spezzano di Fiorano M./Italy..........................    40.0         1.4              2.2
Gardenia-Quimica S.A.
  Castellon/Spain.......................................    36.0         7.0              0.0
Chilches Materials, S.A.
  Alcora/Spain..........................................    20.0          --               --
Nadir Allgemeine Soymetaller,
  Istanbul/Turkey.......................................    13.6          --               --
Norddeutsche Affinerie AG
  Hamburg/Germany.......................................    10.0       458.2             (9.0)

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

SHAREHOLDINGS OF THE dmc(2) GROUP

                                                                   AS OF SEPTEMBER 30, 1999
                                                              -----------------------------------
                                                               EQUITY                 NET INCOME
                                                              HOLDINGS   EQUITY IN      (LOSS)
NAME AND LOCATION OF THE COMPANY                                IN %     MILL. DEM   IN MILL. DEM
--------------------------------                              --------   ---------   ------------
Magmalor GmbH,
  Colditz/Germany...........................................   100.0        3.7          (1.3)
dmc(2) Holding Co., Las Vegas/USA*..........................      --         --            --
  (formerly: Cerdec Holding Co., Las Vegas/USA)
dmc(2) France S.A., Limoges/France..........................      --         --            --
  (formerly: Cerdec France S.A., Limoges/France)
Cerdec Iberica S.A., Castellon de la Plana/Spain............   100.0       14.4          (1.6)
Cerdec Italia S.p.A., Fiorano/Italy.........................   100.0       (7.1)         (8.1)
dmc(2) Ltda., Americana/Brazil..............................      --         --            --
  (formerly: Cerdec Produtos Ceramicos Ltda.,
     Americana/Brazil)
dmc(2) S.A. de C.V., Mexico City/Mexico.....................      --         --            --
  (formerly: Cerdec Mexico S.A. de C.V., Mexico City/Mexico)
Cerpart S.R.L
  Milan/Italy...............................................   100.0       24.0          (0.3)
Colorificio Pardo S.p.A., Corlo/Italy.......................   100.0        2.8          (6.0)
dmc(2) (UK) Ltd., Stoke-on-Trent/Great Britain..............      --         --            --
  (formerly: Cerdec (UK) Ltd., Stoke-on-Trent/Great Britain)
dmc(2) Japan Ltd., Tokio/Japan..............................      --         --            --
  (formerly: Cerdec Japan Co. Ltd., Tokio/Japan)
Degussa Skandinavien Katalysator AB, Karlskoga/Sweden.......   100.0        1.2           0.0
Italbras S.p.A
  Vicenza/Italy.............................................   100.0        2.7           0.9
Icomeq Industria e Comercio Ltda., Guarulhos/Brazil.........   100.0        8.0           0.2
dmc(2) Canada Corp., Burlington/Canada......................      --         --            --
Prometron GmbH Produkte fuer Elektronik und Elektrotechnik
  Hanau/ Germany............................................   100.0        0.3            --
Newtechnos Argentina S.A. (NASA), Buenos Aires/Argentina....   100.0        0.0          (0.1)
dmc(2) Degussa Metals Catalyst Cerdec Southern Africa Ltd.,
  Midrand/ South Africa.....................................      --         --            --

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                                   AS OF SEPTEMBER 30, 1999
                                                              -----------------------------------
                                                               EQUITY                 NET INCOME
                                                              HOLDINGS   EQUITY IN      (LOSS)
NAME AND LOCATION OF THE COMPANY                                IN %     MILL. DEM   IN MILL. DEM
--------------------------------                              --------   ---------   ------------
dmc(2) Electronic Materials B.V., Uden/Netherlands..........   100.0        8.9           2.3
Oesterreichische Gold- und Silberscheideanstalt GmbH,
  Vienna/ Austria**.........................................      --         --            --
Schilling's Graphics Inc., Galion, Ohio/USA.................   100.0        1.5           0.1
dmc(2) Degussa Metals Catalysts Cerdec China Ltd., Hong
  Kong/China................................................      --         --            --
Degussa Catalyst (Thailand) Ltd., Bangkok/Thailand..........    99.4        1.2            --
Clarex S.A., Guarulhos/Brazil...............................   100.0        0.3          (0.1)
Degussa-NA Edelmetall GmbH, Hanau/Germany...................   100.0        0.7           0.5
dmc(2) Istanbul Degussa Metal Katalizor Seramik Boyalari
  Ticaret Limited Sirketi Istanbul/Turkey...................      --         --            --
  (formerly: Cerdec Istanbul Seramic Bogalari Ticaret,
     Istanbul/Turkey)
Schoene Edelmetaal B.V., Amsterdam/Netherlands..............    90.8       11.0           1.1
Degussa Galvanotechnik GmbH, Schwaebisch-Gmuend/Germany.....    90.8        7.7           2.7
Allgemeine Gold- und Silberscheideanstalt AG,
  Pforzheim/Germany.........................................    90.8       67.0           7.7
Allgemeine France S.A.R.L
  Brunstatt/France..........................................    90.8        0.3            --
Coimpa Sociedade Industrial de Metais Preciosos da Amazonia
  Ltda., Guarulhos/Brazil...................................    78.0       18.3         (10.7)
Zibo Cerdec Ceramic Colours Co. Ltd., Zibo City,
  Shandong/China............................................    60.0       15.7           1.9
PT Cerdec Indonesia, Sidoarjo/Indonesia.....................    59.0        1.3           0.7
Degussa Catalyst Ltd., Port Elisabeth/South Africa..........    55.0        3.4          (1.5)
dmc(2) Catalyst Port Elisabeth (Pty) Ltd., Port
  Elizabeth/South Africa....................................      --         --            --
Thai Ceramic Colors Co. Ltd., Bangkok/Thailand..............    51.0        0.9           0.2
dmc(2) L.P., Washington/USA.................................      --         --            --
  (consolidated pursuant to ss. 290 (2) HGB)

---------------

* After consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas/ USA, and dmc(2) Corporation, Washington/USA (formerly: Cerdec Corporation, Washington/USA).

** Constitutes businesses which have been carved out of Degussa.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                                   AS OF SEPTEMBER 30, 1999
                                                              -----------------------------------
                                                               EQUITY                 NET INCOME
                                                              HOLDINGS   EQUITY IN      (LOSS)
NAME AND LOCATION OF THE COMPANY                                IN %     MILL. DEM   IN MILL. DEM
--------------------------------                              --------   ---------   ------------
Ordeg Co., Limited
  Seoul/South Korea.........................................    50.0        11.8          3.9
ICT-International Catalyst Technology Inc.,
  Calvert City/USA..........................................    50.0        25.8         (1.3)
ICT Co. Ltd.,
  Osaka/Japan...............................................    50.0        18.8          1.7
Cerdec (Thailand) Co., Ltd.,
  Bangkok/Thailand..........................................    49.0         6.4          1.3
dmc(2) Metals (Thailand)
  Bangkok/Thailand..........................................    44.5         3.3         (0.3)
Smaltochimica S.R.L.,
  Spezzano di Fiorano M./Italy..............................    40.0         2.4          2.5
Gardenia-Quimica S.A.
  Castellon/Spain...........................................    20.0         8.5          1.8
Chilches Materials, S.A.
  Alcora/Spain..............................................    20.0         9.4           --
Nadir Allgemeine Soymetaller,
  Istanbul/Turkey...........................................    13.6          --           --
Norddeutsche Affinerie AG
  Hamburg/Germany...........................................    10.0       470.2         60.0

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

SHAREHOLDINGS OF THE dmc(2) GROUP

                                                                    AS OF DECEMBER 31, 1999
                                                              -----------------------------------
                                                               EQUITY                 NET INCOME
                                                              HOLDINGS   EQUITY IN      (LOSS)
              NAME AND LOCATION OF THE COMPANY                  IN %     MILL. DEM   IN MILL. DEM
              --------------------------------                --------   ---------   ------------
Magmalor GmbH,
  Colditz/Germany...........................................   100.0         3.3         (3.8)
dmc(2) Holding Co.,
  Las Vegas/USA*............................................      --          --           --
  (formerly: Cerdec Holding Co., Las Vegas/USA)
dmc(2) France S.A.,
  Limoges/France............................................      --          --           --
  (formerly: Cerdec France S.A., Limoges/France)
Cerdec Iberica S.A.,
  Castellon de la Plana/Spain...............................   100.0        15.4         (2.5)
Cerdec Italia S.p.A.,
  Fiorano/Italy.............................................   100.0         3.9        (11.6)
dmc(2) Ltda.,
  Americana/Brazil..........................................      --          --           --
  (formerly: Cerdec Produtos Ceramicos Ltda.,
     Americana/Brazil)
dmc(2) S.A. de C.V.,
  Mexico City/Mexico........................................      --          --           --
  (formerly: Cerdec Mexico S.A. de C.V., Mexico City/Mexico)
Cerpart S.R.L.
  Milan/Italy...............................................   100.0        25.1        (18.9)
Colorificio Pardo S.p.A.,
  Corlo/Italy...............................................   100.0         3.4          0.9
dmc(2) (UK) Ltd.,
  Stoke-on-Trent/Great Britain..............................      --          --           --
  (formerly: Cerdec (UK) Ltd., Stoke-on-Trent/Great Britain)
dmc(2) Japan Ltd.,
  Tokio/Japan...............................................      --          --           --
  (formerly: Cerdec Japan Co. Ltd., Tokio/Japan)
Degussa Skandinavien Katalysator AB,
  Karlskoga/Sweden..........................................   100.0         1.3          0.2
Italbras S.p.A
  Vicenza/Italy.............................................   100.0         1.6          0.2
Icomeq Industria e Comercio Ltda.,
  Guarulhos/Brazil..........................................   100.0         9.2          0.4
dmc(2) Canada Corp.,
  Burlington/Canada.........................................      --          --           --
Prometron GmbH Produkte fuer Elektronik und Elektrotechnik
  Hanau/Germany.............................................   100.0         0.3           --
Newtechnos Argentina S.A. (NASA),
  Buenos Aires/Argentina....................................   100.0         0.0         (1.1)
dmc(2) Degussa Metals Catalyst Cerdec Southern Africa Ltd.,
  Midrand/South Africa......................................      --          --           --
dmc(2) Electronic Materials B.V.,
  Uden/Netherlands..........................................   100.0         9.2          0.2

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                                    AS OF DECEMBER 31, 1999
                                                              -----------------------------------
                                                               EQUITY                 NET INCOME
                                                              HOLDINGS   EQUITY IN      (LOSS)
              NAME AND LOCATION OF THE COMPANY                  IN %     MILL. DEM   IN MILL. DEM
              --------------------------------                --------   ---------   ------------
Oesterreichische Gold- und Silberscheideanstalt
  GmbH, Vienna/Austria **...................................      --          --           --
dmc(2) Degussa Metals Catalysts Cerdec China Ltd.,
  Hong Kong/China...........................................      --          --           --
Degussa Catalyst (Thailand) Ltd.,
  Bangkok/Thailand..........................................    99.4         0.7          0.0
Clarex S.A.,
  Guarulhos/Brazil..........................................   100.0         0.3         (0.1)
Degussa-NA Edelmetall GmbH,
  Hanau/Germany.............................................   100.0         0.7          0.5
dmc(2) Istanbul Degussa Metal Katalizor
  Seramik Boyalari Ticaret Limited Sirketi
  Istanbul/Turkey...........................................      --          --           --
  (formerly: Cerdec Istanbul Seramic Bogalari Ticaret,
  Istanbul/Turkey)
Schoene Edelmetaal B.V.,
  Amsterdam/Netherlands.....................................    90.8        11.4          0.4
Degussa Galvanotechnik GmbH,
  Schwaebisch-Gmuend/Germany................................    90.8         5.0          0.6
Allgemeine Gold- und Silberscheideanstalt AG,
  Pforzheim/Germany.........................................    90.8        79.3         12.3
Allgemeine France S.A.R.L
  Brunstatt/France..........................................    90.8         0.3           --
Coimpa Sociedade Industrial de Metais
  Preciosos da Amazonia Ltda.,
  Guarulhos/Brazil..........................................    78.0        29.2          7.3
Zibo Cerdec Ceramic Colours Co. Ltd.,
  Zibo City, Shandong/China.................................    60.0        16.8          0.5
PT Cerdec Indonesia,
  Sidoarjo/Indonesia........................................    59.0         1.9          0.2
Degussa Catalyst Ltd.,
  Port Elisabeth/South Africa...............................    55.0         3.9          0.4
dmc(2) Catalyst Port Elisabeth (Pty) Ltd.,
  Port Elizabeth/South Africa...............................      --          --           --
Thai Ceramic Colors Co. Ltd.,
  Bangkok/Thailand..........................................    51.0         1.1          0.1
dmc(2) L.P., Washington/USA
  (consolidated pursuant to ss. 290 (2) HGB)................      --          --           --

---------------

* After consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas/ USA, dmc(2) Corporation, Washington/USA (formerly:
   Cerdec Corporation, Washington/USA), and Schilling's Graphics, Inc., Galion, Ohio/USA.

** Constitutes businesses which have been carved out of Degussa.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

SHAREHOLDINGS OF THE dmc(2) GROUP

                                                                    AS OF DECEMBER 31, 1999
                                                              -----------------------------------
                                                               EQUITY                 NET INCOME
                                                              HOLDINGS   EQUITY IN      (LOSS)
NAME AND LOCATION OF THE COMPANY                                IN %     MILL. DEM   IN MILL. DEM
--------------------------------                              --------   ---------   ------------
Ordeg Co., Limited
  Seoul/South Korea.........................................    50.0        30.2          1.2
ICT-International Catalyst Technology Inc.,
  Calvert City/USA..........................................    50.0        27.2         (0.2)
ICT Co. Ltd.,
  Osaka/Japan...............................................    50.0        20.7          0.1
Cerdec (Thailand) Co., Ltd.,
  Bangkok/Thailand..........................................    49.0         7.7          0.6
dmc(2) Metals (Thailand)
  Bangkok/Thailand..........................................    44.5         3.8         (0.3)
Smaltochimica S.R.L.,
  Spezzano di Fiorano M./Italy..............................    40.0         2.7          0.3
Gardenia-Quimica S.A.
  Castellon/Spain...........................................    20.0         0.4          0.2
Chilches Materials, S.A.
  Alcora/Spain..............................................    20.0         0.9           --
Nadir Allgemeine Soymetaller,
  Istanbul/Turkey...........................................    13.6          --           --
Norddeutsche Affinerie AG
  Hamburg/Germany...........................................    10.0       457.0        (13.0)

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

SHAREHOLDINGS OF THE dmc(2) GROUP

                                                                    AS OF DECEMBER 31, 2000
                                                              -----------------------------------
                                                               EQUITY                 NET INCOME
                                                              HOLDINGS   EQUITY IN      (LOSS)
              NAME AND LOCATION OF THE COMPANY                  IN %     MILL. DEM   IN MILL. DEM
              --------------------------------                --------   ---------   ------------
Magmalor GmbH,
  Colditz/Germany...........................................   100.0         3.7          0.3
dmc(2) Holding Co.,
  Las Vegas/USA*............................................   100.0       179.0         (4.7)
  (formerly: Cerdec Holding Co., Las Vegas/USA)
dmc(2) France S.A.,
  Limoges/France............................................   100.0        21.9          1.1
  (formerly: Cerdec France S.A., Limoges/France)
Cerdec Iberica S.A.,
  Castellon de la Plana/Spain**.............................   100.0        15.5          2.2
Cerdec Italia S.p.A.,
  Fiorano/Italy.............................................   100.0         9.3          0.7
dmc(2) Ltda.,
  Americana/Brazil***.......................................   100.0        90.1         15.9
  (formerly: Cerdec Produtos Ceramicos Ltda.,
     Americana/Brazil)
dmc(2) S.A. de C.V.,
  Mexico City/Mexico****....................................   100.0        18.0          1.1
  (formerly: Cerdec Mexico S.A. de C.V., Mexico City/Mexico)
Cerpart S.R.L
  Milan/Italy...............................................   100.0        13.1         (0.4)
Colorificio Pardo S.p.A.,
  Corlo/Italy...............................................   100.0         4.8          1.3
dmc(2) (UK) Ltd.,
  Stoke-on-Trent/Great Britain..............................   100.0         1.8          0.8
  (formerly: Cerdec (UK) Ltd., Stoke-on-Trent/Great Britain)
dmc(2) Japan Ltd.,
  Tokio/Japan...............................................   100.0        18.8          2.5
  (formerly: Cerdec Japan Co. Ltd., Tokio/Japan)
Degussa Skandinavien Katalysator AB,
  Karlskoga/Sweden..........................................   100.0         1.9          0.7
Italbras S.p.A
  Vicenza/Italy.............................................   100.0         2.7          1.1
Icomeq Industria e Comercio Ltda.,
  Guarulhos/Brazil..........................................   100.0         9.2           --
dmc(2) Canada Corp.,
  Burlington/Canada.........................................   100.0        22.3          3.0
Prometron GmbH Produkte fuer Elektronik und Elektrotechnik
  Hanau/Germany*****........................................   100.0         0.3           --
Newtechnos Argentina S.A. (NASA),
  Buenos Aires/Argentina....................................   100.0         0.5         (1.1)
dmc(2) Degussa Metals Catalyst Cerdec
  Southern Africa Ltd., Midrand/South Africa................   100.0         0.7          0.8
dmc(2) Electronic Materials B.V.,
  Uden/Netherlands..........................................   100.0        12.2          3.1
dmc(2) Degussa Metals Catalysts Cerdec China Ltd.,
  Hong Kong/China...........................................   100.0         2.5          0.2

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                                    AS OF DECEMBER 31, 2000
                                                              -----------------------------------
                                                               EQUITY                 NET INCOME
                                                              HOLDINGS   EQUITY IN      (LOSS)
              NAME AND LOCATION OF THE COMPANY                  IN %     MILL. DEM   IN MILL. DEM
              --------------------------------                --------   ---------   ------------
Degussa Catalyst (Thailand) Ltd.,
  Bangkok/Thailand..........................................    99.4         0.5          0.3
Clarex S.A.,
  Guarulhos/Brazil..........................................   100.0         0.9         (0.2)
Cerdec Ceramics GmbH,
  Oberursel, Germany........................................   100.0         0.1           --
Braze Tec GmbH,
  Hanau/Germany.............................................   100.0         0.2           --
dmc(2) Italia S.p.A.,
  Fiorano/Italy.............................................   100.0         2.8         (0.4)
dmc(2) Pte Ltd.,
  Singapore.................................................   100.0         0.4           --
Degussa-NA Edelmetall GmbH,
  Hanau/Germany.............................................   100.0         1.4          0.7
dmc(2) Istanbul Degussa Metal Katalizor
Seramik Boyalari Ticaret Limited Sirketi
  Istanbul/Turkey...........................................    99.0         0.9          0.1
  (formerly: Cerdec Istanbul Seramic Bogalari Ticaret,
     Istanbul/Turkey)
Schoene Edelmetaal B.V.,
  Amsterdam/Netherlands.....................................    90.8        10.8          1.2
Degussa Galvanotechnik GmbH,
  Schwaebisch-Gmuend/Germany................................    90.8        12.7          4.4
Oesterreichische Gold- und Silberscheideanstalt GmbH,
  Vienna/Austria............................................    90.8         8.2          3.0
Allgemeine Gold- und Silberscheideanstalt AG,
  Pforzheim/Germany.........................................    90.8        88.4         14.1
Allgemeine France S.A.R.L
  Brunstatt/France******....................................    90.8         0.3           --
Coimpa Sociedade Industrial de Metais Preciosos da Amazonia
  Ltda.,
  Guarulhos/Brazil..........................................    78.0        23.6         16.5
Zibo Cerdec Ceramic Colours Co. Ltd.,
  Zibo City, Shandong/China.................................    60.0        21.2          5.0
PT Cerdec Indonesia,
  Sidoarjo/Indonesia........................................    59.0         2.7          1.5
Degussa Catalyst Ltd.,
  Port Elisabeth/South Africa...............................    55.0        21.1         19.5
dmc(2) Catalyst Port Elisabeth (Pty) Ltd.,
  Port Elizabeth/South Africa...............................    55.0         2.5          2.8
Thai Ceramic Colors Co. Ltd.,
  Bangkok/Thailand..........................................    51.0         0.7          0.3
dmc(2) L.P., Washington/USA
  (consolidated pursuant to ss. 290 (2) HGB)................     1.0       110.1         34.3
dmc(2) Electronic Components Inc.,
  Newark (Delaware)/USA.....................................   100.0         3.2         (5.2)

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

---------------
      * After consolidation of Cerdec Sales Corporation, Virgin Islands/USA, Cerdec Royalty Co., Las Vegas/USA, dmc(2) Corporation, Washington/USA (formerly: Cerdec Corporation, Washington/USA), Schilling's Graphics, Inc., Galion, Ohio/USA and Cerdec Ceramics Inc., Dallas/USA.

     ** After consolidation of dmc(2) Degussa Metals Catalysts Cerdec Iberica,
        S.A., Castellon, Spain.

   *** After consolidation of Cerdec Ceramics do Brasil Ltda., Americana/Brazil.

  **** After consolidation of Cerdec Ceramics Mexico S.A. de C.V., Puebla,
       Mexico, and Demeca S.A. de C.V. San Juan Xalpa, Mexico.

 ***** Figure as of December 31, 1999.

****** Net result before taxes.

                                  GERMAN GAAP

                   (IN DEM THOUSANDS, UNLESS OTHERWISE NOTED)

                                                                   AS AT DECEMBER 31, 2000
                                                              ----------------------------------
                                                               EQUITY                NET INCOME
                                                              HOLDINGS   EQUITY IN     (LOSS)
              NAME AND LOCATION OF THE COMPANY                  IN %     MILL. DM    IN MILL. DM
              --------------------------------                --------   ---------   -----------
Ordeg Co., Limited
  Seoul/South Korea*........................................    50.0        28.9          5.1
ICT-International Catalyst Technology Inc.,
  Calvert City/USA..........................................    50.0        23.9         (5.4)
ICT Co. Ltd.,
  Osaka/Japan**.............................................    50.0        18.6         (0.2)
Cerdec (Thailand) Co., Ltd.,
  Bangkok/Thailand..........................................    49.0         9.6          2.6
dmc(2) Metals (Thailand)
  Bangkok/Thailand***.......................................    44.5         4.3          0.4
Smaltochimica S.R.L.,
  Spezzano di Fiorano M./Italy..............................    40.0         9.0          2.9
Gardenia-Quimica S.A.
  Castellon/Spain...........................................    36.0         5.7          1.7
Chilches Materials, S.A.
  Alcora/Spain..............................................    20.0         9.4         (0.1)
Nadir Allgemeine Soymetaller,
  Istanbul/Turkey****.......................................    13.6          --           --
Norddeutsche Affinerie AG
  Hamburg/Germany*****......................................    10.0       489.5         79.7

---------------

      * Figure as of December 31, 1999.

     ** Financial year from April 1, 1999 to March 31, 2000.

   *** Net result before taxes.

  **** No other information available.

 ***** Financial year from October 1, 1999 to September 30, 2000.

BOARD MANAGEMENT

Richard Adante
                                  dmc(2) GROUP

              INTERIM CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                  GERMAN GAAP

                               (IN DEM THOUSANDS)

                                  (UNAUDITED)

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                 2000         2001
                                                              ----------   ----------
SALES.......................................................   5,993,876    6,784,068
Cost of sales...............................................  (5,607,059)  (6,449,300)
                                                              ----------   ----------
GROSS PROFIT................................................     386,817      334,768
Selling expenses............................................    (137,336)    (146,705)
General administrative expenses.............................     (85,659)    (118,405)
Research and development expenses...........................     (47,242)     (60,226)
Other operating income......................................      46,009      102,102
Other operating expenses....................................     (60,258)     (48,307)
                                                              ----------   ----------
NET OPERATING INCOME........................................     102,331       63,227
Income from investments, net................................      10,152        9,444
Write-down of investments...................................          --         (252)
Interest expense, net.......................................     (26,128)     (35,322)
                                                              ----------   ----------
INCOME FROM ORDINARY ACTIVITIES BEFORE EXTRAORDINARY ITEMS
  AND INCOME TAXES..........................................      86,355       37,097
Extraordinary expense.......................................      (2,700)      (4,859)
Income taxes................................................     (36,641)     (19,886)
                                                              ----------   ----------
NET INCOME..................................................      47,014       12,352
Dividend payment............................................          --       (7,953)
Minority interests..........................................     (22,182)       2,035
(Loss) profit brought forward...............................      (7,042)       8,000
Transfer to reserves, net...................................     (13,790)      (4,951)
                                                              ----------   ----------
PROFIT AVAILABLE FOR DISTRIBUTION...........................       4,000        9,483
                                                              ==========   ==========

 The accompanying notes are an integral part of the interim condensed combined financial statements.

                                  dmc(2) GROUP

                    INTERIM CONDENSED COMBINED BALANCE SHEET

                                  GERMAN GAAP

                               (IN DEM THOUSANDS)

                                  (UNAUDITED)

                                                               JUNE 30,
                                                                 2001
                                                               ---------
                                 ASSETS
Intangible assets...........................................      14,622
Property, plant and equipment, net..........................     660,125
Investments.................................................     121,409
                                                               ---------
NON-CURRENT ASSETS..........................................     796,156
Inventories, net............................................     830,191
Trade accounts receivable, net..............................     803,459
Accounts receivable from affiliated companies...............      78,638
Other accounts receivable and other assets..................      69,161
                                                               ---------
ACCOUNTS RECEIVABLE AND OTHER ASSETS........................     951,258
Cash and cash equivalent....................................      55,133
                                                               ---------
CURRENT ASSETS..............................................   1,836,582
Deferred charges............................................      72,264
                                                               ---------
TOTAL ASSETS................................................   2,705,002
                                                               =========

                  SHAREHOLDER'S EQUITY AND LIABILITIES
Issued capital..............................................      50,000
Reserves....................................................     534,198
Profit available for distribution...........................       9,483
Minority interests..........................................     129,619
                                                               ---------
SHAREHOLDER'S EQUITY........................................     723,300
Provisions for pensions and similar obligations.............     130,016
Other accrued liabilities...................................     254,573
                                                               ---------
ACCRUED LIABILITIES.........................................     384,589
Liabilities to banks........................................     102,874
Trade accounts payable......................................     290,613
Liabilities to affiliated companies.........................   1,107,633
Other liabilities...........................................      93,394
                                                               ---------
LIABILITIES.................................................   1,594,514
Deferred income.............................................       2,599
                                                               ---------
TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES..................   2,705,002
                                                               =========

 The accompanying notes are an integral part of the interim condensed combined financial statements.

                                  dmc(2) GROUP

         INTERIM CONDENSED COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY

                                  GERMAN GAAP

                               (IN DEM THOUSANDS)

                                  (UNAUDITED)

                                                                                          INVESTMENTS
                                                                  PROFIT                    BY AND
                                                                AVAILABLE                  ADVANCES
                                ISSUED    CAPITAL   REVENUE        FOR        MINORITY       FROM
                                CAPITAL   RESERVE   RESERVES   DISTRIBUTION   INTERESTS     DEGUSSA       TOTAL
                                -------   -------   --------   ------------   ---------   -----------   ---------
AS OF DECEMBER 31, 1999.......      --         --        --           --            --     1,168,391    1,168,391
Formation (former Cerdec
  AG).........................  32,000    109,346     2,685       (7,042)           --      (136,989)          --
Contribution of precious
  metals and automotive
  catalysts divisions by
  Degussa.....................  18,000    149,000        --           --            --      (167,000)          --
Conversion of advances to
  liabilities.................      --         --        --           --            --      (689,269)    (689,269)
Conversion of advances to
  reserves....................      --         --    93,228           --            --       (93,228)          --
Conversion of advances to
  minority interest...........      --         --        --           --        81,905       (81,905)          --
Contribution from Degussa,
  net.........................      --    100,458        --           --            --            --      100,458
Net income....................      --         --        --       24,832        22,182            --       47,014
Dividends paid................      --         --   (18,110)          --            --            --      (18,110)
Foreign currency translation
  adjustment..................      --         --    20,952           --            --            --       20,952
Reclassifications.............      --         --    13,790      (13,790)           --            --           --
                                ------    -------   -------      -------       -------     ---------    ---------
AS OF JUNE 30, 2000...........  50,000    358,804   112,545        4,000       104,087            --      629,436
                                ======    =======   =======      =======       =======     =========    =========

                                                                       PROFIT
                                                                     AVAILABLE
                                     ISSUED    CAPITAL   REVENUE        FOR        MINORITY
                                     CAPITAL   RESERVE   RESERVES   DISTRIBUTION   INTERESTS    TOTAL
                                     -------   -------   --------   ------------   ---------   -------
AS OF DECEMBER 31, 2000............  50,000    358,804   125,081        8,000       110,214    652,099
Net income.........................      --         --        --       14,387        (2,035)    12,352
Dividends paid.....................      --         --        --       (7,953)           --     (7,953)
Contribution by minority partner...      --         --        --           --        21,440     21,440
Foreign currency translation
  adjustment.......................      --         --    45,362           --            --     45,362
Reclassifications..................      --         --     4,951       (4,951)           --         --
                                     ------    -------   -------      -------       -------    -------
AS OF JUNE 30, 2001................  50,000    358,804   175,394        9,483       129,619    723,300
                                     ======    =======   =======      =======       =======    =======

 The accompanying notes are an integral part of the interim condensed combined financial statements.

                                  dmc(2) GROUP

              INTERIM CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                  GERMAN GAAP

                               (IN DEM THOUSANDS)

                                  (UNAUDITED)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                2000        2001
                                                              --------    --------
NET INCOME..................................................    47,014      12,352
Adjustments to reconcile net income to
  net cash provided by (used in) operating activities:
Depreciation and amortization...............................    41,146      46,362
(Gain)/loss on disposal of non-current assets...............     1,326        (255)
Provision for deferred taxes................................    15,573       9,784
Loss from investments, net..................................   (10,152)     (9,444)
Write-down of non-current assets............................        --         252
CHANGES IN OPERATING ASSETS AND LIABILITIES:
Inventories, net............................................   (52,611)     42,322
Trade accounts receivable, net..............................  (193,188)    (66,850)
Accounts receivable from affiliated companies...............  (118,859)    (17,042)
Other accounts receivable and assets........................       495      21,940
Deferred charges............................................     8,170     (26,782)
Provisions for pensions and similar obligations.............    77,366       6,067
Other accrued liabilities...................................   (23,397)    (13,518)
Advance payments received on orders.........................       (49)     (2,102)
Trade accounts payable......................................    87,861      38,979
Liabilities to affiliated companies.........................    49,707      37,194
Other liabilities...........................................    17,135      13,567
Deferred income.............................................    12,361         636
                                                              --------    --------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.............   (40,102)     93,462
INVESTING ACTIVITIES:
Elimination of goodwill.....................................        --      30,841
Purchase of intangible assets...............................        --      (3,804)
Capital expenditures........................................   (71,714)   (107,746)
Acquisition of business, net of cash acquired...............    (8,745)         --
Proceeds from disposal of non-current assets................     7,569      22,097
                                                              --------    --------
CASH USED IN INVESTING ACTIVITIES...........................   (72,890)    (58,612)
FINANCING ACTIVITIES:
Borrowings from banks, net..................................   750,119    (836,716)
Net cash from (to) Degussa..................................  (636,406)    786,620
Contribution by minority interest...........................        --      21,440
                                                              --------    --------
CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES................................................   113,713     (28,656)
Effect of exchange rate movements on cash...................      (803)      1,793
                                                              --------    --------

CHANGE IN CASH AND CASH EQUIVALENTS.........................       (82)      7,987
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............    70,605      47,146
                                                              --------    --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD..................    70,523      55,133
                                                              ========    ========

 The accompanying notes are an integral part of the interim condensed combined financial statements.

               NOTES TO THE COMBINED INTERIM FINANCIAL STATEMENTS

                                  dmc(2) GROUP

                               (IN DEM THOUSANDS)

                                  (UNAUDITED)

(1)   BASIS OF PREPARATION

     The accompanying combined financial statements were prepared in accordance with the provisions of the German Commercial Code ("Handelsgesetzbuch" -- "HGB") and the German Stock Corporation Act ("Aktiengesetz" -- "AktG"). These combined financial statements of the dmc(2) Group have been prepared in accordance with accounting principles generally accepted in Germany (German GAAP) as if the dmc(2) Group had always been an established legal group.

(2)   RECONCILIATION TO U.S. GAAP

     The interim combined financial statements are presented in accordance with German GAAP, which differ in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP").

     The significant differences that affect net income and shareholder's equity of dmc(2) Group are set forth below:

                                                               SIX MONTHS ENDED JUNE 30,
                                                              ---------------------------
                                                              NOTE      2000       2001
                                                              -----   --------   --------
RECONCILIATION OF NET INCOME (LOSS) TO U.S. GAAP:
Net income as reported in the combined statements of
  operations under German GAAP..............................           47,014     12,352
     Provisions and loss contingencies......................   a)      (2,550)    (6,190)
     Valuation of inventory.................................   b)         503       (203)
     Deferred taxes.........................................   c)       1,096     13,517
     Foreign currency revaluation...........................   d)       3,652     (2,069)
     Pensions and post retirement benefits..................   e)      (3,240)    (4,796)
     Allowance for doubtful accounts........................   f)       8,541     (4,359)
     Valuation of securities................................   g)       3,072         10
     Valuation of fixed assets..............................   h)          24      2,713
     Financial instruments..................................   i)       1,671     30,188
     Purchase accounting of dmc(2) Group....................   j)     (17,093)   (17,094)
     Purchase of minority interest in Cerdec AG.............   k)      (1,675)    (1,672)
     Combination of majority-owned subsidiaries.............   l)       5,171      4,779
     Minority interests.....................................   m)      (7,058)   (11,627)
     Equity method accounting...............................   n)      (9,697)    (3,322)
     Goodwill...............................................   o)      (2,913)     1,883
                                                                      -------    -------
NET INCOME IN ACCORDANCE WITH U.S. GAAP.....................           26,518     14,110
                                                                      =======    =======

                                  dmc(2) GROUP

                                                          SIX MONTHS ENDED JUNE 30,
                                                         ----------------------------
                                                         NOTE     2000        2001
                                                         ----   ---------   ---------
RECONCILIATION OF SHAREHOLDER'S EQUITY TO U.S. GAAP:
Shareholder's equity as reported in the combined
  statements of shareholder's equity under German
  GAAP.................................................           629,436     723,300
     Provisions and loss contingencies.................   (a)      47,057      24,691
     Valuation of inventory............................   (b)       5,009       3,453
     Deferred taxes....................................   (c)    (149,579)   (137,792)
     Foreign currency revaluation......................   (d)       7,453         (13)
     Pensions and post retirement benefits.............   (e)      (3,721)     (1,384)
     Allowance for doubtful accounts...................   (f)      17,877       4,497
     Valuation of securities...........................   (g)      92,385      46,114
     Valuation of fixed assets.........................   (h)       3,051      12,065
     Financial instruments.............................   (i)        (415)     31,685
     Purchase accounting of dmc(2) Group...............   (j)     618,200     577,605
     Purchase of minority interest in Cerdec AG........   (k)      45,721      42,377
     Combination of majority -- owned subsidiaries.....   (l)      25,162      13,291
     Minority interests................................   (m)     (24,129)    (57,189)
     Equity method accounting..........................   (n)     (19,787)      4,591
     Goodwill..........................................   (o)     (24,883)     (2,268)
                                                                ---------   ---------
SHAREHOLDER'S EQUITY IN ACCORDANCE WITH U.S. GAAP......         1,268,837   1,285,023
                                                                =========   =========

  (a)  PROVISIONS AND LOSS CONTINGENCIES

     In accordance with German GAAP, dmc(2) Group recognized provisions for expected costs to be incurred for certain restructurings and other anticipated future costs. Under U.S. GAAP, the recognition criteria for such provisions are more stringent and require a number of prescribed conditions be satisfied before a liability can be recorded.

  (b)  VALUATION OF INVENTORY

     Under German GAAP, dmc(2) Group capitalizes overhead costs in accordance with German tax law, which excludes certain indirect and other costs. Under U.S. GAAP, manufacturing overhead costs include all indirect material, labor and overhead costs.

     Under German GAAP, raw materials inventory is valued at the lower of average purchase cost or market price, similar to U.S. GAAP. However, for German GAAP purposes, market price is the lower of replacement cost and net realizable value. Differences may arise where sales prices are contracted at period end.

     In accordance with German GAAP, LIFO layers are created in each period for each metal. A lower of cost or market assessment is performed every period for each metal layer. For U.S. GAAP purposes, the lower of cost or market assessment is applied to an entire metal position. Under U.S. GAAP, the inventory was revalued as a result of the purchase accounting described in Note 33(j).

  (c)  DEFERRED TAXES

     Under German GAAP, deferred tax assets and liabilities are generally recognized for temporary differences between book carrying values and tax bases of assets and liabilities, with the exception of dmc(2) GROUP

deferred tax assets relating to net operating loss carry forwards which are recognized to the extent of offsetting deferred tax liabilities. Deferred tax assets are recognized to the extent they are expected to be realized.

     Under U.S. GAAP, deferred tax assets and liabilities for temporary differences using enacted tax rates in effect at period-end are recognized in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, net operating loss carryforwards that are available to reduce future taxes are recognized as deferred tax assets. Such amounts are reduced by a valuation allowance to the extent that it is more likely than not that the deferred tax assets will not be realized.

     The deferred tax adjustment included in the above reconciliation to U.S. GAAP also contains the income tax effects of the above U.S. GAAP adjustments, where appropriate.

  (d)  FOREIGN CURRENCY REVALUATION

     Under German GAAP, foreign currency denominated receivables (payables) are translated at the lower (higher) of the period-end spot rate or contracted rate, respectively.

     Under U.S. GAAP, assets and liabilities denominated in a foreign currency are recorded at current exchange rates at period-end with any resulting adjustments in operating results.

  (e)  PENSIONS AND POST RETIREMENT BENEFITS

     For German GAAP, certain increases in pension and other similar obligations are recognised immediately in earnings. Under U.S. GAAP, changes in pension and similar obligations (including those resulting from plan amendments) are not recognised as they occur but are recognised systematically and gradually over subsequent periods. Following the Formation of dmc(2) Group as a legal entity in 2000, certain pension plans were amended to increase benefits as well as expand the number of participants.

     As part of the Formation of the dmc(2) Group, Degussa assumed the liability for certain dmc(2) Group employees retired as of January 1, 2000. Under German GAAP the pension expense associated to these retired employees is not included in income for the year ended December 2000. For U.S. GAAP, pension costs associated with the retired employees has been reflected in the U.S. GAAP reconciliation.

  (f)  ALLOWANCE FOR DOUBTFUL ACCOUNTS

     In addition to specific reserves, dmc(2) Group also maintains a general allowance as well as a country risk allowance for German GAAP purposes. For U.S. GAAP purposes, these allowances were reversed except for the amounts based upon dmc(2) Group's historical loss experience.

  (g)  VALUATION OF SECURITIES

     Under German GAAP, marketable debt and equity securities are generally carried at the lower of cost or market value. Under U.S. GAAP, marketable debt and equity securities other than investments accounted for by the equity method, are categorized as either trading, available-for-sale, or held to maturity. Securities classified as trading or available-for-sale are reported at fair value at the balance sheet date and held to maturity securities are reported at historical cost. Unrealized gains and losses on trading securities are recorded in net income while unrealized gains and losses on securities categorized as available-for-sale are recorded in shareholder's equity, net of income tax.

                                  dmc(2) GROUP

  (h)  VALUATION OF FIXED ASSETS

     Under German GAAP, capitalization of certain construction project costs is not required. Under U.S. GAAP, certain project costs are required to be capitalized. Further, capitalization of interest during the construction phase of the project is permitted but not required under German GAAP. Under U.S. GAAP, interest is capitalized during the construction phase of major construction projects. Capitalized interest and other costs are added to the cost of underlying assets and are depreciated over the useful life of the asset.

  (i)  FINANCIAL INSTRUMENTS

     Under German GAAP, the fair values of precious metal futures contracts are netted amongst their respective metal portfolios with any resultant unrealized loss recognized in earnings. Under U.S. GAAP, each metal future contract is marked to market with both positive or negative fair values recognized in earnings.

     Under German GAAP, negative fair values of foreign currency forwards and interest rate swaps contracted with third parties are recognized in earnings. For U.S. GAAP, positive and negative fair values are recognized in earnings.

     Precious metal leases are treated off balance sheet under German GAAP since title and ownership of the leased metal do not pass to the lessee. Precious metal leases were similarly treated for U.S. GAAP until the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), as amended on January 1, 2000. After adoption, precious metal leases are treated as derivative instruments. Therefore, changes in fair values are reported in earnings.

  (j)  PURCHASE ACCOUNTING OF DMC(2) GROUP

     E.ON AG (formerly Veba AG) acquired Degussa, including the related assets and liabilities of the dmc(2) Group, in two separate transactions. The initial 36,4% ownership interest was acquired in December 1997 with the remaining 63,6% interest acquired in February 1999. For German GAAP purposes, the recorded amounts of dmc(2) Group's assets acquired and liabilities assumed by E.ON AG remained at historical cost basis. For U.S. GAAP purposes, a new basis of accounting is established for dmc(2) Group's assets and liabilities based upon the fair values of the respective assets acquired and liabilities assumed by E.ON AG at each acquisition date.

     As a result of the new basis of accounting, shareholder's equity was increased and additional charges reflected in the reconciliation of net income for the effects of increases in cost of sales, depreciation expense of tangible and intangible assets, and related deferred taxes. The deferred tax effect is reflected in Note 2(c) above.

  (k)  PURCHASE OF MINORITY INTEREST IN CERDEC AG

     In March 1999, Degussa AG purchased the remaining minority interest of 30% in Cerdec AG from Ciba Geigy. In accordance with German GAAP, the excess of the acquisition cost of the minority interest acquired over the fair value of the net assets acquired is offset against shareholder's equity. Under U.S. GAAP, goodwill is capitalized and depreciated over its useful life. dmc(2) Group's policy is to depreciate goodwill over 15 years.

  (l)  COMBINATION OF MAJORITY-OWNED SUBSIDIARIES

     dmc(2) Group does not combine a number of investments in domestic and foreign companies in its combined financial statements under German GAAP. For U.S. GAAP, the number of companies consolidated in the combined financial statements has been increased. The remaining companies not included in the scope dmc(2) GROUP

of the consolidation for U.S. GAAP purposes are not material to the combined shareholder's equity, financial position, and net operating results.

     Combination of dmc(2) L.P.

     dmc(2) L.P. is consolidated under German GAAP with Degussa's 99% interest in equity and earnings shown as minority interests. As these combined financial statements are prepared with respect to the sale of dmc(2) Group to OMG and OMG has purchased the remaining 99% interest of dmc(2) L.P. from Degussa as part of this agreement, dmc(2) L.P. has been fully consolidated with no minority interests for U.S. GAAP purposes.

  (m)  MINORITY INTERESTS

     Under German GAAP, minority interest is included as a separate component of shareholder's equity and is not adjusted in determining net income. Under U.S. GAAP, minority interest is not shown as equity and is adjusted in determining net income.

  (n)  EQUITY METHOD ACCOUNTING

     In accordance with German GAAP, investments in associated companies subject to significant influence (generally entities which are 20 - 50% owned) are not required to be accounted for under the equity method, if certain materiality tests are met, and can be recorded under the cost method (and, if applicable, the lower of cost or market value).

     Under U.S. GAAP, investments in associated companies are recorded using the equity method of accounting if the investor has significant influence over the operating or financial decisions of the investee. For both German GAAP and U.S. GAAP, the balance of each investment is increased or decreased, as appropriate, to account for the investor's proportionate share of the investee earnings, less dividends received.

     Under German GAAP, based on materiality it is permissible to consolidate foreign associated companies on the basis of their local accounting principles, not restated for German GAAP. Foreign associated companies have been converted to U.S. GAAP for consolidation purposes in the U.S. GAAP reconciliation.

     For German GAAP, in cases where the associated company's financial year end differs from the investor's year end, the associated company's previous financial information is utilized for consolidation. For U.S. GAAP, financial information of associated companies for periods ended within 90 days of the year end of the associated investor's financial year end.

  (o) GOODWILL

     In accordance with German GAAP, goodwill was either charged directly to shareholder's equity or capitalized and depreciated over 15 years. For U.S. GAAP purposes all goodwill is capitalized and depreciated over 15 years. The effect of goodwill adjustments arising from the E.ON AG acquisition of Degussa and the acquisition of the minority interest in Cerdec AG is included in notes 33(j) and 33(k), respectively.

       Extraordinary Income (Expense)

     The items classified as extraordinary income (expense) under German GAAP would not be presented as extraordinary items for U.S. GAAP purposes.

(3)   SUBSEQUENT EVENT

     On August 10, 2001, Degussa forgave approximately DM 1,109,427 of affiliate advances due from dmc(2) Group to Degussa AG.

                                   [OMG LOGO]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Our Amended and Restated Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by law.

     Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they may not be indemnified by us.

ITEM 21.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
    2.1   Purchase Agreement (as amended and restated) as of August
          10, 2001 by and between dmc(2) Degussa Metals Catalysts
          Cerdec AG, Degussa AG and OM Group, Inc. (incorporated by
          reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on August 24, 2001)
    2.2   Heads of Agreement as of April 23, 2001 between OM Group,
          Inc. and Ferro Corporation (incorporated by reference to
          Exhibit 2.2 to the Registrant's Current Report on Form 8-K
          filed on August 24, 2001)
    2.3   OMG-Ferro Purchase Agreement dated as of August 31, 2001 by and between OM Group, Inc. and Ferro Corporation
          (incorporated by reference to Exhibit 2.1 to the
          Registrant's Current Report on Form 8-K filed on September
          21, 2001)
    3.1   Amended and Restated Certificate of Incorporation
          (incorporated by reference to Exhibit 3.1 to the
          Registrant's Registration Statement on Form S-1 (No.
          33-60444))
    3.2   Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
          Statement on Form S-1 (No. 33-60444))
    4.1   Specimen certificate representing the Common Stock
          (incorporated by reference to Exhibit 4 to the Registrant's
          Registration Statement on Form S-1 (No. 33-60444))

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
    4.2   Stockholder Rights Agreement dated as of November 5, 1996
          between OM Group, Inc. and National City Bank, as Rights
          Agent.
    4.3   Indenture, dated as of December 12, 2001, among OM Group,
          Inc., the Guarantors (as defined therein) and The Bank of
          New York, as Trustee (incorporated by reference to Exhibit
          4.3 to the Registrant's Registration Statement on Form S-1
          (No. 333-74566))
    4.4   Purchase Agreement, dated as of December 7, 2001, among OM
          Group, Inc., the Guarantors (as defined therein) and Credit
          Suisse First Boston Corporation, as the representatives of the Several Purchasers (as defined therein) (incorporated by reference to Exhibit 4.4 to the Registrant's Registration
          Statement on Form S-1 (No. 333-74566))
    4.5   Registration Rights Agreement, dated as of December 12,
          2001, among OM Group, Inc., the Guarantors (as defined
          therein) and Credit Suisse First Boston Corporation, as the representatives of the Several Purchasers (as defined
          therein) (incorporated by reference to Exhibit 4.5 to the
          Registrant's Registration Statement on Form S-1 (No.
          333-74566))
    4.6   Amended and Restated Credit Agreement, dated as of August
          10, 2001, among OM Group, Inc. and OMG AG & Co. KG as
          borrowers; the lending institutions named therein as
          lenders; Credit Suisse First Boston as a lender, the
          syndication agent, joint book running manager and a joint
          lead arranger; National City Bank as a lender, the swingline lender, letter of credit issuer, administrative agent,
          collateral agent, joint book running manager and a joint
          lead arranger; and ABN Amro Bank N.V., Credit Lyonnais, New
          York Branch, and KeyBank National Association, each as a
          lender and documentation agent (filed as Exhibit 10.1 to the
          Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by
          reference)
    5     Opinion of Squire, Sanders & Dempsey L.L.P. regarding
          legality of securities.
    8     Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax
          matters
  #10.1   Technology Agreement among Outokumpu Oy, Outokumpu
          Engineering Contractors Oy, Outokumpu Research Oy, Outokumpu
          Harjavalta Metals Oy and Kokkola Chemicals Oy dated March
          24, 1993
 #*10.2   OM Group, Inc. Long-Term Incentive Compensation Plan
  *10.3   Amendment to OM Group, Inc. Long-Term Incentive Compensation
          Plan (filed as Exhibit 99(b) to the Registrant's
          Registration Statement on Form S-8 filed on February 1,
          1994, and incorporated herein by reference)
  *10.4   Amendment to OM Group, Inc. Long-Term Incentive Compensation
          Plan (filed as Exhibit 99 to the Registrant's Registration
          Statement on Form S-8 filed on July 3, 1996, and
          incorporated herein by reference)
 #*10.5   Mooney Chemicals, Inc. Welfare Benefit Plan
 #*10.6   Mooney Chemicals, Inc. Profit Sharing Plan
 #*10.7   Amendment to Mooney Chemicals, Inc. Profit Sharing Plan
  *10.8   OMG Americas, Inc. Employees' Profit-Sharing Plan, as
          amended
  *10.9   OM Group, Inc. Benefit Restoration Plan, effective January
          1, 1995
 *10.10   Trust under OM Group, Inc. Benefit Restoration Plan,
          effective January 1, 1995
 *10.11   Amendment to OMG Americas, Inc. Profit-Sharing Plan (filed as Exhibit 99 to the Registrant's Registration Statement on
          Form S-8 filed on July 3, 1996, and incorporated herein by reference)
  10.12   OM Group, Inc. Non-employee Directors' Equity Compensation
          Plan
#*10.13   OM Group, Inc. Bonus Program for Key Executives and Middle
          Management
#*10.14   Employment Agreement between Mooney Acquisition Corporation and James P. Mooney dated September 30, 1991
#*10.15   Amendment to Employment Agreement between OM Group, Inc. and
          James P. Mooney dated August 19, 1992
#*10.16   Employment Agreement between OM Group, Inc. and James M.
          Materna dated January 1, 1993
 *10.17   Employment Agreement between OM Group, Inc. and Michael J.
          Scott

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
 +10.18   Joint Venture Agreement among OMG B.V., Groupe George
          Forrest S.A., La Generale Des Carrieres Et Des Mines and OM
          Group, Inc. to partially or totally process the slag located in the site of Lubumbashi, Democratic Republic of the Congo
          (filed as an Exhibit to the Registrant's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1997 and
          incorporated herein by reference)
 +10.19   Agreement for Sale of concentrate production between Kokkola
          Chemicals Oy and La Generale Des Carriers Et Des Mines dated
          April 21, 1997 (filed as Exhibit to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1997 and incorporated herein by reference)
 +10.20   Long term Slag Sales Agreement between la Generale Des
          Carriers Et Des Mines and J.V. Groupement Pour Le Traitement
          Du Terril De Lubumbashi (filed as an annex to Exhibit 10.33 of the Registrant's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1997 and incorporated herein by reference)
 +10.21   Long Term Cobalt Alloy Sales Agreement between J.V.
          Groupement Pour Le Traitement Du Terril De Lubumbashi and
          OMG Kokkola Chemicals Oy (filed as an annex to Exhibit 10.33 of the Registrant's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1997 and incorporated herein by reference)
 +10.22   Tolling Agreement between Groupement Pour Le Traitement Du
          Terril De Lubumbashi and Societe De Traitement Du Terril De
          Lubumbashi (filed as an annex to Exhibit 10.33 of the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by
          reference)
 *10.23   OM Group, Inc. 1998 Long-Term Incentive Compensation Plan
          (filed as Exhibit 10.31 to the Registrant's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1998 and
          incorporated herein by reference)
 *10.24   Employment Agreement between OM Group, Inc. and Edward W.
          Kissel dated June 1, 1999 (filed as Exhibit 10.30 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by
          reference)
 *10.25   Separation Agreement between OM Group, Inc. and Thomas E.
          Fleming dated October 1, 1999 (filed as Exhibit 10.31 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by
          reference)
  10.26   Share Purchase Agreement as of February 23, 2000, by and
          between Outokumpu Nickel B.V., Outokumpu Oyj, OM Group, Inc.
          and OMG Kokkola Chemicals Holding B.V. (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on
          April 18, 2000 and incorporated herein by reference)
  10.27   Lease agreement between Outokumpu Harjavalta Metals Oy and
          Outokumpu Nickel Oy (filed as Exhibit to the Registrant's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 2001 and incorporated herein by reference)
   12     Computation of Ratio of Earnings to Fixed Charges
   21     Subsidiaries of the Registrant (filed as Exhibit 21 to
          Amendment No. 1 to the Registrant's Registration Statement
          on Form S-1 (Reg. No. 333-74566) filed on January 14, 2002 and incorporated herein by reference)
   23.1   Consent of Squire, Sanders & Dempsey L.L.P. (included in
          Exhibit 5)
   23.2   Consent of Ernst & Young LLP
   23.3   Consent of KPMG Deutsche Truehand-Gesellschaft
          Aktiengesellschaft
   24     Powers of Attorney
   25     Form T-1 Statement of Eligibility and Qualification of The
          Bank of New York, as trustee for the 9 1/4% Senior
          Subordinated Notes due 2011, under the Trust Indenture Act of 1939.
   99     Form of Letter of Transmittal and related documents

---------------

 * Indicates a management contract, executive compensation plan or arrangement. + Portions of Exhibit have been omitted and filed separately with the
   Securities and Exchange Commission in reliance on Rule 24b-2 and the Registrant's request for confidential treatment.

 # These documents were filed as exhibits to the Registrant's Form S-1
   Registration Statement (Registration No. 33-60444) which became effective on October 12, 1993, and are incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                                      OM GROUP, INC.

                                          By:       /s/ JAMES M. MATERNA
                                            ------------------------------------
                                                     James M. Materna,
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
               /s/ JAMES P. MOONEY                  Chairman, Chief Executive Officer and Director
 -----------------------------------------------    (Principal Executive Officer)
                 James P. Mooney

               /s/ JAMES M. MATERNA                 Chief Financial Officer (Principal Financial and
 -----------------------------------------------    Accounting Officer)
                 James M. Materna

                Edward W. Kissel*                   President, Chief Operating Officer and Director
                 Lee R. Brodeur*                    Director
                 Frank E. Butler*                   Director
                Thomas R. Miklich*                  Director
                 John E. Mooney*                    Director
              Katharine L. Plourde*                 Director
                 Markku Toivanen*                   Director

 *By:              /s/ JAMES M. MATERNA
        ------------------------------------------
                     James M. Materna
                     Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                                    OMG AMERICAS, INC.

                                          By:       /s/ MICHAEL J. SCOTT
                                            ------------------------------------
                                                     Michael J. Scott,
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following directors on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
              /s/ EDWARD W. KISSELL                                      Director
 -----------------------------------------------
                Edward W. Kissell

               /s/ JAMES P. MOONEY                                       Director
 -----------------------------------------------
                 James P. Mooney

               /s/ MICHAEL J. SCOTT                                      Director
 -----------------------------------------------
                 Michael J. Scott

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                                    OMG FIDELITY, INC.

                                          By:       /s/ MICHAEL J. SCOTT
                                            ------------------------------------
                                                     Michael J. Scott,
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following sole director on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
               /s/ JAMES P. MOONEY                                       Director
 -----------------------------------------------
                 James P. Mooney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                                      OMG JETT, INC.

                                          By:       /s/ MICHAEL J. SCOTT
                                            ------------------------------------
                                                     Michael J. Scott,
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following sole director on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
               /s/ JAMES P. MOONEY                                       Director
 -----------------------------------------------
                 James P. Mooney

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                                 SCM METAL PRODUCTS, INC.

                                          By:       /s/ MICHAEL J. SCOTT
                                            ------------------------------------
                                                     Michael J. Scott,
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following directors on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
                  /s/ EDWARD W. KISSELL                                  Director
        ------------------------------------------
                    Edward W. Kissell

                    /s/ MARCUS P. BAK                                    Director
        ------------------------------------------
                      Marcus P. Bak

                   /s/ MICHAEL J. SCOTT                                  Director
        ------------------------------------------
                     Michael J. Scott

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                                    OM HOLDINGS, INC.

                                          By:       /s/ MICHAEL J. SCOTT
                                            ------------------------------------
                                                     Michael J. Scott,
                                                       Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following directors on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
             /s/ JOHN R. HOLTZHAUSER                                     Director
 -----------------------------------------------
               John R. Holtzhauser

              /s/ EDWARD W. KISSELL                                      Director
 -----------------------------------------------
                Edward W. Kissell

               /s/ MICHAEL J. SCOTT                                      Director
 -----------------------------------------------
                 Michael J. Scott

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                                  OMG KG HOLDINGS, INC.

                                          By:       /s/ MICHAEL J. SCOTT
                                            ------------------------------------
                                                     Michael J. Scott,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following sole director on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
               /s/ MICHAEL J. SCOTT                                      Director
 -----------------------------------------------
                 Michael J. Scott

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                                    OMG MICHIGAN, INC.

                                          By:       /s/ MICHAEL J. SCOTT
                                            ------------------------------------
                                                     Michael J. Scott,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following sole director on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
               /s/ MICHAEL J. SCOTT                                      Director
 -----------------------------------------------
                 Michael J. Scott

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on March 11, 2002.

                                               dmc(2) ELECTRONIC COMPONENTS
                                                       CORPORATION

                                          By:       /s/ MICHAEL J. SCOTT
                                            ------------------------------------
                                                     Michael J. Scott,
                                                         President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following sole director on March 11, 2002.

                        SIGNATURE                                          TITLE
                        ---------                                          -----
               /s/ MICHAEL J. SCOTT                                      Director
 -----------------------------------------------
                 Michael J. Scott

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
    2.1   Purchase Agreement (as amended and restated) as of August
          10, 2001 by and between dmc(2) Degussa Metals Catalysts
          Cerdec AG, Degussa AG and OM Group, Inc. (incorporated by
          reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on August 24, 2001)
    2.2   Heads of Agreement as of April 23, 2001 between OM Group,
          Inc. and Ferro Corporation (incorporated by reference to
          Exhibit 2.2 to the Registrant's Current Report on Form 8-K
          filed on August 24, 2001)
    2.3   OMG-Ferro Purchase Agreement dated as of August 31, 2001 by and between OM Group, Inc. and Ferro Corporation
          (incorporated by reference to Exhibit 2.1 to the
          Registrant's Current Report on Form 8-K filed on September
          21, 2001)
    3.1   Amended and Restated Certificate of Incorporation
          (incorporated by reference to Exhibit 3.1 to the
          Registrant's Registration Statement on Form S-1 (No.
          33-60444))
    3.2   Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
          Statement on Form S-1 (No. 33-60444))
    4.1   Specimen certificate representing the Common Stock
          (incorporated by reference to Exhibit 4 to the Registrant's
          Registration Statement on Form S-1 (No. 33-60444))
    4.2   Stockholder Rights Agreement dated as of November 5, 1996
          between OM Group, Inc. and National City Bank, as Rights
          Agent
    4.3   Indenture, dated as of December 12, 2001, among OM Group,
          Inc., the Guarantors (as defined therein) and The Bank of
          New York, as Trustee (incorporated by reference to Exhibit
          4.3 to the Registrant's Registration Statement on Form S-1
          (No. 333-74566))
    4.4   Purchase Agreement, dated as of December 7, 2001, among OM
          Group, Inc., the Guarantors (as defined therein) and Credit
          Suisse First Boston Corporation, as the representatives of the Several Purchasers (as defined therein) (incorporated by reference to Exhibit 4.4 to the Registrant's Registration
          Statement on Form S-1 (No. 333-74566))
    4.5   Registration Rights Agreement, dated as of December 12,
          2001, among OM Group, Inc., the Guarantors (as defined
          therein) and Credit Suisse First Boston Corporation, as the representatives of the Several Purchasers (as defined
          therein) (incorporated by reference to Exhibit 4.5 to the
          Registrant's Registration Statement on Form S-1 (No.
          333-74566))
    4.6   Amended and Restated Credit Agreement, dated as of August
          10, 2001, among OM Group, Inc. and OMG AG & Co. KG as
          borrowers; the lending institutions named therein as
          lenders; Credit Suisse First Boston as a lender, the
          syndication agent, joint book running manager and a joint
          lead arranger; National City Bank as a lender, the swingline lender, letter of credit issuer, administrative agent,
          collateral agent, joint book running manager and a joint
          lead arranger; and ABN Amro Bank N.V., Credit Lyonnais, New
          York Branch, and KeyBank National Association, each as a
          lender and documentation agent (filed as Exhibit 10.1 to the
          Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by
          reference)
    5     Opinion of Squire, Sanders & Dempsey L.L.P. regarding
          legality of securities
    8     Opinion of Squire, Sanders & Dempsey L.L.P. regarding tax
          matters
  #10.1   Technology Agreement among Outokumpu Oy, Outokumpu
          Engineering Contractors Oy, Outokumpu Research Oy, Outokumpu
          Harjavalta Metals Oy and Kokkola Chemicals Oy dated March
          24, 1993
 #*10.2   OM Group, Inc. Long-Term Incentive Compensation Plan
  *10.3   Amendment to OM Group, Inc. Long-Term Incentive Compensation
          Plan (filed as Exhibit 99(b) to the Registrant's
          Registration Statement on Form S-8 filed on February 1,
          1994, and incorporated herein by reference)
  *10.4   Amendment to OM Group, Inc. Long-Term Incentive Compensation
          Plan (filed as Exhibit 99 to the Registrant's Registration
          Statement on Form S-8 filed on July 3, 1996, and
          incorporated herein by reference)
 #*10.5   Mooney Chemicals, Inc. Welfare Benefit Plan

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
 #*10.6   Mooney Chemicals, Inc. Profit Sharing Plan
 #*10.7   Amendment to Mooney Chemicals, Inc. Profit Sharing Plan
  *10.8   OMG Americas, Inc. Employees' Profit-Sharing Plan, as
          amended
  *10.9   OM Group, Inc. Benefit Restoration Plan, effective January
          1, 1995
 *10.10   Trust under OM Group, Inc. Benefit Restoration Plan,
          effective January 1, 1995
 *10.11   Amendment to OMG Americas, Inc. Profit-Sharing Plan (filed as Exhibit 99 to the Registrant's Registration Statement on
          Form S-8 filed on July 3, 1996, and incorporated herein by reference)
  10.12   OM Group, Inc. Non-employee Directors' Equity Compensation
          Plan
#*10.13   OM Group, Inc. Bonus Program for Key Executives and Middle
          Management
#*10.14   Employment Agreement between Mooney Acquisition Corporation and James P. Mooney dated September 30, 1991
#*10.15   Amendment to Employment Agreement between OM Group, Inc. and
          James P. Mooney dated August 19, 1992
#*10.16   Employment Agreement between OM Group, Inc. and James M.
          Materna dated January 1, 1993
 *10.17   Employment Agreement between OM Group, Inc. and Michael J.
          Scott
 +10.18   Joint Venture Agreement among OMG B.V., Groupe George
          Forrest S.A., La Generale Des Carrieres Et Des Mines and OM
          Group, Inc. to partially or totally process the slag located in the site of Lubumbashi, Democratic Republic of the Congo
          (filed as an Exhibit to the Registrant's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1997 and
          incorporated herein by reference)
 +10.19   Agreement for Sale of concentrate production between Kokkola
          Chemicals Oy and La Generale Des Carriers Et Des Mines dated
          April 21, 1997 (filed as Exhibit to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended December 31,
          1997 and incorporated herein by reference)
 +10.20   Long term Slag Sales Agreement between la Generale Des
          Carriers Et Des Mines and J.V. Groupement Pour Le Traitement
          Du Terril De Lubumbashi (filed as an annex to Exhibit 10.33 of the Registrant's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1997 and incorporated herein by reference)
 +10.21   Long Term Cobalt Alloy Sales Agreement between J.V.
          Groupement Pour Le Traitement Du Terril De Lubumbashi and
          OMG Kokkola Chemicals Oy (filed as an annex to Exhibit 10.33 of the Registrant's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1997 and incorporated herein by reference)
 +10.22   Tolling Agreement between Groupement Pour Le Traitement Du
          Terril De Lubumbashi and Societe De Traitement Du Terril De
          Lubumbashi (filed as an annex to Exhibit 10.33 of the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by
          reference)
 *10.23   OM Group, Inc. 1998 Long-Term Incentive Compensation Plan
          (filed as Exhibit 10.31 to the Registrant's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1998 and
          incorporated herein by reference)
 *10.24   Employment Agreement between OM Group, Inc. and Edward W.
          Kissel dated June 1, 1999 (filed as Exhibit 10.30 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by
          reference)
 *10.25   Separation Agreement between OM Group, Inc. and Thomas E.
          Fleming dated October 1, 1999 (filed as Exhibit 10.31 to the
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by
          reference)
  10.26   Share Purchase Agreement as of February 23, 2000, by and
          between Outokumpu Nickel B.V., Outokumpu Oyj, OM Group, Inc.
          and OMG Kokkola Chemicals Holding B.V. (filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on
          April 18, 2000 and incorporated herein by reference)

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
  10.27   Lease agreement between Outokumpu Harjavalta Metals Oy and
          Outokumpu Nickel Oy (filed as Exhibit to the Registrant's
          Annual Report on Form 10-K for the fiscal year ended
          December 31, 2001 and incorporated herein by reference)
   12     Computation of Ratio of Earnings to Fixed Charges
   21     Subsidiaries of the Registrant (filed as Exhibit 21 to
          Amendment No. 1 to the Registrant's Registration Statement
          on Form S-1 (Reg. No. 333-74566) filed on January 14, 2002 and incorporated herein by reference)
   23.1   Consent of Squire, Sanders & Dempsey L.L.P. (included in
          Exhibit 5)
   23.2   Consent of Ernst & Young LLP
   23.3   Consent of KPMG Deutsche Truehand-Gesellschaft
          Aktiengesellschaft
   24     Powers of Attorney
   25     Form T-1 Statement of Eligibility and Qualification of The
          Bank of New York, as trustee, for the 9 1/4% Senior
          Subordinated Notes due 2011, under the Trust Indenture Act of 1939.
   99     Form of Letter of Transmittal and related documents

---------------

 * Indicates a management contract, executive compensation plan or arrangement.

 + Portions of Exhibit have been omitted and filed separately with the Securities and Exchange Commission in reliance on Rule 24b-2 and the Registrant's request for confidential treatment.

 # These documents were filed as exhibits to the Registrant's Form S-1
   Registration Statement (Registration No. 33-60444) which became effective on October 12, 1993, and are incorporated herein by reference.